As filed with the Securities and Exchange Commission on December 21, 2007

Registration No. 333-121238

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 8 TO

Form S-11

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cornerstone Core Properties REIT, Inc.

(Exact name of registrant as specified in its governing instruments)

1920 Main Street, Suite 400
Irvine, California 92614
(949) 852-1007

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Terry G. Roussel
President
Cornerstone Core Properties REIT, Inc.
1920 Main Street, Suite 400
Irvine, California 92614
(949) 852-1007

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Karen N. Winnett, Esq.
Raymond L. Veldman, Esq.
Kirkpatrick & Lockhart Preston Gates Ellis LLP
1900 Main Street, Suite 600
Irvine, California 92614-7319
(949) 253-0900

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUPPLEMENTAL INFORMATION — The Prospectus of Cornerstone Core Properties REIT, Inc. consists of this sticker, the Prospectus dated May 30, 2007 and Supplement No. 6 dated December 21, 2007.

Maximum Offering—55,400,000 Shares of Common Stock
Minimum Offering—125,000 Shares of Common Stock

Cornerstone Core Properties REIT, Inc. is a newly organized Maryland corporation sponsored by Cornerstone Realty Advisors, LLC. Affiliates of Cornerstone Realty Advisors, LLC have been real estate investment fund managers since 1989 and have profitably completed the investment cycle averaging 4.4 years for 8 prior funds which have invested in multi-tenant industrial real estate. These properties were purchased, owned and operated during different economic cycles. We expect to use the net proceeds of this offering to invest in multi-tenant industrial properties and other types of properties. We are considered to be an unspecified property fund otherwise known as a “blind pool” offering. We intend to qualify as a REIT. We are not a mutual fund registered under the Investment Company Act of 1940.

We are offering up to 44,400,000 shares of common stock at $8 per share in our primary offering. Reduced prices are available for certain categories of purchasers as described in “Plan of Distribution.” We are also offering up to 11,000,000 shares to be issued pursuant to our distribution reinvestment plan at a purchase price equal to the higher of $7.60 per share or 95% of the fair market value of a share of our common stock.

See “Risk Factors” beginning on page 14 to read about risks you should consider before buying shares of our common stock, including:

•       No public market exists for our common stock. It may be difficult for you to sell your shares.

•       If you sell your shares, it may be at a substantial discount.

•       There are limits on the ownership, transferability and redemption of our shares.

•       We have a limited operating history. This is a blind pool offering.

•       We may lack property diversification if we do not raise substantially more than the minimum offering.

•       Our failure to qualify as a REIT could adversely affect the amount of distributions we make to our stockholders.

•       We expect to borrow funds to acquire properties during our offering stage.

•       We expect to borrow funds, issue new securities or sell assets to make distributions or for working capital.

•       We may make distributions which are not from income and are a return of capital.

•       We are dependent upon our advisor to select our investments and conduct our operations.

•       We expect to invest approximately 88.4% of the offering proceeds in real estate investments if the maximum offering amount is sold and to use the balance to pay commissions, fees and expenses, a substantial portion of which will be paid to our advisor and its affiliates.

•       Our advisor and its affiliates will face significant conflicts of interest.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.

Neither the SEC, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete, or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our stock is not permitted.

	Price to Public	Sales Commissions*	Dealer Manager Fee*	Net Proceeds (Before Expenses)
Primary Offering
Per Share	$8.00	$0.56	$0.24	$7.20
Total Minimum	1,000,000	70,000	30,000	900,000
Total Maximum	355,200,000	24,864,000	10,656,000	319,680,000
Distribution Reinvestment Plan
Per Share	7.60	0	0	7.60
Total Maximum	83,600,000	0	0	83,600,000

*                                         The maximum amount of sales commissions we will pay is 7% of the gross offering proceeds in our primary offering. The maximum amount of dealer manager fees we will pay is 3% of the gross offering proceeds in our primary offering. The sales commissions and, in some cases, the dealer manager fee will not be charged or may be reduced with regard to shares sold to or for the account of certain categories of purchasers. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price, except that all shares sold under the distribution reinvestment plan will be at a purchase price equal to the higher of $7.60 per share or 95% of the fair market value of a share of our common stock. See “Plan of Distribution.”

The dealer manager of this offering, Pacific Cornerstone Capital, Inc., is our affiliate and will offer the shares on a best-efforts basis. There is a minimum investment of $2,000 (or $1,000 for IRAs, Keoghs and tax-qualified retirement plans). We may continue to offer shares in the primary offering until the earlier of September 21, 2007, or until the maximum primary offering amount is raised.

May 30, 2007

SUITABILITY STANDARDS

The shares we are offering are suitable only as a long-term investment. Because there is no public market for the shares, an investment in our stock is considered illiquid and you will have difficulty selling your stock. In consideration of these factors, we require initial stockholders and subsequent purchasers to have either:

•       a net worth of at least $150,000; or

•       gross annual income of at least $45,000 and a net worth of at least $45,000.

For purposes of determining suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the stock if such person is the fiduciary or by the beneficiary of the account.

Those selling stock on our behalf must make every reasonable effort to determine that the purchase of stock in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. See “Plan of Distribution—Suitability Standards” for a detailed discussion of the determinations regarding suitability that we require of all those selling stock on our behalf.

For Arizona, California, Iowa, Michigan and New Mexico Residents

Stock will only be sold to residents of the States of Arizona, California, Iowa, Michigan and New Mexico representing that they meet one of the following suitability standards:

(1)           a net worth of at least $225,000; or

(2)           gross annual income of at least $60,000 and a net worth of at least $60,000.

For Kansas Residents

It is recommended that Kansas investors should invest no more than 10% of their liquid net worth in our stock and the securities of other real estate investment trusts.

For Maine Residents

Stock will only be sold to residents of the State of Maine representing that they meet one of the following suitability standards:

(1)           a net worth of at least $200,000 (not including home, furnishings, and personal automobiles); or

(2)           gross annual income of at least $50,000 and a net worth of at least $50,000 (not including home, furnishings, and personal automobiles).

For Massachusetts Residents

Stock will only be sold to residents of the State of Massachusetts representing that their investment in this program and all other Cornerstone programs does not exceed 10% of their net worth not including home, home furnishings and automobiles and that they meet one of the following suitability standards:

(1)           a net worth of at least $450,000 (not including home, furnishings, and automobiles); or

(2)           gross annual income of $150,000 and a net worth of at least $150,000 (not including home, furnishings, and automobiles).

i

Each Massachusetts resident has the right, within ten (10) days of the date, the Massachusetts resident signs the Subscription Agreement, to demand and obtain a full refund of the Massachusetts investor’s subscription for shares.

For Minnesota Residents

Each Minnesota resident has the right, within ten (10) days of the date the Minnesota resident signs the Subscription Agreement, to demand and obtain a full refund of the Minnesota investor’s subscription for shares.

For North Carolina Residents

Stock will only be sold to residents of the State of North Carolina representing that they meet one of the following suitability standards:

(1)           a net worth of at least $250,000 (not including home, home furnishings and automobiles); or

(2)           gross annual income of at least $70,000 and a net worth of at least $70,000 (not including home, home furnishings and automobiles).

Each North Carolina resident has the right, within ten (10) days of the date the North Carolina resident signs the Subscription Agreement, to demand and obtain a full refund of the North Carolina investor’s subscription for shares.

For Pennsylvania Residents

Pennsylvania investors may not invest more than 10% of their net worth, excluding home, furnishings and automobiles. In addition, stock will only be sold to residents of the State of Pennsylvania representing that they possess a net worth of $1 million or more.

For Tennessee Residents

Stock will only be sold to residents of the state of Tennessee representing that their investment does not exceed 10% of their net worth not including home, furnishings and automobiles and that they meet one of the following suitability standards:

(1)           a net worth of at least $250,000 (not including home, furnishings and personal automobiles); or

(2)           gross annual income of at least $75,000 and a net worth of at least $75,000 (not including home, furnishings and personal automobiles).

Each Tennessee resident has the right, within ten (10) days of the date the Tennessee resident signs the Subscription Agreement, to demand and obtain a full refund of the Tennessee investor’s subscription for shares.

v

PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Questions and Answers About this Offering” and “Risk Factors” sections and the financial statements, before making a decision to invest in our stock.

Cornerstone Core Properties REIT, Inc.

Cornerstone Core Properties REIT, Inc. is a newly organized Maryland corporation sponsored by Cornerstone Realty Advisors, LLC. We are a non-traded real estate company that intends to use the net proceeds of this offering to invest in investment grade core real estate including multi-tenant industrial properties that are:

•  owned and operated on an all cash basis with no permanent financing;

•  high quality, existing and currently producing income;

•  leased to a diverse tenant base; and

•       leased with overall shorter term operating type leases, allowing for annual rental increases and greater potential for capital growth.

We intend to seek potential property acquisitions meeting the above criteria and which are located in major metropolitan markets throughout the United States. Among the most important criteria we expect to use in evaluating the markets in which we purchase properties are:

•  high population;

•  historically high levels of tenant demand and lower historic investment volatility for the type of property being acquired;

•  high historic and projected employment growth;

•  stable household income and general economic stability;

•  a scarcity of land for new competitive properties; and

•  sound real estate fundamentals, such as high occupancy rates and strong rent rate potential.

The markets in which we invest may not meet all of these criteria and the relative importance that we assign to any one or more of these criteria may differ from market to market or change as general economic and real estate market conditions evolve. We may also consider additional important criteria in the future.

We currently own six properties and have entered into a definitive agreement to acquire a seventh property. Because we had not yet identified specific properties to purchase when we commenced this offering, and have not identified additional specific properties in which to invest a substantial portion of the maximum amount of offering proceeds, we are considered to be an unspecified property fund also known as “blind pool” offering. We intend to qualify as a REIT.

The Offering

We are offering up to 44,400,000 shares of our common stock in our primary offering at $8 per share, with reduced prices available for certain categories of purchasers as described in “Plan of Distribution.” As of April 30, 2007, we sold 6,400,268 shares in the offering for aggregate gross proceeds of approximately $51.2 million. We are also offering 11,000,000 shares of common stock under our distribution reinvestment plan at a purchase price equal to the higher of $7.60 per share or 95% of the fair market value of a share of our common stock. Our stock is being offered on a “best efforts” basis. The broker-dealers participating in the offering are only required to use their best efforts in distributing the stock and have no firm commitment or obligation to purchase any of the stock. As a result, we may not sell all of the stock that we are offering. If we do not raise substantially more than the minimum offering, we will not be able to acquire a large portfolio of properties and we may lack property diversification. Prior to the date of this prospectus, our advisor and its affiliates acquired 125 shares of our common stock and $200,000 of limited partnership units in Cornerstone Operating Partnership, L.P., our operating partnership.

The minimum initial investment is $2,000. Tax qualified retirement plans, including Keogh plans and IRAs must initially invest at least $1,000. Minimum investment levels may be higher in certain states. After your initial investment, you may purchase additional shares subject to a minimum $100 purchase unless your state law imposes additional restrictions. This minimum purchase amount does not apply to purchases through our distribution reinvestment plan.

We intend to invest the net proceeds from this offering in real estate investments. Although we intend to focus on acquiring multi-tenant industrial properties, we may also invest in other types of properties. We may also invest through joint ventures or other entities that make real estate investments.

Special 10% Stock Distribution for Early Investors

Our board of directors intends to authorize a special 10% stock distribution to be paid to the stockholders of record on the date that we raise the first $125,000,000 in this offering. Investors who purchase our stock on or before the record date for this special 10% stock distribution will receive one additional share of stock for every 10 shares of stock they own as of that date. This special 10% stock distribution has the effect of lowering the effective purchase price per share paid by these early investors by approximately 10%. The price at which we would redeem your stock pursuant to our stock repurchase program is based on the actual purchase price you pay for your shares and is not affected by the special 10% stock distribution. We intend to treat these distributions as adjustments to the per share price for stock, which are generally not subject to federal income tax.

Our Advisor

Our advisor is Cornerstone Realty Advisors, LLC, a newly formed limited liability company. Some of our directors are also directors of our advisor and all of our officers are also officers of our advisor. The sole member of our advisor is Cornerstone Industrial Properties, LLC.

Our advisor will be responsible for managing our affairs on a day-to-day basis and for identifying and making property acquisitions on our behalf. We are dependent upon our advisor to select our investments and conduct our operations. The directors and officers of our advisor have been actively involved in the acquisition, financing, development, management and operation of more than $5 billion of investment real estate including industrial, apartment, office and retail properties.

Our Management

A majority of our directors are independent of our advisor. All of our officers and some of our directors are affiliated with our advisor. Our charter provides that our independent directors are responsible for reviewing the performance of our advisor. Our board of directors, including a majority of our independent directors, must approve any transactions between us and our advisor or its affiliates. A majority of our directors, including a majority of our independent directors, must also approve other matters set forth in our charter. See “Conflicts of Interest—Certain Conflict Resolution Procedures.” Our directors are elected annually by our stockholders. Our advisor has the right to nominate the directors other than our independent directors.

Our officers and some of our directors will also face conflicts because of their affiliation with our advisor. See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment as well as the procedures we have established to mitigate a number of these potential conflicts.

The following chart shows how we are affiliated with our advisor and our operating partnership.

Investment Objectives

Our primary investment objectives are to:

•  preserve stockholder capital by owning and operating real estate on an all-cash basis with no permanent financing;

•  purchase investment grade properties with the potential for capital appreciation to our stockholders;

•       purchase income-producing properties which will allow us to pay cash distributions to our stockholders at least quarterly, if not more frequently; and

•  provide liquidity to our stockholders within the shortest reasonable time necessary to accomplish the above objectives.

When we refer to “permanent financing” we mean debt financing which is not repaid with the proceeds of this offering. We will purchase primarily tenant occupied properties but we may also purchase vacant properties from time to time. See the “Investment Objectives and Criteria” section of this prospectus for a more complete description of our investment policies and charter-imposed investment restrictions.

Our Liquidity Strategy

Within five years from the closing of this offering, our board of directors will take one or more of the following actions to provide enhanced liquidity for our stockholders:

•  modify our stock repurchase program to allow us to use proceeds from the sale of our properties to redeem shares;

•       seek stockholder approval to begin an orderly liquidation of our assets and distribute the available proceeds of such sales to our stockholders;

•  list our stock for trading on a national securities exchange or the Nasdaq National Market; or

•  seek stockholder approval of another liquidity event such as a sale of our assets or a merger with another entity.

You should consider the following risks and the “Risk Factors” beginning on page 14 before buying shares of our common stock, including:

•  No public market exists for our common stock. It may be difficult for you to sell your shares.

•  If you sell your shares, it may be at a substantial discount.

•  There are limits on the ownership, transferability and redemption of our shares.

•  We have a limited operating history. This is a blind pool offering.

•  We may lack property diversification if we do not raise substantially more than the minimum offering.

•  Our failure to qualify as a REIT could adversely affect the amount of distributions we make to our stockholders.

•  We expect to borrow funds to acquire properties during our offering stage.

•  We expect to borrow funds, issue new securities or sell assets to make distributions or for working capital.

•  We may make distributions which are not from income and are a return of capital.

•  We are dependent upon our advisor to select our investments and conduct our operations.

•  We expect to pay substantial fees and reimburse expenses to our advisor and its affiliates.

•  Our advisor and its affiliates will face significant conflicts of interest.

Our REIT Status

If we qualify as a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements in order to avoid taxation as a regular corporation, including a requirement that they generally distribute at least 90% of their annual taxable income to their stockholders. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Our failure to qualify as a REIT could result in us having a significant liability for taxes, and could adversely affect the amount of distributions we make to our stockholders. We have received an opinion of tax counsel that, based solely on our representations with respect to factual matters concerning our organization, our business operations and our properties, we will qualify for taxation as a REIT for the taxable year that will end December 31, 2006. This opinion is also subject to our meeting the requirements summarized above and other qualifications described in the opinion and in this prospectus under “Certain Federal Income Tax Considerations.” Accordingly, because our satisfaction of such requirements will depend upon future events, including the final determination of financial and operational results, no assurance can be given that we will satisfy the REIT requirements during the taxable year that will end December 31, 2006, or in any future year. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Restriction on Stock Ownership and Transferability

There are limits on the ownership and transferability of our shares. Our charter prevents any one person from owning more than 9.8% in number of shares or value, whichever is more restrictive, of the outstanding shares of any class or series of our stock unless exempted by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code. See “Description of Stock—Restriction on Ownership of Stock.” Our charter also limits your ability to transfer your stock to prospective stockholders unless (i) they meet suitability standards regarding income or net worth, which are described under “Suitability Standards” and (ii) the transfer complies with minimum purchase requirements, which are described at “Plan of Distribution—Minimum Purchase Requirements.”

ERISA Considerations

The section of this prospectus entitled “ERISA Considerations” describes how an investment in our stock will work in individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing stock for a retirement plan or an individual retirement account should read this section of the prospectus very carefully.

Additional Information

For more information about the offering, or if you would like additional copies of this prospectus, you should contact your financial advisor or:

Investor Services Department

Cornerstone Real Estate Funds

1920 Main Street, Suite 400

Irvine, California 92614

Telephone: (877) 805-3333 or (949) 852-1007

Fax: (949) 852-2729

E-mail: info@crefunds.com

We also maintain an Internet site at http://www.crefunds.com where you can review additional information about us and our affiliates. The contents of our web site are not incorporated herein by reference or otherwise made a part of this prospectus.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below are some of the more frequently asked questions and answers relating to this offering. Please see the “Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering.

General Questions about Investing in Real Estate

Q:                                  Why should I invest in real estate?

A:                                   Real estate has historically been one of the leading asset classes used by institutional investors, such as insurance companies and pension funds, to diversify their stock, bond and mutual fund portfolios. We believe that certain types of real estate investments can also provide safety, growth and income while reducing the overall portfolio volatility of many investors. Many individual investors have benefited by adding real estate to their investment strategy. You and your investment advisor can determine whether this strategy is right for you.

Q:                                  How do institutional investors allocate their real estate investments?

A:                                   Institutional investors generally allocate the largest portion of their real estate investments to “core” real estate. We define core real estate as all-cash (debt-free) properties located in major metropolitan markets with historically high levels of tenant demand for the type of real estate being acquired. We believe that all-cash core real estate should be used as the foundation for most individual real estate investment portfolios. Once the all-cash core foundation is in place to reduce overall risk, institutional investors with a higher risk tolerance tend to add real estate with debt to their portfolio in order to increase their yield potential. We believe individual investors could benefit by following the same institutional strategy.

Q:                                  What will all-cash core real estate do for my investment portfolio?

A:                                   Because core real estate is typically owned all-cash with no debt financing, it generally offers a higher level of safety and stability than real estate owned with debt. All-cash, debt-free real estate is not subject to the risk of foreclosure or the risk of rising interest rates and is therefore more stable during uncertain economic times.

Q:                                  How can I participate in all-cash core real estate investments?

A.                                   There are several ways. One way is to purchase stock in a publicly traded company that invests in all-cash core real estate. Another way is to invest in a non-traded real estate company. We are a non-traded, all-cash, core real estate company.

Q:                                  Why would I invest in a non-traded versus a traded real estate company?

A:                                   Direct investments in investment grade real estate have historically demonstrated greater stability and lower overall volatility than investments in traded real estate companies such as shares of a listed REIT. According to data from the National Association of Real Estate Investment Trusts (NAREIT) and the National Council of Real Estate Investment Fiduciaries (NCREIF), traded REITS have outperformed direct investments in real estate by 5.25% annually, but have done so with over five times the volatility as measured by standard deviation.

The NAREIT index is an index of publicly traded REITs. The NCREIF index reflects unleveraged returns of investment grade properties, before deducting management fees, as reported by institutional investors. Our management believes that an investment in our stock is more like an investment in a pool of properties than an investment in listed REIT stock and that an investment in our stock will have less volatility in performance than an investment in listed REIT stock. While the NCREIF index is not a measure of non-traded REIT performance, our management believes that the NCREIF index is an appropriate and accepted index for purposes of evaluating the relative volatility of an investment in our stock as compared to an investment in listed REIT shares. The NCREIF index reflects higher returns than our stockholders are likely to experience because the management fees we pay will reduce returns. You should also keep in mind that, because we are a non-traded REIT, you will not be able to realize appreciation in the value of our portfolio, if any, until we liquidate or list our stock for trading.

There is generally no public market for stock of a non-traded real estate company. If you invest in a non-traded real estate company, it may be difficult for you to sell your stock and if you sell your stock, it may be at a substantial discount. You and your investment advisor can determine whether an investment in a non-traded real estate company is right for you.

Q:                                  What is a REIT?

A:                                   In general, a REIT is a real estate investment trust or corporation that:

•  combines the capital of many investors to acquire real estate;

•  makes distributions to its stockholders of at least 90% of its taxable income for each year; and

•  is designed to eliminate “double taxation” (i.e., taxation of income at both the corporate and stockholder levels).

REITs can be publicly traded or non-traded.

Q:                                  Why do you intend to acquire industrial properties?

A.                                   According to NCREIF, over the past 10 years, industrial properties have historically tended to be among the top performing segments in real estate compared to investments in retail and office properties on a total return basis.

Q:                                  How will your advisor select potential properties for acquisition?

A:                                   Our advisor will generally seek to acquire real estate located in major metropolitan markets with high historic levels of tenant demand for the type of property being acquired and a scarcity of land for development of new competitive projects. We call this a “market driven” strategy. We will purchase properties based on the decision of our board of directors after an examination and evaluation by our advisor of many factors including but not limited to the functionality of the property, the historical financial performance of the property, current market conditions for leasing space at the property, proposed purchase price, terms and conditions, potential cash flows and potential appreciation of the property.

Q:                                  Where will the properties you acquire be located?

A:                                   We expect to seek to acquire properties in major metropolitan markets throughout the United States that meet the market criteria described on page 1 of this prospectus. While we do not intend to acquire properties outside of the United States, we are not prevented by our charter from doing so.

Q:                                  How does your “market driven” strategy compare to a “tenant driven” strategy?

A:                                   A “market driven” strategy focuses on acquiring properties in locations with historically high levels of tenant demand for the type of property being acquired. A “tenant driven” strategy focuses on acquiring a property based generally on the strength of a single tenant occupying all or most of a property. We believe investing in strong markets with a diversified tenant base mitigates the vacancy risk associated with the expiration of leases in single tenant properties and properties with a small number of tenants.

Q:                                  Why do you intend to own properties with no permanent financing?

A:                                   We believe it is important for most investors to hold the “core” portion of their real estate holdings in all-cash properties with no permanent financing. Owning properties all-cash virtually eliminates the risk of foreclosure, reduces the risk associated with tenant vacancies during uncertain economic times and essentially eliminates the risk of rising interest rates. Rising interest rates can cause a reduction or elimination of cash flows generated by real estate owned with debt and can also lead to property foreclosures resulting from an inability to refinance or pay off loans when due.

Q:                                  Will you use temporary acquisition debt financing to purchase properties?

A:                                   During the offering period, we will use temporary debt financing to facilitate our acquisitions of properties in anticipation of receipt of offering proceeds. We have entered into a bank credit facility for this purpose. As of March 31, 2007, we have borrowed approximately $36.6 million under this credit facility with an additional $13.4 remaining available for future borrowings under the facility. See the “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” section of this prospectus. We will endeavor to repay any temporary acquisition debt financing promptly upon receipt of proceeds in this offering. To the extent sufficient proceeds from this offering are unavailable to repay such debt financing within a reasonable time as determined by our board of directors, we will endeavor to sell properties or raise additional equity capital to repay such debt so that we will own our properties all-cash with no permanent financing.

Q:                                  For what other purposes will you use debt financing?

A:                                   We intend to incur indebtedness for working capital requirements, tenant improvements, capital improvements, leasing commissions and to make distributions including but not limited to those necessary in order to maintain our qualification as a REIT for federal income tax purposes. We will endeavor to incur such indebtedness on an unsecured basis but we may secure borrowing with some or all of our portfolio of properties if a majority of our independent directors determine that it is in the best interests of us and our stockholders. Our bank credit facility allows us to use a portion of the financing commitment for working capital purposes.

Q:                                  How will you own properties?

A:                                   We plan to own substantially all of our properties and conduct our operations through an operating partnership called Cornerstone Operating Partnership, L.P. We are the sole general partner of the operating partnership. We will own our properties through an operating partnership in order to be organized as an “UPREIT”.

Q:                                  What is an “UPREIT” and why are you organized as an UPREIT?

A:                                   UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” We plan to conduct substantially all of our real estate operations in an UPREIT structure through our operating partnership as discussed above. We use this structure because of the potential tax benefits to sellers of real estate.

A sale of property directly to us in exchange for stock is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property to us may transfer the property to our operating partnership in exchange for partnership units on a tax-deferred basis. This allows the seller to defer taxation on any taxable gain the seller may otherwise incur until the seller either exchanges the seller’s operating partnership units for our stock or sells or redeems the seller’s operating partnership units. This structure may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results to them resulting from such property sale.

Q:                                  Will you own properties through joint ventures?

A:                                   We may own properties through joint ventures. This is one of the ways we may diversify the portfolio of properties we own in terms of geographic region, property type and tenant industry group. Joint ventures will also allow us to acquire an interest in a property without requiring that we fund the entire purchase price.

Q:                                  How long do you expect to hold properties prior to sale?

A:                                   Cornerstone-related entities have historically held properties an average of approximately 4.4 years, as reflected on page P-6 of this prospectus. We may hold properties for a longer or shorter period of time than this historic average. Prior properties were purchased, owned and operated during different economic cycles. Past holding periods are no indication of the length of time which we may hold our properties. Our ability to sell our properties may be limited by our need to avoid a 100% penalty tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property. In order to ensure that we avoid such characterization, we may be required to hold our properties for a minimum period of time, generally four years.

Q:                                  Have prior funds sponsored by your affiliates generated capital gains to investors?

A:                                   Yes. Based upon Cornerstone-related entities’ historical sales of properties as shown on page P-6 of this prospectus, the average annualized profits from property sales were 7.7% per year in addition to cash flows from rental operations. Prior properties were purchased, owned and operated during different economic cycles. Past performance of these properties is no indication of our future results.

Q:                                  What conflicts of interest will your advisor face?

A:                                   Our advisor and its affiliates are not prohibited from engaging in business activities that may be similar to our operations. Conflicts of interests exist among us, our advisor and its affiliates, principally due to the following:

•       our advisor must determine which investment opportunities to recommend to us or one of their other programs or joint ventures;

•       our advisor or its affiliates may receive higher compensation by providing an investment opportunity to an entity other than us;

•       our advisor may structure the terms of joint ventures between us and other programs sponsored by our advisor or its affiliates without arm’s-length negotiation;

•       our advisor and its affiliates must allocate their time between us and other real estate programs and business activities in which they are involved;

•       our advisor and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our properties regardless of the profitability of the property acquired or the services provided to us;

•       our advisor may elect to provide property management or leasing services for some or all of our properties or retain an affiliate to manage or lease some or all of our properties; and

•       our advisor and its affiliates will receive fees and other compensation in connection with this and other investment offerings.

We discuss these specific conflicts of interest, as well as others arising from these relationships, under “Risk Factors—Risks Related to Conflicts of Interest” and under “Conflicts of Interest.”

Q:                                  What fees and reimbursements will your advisor and its affiliates receive in connection with this offering?

A:                                   We will incur substantial fees and expenses in our organization and offering stage, our acquisition and operating stage and our property disposition stage. In most cases, these fees and expenses will be paid to our advisor or its affiliates, including our dealer manager. These fees, which are discussed in detail in the “Management—Management Compensation” section of this prospectus, are summarized below.

Offering Stage

•       Sales commissions (payable to our dealer manager) up to 7% of gross offering proceeds from our primary offering, some or all of which may be re-allowed to participating brokers.

•       Dealer manager fees (payable to our dealer manager) up to 3% of gross offering proceeds from our primary offering, some or all of which may be re-allowed to participating brokers.

•       A due diligence expense allowance (payable to the dealer manager) of up to 0.5% of the gross proceeds from our primary offering for bona fide due diligence expenses, some or all of which may be re-allowed to participating brokers for bona fide due diligence expenses.

•       Reimbursements to our advisor or its affiliates for organization and offering expenses expected to average between 2% and 3% of gross offering proceeds, but which could be as much as 3.5%.

Acquisition and Operating Stage

•       Property acquisition fees (payable to our advisor or its affiliates) equal to 2% of gross offering proceeds from our primary offering.

•       Reimbursement of acquisition expenses to our advisor and its affiliates.

•       Monthly asset management fees (payable to our advisor) equal to one-twelfth of 1% of the book values of our assets invested, directly or indirectly, in real estate before non-cash reserves, plus direct and indirect costs and expenses incurred by our advisor in providing asset management services.

•       Operating expenses including our advisor’s direct and indirect cost of providing administrative services will be reimbursed to our advisor.

Listing/Liquidation Stage

•       Property disposition fees (payable to our advisor or its affiliates), if our advisor or its affiliates perform substantial services in connection with property sales, up to 3% of the price of the properties sold.

•       After stockholders have received cumulative distributions equal to $8 per share (less any returns of capital) plus cumulative, non-compounded annual returns on net invested capital, our advisor will be paid a subordinated participation in net sale proceeds ranging from a low of 5% of net sales provided investors have earned annualized returns of 6% to a high of 15% of net sales proceeds if investors have earned annualized returns of 10% or more.

•       Upon termination of the advisory agreement, our advisor will receive the subordinated performance fee due upon termination. This fee ranges from a low of 5% of the amount by which the sum of the appraised value of our assets minus our liabilities on the date the advisory agreement is terminated plus total dividends (other than stock dividends) paid prior to termination of the advisory agreement exceeds the amount of invested capital plus annualized returns of 6%, to a high of 15% of the amount by which the sum of the appraised value of our assets minus our liabilities plus all prior dividends (other than stock dividends) exceeds the amount of invested capital plus annualized returns of 10% or more.

•       In the event we list our stock for trading, our advisor will receive a subordinated incentive listing fee instead of a subordinated participation in net sales proceeds. This fee ranges from a low of 5% of the amount by which the market value of our common stock plus all prior dividends (other than stock dividends) exceeds the amount of invested capital plus annualized returns of 6%, to a high of 15% of the amount by which the sum of the market value of our stock plus all prior dividends (other than stock dividends) exceeds the amount of invested capital plus annualized returns of 10% or more.

See “Management Compensation” and “Plan of Distribution” for a more detailed description of the fees and expenses payable to our advisor, our dealer manager and their affiliates.

Q:                                  If I buy shares of stock in this offering, will I receive distributions and how often?

A:                                   We intend to make distributions at least quarterly, if not more often. Our board of directors will determine the timing of distributions. The amount and timing of distributions we may make is uncertain.

Q:                                  How will you determine the amount of distributions to be made?

A:                                   The amount of distributions that we make will be determined by our board of directors. In order to remain qualified as a REIT, we generally must make distributions of at least 90% of our taxable income for each year. The amount of distributions we are required to make may exceed our cash available for distribution and we may need to borrow money or sell real estate assets to fund distributions. Distributions made in excess of net income will constitute a return of capital to stockholders. Our board of directors may authorize distributions in excess of those required for us to maintain our REIT status.

In determining the amount and timing of distributions, our board of directors will consider a number of factors, including earnings, cash flow, funds available from our operations, general financial condition, future prospects, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code and other factors. In order to keep the amount and timing of distributions relatively stable, we may make distributions that may not be reflective of the actual income we earn.

Q:                                  May I reinvest my distributions in additional shares of your stock?

A:                                   Yes. As part of this offering we have registered a number of shares of stock to be sold under our distribution reinvestment plan. During our primary offering, the price for shares in our distribution reinvestment plan will be $7.60 per share. The offering price for shares in our distribution reinvestment plan may increase after the closing of our primary offering. You will be taxed on distributions you reinvest in our stock even though no cash will be distributed to you. You will not be charged sales commissions for shares you purchase under our distribution reinvestment plan. We may elect to deny your participation in the dividend reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable. We may terminate the offering of stock pursuant to our distribution reinvestment plan at any time upon 10 days notice to stockholders. Purchase of our stock under our distribution reinvestment plan may effectively lower the total return on your investment with us.

Q:                                  Do you have a stock repurchase program?

A:                                   Yes, we have adopted a stock repurchase program. The amount that we will generally pay to repurchase your stock will depend upon the length of time you have held your stock as set forth in the following table:

Number Years Held	Redemption Price
Less than 1	No Redemption Allowed
1 or more but less than 2	90% of your purchase price
2 or more but less than 3	95% of your purchase price
Less than 3 in the event of death	100% of your purchase price
3 or more but less than 5	100% of your purchase price
5 or more	Estimated liquidation value

The stock repurchase price is subject to adjustment as determined from time to time by our board of directors. At no time will the stock repurchase price exceed the price at which we are offering our common stock for sale. The stock repurchase price for shares received as part of the special 10% stock distribution will be the same as the stock repurchase price for the shares purchased by an investor. You will not be charged any fees for participating in our stock repurchase program.

We have no obligation to repurchase your stock. Our stock repurchase program has limitations and restrictions and may be cancelled. We intend to redeem shares using proceeds from our distribution reinvestment plan but we may use other available cash to repurchase the shares of a deceased shareholder. Our board of directors may modify our stock repurchase program so that we can also redeem stock using the proceeds from the sale of our properties or other sources. During this offering and each of the first five years following the closing of this offering, we do not intend to redeem more than the lesser of (i) the number of shares that could be redeemed using the proceeds from our distribution reinvestment plan or (ii) 5% of the number of shares outstanding at the end of the prior calendar year. Beginning five years after termination of this offering, the number of shares that we redeem under the stock repurchase program is not expected to exceed 10% of the number of shares outstanding at the end of the previous year. In most instances, requests for redemption will be processed on a monthly basis. If we do not redeem all the shares presented, we will attempt to honor redemption requests in future months on a prorated basis. We reserve the right to amend or terminate our stock repurchase program upon thirty days prior written notice to our stockholders. See “Description of Stock—Stock Repurchase Program.”

Q:                                  What is your term or expected life?

A:                                   We do not have a fixed term. Within five years from the closing of this offering, our board of directors will take one or more of the following actions to provide enhanced liquidity for our stockholders:

•  modify our stock repurchase program to allow us to use proceeds from the sale of our properties to redeem shares;

•       seek stockholder approval to begin an orderly liquidation of our assets and distribute the available proceeds of such sales to our stockholders;

•  list our stock for trading on a national securities exchange or the Nasdaq National Market; or

•  seek stockholder approval of another liquidity event such as a sale of our assets or a merger with another entity.

Q:                                  How will I be notified of how my investment is doing?

A:                                   We will provide you with periodic updates on the performance of your investment in our stock, including:

•  regular distribution reports;

•  annual reports;

•  annual IRS Form 1099-DIV; and

•  supplements to the prospectus.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•  U.S. mail or other courier;

•  facsimile;

•  electronic delivery; and

•  posting on our affiliated website at www.crefunds.com.

Q:                                  When will I get my detailed annual tax information?

A:                                   We intend to mail your Form 1099-DIV tax information by January 31 of each year.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus may contain forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. Although we believe that our plans, intentions and expectations reflected in the forward-looking statements are reasonable, you should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control.

These forward-looking statements are subject to various risks and uncertainties, including those discussed below under “Risk Factors,” that could cause our actual results to differ materially from those projected in any forward-looking statement we make. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

An investment in our stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our stock. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition. This could cause the value of our stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Investment Risks

Our limited operating history makes it difficult for you to evaluate us.

We have a limited operating history. The past performance of other real estate investment programs sponsored by affiliates of our advisor may not be indicative of the performance we will achieve. We were formed on October 22, 2004 in order to invest primarily in investment real estate. We have acquired six properties as of the date of this prospectus and generated limited income, cash flow, funds from operations or funds from which to make distributions to our shareholders.

This is a blind pool offering, therefore, you will not have the opportunity to evaluate our investments before we make them and we may make real estate investments that would have changed your decision as to whether or not to invest in our stock.

Because we have only acquired six properties, you have limited information to evaluate our future investments prior to acquisition. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of real estate including multi-tenant industrial real estate. We have established criteria for evaluating multi-tenant industrial real estate. However, you will be unable to evaluate the transaction terms, location, and financial or operational data concerning the properties before we invest in them. Except for the investments described in this prospectus or in one or more supplements to this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You will be relying entirely on the ability of our advisor to identify properties and propose transactions and on our board of directors to oversee and approve such investments.

Because there is no public trading market for our stock it will be difficult for you to sell your stock. If you do sell your stock, you will likely sell it at a substantial discount.

There is no current public market for our stock and there is no assurance that a public market will ever exist for our stock. Our charter contains restrictions on the ownership and transfer of our stock, and these restrictions may inhibit your ability to sell your stock. Our charter prevents any one person from owning more than 9.8% in number of shares or value, whichever is more restrictive, of the outstanding shares of any class or series of our stock unless exempted by our board of directors. Our charter also limits your ability to transfer your stock to prospective stockholders unless (i) they meet suitability standards regarding income or net worth, which are described under “Suitability Standards” and (ii) the transfer complies with minimum purchase requirements, which are described at “Prospectus Summary—The Offering.” We plan to adopt a stock repurchase program, but it will be limited in terms of the number of shares of stock which may be redeemed annually. Our board of directors may also limit, suspend or terminate our stock repurchase program at any time.

It may be difficult for you to sell your stock promptly or at all. If you are able to sell shares of stock, you may only be able to sell them at a substantial discount from the price you paid. This may be the result, in part, of the fact that the amount of funds available for investment is expected to be reduced by sales commissions, dealer manager fees, organization and offering expenses, and acquisition fees and expenses. If our offering expenses are higher than we anticipate, we will have a smaller amount available for investment. Unless our aggregate investments increase in value to compensate for these up-front fees and expenses, it is unlikely that you will be able to sell your stock, whether pursuant to our stock repurchase program or otherwise, without incurring a substantial loss. We cannot assure you that your stock will ever appreciate in value to equal the price you paid for your stock. It is also likely that your stock would not be accepted as the primary collateral for a loan. You should consider our stock as an illiquid investment, and you must be prepared to hold your stock for an indefinite period of time. Please see “Description of Stock—Restriction on Ownership of Stock” herein for a more complete discussion on certain restrictions regarding your ability to transfer your stock.

Competition with third parties for properties and other investments may result in our paying higher prices for properties which could reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, banks, insurance companies, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Some of these investors may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and increased prices. If competitive pressures cause us to pay higher prices for properties, our ultimate profitability may be reduced and the value of our properties may not appreciate or may decrease significantly below the amount paid for such properties. At the time we elect to dispose of one or more of our properties, we will be in competition with sellers of similar properties to locate suitable purchasers, which may result in us receiving lower proceeds from the disposal or result in us not being able to dispose of the property due to the lack of an acceptable return. This may cause you to experience a lower return on your investment.

If we are unable to find or experience delays in finding suitable investments, we may experience a delay in the commencement of distributions and a lower rate of return to investors.

Our ability to achieve our investment objectives and to make distributions depends upon the performance of our advisor in the acquisition and operation of our investments and upon the performance of property managers and leasing agents in the management of our properties and identification of prospective tenants. We may be delayed in making investments in properties due to delays in the sale of our stock, delays in negotiating or obtaining the necessary purchase documentation for properties, delays in locating suitable investments or other factors. We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms or that our investment objectives will be achieved. We may also make other real estate investments such as investments in publicly traded REITs, mortgage funds and other entities which make real estate investments. Until we make real estate investments, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade securities. We expect the rates of return on these short-term investments to be substantially less than the returns we make on real estate investments. If we are unable to invest the proceeds from this offering in properties or other real estate investments for an extended period of time, distributions to you may be delayed and may be lower and the value of your investment could be reduced.

If we do not raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment in us will fluctuate with the performance of the specific properties we acquire.

This offering is being made on a “best efforts” basis and no individual, firm or corporation has agreed to purchase any of our stock. The amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned and the geographic regions in which our investments are located. In that case, the likelihood that any single property’s performance would materially reduce our overall profitability will increase. We are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. In addition, any inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our net income and the distributions we make to stockholders would be reduced.

Investors who purchase shares on or before the record date for the special 10% stock distribution should be even more cautious in evaluating the risks of an investment in our shares than investors who purchase shares after the record date.

Because we have not yet identified many of the investments that we may make, our offering is considered a blind pool offering. Investors who are evaluating our common stock offering prior to the date that we raise the first $125,000,000 should carefully consider the enhanced risks associated with purchasing shares in our company at this early stage. Such early investors will not have the benefit of investing in a company with a stabilized, diversified portfolio of properties. Many of these early investors will have limited opportunity to review information regarding any of our properties or financial data concerning our advisor’s management of these properties.

We may not generate sufficient cash for distributions. The cash distributions our stockholders receive may be less frequent or lower in amount than expected.

If the rental revenues from the properties we own do not exceed our operational expenses, we may not be able to make cash distributions until such time as we sell a property. We currently expect to make distributions to our stockholders monthly, but may make distributions quarterly or not at all. All expenses we incur in our operations, including payment of interest to temporarily finance properties acquisitions,  are deducted from cash funds generated by operations prior to computing the amount of cash available to be paid as distributions to our stockholders. Our directors will determine the amount and timing of distributions. Our directors will consider all relevant factors, including the amount of cash available for distribution, capital expenditure and reserve requirements and general operational requirements. We cannot determine how long it may take to generate sufficient available cash flow to make distributions or that sufficient cash will be available to make distributions. We may borrow funds to enable us to make distributions. With no prior operations, we cannot predict the amount of distributions you may receive. We may be unable to pay or maintain cash distributions or increase distributions over time.

We have, and may in the future, pay dividends from sources other than cash provided from operations.

We declared distributions of $586,330 during the twelve months ended December 31, 2006. Net cash used in operating activities during the same period was $139,513. Because we did not have sufficient positive cash flow from operations during the twelve months ended December 31, 2006, we paid these distributions using proceeds from this offering. Until proceeds from this offering are invested and generating operating cash flow sufficient to make distributions to stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow. To the extent that we use offering proceeds to fund distributions to stockholders, the amount of cash available for investment in properties will be reduced.

If we borrow money to meet the REIT minimum distribution requirement or for other working capital needs, our expenses will increase, our net income will be reduced by the amount of interest we pay on the money we borrow and we will be obligated to repay the money we borrow from future earnings or by selling assets, which will decrease future distributions to stockholders.

If we fail for any reason to distribute at least 90% of our REIT taxable income, then we would not qualify for the favorable tax treatment accorded to REITs. It is possible that 90% of our income would exceed the cash we have available for distributions due to, among other things, differences in timing between the actual receipt of income and actual payment of deductible expenses and the inclusion/deduction of such income/expenses when determining our taxable income, nondeductible capital expenditures, the creation of reserves, the use of cash to purchase stock under our stock repurchase program, and required debt amortization payments. We may decide to borrow funds in order to meet the REIT minimum distribution requirements even if our management believes that the then prevailing market conditions generally are not favorable for such borrowings or that such borrowings would not be advisable in the absence of such tax considerations. Distributions made in excess of net income will constitute a return of capital to stockholders. See “Investment Objectives and Acquisition Policies—Borrowing Policies” and “Federal Income Tax Considerations—Annual Distribution Requirements.”

The inability of our advisor to retain or obtain key personnel, property managers and leasing agents could delay or hinder implementation of our investment strategies, which could impair our ability to make distributions and could reduce the value of your investment.

Our success depends to a significant degree upon the contributions of Terry G. Roussel, the President and Chief Executive Officer of our advisor. Our advisor does not have an employment agreement with Mr. Roussel. If Mr. Roussel was to cease his affiliation with our advisor, our advisor may be unable to find a suitable replacement, and our operating results could suffer. We believe that our future success depends, in large part, upon our advisor’s, property managers’ and leasing agents’ ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for highly skilled personnel is intense, and our advisor and any property managers we retain may be unsuccessful in attracting and retaining such skilled personnel. If we lose or are unable to obtain the services of highly skilled personnel, property managers or leasing agents, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

Risks Related to Conflicts of Interest

Our advisor will face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor, which could limit our investment opportunities, impair our ability to make distributions and reduce the value of your investment.

We rely on our advisor to identify suitable investment opportunities. We may be buying properties at the same time as other entities that are affiliated with or sponsored by our advisor. Other programs sponsored by our advisor or its affiliates also rely on our advisor for investment opportunities. Many investment opportunities would be suitable for us as well as other programs. Our advisor could direct attractive investment opportunities or tenants to other entities. Such events could result in our investing in properties that provide less attractive returns, thus reducing the level of dividends which we may be able to pay to you and the value of your investment. See “Conflicts of Interest.”

If we acquire properties from affiliates of our advisor, the price may be higher than we would pay if the transaction was the result of arm’s-length negotiations.

The prices we pay to affiliates of our advisor for our properties will be equal to the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties or if the price to us is in excess of such cost, substantial justification for such excess will exist and such excess will be reasonable and consistent with current market conditions as determined by a majority of our independent directors. Substantial justification for a higher price could result from improvements to a property by the affiliate of our advisor or increases in market value of the property during the period of time the property is owned by the affiliates of our advisor as evidenced by an appraisal of the property. These prices will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm’s-length transaction. Even though we will use an independent third party appraiser to determine fair market value when acquiring properties from our advisor and its affiliates, we may pay more for particular properties than we would have in an arm’s-length transaction, which would reduce our cash available for investment in other properties or distribution to our stockholders.

We may purchase properties from persons with whom our advisor or its affiliates have prior business relationships and our advisor’s interest in preserving its relationship with these persons could result in us paying a higher price for the properties than we would otherwise pay.

We may have the opportunity to purchase properties from third parties including affiliates of our independent directors who have prior business relationships with our advisor or its affiliates. If we purchase properties from such third parties, our advisor may experience a conflict between our interests and its interest in preserving any ongoing business relationship with these sellers.

Our advisor will face conflicts of interest relating to joint ventures that we may form with affiliates of our advisor, which conflicts could result in a disproportionate benefit to the other venture partners at our expense.

We may enter into joint venture agreements with third parties (including entities that are affiliated with our advisor or our independent directors) for the acquisition or improvement of properties. Our advisor may have conflicts of interest in determining which program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Co-venturers may thus benefit to our and your detriment.

Our advisor and its affiliates receive commissions, fees and other compensation based upon the sale of our stock, our property acquisitions, the property we own and the sale of our properties and therefore our advisor and its affiliates may make recommendations to us that we buy, hold or sell property in order to increase their compensation. Our advisor will have considerable discretion with respect to the terms and timing of our acquisition, disposition and leasing transactions.

Our advisor and its affiliates receive commissions, fees and other compensation based upon the sale of our stock and based on our investments. Therefore, our advisor may recommend that we purchase properties that generate fees for our advisor, but are not necessarily the most suitable investment for our portfolio. In some instances our advisor and its affiliates may benefit by us retaining ownership of our assets, while you may be better served by sale or disposition. In other instances they may benefit by us selling the properties which may entitle our advisor to disposition fees and possible success-based sales fees. In addition, our advisor’s ability to receive asset management fees and reimbursements depends on our continued investment in properties and in other assets which generate fees to them. Therefore, the interest of our advisor and its affiliates in receiving fees may conflict with our interests. See “Management Compensation.”

Our advisor and its affiliates, including our officers and some of our directors, will face conflicts of interest caused by compensation arrangements with us and other advisor-sponsored programs, which could result in actions that are not in the long-term best interests of our stockholders.

Our advisor and its affiliates will receive substantial fees from us. These fees could influence our advisor’s advice to us, as well as the judgment of the affiliates of our advisor who serve as our officers or directors. Among other matters, the compensation arrangements could affect their judgment with respect to:

•  property acquisitions from other advisor-sponsored programs, which might entitle our advisor to disposition fees and possible success-based sale fees in connection with its services for the seller;

•  whether and when we seek to list our common stock on a national securities exchange or the Nasdaq National Market, which listing could entitle our advisor to a success-based listing fee but could also adversely affect its sales efforts for other programs if the price at which our stock trades is lower than the price at which we offered stock to the public; and

•  whether and when we seek to sell the company or its assets, which sale could entitle our advisor to success-based fees but could also adversely affect its sales efforts for other programs if the sales price for the company or its assets resulted in proceeds less than the amount needed to preserve our stockholders’ capital.

Considerations relating to their compensation from other programs could result in decisions that are not in the best interests of our stockholders, which could hurt our ability to make distributions to you or result in a decline in the value of your investment.

If the competing demands for the time of our advisor, its affiliates and our officers result in them spending insufficient time on our business, we may miss investment opportunities or have less efficient operations which could reduce our profitability and result in lower distributions to you.

We do not have any employees. We rely on the employees of our advisor and its affiliates for the day-to-day operation of our business. We estimate that over the life of the company, our advisor and its affiliates will dedicate, on average, less than half of their time to our operations. The amount of time that our advisor and its affiliates spend on our business will vary from time to time and is expected to be more while we are raising money and acquiring properties. Our advisor and its affiliates, including our officers, have interests in other programs and engage in other business activities. As a result, they will have conflicts of interest in allocating their time between us and other programs and activities in which they are involved. Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. We expect that as our real estate activities expand, our advisor will attempt to hire additional employees who would devote substantially all of their time to our business. There is no assurance that our advisor will devote adequate time to our business. If our advisor suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, it may allocate less time and resources to our operations. If any of these things occur, the returns on our investments, our ability to make distributions to stockholders and the value of your investment may suffer.

Our officers and some of our directors face conflicts of interest related to the positions they hold with our advisor and its affiliates which could hinder our ability to successfully implement our business strategy and to generate returns to our stockholders.

Our executive officers and some of our directors are also officers and directors of our advisor, our dealer manager and other affiliated entities. As a result, they owe fiduciary duties to these various entities and their stockholders and members, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our business strategy and our investment, property management and leasing opportunities. If we do not successfully implement our business strategy, we may be unable to generate cash needed to make distributions to you and to maintain or increase the value of our assets. See “Conflicts of Interest.”

Our board’s possible loyalties to existing advisor-sponsored programs (and possibly to future advisor-sponsored programs) could result in our board approving transactions that are not in our best interest and that reduce our net income and lower our distributions to stockholders.

Some of our directors are also directors of our advisor which is an affiliate of the managing member of another affiliate-sponsored program. The loyalties of those directors to the other affiliate-sponsored program may influence the judgment of our board when considering issues for us that may affect the other affiliate-sponsored program, such as the following:

•  We could enter into transactions with the other program, such as property sales or acquisitions, joint ventures or financing arrangements. Decisions of our board regarding the terms of those transactions may be influenced by our board’s loyalties to the other program.

•  A decision of our board regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of the other program.

•  A decision of our board regarding the timing of property sales could be influenced by concerns that the sales would compete with those of the other program.

•  We could also face similar conflicts and some additional conflicts if our advisor or its affiliates sponsor additional REITs, assuming some of our directors are also directors of the additional REITs.

•  Our independent directors must evaluate the performance of our advisor with respect to whether our advisor is presenting to us our fair share of investment opportunities. If our advisor is not presenting a sufficient number of investment opportunities to us because it is presenting many opportunities to other advisor-sponsored entities or if our advisor is giving preferential treatment to other advisor-sponsored entities in this regard, our independent directors may not be well suited to enforce our rights under the terms of the advisory agreement or to seek a new advisor.

If our advisor is unable to adequately fund our offering and organizational activities, we may sell fewer shares in this offering, we may be unable to acquire a diversified portfolio of properties, our operating expenses may be a larger percentage of our revenue and our net income may be lower.

Our advisor is newly formed, has limited capitalization, has incurred losses since its inception and is continuing to incur losses. Our advisor must raise funds through the sale of its own debt or equity securities, or obtain financial support from its affiliates or its sole member, to obtain the cash necessary to provide these advances. Our advisor’s sole member is also dependent on raising funds to provide financial support to our advisor. There can be no assurance as to the amount or timing of our advisor’s receipt of funds. If our advisor’s financial circumstances reduce the amount of funds available to us for offering and organizational activities, we may not be able to raise as much money in this offering. Cornerstone

Industrial Properties, LLC, the sole member of our advisor, has limited capitalization, has incurred significant losses since its inception and is continuing to incur significant losses.

There is no separate counsel for our affiliates and us, which could result in conflicts of interest and actions not in our stockholders’ best interests.

Kirkpatrick & Lockhart Preston Gates Ellis LLP is counsel both to us and to our advisor and its affiliates, including Pacific Cornerstone Capital, Inc. As discussed above, there is a possibility that the interests of the various parties may conflict. If we do not obtain separate counsel when our interests conflict with those of our advisor and its affiliates, our counsel’s loyalties to our advisor and its affiliates could interfere with its independent professional judgment in considering alternatives that we should pursue, which could result in our pursuing courses of action that are not in our stockholders’ best interests.

Risks Related to This Offering and Our Corporate Structure

A limit on the percentage of our securities a person may own may discourage a takeover or business combination, which could prevent our stockholders from realizing a premium price for their stock.

In order for us to qualify as a REIT, no more than 50% of our outstanding stock may be beneficially owned, directly or indirectly, by five or fewer individuals (including certain types of entities) at any time during the last half of each taxable year. To assure that we do not fail to qualify as a REIT under this test, our charter restricts direct or indirect ownership by one person or entity to no more than 9.8% in number of shares or value, whichever is more restrictive, of the outstanding shares of any class or series of our stock unless exempted by our board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to our stockholders.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue and classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption of any such stock. Our board of directors could authorize the issuance of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

The payment of the subordinated performance fee due upon termination, and the purchase of interests in our operating partnership held by our advisor and its affiliates as required in our advisory agreement, may discourage a takeover attempt that could have resulted in a premium price to our stockholders.

In the event of a merger in which we are not the surviving entity, and pursuant to which our advisory agreement is terminated, our advisor and its affiliates may require that we pay the subordinated performance fee due upon termination, and that we purchase all or a portion of the operating partnership units they hold at any time thereafter for cash, or our stock, as determined by the seller. The subordinated performance fee due upon termination ranges from a low of 5% if the sum of the appraised value of our assets minus our liabilities on the date the advisory agreement is terminated plus total dividends (other than stock dividends) paid prior to termination of the advisory agreement exceeds the amount of invested capital plus annualized returns of 6%, to a high of 15% if the sum of the appraised value of our assets minus our liabilities plus all prior dividends (other than stock dividends) exceeds the amount of invested capital plus annualized returns of 10% or more. See “Management—The Advisor and the Advisory Agreement—Removal of the Advisor.” This deterrence may limit the opportunity for stockholders to receive a premium for their stock that might otherwise exist if an investor attempted to acquire us through a merger.

If you purchase our stock following payment of the special 10% stock distribution, your interest in us will be diluted.

Our board of directors intends to authorize a special 10% stock distribution to be paid to the stockholders of record on the date that we raise the first $125,000,000 in this offering. The investors who purchase our stock on or before the record date for this special 10% stock distribution will receive one additional share of stock for every 10 shares of stock they own as of that date. If we pay this special 10% stock distribution on the first $125,000,000 raised in this offering, we will issue 1,562,500 shares for which we will receive no consideration. In the event we sell all of the shares we are offering in our primary offering, and assuming we sell no shares pursuant to our distribution reinvestment program, investors who do not receive the special 10% stock distribution will experience dilution of approximately $0.27 per share or 3.4% of their investment. In the event we sell only one half of the shares we are offering in our primary offering, investors who do not receive the special 10% stock dividend will experience dilution of approximately $0.53 per share or 6.6% of their investment.

Your interest in us may be diluted if we issue additional stock.

Our stockholders do not have preemptive rights to any stock we issue in the future. Therefore, in the event that we (1) sell stock in the future, including stock issued pursuant to our distribution reinvestment plan, (2) sell securities that are convertible into stock, (3) issue stock in a private offering, (4) issue stock upon the exercise of the options granted to our independent directors, employees of our advisor or others, or (5) issue stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests in our operating partnership, investors purchasing stock in this offering will experience dilution of their percentage ownership in us. Depending on the terms of such transactions, most notably the price per share, which may be less than the price paid per share in this offering, and the value of our properties, investors in this offering might also experience a dilution in the book value per share of their stock.

Your interest in us may be diluted if we acquire properties for units in our operating partnership.

Holders of units of our operating partnership will receive distributions per unit in the same amount as the distributions we pay per share to our stockholders and will have the right to exchange their units of our operating partnership for shares of our stock. In the event we issue units in our operating partnership in exchange for properties, investors purchasing stock in this offering will experience dilution in their percentage ownership interest in us. Depending on the terms of such transactions, most notably the price per unit, which may be less than the price paid per share in this offering, the value of our properties and the value of the properties we acquire through the issuance of units of limited partnership interests in our operating partnership, investors in this offering might also experience a dilution in the book value per share of their stock.

Although we will not currently be afforded the protection of the Maryland General Corporation Law relating to business combinations, our board of directors could opt in to these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent our stockholders from receiving a premium price for their stock in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders or an affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Should our board opt in to the business combination statutes, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For more information about the business combination provisions of Maryland law, see “Description of Securities—Business Combinations.”

If we sell substantially less than all of the shares we are offering, the costs we incur to comply with the rules of the Securities and Exchange Commission regarding internal control over financial reporting will be a larger percentage of our net income and will reduce the return on your investment.

We expect to incur significant costs in establishing and maintaining adequate internal control over our financial reporting for the company and that our management will spend a significant amount of time assessing the effectiveness of our internal control over financial reporting. We do not anticipate that these costs or the amount of time our management will be required to spend will be significantly less if we sell substantially less than all of the shares we are offering.

Your rights as stockholders and our rights to recover claims against our directors, officers, employees and other agents are limited, which could reduce your and our recovery against them if they are liable to us for their conduct.

Maryland law provides that a director has no liability as a director if he performs his duties in good faith, in a manner he reasonably believes to be in the best interests of the company and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter also provides that we will generally indemnify our directors, our officers, our advisor and its affiliates and their respective officers, directors, managers and employees for losses they may incur by reason of their service in those capacities unless:

•  their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•  they actually received an improper personal benefit in money, property or services; or

•  in the case of any criminal proceeding, they had reasonable cause to believe that the act or omission was unlawful.

In addition to the above provisions of the Maryland General Corporation Law, our charter provides that in order for a director, an officer, our advisor or its affiliates to be exonerated from liability or receive indemnification, all of the following conditions must be met:

•  our directors, our advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•  our directors, our officers, our advisor or its affiliates were acting on our behalf or performing services for us;

•  in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification;

•  in the case of our non-independent directors, our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•  the indemnification is recoverable only out of our net assets or the proceeds of insurance and not from the stockholders.

As a result, you and we may have more limited rights against our directors, officers, employees and other agents than might otherwise exist under common law, which could reduce your and our recovery from such persons if they cause us to incur losses. In addition, we may be obligated to fund the defense costs incurred by our directors (as well as by our officers, employees and agents) in some cases, which would decrease the cash otherwise available to us to make distributions to you.

You may not be able to sell your stock under the stock repurchase program.

Our board of directors could choose to amend the stock purchase program without stockholder approval. Our board would also be free to amend or terminate the program at any time. In addition, the stock repurchase program includes numerous restrictions limiting your ability to sell your stock. See “Description of Stock—Proposed Stock Repurchase Program.”

The offering price was not established on an independent basis and you may be paying more for our stock than its value or the amount you would receive upon liquidation.

The offering price of our shares of stock bears no relationship to our book or asset value or to any other established criteria for valuing stock. The board of directors considered the following factors in determining the offering price:

•  the offering prices of comparable non-traded REITs; and

•  the recommendation of the dealer manager.

Because the offering price is not based upon any independent valuation, the value of your investment may be substantially less than what you pay and may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which our shares of stock would trade if they were to be listed on an exchange or actively traded by broker-dealers.

Because the dealer manager is one of our affiliates, you will not have the benefit of an independent review of us or the prospectus customarily undertaken in underwritten offerings.

The dealer manager, Pacific Cornerstone Capital, Inc., is an affiliate of our advisor and will not make an independent review of us or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.

Payment of fees to our advisor and its affiliates will reduce cash available for investment and distribution.

Our advisor and its affiliates will perform services for us in connection with the offer and sale of our stock, the selection and acquisition of our properties, and possibly the management and leasing of our properties. They will be paid significant fees for these services, which will reduce the amount of cash available for investment in properties and distribution to stockholders. The fees to be paid to our advisor and its affiliates were not determined on an arm’s-length basis. We cannot assure you that a third-party unaffiliated with our advisor would not be willing to provide such services to us at a lower price. If the maximum offering amount is raised we estimate that 11.6% of gross proceeds, including shares of stock issued pursuant to our distribution reinvestment plan, including estimated acquisition fees of 1.6% of gross proceeds, will be paid to our advisor, its affiliates and third parties for up-front fees and expenses associated with the offer and sale of our stock, a substantial portion of which may be re-allowed to participating broker-dealers. The expenses we incur in connection with the offer and sale of our stock, excluding acquisition fees and expenses, may exceed the amount we expect and could be as high as 13.5% of gross proceeds. These fees increase the risk that the amount available for payment of distributions to our stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares of stock in this offering. Substantial up-front fees also increase the risk that you will not be able to resell your shares of stock at a profit, even if our stock is listed on a national securities exchange or the Nasdaq National Market. See “Management Compensation”.

If we are unable to obtain funding for future capital needs, cash distributions to our stockholders could be reduced and the value of our investments could decline.

If we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both.

Our advisor does not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in the companies they sponsor.

Terry G. Roussel, an affiliate of our advisor, has invested $1,000 in 125 shares of our stock. As of the date of this prospectus, our advisor and its affiliates have only invested $200,000 in Cornerstone Operating Partnership, L.P. Therefore, if we are successful in raising enough proceeds to be able to reimburse our advisor for our significant organization and offering expenses, our advisor has little exposure to losses in the value of our stock. Without this exposure, our investors may be at a greater risk of loss because our advisor and its affiliates do not have as much to lose from a decrease in the value of our stock as do those sponsors who make more significant equity investments in the companies they sponsor.

General Risks Related to Investments in Real Estate

Economic and regulatory changes that impact the real estate market may reduce our net income and the value of our properties.

By owning our stock, stockholders will be subjected to the risks associated with owning real estate. The performance of your investment in us is subject to, among other things, risks related to the ownership and operation of real estate, including but not limited to:

•  worsening general or local economic conditions and financial markets could cause lower demand, tenant defaults, and reduced occupancy and rental rates, some or all of which would cause an overall decrease in revenue from rents;

•  increases in competing properties in an area which could require increased concessions to tenants and reduced rental rates;

•  increases in interest rates or unavailability of permanent mortgage funds which may render the sale of a property difficult or unattractive; and

•  changes in laws and government regulations, including those governing real estate usage, zoning and taxes.

Some or all of the foregoing factors may affect our properties, which would reduce our net income, and our ability to make distributions to our stockholders.

Lease terminations could reduce our revenues from rents and our distributions to our stockholders and cause the value of your investment to decline.

The success of our investments depends upon the occupancy levels, rental income and operating expenses of our properties and our company. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur costs in protecting our investment and re-leasing our property. We may be unable to re-lease the property for the rent previously received. We may be unable to sell a property with low occupancy without incurring a loss. These events and others could cause us to reduce the amount of distributions we make to stockholders and the value of your investment to decline.

Rising expenses at both the property and the company level could reduce our net income and our cash available for distribution to stockholders.

Our properties will be subject to operating risks common to real estate in general, any or all of which may reduce our net income. If any property is not substantially occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses. If we are unable to lease properties on a basis requiring the tenants to pay such expenses, we would be required to pay some or all of those costs which would reduce our income and cash available for distribution to stockholders.

Costs incurred in complying with governmental laws and regulations may reduce our net income and the cash available for distributions.

Our company and the properties we expect to own are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Federal laws such as the National Environmental Policy Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act, the Federal Clean Air Act, the Toxic Substances Control Act, the Emergency Planning and Community Right to Know Act and the Hazard Communication Act govern such matters as wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials and the remediation of contamination associated with disposals. The properties we acquire will be subject to the Americans with Disabilities Act of 1990 which generally requires that certain types of buildings and services be made accessible and available to people with disabilities. These laws may require us to make modifications to our properties. Some of these laws and regulations impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. Compliance with these laws and any new or more stringent laws or regulations may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. In addition, there are various federal, state and local fire, health, life-safety and similar regulations with which we may be required to comply, and which may subject us to liability in the form of fines or damages for noncompliance.

Our properties may be affected by our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties. The presence of hazardous substances, or the failure to properly remediate these substances, may make it difficult or impossible to sell or rent such property. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

Discovery of environmentally hazardous conditions may reduce our cash available for distribution to our stockholders.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost to remove or remediate hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could be substantial and reduce our ability to make distributions and the value of your investment.

Any uninsured losses or high insurance premiums will reduce our net income and the amount of our cash distributions to stockholders.

Our advisor will attempt to obtain adequate insurance to cover significant areas of risk to us as a company and to our properties. However, there are types of losses at the property level, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to stockholders.

We may have difficulty selling real estate investments, and our ability to distribute all or a portion of the net proceeds from such sale to our stockholders may be limited.

Equity real estate investments are relatively illiquid. We will have a limited ability to vary our portfolio in response to changes in economic or other conditions. We will also have a limited ability to sell assets in order to fund working capital and similar capital needs. When we sell any of our properties, we may not realize a gain on such sale. We may not elect to distribute any proceeds from the sale of properties to our stockholders; for example, we may use such proceeds to:

•       purchase additional properties;

•       repay debt, if any;

•       buy out interests of any co-venturers or other partners in any joint venture in which we are a party;

•       create working capital reserves; or

•       make repairs, maintenance, tenant improvements or other capital improvements or expenditures to our remaining properties.

Our ability to sell our properties may also be limited by our need to avoid a 100% penalty tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property. In order to ensure that we avoid such characterization, we may be required to hold our properties for a minimum period of time, generally four years, and comply with certain other requirements in the Internal Revenue Code.

Real estate market conditions at the time we decide to dispose of a property may be unfavorable which could reduce the price we receive for a property and lower the return on your investment.

We intend to hold the properties in which we invest until we determine that selling or otherwise disposing of properties would help us to achieve our investment objectives. General economic conditions, availability of financing, interest rates and other factors, including supply and demand, all of which are beyond our control, affect the real estate market. We may be unable to sell a property for the price, on the terms, or within the time frame we want. Accordingly, the gain or loss on your investment could be affected by fluctuating market conditions.

As part of otherwise attractive portfolios of properties, substantially all of which we can own on an all-cash basis, we may acquire some properties with existing lock-out provisions which may inhibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

Loan provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distributions to you. Loan provisions may prohibit us from reducing the outstanding indebtedness with respect to properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties.

Loan provisions could impair our ability to take actions that would otherwise be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of our stock, relative to the value that would result if the loan provisions did not exist. In particular, loan provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

If we sell properties by providing financing to purchasers of our properties, distribution of net sales proceeds to our stockholders would be delayed and defaults by the purchasers could reduce our cash available for distribution to stockholders.

If we provide financing to purchasers, we will bear the risk that the purchaser may default. Purchaser defaults could reduce our cash distributions to you. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed of or completion of foreclosure proceedings.

Actions of our joint venture partners could subject us to liabilities in excess of those contemplated or prevent us from taking actions that are in the best interests of our stockholders which could result in lower investment returns to our stockholders.

We are likely to enter into joint ventures with affiliates and other third parties to acquire or improve properties. We may also purchase properties in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present when acquiring real estate directly, including, for example:

•       that such co-venturer, co-owner or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties held in the joint venture or the timing of termination or liquidation of the joint venture;

•       the possibility that our co-venturer, co-owner or partner in an investment might become insolvent or bankrupt;

•       the possibility that we may incur liabilities as a result of an action taken by our co-venturer, co-owner or partner;

•       that such co-venturer, co-owner or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT; or

•       that under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could be reached which might have a negative influence on the joint venture.

These events might subject us to liabilities in excess of those contemplated and thus reduce your investment returns. If we have a right of first refusal or buy/sell right to buy out a co-venturer, co-owner or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be required to purchase such interest at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. Finally, we may not be able to sell our interest in a joint venture if we desire to exit the venture.

Risks Associated with Debt Financing

We expect to continue using temporary acquisition financing to acquire properties and otherwise incur other indebtedness, which will increase our expenses and could subject us to the risk of losing properties in foreclosure if our cash flow is insufficient to make loan payments.

We expect to continue acquiring real properties using temporary acquisition financing. This will enable us to continue acquiring properties before we have raised offering proceeds for the entire purchase price. We plan to use subsequently raised offering proceeds to pay off the temporary acquisition financing.

We expect to borrow funds for operations, tenant improvements, capital improvements or for other working capital needs. We also expect to borrow funds to make distributions including but not limited to funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. We may also borrow if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes. To the extent we borrow funds, we may raise additional equity capital or sell properties to pay such debt.

If there is a shortfall between the cash flow from a property and the cash flow needed to service temporary acquisition financing on that property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, the value of your investment will be reduced.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we have entered into contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, or replace our advisor. These or other limitations may limit our flexibility and prevent us from achieving our operating plans.

High levels of debt or increases in interest rates could increase the amount of our loan payments, reduce the cash available for distribution to stockholders and subject us to the risk of losing properties in foreclosure if our cash flow is insufficient to make loan payments.

Our policies do not limit us from incurring debt. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. Interest we pay could reduce cash available for distribution to stockholders. Additionally, variable rate debt could result in increases in interest rates which would increase our interest costs and which would reduce our cash flows and our ability to make distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments and could result in a loss.

Federal Income Tax Risks

If we fail to qualify as a REIT, we will be subjected to tax on our income and the amount of distributions we make to our stockholders will be less.

We intend to qualify as a REIT under the Internal Revenue Code. A REIT generally is not taxed at the corporate level on income it currently distributes to its stockholders. Qualification as a REIT involves the application of highly technical and complex rules for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to continue to qualify as a REIT. In addition, new legislation, regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification.

If we elected to be taxed as a REIT and then were to fail to qualify as a REIT in any taxable year:

•       we would not be allowed to deduct our distributions to our stockholders when computing our taxable income;

•       we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates;

•       we would be disqualified from being taxed as a REIT for the four taxable years following the year during which qualification was lost, unless entitled to relief under certain statutory provisions;

•       we would have less cash to make distributions to our stockholders; and

•       we might be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of our disqualification.

We encourage you to read the “Federal Income Tax Considerations” section of this prospectus for further discussion of the tax issues related to this offering.

Even if we qualify and maintain our status as a REIT, we may be subject to federal and state income taxes in certain events, which would reduce our cash available for distribution to our stockholders.

Net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to pay sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of our operating partnership or at the level of the other companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce the cash available to make distributions to you.

If our operating partnership is classified as a “publicly-traded partnership” under the Internal Revenue Code, it will be subjected to tax on our income and the amount of distributions we make to our stockholders will be less.

We structured the operating partnership so that it would be classified as a partnership for federal income tax purposes. In this regard, the Internal Revenue Code generally classifies “publicly traded partnerships” (as defined in Section 7704 of the Internal Revenue Code) as associations taxable as corporations (rather than as partnerships), unless substantially all of their taxable income consists of specified types of passive income. In order to minimize the risk that the Internal Revenue Code would classify the operating partnership as a “publicly traded partnership” for tax purposes, we placed certain restrictions on the transfer and/or redemption of partnership units in our operating partnership. If the Internal Revenue Service were to assert successfully that our operating partnership is a “publicly traded partnership,” and substantially all of the operating partnership’s gross income did not consist of the specified types of passive income, the Internal Revenue Code would treat our operating partnership as an association taxable as a corporation. In such event, the character of our assets and items of gross income would change and would prevent us from qualifying and maintaining our status as a REIT. In addition, the imposition of a corporate tax on our operating partnership would reduce the amount of cash distributable to us from our operating partnership and therefore would reduce our amount of cash available to make distributions to you.

These topics are discussed in greater detail in the “Federal Income Tax Considerations—Tax Aspects of Our Operating Partnership” section of this prospectus.

Dividends payable by REITs do not qualify for the reduced tax rates under recently enacted tax legislation.

Recently enacted tax legislation generally reduces the maximum tax rate for dividends payable by corporations to individuals to 15% through 2008. Dividends payable by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient, rather than the 15% preferential rate. Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could reduce the value of the stock of REITs, including our stock.

Distributions to tax-exempt investors may be classified as unrelated business taxable income and tax-exempt investors would be required to pay tax on the unrelated business taxable income and to file income tax returns.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•       under certain circumstances, part of the income and gain recognized by certain qualified employee pension trusts with respect to our stock may be treated as unrelated business taxable income if our stock is predominately held by qualified employee pension trusts (which we do not expect to be the case);

•       part of the income and gain recognized by a tax exempt investor with respect to our stock would constitute unrelated business taxable income if such investor incurs debt in order to acquire the common stock; and

•       part or all of the income or gain recognized with respect to our stock held by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Code may be treated as unrelated business taxable income.

We encourage you to consult your own tax advisor to determine the tax consequences applicable to you if you are a tax-exempt investor.

Foreign investors may be subject to FIRPTA tax on the sale of our stock if we are unable to qualify as a “domestically controlled” REIT.

A foreign person disposing of a U.S. real property interest, including stock of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA tax, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s capital stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence.

We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our stock would be subject to FIRPTA tax, unless our stock were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common stock. We encourage you to consult your own tax advisors to determine the impact of federal, state, local and foreign tax laws to you on an investment in our stock, including any reporting requirements.

Retirement Plan Risks

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to pension or profit sharing trusts or IRAs investing in stock. If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our stock, you should satisfy yourself that:

•       your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•       your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•       your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•       your investment will not impair the liquidity of the plan or IRA;

•       your investment will not produce “unrelated business taxable income” for the plan or IRA;

•       you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•       your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in imposition of civil and criminal penalties, and can subject the fiduciary to equitable remedies. In addition, if an investment in our stock constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary who authorized or directed the investment may be subject to imposition of excise taxes with respect to the amount invested.

An investment in our stock may not be suitable for every employee benefit plan, and may result in the plan fiduciary breaching its duty to the plan.

When considering an investment in our stock, an individual with investment discretion over assets of any pension plan, profit-sharing plan, retirement plan, IRA or other employee benefit plan covered by ERISA should consider whether the investment satisfies the fiduciary requirements of ERISA and other applicable laws. In particular, attention should be paid to the diversification requirements of Section 404(a)(1)(C) of ERISA in light of all the facts and circumstances, including the portion of the plan’s portfolio of which the investment will be a part. All plan investors should also consider whether the investment is prudent and meets plan liquidity requirements as there may be only a limited market in which to sell or otherwise dispose of our stock, and whether the investment is permissible under the plan’s governing instrument. We have not, and will not, evaluate whether an investment in our stock is suitable for any particular plan. Rather, we will accept entities as stockholders if an entity otherwise meets the suitability standards set forth in the “Suitability Standards” section in this prospectus.

ERISA fiduciaries are required to determine annually the fair market value of each asset in the ERISA plan based on liquidation value. The annual statement of value that we will be sending to stockholders subject to ERISA and to certain other plan stockholders is only an estimate and may not comply with any reporting and disclosure or annual valuation requirements under ERISA or other applicable law.

The annual statement of value will report the value of each share of our stock based as of the close of our fiscal year. No independent appraisals will be obtained and the value will be based upon an estimated amount we determine would be received if our properties and other assets were sold as of the close of our fiscal year and if such proceeds, together with our other funds, were distributed pursuant to a liquidation. However, the net asset value of each share of stock will be deemed to be $8 during this offering and for the first three years following the termination of this offering, unless our board of directors otherwise determines. Because this is only an estimate, we may subsequently revise any annual valuation that is provided. We cannot assure you that:

•       a value included in the annual statement could actually be realized by us or by our stockholders upon liquidation;

•       stockholders could realize that value if they were to attempt to sell their stock; or

•       an annual statement of value would comply with any reporting and disclosure or annual valuation requirements under ERISA or other applicable law.

We will stop providing annual statements of value if our stock becomes listed for trading on a national stock exchange or included for quotation on the Nasdaq National Market.

For a more complete discussion of the foregoing issues and other risks associated with an investment in our stock by retirement plans, please see the “ERISA Considerations” section of this prospectus.

ESTIMATED USE OF PROCEEDS

The following table estimates the use of the proceeds raised in this offering assuming that we sell the minimum of 125,000 shares, the midpoint of 27,700,000 shares and the maximum of 55,400,000 shares of our common stock. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Based on our estimate of the number of shares we sell in this offering through various distribution channels, we estimate that approximately 88.4% of our gross offering proceeds will be used for investments if the maximum offering amount is raised, while the remainder will be used to pay sales commissions, dealer manager fees, other organization and offering expenses and acquisition fees on our real estate investments.

	125,000 Shares		27,700,000 Shares (Including 5,500,000 DRIP Shares)		55,400,000 Shares (Including 11,000,000 DRIP Shares)
	Amount	Percent	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$1,000,000	100.0%	$219,400,000	100.0%	$438,800,000	100.0%
Sales commissions(1)	70,000	7.0%	12,432,000	5.7%	24,864,000	5.7%
Dealer Manager Fees(1)	30,000	3.0%	5,328,000	2.4%	10,656,000	2.4%
Organization and Offering Expenses(2)(3)	30,000	3.0%	6,272,400	2.9%	8,271,000	1.9%
Acquisition Fees(4)(5)	20,000	2.0%	3,552,000	1.6%	7,104,000	1.6%
Working capital reserves(6)	—	—	—	—	—	—
Amount Available for Investment, including capitalized tenant improvements and leasing concessions and the payment of acquisition expenses(7)	$850,000	85.0%	$191,815,600	87.4%	$387,905,000	88.4%

(1)                                  For the midpoint and maximum offering of stock sold in our primary offering, includes sales commissions up to 7% of aggregate gross offering proceeds and a dealer manager fee up to 3% of aggregate offering proceeds. For the midpoint and maximum offering, stock sold through our distribution reinvestment plan includes no sales commissions and no dealer manager fee. See “Plan of Distribution.”

(2)                                  Organization and offering expenses consist of all expenses (other than sales commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder, and other accountable offering expenses, including, but not limited to: (i) amounts to reimburse our advisor for all marketing related costs and expenses such as salaries and direct expenses of employees of our advisor and its affiliates in connection with registering and marketing our shares; (ii) technology costs associated with the offering of our shares; (iii) issuer’s costs of conducting our training and education meetings; (iv) issuer’s costs of attending retail seminars conducted by participating broker-dealers; and (v) payment or reimbursement of bona fide due diligence expenses. Such expenses could be as much as 3.5% of gross proceeds from our primary offering. We will not reimburse our advisor for organization and offering expense unless and until we raise $1,000,000 in this offering.

(3)                                  Our advisor has agreed to reimburse us to the extent all of our offering expenses, including sales commissions, dealer manager fees, and organization and offering expenses (but excluding acquisition fees and acquisition expenses) incurred by us exceeds 13.5% of the gross offering proceeds, or if the aggregate of all organization and offering expenses, excluding sales commission and the dealer manager fees, exceeds 3.5% of gross proceeds from our primary offering. In no event will the maximum compensation to be paid to broker dealers of 10% with an additional 0.5% for bona fide due diligence expenses along with organizational and offering expenses exceed 13.5% of the gross offering proceeds.

(4)                                  We will pay our advisor an acquisition fee equal to 2% of gross proceeds from our primary offering upon receipt of the offering proceeds rather than at the time a property is acquired. As properties are acquired, the acquisition fees previously paid to the advisor will be allocated to the purchase price of the acquired properties. In the event any of the acquisition fees paid to our advisor are not ultimately allocated to the purchase price of a property, our advisor will refund the unallocated acquisition fees to us.

(5)                                  In addition to this acquisition fee, we may also incur customary advisor and third-party acquisition expenses in connection with the acquisition (or attempted acquisition) of a property.

(6)                                  Because we will be purchasing properties without permanent financing, we expect that our cash flow from operations will be sufficient for capital expenditures, maintenance and repairs. However, to the extent that our cash flow from operations is insufficient for such purposes, we may establish reserves from gross offering proceeds or out of non-liquidating net sale proceeds.

(7)                                  The amount available for investment will include customary advisor and third-party acquisition expenses such as legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate and reserves for capital improvements, tenant improvements and maintenance and repairs of properties. If our proposed stock repurchase program is adopted, up to 100% of the net proceeds from sales under our distribution reinvestment plan could be used to repurchase shares of our stock. See “Description of Stock—Proposed Stock Repurchase Program.”

Until used in connection with real estate investments, substantially all of the net proceeds of the offering may be invested in short-term, highly liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors. The board is responsible for the management of our business affairs. The board has retained Cornerstone Realty Advisors, LLC as our advisor to manage our day-to-day operations and the acquisition and disposition of our investments, subject to the board’s supervision. Because of the numerous conflicts of interest created by the relationships among us, our advisor and its affiliates, many of the responsibilities of the board are subject to the oversight and approval of a majority of our independent directors. See “Conflicts of Interest.”

As of the date of this prospectus, our board consists of five members, a majority of whom are independent directors. Our board may change the size of the board, but in no event will we have fewer than three board seats. Our charter provides that a majority of our directors must be independent directors. An “independent director” is a person who does not perform other services for or have any material business or professional relationship with our advisor or its affiliates, is not one of our officers or employees or an officer, employee, director or owner of our advisor or its affiliates and has not been so for the previous two years. Serving as a director of, or having an ownership interest of less than 10% in, another program sponsored by our advisor or its affiliates will not, by itself, preclude independent-director status, except that independent directors may not serve as a director for more than three REITs organized by our sponsor or advised by our advisor.

Each director will serve until the next annual meeting of stockholders or until a successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless filled by a vote of the stockholders as permitted by the Maryland General Corporation Law in the case of removal, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors. As provided in our charter, nominations of individuals to fill the vacancy of a board seat previously filled by an independent director will be made by the remaining independent directors. Nominees to fill the vacancy of any other board seat will be individuals nominated by our advisor.

Our directors and officers are not required to devote all of their time to our business and are only required to devote sufficient time to our affairs as their duties require. In addition to meetings of the various committees of the board, which committees we describe below, we expect to hold regular board meetings each year. Our board is empowered to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders. Our independent directors will review our investment policies with sufficient frequency and at least annually to determine that the policies being followed are in the best interest of our stockholders. We will follow the policies on investments and borrowings set forth in this prospectus unless they are modified by our independent directors.

Committees of the Board of Directors

Many of the powers of the board of directors may be delegated to one or more committees. Our charter requires that each committee consist of at least a majority of independent directors.

Audit Committee

The audit committee selects the independent public accountants to audit our annual financial statements, reviews the plans and results of the audit engagement with the independent public accountants, approves the audit and non-audit services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls.

Independent Directors Committee

In order to reduce or eliminate certain potential conflicts of interest, a majority of our independent directors, that is, the directors who are not affiliated with our advisor, will approve all transactions between us and our advisor or its affiliates. Our independent directors are authorized to retain their own legal and financial advisors at our expense and are empowered to act on any matter permitted under Maryland law provided that a majority of our independent directors first determine that the matter at issue is such that the exercise of independent judgment by our advisor could reasonably be compromised. Those conflict-of-interest matters that cannot be delegated to a committee under Maryland law must be acted upon by both the board of directors and a majority of our independent directors. See “Conflicts of Interest—Certain Conflict Resolution Procedures.”

Compensation Committee

Our compensation committee will discharge the board’s responsibilities relating to compensation of our executives. The compensation committee will administer the granting of stock options to our advisor, selected employees of our advisor and its directors, officers and affiliates based upon recommendations from our advisor and set the terms and conditions of such options in accordance with our Employee and Director Incentive Stock Plan, which we describe further below. Our compensation committee will also have authority to amend the Employee and Director Incentive Stock Plan or create other incentive compensation and equity-based plans.

Investment Committee

Our investment committee’s basic responsibility is to review the real estate investments proposed to be made by us, including investments in real estate through joint ventures, and to confirm that the real estate investments selected by our management are consistent with the investment limitations set forth in our charter and consistent with our acquisition policies, our primary investment focus, property selection criteria and conditions to closing. Our investment committee shall consist of at least three directors, a majority of whom are “independent directors” as defined in our charter. The current members of the investment committee are all of the members of our board.

Advisory Committees

The board of directors may establish various advisory committees on which certain members of the board would sit to assist our advisor and its affiliates in areas that have a direct impact on our operations, such as the following: property management, asset management, investment, finance and planning, stockholder relations and communications.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors. Our directors serve for a term of one year or until their successors are duly elected and qualified. Our executive officers serve at the pleasure of our board of directors and have no fixed term of office.

Name	Age	Positions
Terry G. Roussel	54	President, Chief Executive Officer and Director
Sharon C. Kaiser	62	Chief Financial Officer
Dominic J. Petrucci	43	Chief Operating Officer
Robert C. Peterson	47	Chief Investment Officer
Alfred J. Pizzurro	50	Senior Vice President and Secretary
Paul Danchik	56	Director
Joseph H. Holland	50	Director
Daniel L. Johnson	51	Director
Lee Powell Stedman	53	Director

Terry G. Roussel is one of the founding stockholders of the Cornerstone-related entities that commenced operations in 1989. Mr. Roussel has been our President and Chief Executive Officer and a director since 2004 and is the promoter of the company by initiating the founding and organizing of our business. Mr. Roussel is the Chief Executive Officer and a Director of Cornerstone Realty Advisors, LLC, our advisor. Mr. Roussel is also the President, Chief Executive Officer, a Director and the majority shareholder of Cornerstone Ventures, Inc., an affiliate of our advisor. Mr. Roussel is also a principal and the majority shareholder of Pacific Cornerstone Capital, Inc., the dealer-manager for this offering. Under Mr. Roussel’s direction, Cornerstone and its affiliates formed nine separate real estate investment funds and joint ventures. In 1993, Cornerstone and its affiliates became managing joint venture partner with Koll Capital Markets Group, Inc., a wholly owned subsidiary of Koll Management Services, Inc. (now owned by CB Richard Ellis).

As managing partner of the above-described funds and joint ventures, Cornerstone and its affiliates were responsible for the acquisition, operation, leasing, and disposition of all jointly owned properties between Cornerstone and Koll. In connection with acquiring properties for the account of these joint ventures, Mr. Roussel personally supervised the acquisition of each property, initiated and directed the business plan for each property, and arranged debt and equity financing for the acquisition of each property.

In 1985, Mr. Roussel started the Special Investments Group, a new division within Bank of America’s Capital Markets Group which provided real estate investment opportunities to the bank’s wealthiest private banking clients. Between 1980 and 1985, Mr. Roussel was employed by Bateman Eichler, Hill Richards, Inc., a regional securities firm headquartered in Los Angeles, California. In this capacity, Mr. Roussel was promoted to First Vice President and Manager of the partnership finance department where he was responsible for the due diligence and marketing of all publicly registered real estate funds offered by the firm.

Mr. Roussel graduated with honors from California State University at Fullerton in 1976 with a B.A. in Business Administration with a concentration in Accounting. Subsequent to graduation, Mr. Roussel joined the accounting firm of Arthur Andersen & Co. as an auditor and later transferred to the tax department of Arthur Young & Co., the predecessor firm to Ernst & Young. Mr. Roussel became a Certified Public Accountant in 1979 (currently inactive).

Sharon C. Kaiser joined Cornerstone in July 2005 as our Chief Financial Officer and in August 2005, she became the Chief Financial Officer of our advisor. Ms. Kaiser is responsible for our finance and accounting, IT, human resources and administrative functions.

Prior to joining Cornerstone, Ms. Kaiser was Director of Financial Operations for Westfield America, Inc., an owner, manager and developer of regional shopping centers and the American subsidiary of one of the largest listed retail REITs in the world with approximately $25 billion in assets. From 1999 to 2002, Ms. Kaiser served as Chief Financial Officer of The StayWell Company, a subsidiary of Vivendi Universal, and from 1995 to 1999, she served as Chief Financial Officer and Senior Vice President of HemaCare Corporation, a publicly-traded biomedical company. Her responsibilities included financial accounting and reporting, information technology, investor relations and human resources, as well as strategic planning and acquisition due diligence and integration.

Before joining HemaCare Corporation, Ms. Kaiser served as the Chief Financial Officer of a publicly-traded (AMEX) REIT sponsored by The Koll Company. She started her career with Arthur Andersen and Co., leaving as a senior manager.

Ms. Kaiser holds a Bachelor of Science degree in Business Administration from the University of Southern California and has been a Certified Public Accountant since 1981.

Dominic J. Petrucci has been our Chief Operating Officer since 2004 and is also the Chief Operating Officer of our advisor and Cornerstone Ventures, Inc. Mr. Petrucci is responsible for overseeing all our operations.

Prior to joining Cornerstone Ventures in 2002, Mr. Petrucci served since 1998 as Division President of Koll Development Company. In this capacity he managed the commercial real estate development activities for a 2.8 million square foot portfolio. Mr. Petrucci’s responsibilities included business development, divisional oversight of operations and administration, and participation on Koll Development Company’s Executive Committee and Investment Committee.

Mr. Petrucci was a Vice President for Kitchell Development Company and Kitchell Corporation from 1996 to 1998. As Vice President for Kitchell Development Company, he oversaw Kitchell’s real estate development operations throughout the western United States. As Vice President—Finance for Kitchell Corporation, Mr. Petrucci provided total financial oversight of their domestic and international construction activities and managed the property management, financial services, human resources, and risk management departments for Kitchell ($300 million annual revenues).

From 1990 until early 1996, Mr. Petrucci worked with the Koll organization in various capacities. He was Chief Financial Officer and Corporate Secretary for Koll Construction, Vice President—Finance for Koll International, and Group Controller for Koll Development. In his capacities with Kitchell and Koll, Mr. Petrucci was involved in the origination and restructuring of nearly $1 billion in debt and equity investments in addition to participation in the marketing and selling of nearly $300 million of property.

Mr. Petrucci began his career in the real estate group at KPMG Peat Marwick in Los Angeles where he earned a Certified Public Accountant designation (currently inactive). Mr. Petrucci earned his Bachelor of Science degree in Commerce, with an accounting major from Rider University in Lawrenceville, New Jersey.

Robert C. Peterson has been our Chief Investment Officer since 2004 and is also the Chief Investment Officer and a Director of our advisor. Mr. Peterson was previously Executive Vice President of Acquisitions and Dispositions for Koll Bren Schreiber Realty Advisors (“KBS”). KBS is one of the largest institutional real estate fund managers in the United States. KBS has acquired over $5 billion of commercial real estate on behalf of many of the largest private and public institutional investors in the United States. In his capacity, Mr. Peterson was the individual responsible for identifying, underwriting, acquiring and disposing of real estate opportunities in the western half of the United States for KBS. Mr. Peterson was with KBS since its inception in 1992 until 2003.

From 1990 to 1992, he was an officer of Koll Management Services, Inc. (“Koll”), one of the largest managers and operators of commercial real estate in the United States. Mr. Peterson was instrumental in the formation of both the first joint venture between Koll and Cornerstone in 1993 and the second joint venture between Koll and Cornerstone in 1995.

Mr. Peterson has 24 years of real estate investment experience, including a diverse background in acquisitions, financing, and leasing through previous affiliations with Koll Management Services, Meyer Real Estate Advisors, VMS Realty, Inc. and Peat Marwick in Chicago.

Mr. Peterson earned a Certified Public Accountant (CPA) designation (currently inactive) and is a Certified Commercial Investment Member (CCIM), Certified Property Manager (CPM) and a licensed Real Estate Broker in the state of California. Mr. Peterson also holds a Bachelor’s Degree in Accounting from the University of Illinois.

Alfred J. Pizzurro has been our Senior Vice President and Secretary since 2004. Mr. Pizzurro is also a Senior Vice President and Director of our advisor and a Senior Vice President, a Director and a principal of Cornerstone Ventures, Inc. and Pacific Cornerstone Capital, Inc., the dealer manager for this offering. Mr. Pizzurro joined Cornerstone Ventures, Inc. in April 1998 and has been the individual primarily responsible for Cornerstone Venture’s marketing and new business development activities since that time.

Between 1993 and 1998, Mr. Pizzuro was responsible for business development both domestically and internationally for The Joseph Company, a research and development company. From 1986 to 1992, he was the Director of Marketing for a regional real estate company. Mr. Pizzurro served as a helicopter pilot in the United States Marine Corps between 1979 and 1986 where he attained the rank of Captain.

Mr. Pizzurro received his Bachelor of Science Degree in Communications from Clarion University in 1978.

Paul Danchik retired in 2003 as Senior Vice President of Warner Media Services, a division of Time Warner Inc. Mr. Danchik was a member of the Executive Management Team of Warner Media Services and was responsible for their Consumer Products Business unit. Mr. Danchik began his career with Ivy Hill Packaging in 1973 which was acquired by Time Warner, Inc. in 1989. Mr. Danchik also serves as a consultant to Acres of Love, a non-profit organization currently operating thirteen homes licensed in the Republic of South Africa for care of abandoned children living with or affected by HIV/AIDS. Mr. Danchik also serves as interim Executive Administrator of the Life Church in Mission Viejo, California. Mr. Danchik earned a Bachelor of Science Degree in Business Administration from the University of LaVerne.

Joseph H. Holland is currently the managing member of Uptown Partners, LLC, a real estate group developing market-rate, multi-family housing in New York City. He is also Director, Municipal Assistance Corporation of the City of New York, as a gubernatorial appointee since 1998 and a Member, Board of Trustees, Cornell University since 1998.

Mr. Holland is the former Commissioner of the New York State Division of Housing and Community Renewal. In this capacity, Mr. Holland headed the New York State Agency with more than two thousand employees. Mr. Holland was responsible for administering programs in the areas of community development, supervision of State-assisted housing developments and rent regulation in New York City and other municipalities. Mr. Holland held this position between 1995 and 1996. Between 1985 and 1987, Mr. Holland was Chief Counsel for the New York Standing Committee on Housing and Community Development. Mr. Holland is the 1991 recipient of the Volunteer Action Award, presented by President

George Bush and the 1991 Entrepreneur of the Year Award, presented by New York Mayor David Dinkins.

Mr. Holland is a 1982 Graduate of Harvard Law School. Mr. Holland received his Bachelor of Arts Degree from Cornell University in 1978 and his Master of Arts Degree from Cornell University in 1979 where his fields of concentration were U.S. Diplomatic History and African-American History.

Daniel L. Johnson is a founder and since 2003 has been the Senior Vice President of Sales for InfoSpan, Inc., a developer and operator of customer interaction centers for United States based corporations with operations in Latin America. From 2000 to 2003, Mr. Johnson was the President of Rutilus Software, Inc. a developer of disk-based storage software. Prior to 2000, Mr. Johnson spent fourteen years with Toshiba America where he was Vice President of OEM Sales. In this capacity he was responsible for worldwide sales for products within his Division of Toshiba America. Mr. Johnson holds a Bachelor’s degree from Southern Illinois University.

Lee Powell Stedman is the founder and Chief Executive Officer of Realty Development Advisors, LLC (“RDA”) which he formed in 1996. RDA is a full service commercial real estate company specializing in development, leasing and real estate consulting. Since 1995, Mr. Stedman has been involved in the development, financing and leasing of twenty-two commercial properties in five states. Prior thereto, Mr. Stedman was employed in the real estate acquisition department of a real estate firm and was Manager, REO/Commercial Sales Specialist for the Resolution Trust Corporation. Mr. Stedman received his Bachelor of Science Degree from the University of Minnesota.

Compensation of Directors

We pay each of our directors who are not employees of our advisor or its affiliates for attending board and committee meetings as follows:

•       $3,000 per regularly scheduled board meeting attended in person or by teleconference;

•       $1,000 per regularly scheduled committee meeting attended in person or by teleconference ($1,500 for the audit committee chairperson and $1,250 for other committee chairpersons); and

•       $750 per special board meeting attended, whether held in person or by teleconference.

All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors and committees.

In addition, we issue stock options to the directors pursuant to our Employee and Director Incentive Stock Plan. On an annual basis, we expect to issue options to purchase 5,000 shares of common stock to each director who is not an employee of our advisor or its affiliates. We may not grant options at any time when the issuance of the stock underlying the grant, when combined with those issuable upon exercise of outstanding options granted to our advisor, directors, officers or any of their affiliates, would exceed 10% of our outstanding shares.

Employee and Director Incentive Stock Plan

We adopted our Employee and Director Incentive Stock Plan to:

•       provide incentives to individuals who are granted stock awards because of their ability to improve our operations and increase profits;

•       encourage selected persons to accept or continue employment with us or with our advisor or its affiliates; and

•       increase the interest of directors in our success through their participation in the growth in value of our stock.

The Employee and Director Incentive Stock Plan provides for the grant of awards to our directors and full-time employees (if we ever have employees), directors and full-time employees of our advisor and its affiliates, entities and full-time employees of entities that provide services to us, and certain consultants to us, our advisor and its affiliates. Awards granted under the plan may consist of nonqualified stock options, incentive stock options, restricted stock, share appreciation rights, and distribution equivalent rights.

The total number of shares of our common stock reserved for issuance under the Employee and Director Incentive Stock Plan is equal to 10% of our outstanding shares of stock at any time. As of the date of this prospectus, no awards have been granted under the Employee and Director Incentive Stock Plan.

Options entitle the holder to purchase shares of our common stock during a specified period and for a specified exercise price. We may grant options under the Employee and Director Incentive Stock Plan that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code (“incentive stock options”) or options that are not incentive stock options (“nonqualified stock options”). Incentive stock options and nonqualified stock options will generally have an exercise price that is not less than 100% of the fair market value of the common stock underlying the option on the date of grant and will expire, with certain exceptions, 10 years after the grant date.

Restricted stock awards entitle the recipient to shares of our common stock under terms that provide for vesting over a specified period of time. Unvested shares would typically be forfeited upon the termination of the recipient’s employment or other relationship with us. Generally, shares of restricted stock may not be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted stock may receive cash distributions before the restrictions have lapsed, but any distributions payable in the form of common stock, rather than cash, will be subject to the same restrictions as the underlying restricted stock.

Stock appreciation rights entitle the recipient to receive from us, at the time of exercise, an amount in cash (or in some cases, shares of common stock) equal to the amount by which the fair market value of the common stock underlying the stock appreciation right on the date of exercise exceeds the price specified at the time of grant, which cannot be less than the fair market value of the common stock on the grant date.

Distribution equivalent rights entitle the recipient to receive, for a specified period, a payment equal to the periodic distribution declared and made by us on one share of common stock. Distribution equivalent rights are forfeited to us upon the termination of the recipient’s employment or other relationship with us.

The term of the plan is 10 years. Upon our earlier dissolution or liquidation, upon our reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation or upon sale of all or substantially all of our properties, the plan will terminate, and provision will be made for the assumption by the successor corporation of the awards granted or the replacement of the awards with similar awards with respect to the stock of the successor corporation, with appropriate adjustments as to the number and kind of shares and exercise prices. Alternatively, rather than providing for the assumption of awards, the compensation committee may either (i) shorten the period during which awards are exercisable, or (ii) cancel an award upon payment to the participant of an amount in cash that the compensation committee determines is equivalent to the amount of the fair market value of the consideration that the participant would have received if the participant exercised the award immediately prior to the effective time of the transaction.

The compensation committee will set the term of the options in its discretion, but no option will have a term greater than ten years. The compensation committee will set the period during which the right to exercise an option vests. No option issued may be exercised, however, if such exercise would jeopardize our status as a REIT under the Internal Revenue Code. In addition, no option may be sold, pledged, assigned or transferred by an option holder in any manner other than by will or the laws of descent or distribution.

In the event that the compensation committee determines that any distribution, recapitalization, stock split, reorganization, merger, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of our assets, or other similar corporate transaction or event, affects the stock such that the compensation committee determines an adjustment to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan or with respect to an option, then the compensation committee shall, in such manner as it may deem equitable, adjust the number and kind of shares or the exercise price with respect to any option.

Director Option Grants for Non-Employee Directors

We have issued non-qualified stock options to purchase 10,000 shares of common stock to each of our directors who are not employees of our advisor or its affiliates pursuant to this plan. In addition, on an annual basis, we expect to issue options to purchase 5,000 shares of common stock to each director who is not an employee of our advisor or its affiliates. We may not grant options at any time when the issuance of the stock underlying the grant, when combined with those issuable upon exercise of outstanding options granted to our advisor, directors, officers or any of their affiliates, would exceed 10% of our outstanding shares.

The exercise price for the initial options for 10,000 shares is $8 per share. The exercise price for the subsequent options will be the fair market value of the shares on the date they are granted. Fair market value is generally defined to mean (1) the closing sales price on the immediately preceding date on which sales were reported if the stock is listed on a securities exchange or are traded over the Nasdaq National Market or (2) the mean between the high bid and low asked prices for such immediately preceding trading date if no sales were reported or if the stock is not listed on a securities exchange or traded over the Nasdaq National Market. However, if our stock is regularly quoted by a recognized securities dealer but selling prices are not reported or if there is no public market for our stock, then the compensation committee will determine fair market value in good faith.

Options will lapse on the first to occur of (1) the tenth anniversary of the date we grant them, or (2) three months following the date the director ceases to be a director for any reason other than death or disability. Options may be exercised by payment of cash or through the delivery of shares of our common stock. Options are generally exercisable in the case of death or disability for a period of one year after death or the disabling event. No option issued may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code. The independent directors may not sell, pledge, assign or transfer their options other than by will or the laws of descent or distribution.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, our charter requires us to indemnify our directors, our officers, our advisor and its affiliates and their respective officers, directors, managers and employees for losses they may incur by reason of their service in those capacities unless:

•       their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•       they actually received an improper personal benefit in money, property or services; or

•       in the case of any criminal proceeding, they had reasonable cause to believe that the act or omission was unlawful.

In addition to the above provisions of the Maryland General Corporation Law, our charter provides that in order for a director, our advisor or its affiliates to be exonerated from liability or receive indemnification, all of the following conditions must be met:

•       our directors, our advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•       our directors, our officers, our advisor or its affiliates were acting on our behalf or performing services for us;

•       in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification;

•       in the case of our non-independent directors, our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•       the indemnification is recoverable only out of our net assets or the proceeds of insurance and not from the stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended, is against public policy and is unenforceable. Furthermore, our charter prohibits our indemnification of our directors, our officers, our advisor or its affiliates or broker-dealers for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•       the party seeking indemnification has prevailed on the merits of each claim involving alleged securities law violations;

•       the claims involving alleged securities law violations have been dismissed with prejudice on the merits by the court; or

•       the court approves a settlement of the claims and finds that indemnification of the settlement and the related costs should be made, provided the court has been advised of the position as to indemnification for securities law violations of the SEC and any state securities commission in which the stock was offered.

Our Advisor

Our advisor is Cornerstone Realty Advisors, LLC. Our advisor has contractual and fiduciary responsibilities to us and our stockholders.

The executive officers and directors of Cornerstone Realty Advisors, LLC are as follows:

Name	Age	Positions
Terry G. Roussel	54	President, Chief Executive Officer and Director
Sharon C. Kaiser	62	Chief Financial Officer
Dominic J. Petrucci	43	Chief Operating Officer
Robert C. Peterson	47	Chief Investment Officer
Alfred J. Pizzurro	50	Senior Vice President and Director

The backgrounds of Messrs. Roussel, Petrucci, Peterson and Pizzurro and Ms. Kaiser are described in the “Management—Executive Officers and Directors” section of this prospectus.

The Advisory Agreement

Under the terms of the advisory agreement, our advisor will use commercially reasonable efforts to present to us investment opportunities to provide a continuing and suitable investment program consistent with the investment policies and objectives adopted by our board of directors. The advisory agreement calls for our advisor to provide for our day-to-day management and to retain property managers and leasing agents, subject to the authority of our board of directors, and to perform other duties including the following:

•       find, present and recommend to us real estate investment opportunities consistent with our investment policies and objectives;

•       structure the terms and conditions of our real estate acquisitions, sales or joint ventures;

•       acquire properties in compliance with our investment objectives and policies;

•       enter into leases and service contracts for our properties;

•       oversee the performance of our property managers and leasing agents;

•       review and analyze the operating and capital budgets of our properties;

•       review and analyze financial information for each property and our overall portfolio;

•       formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties;

•       manage communications with our stockholders;

•       supervise our government reporting obligations, including SEC and IRS filings; and

•       appoint and supervise our transfer agent.

The fees payable to our advisor under the advisory agreement are described in detail at “Management Compensation” below. We also describe in that section our obligation to reimburse our advisor for organization and offering expenses, administrative and management services and payments made by our advisor to third parties in connection with potential acquisitions.

The term of the current advisory agreement ends on September 20, 2007 (its anniversary date) and may be renewed for an unlimited number of successive one-year periods upon mutual consent of our advisor and us. Additionally, either of us may terminate the advisory agreement without penalty upon 60 days written notice. Upon termination of the advisory agreement, we are required to pay our advisor the subordinated performance fee due upon termination. This fee ranges from a low of 5% of the amount by which the sum of the appraised value of our assets minus our liabilities on the date the advisory agreement is terminated plus total dividends (other than stock dividends) paid prior to termination of the advisory agreement exceeds the amount of invested capital plus annualized returns of 6%, to a high of 15% of the amount by which the sum of the appraised value of our assets minus our liabilities plus all prior dividends (other than stock dividends) exceeds the amount of invested capital plus annualized returns of 10% or more.

Our advisor and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor must devote sufficient resources to our administration to discharge its obligations. Our advisor may assign the advisory agreement to an affiliate upon our approval. We may assign or transfer the advisory agreement to a successor entity.

If we retain our advisor or its affiliates to manage and lease any of our properties, we will pay a market-based fee as recommended by our advisor and approved by our board of directors, including a majority of independent directors. Our advisor will make this recommendation based on a review of what other management and leasing companies charge for the type and location of properties subject to the property management or leasing agreement. In addition, we may reimburse our advisor or its affiliates for costs and expenses our advisor or its affiliates incur in managing and leasing the properties we own. If we manage joint ventures and retain our advisor or its affiliates to manage or lease the property held by those joint ventures, the joint ventures may also reimburse our advisor or its affiliates for similar costs and expenses relating to the joint ventures’ properties. Reimbursable costs and expenses typically include wages and salaries and other employee-related expenses for employees engaged in operating, managing, maintaining, and leasing properties subject to a management or leasing agreement. Employee-related expenses include taxes, insurance, benefits, legal, travel, and other out-of-pocket expenses related to managing and leasing properties. The management and leasing fees we may pay to our advisor or its affiliates would cover, without additional expense to us, our advisor’s or its affiliates’ general overhead costs, such as its expenses for rent and utilities.

We may also pay our advisor or its affiliates a market-based fee for the initial leasing of newly constructed properties, which is typically an amount equal to one month’s rent. In addition, our advisor may receive a separate fee if a tenant engages our advisor or its affiliates to oversee tenant improvements.

Our advisor or its affiliates will hire, direct and establish policies for employees who will have direct responsibility for each property’s operations, including managers and assistant managers, as well as building and maintenance personnel. Some or all of the employees may be employed on a part-time basis and may also be employed by one or more of the following:

•       our advisor;

•       partnerships or other entities organized by our advisor or its affiliates; and

•       other persons or entities owning properties managed by our advisor or its affiliates.

Management Decisions

The primary responsibility for the management decisions of our advisor and its affiliates, including the selection of investment properties to be recommended to our board of directors, the negotiation for these investments and asset-management decisions, will reside in officers of our advisor. We expect that proposed transactions will often be discussed by the board of directors in advance of a final board of directors vote. During these discussions, independent directors can offer ideas for ways in which transactions can be improved. The board of directors is empowered to approve or reject all acquisitions and dispositions of real estate.

Initial Investment by Our Advisor

Terry G. Roussel, an affiliate of our advisor has purchased 125 shares of our common stock for $1,000. Our advisor and its affiliates have purchased partnership interests in Cornerstone Operating Partnership, L.P. for $200,000. This purchase of shares and partnership interests by our advisor will not count toward meeting the minimum offering amount. Our advisor may not sell any of these shares or partnership interests during the period it serves as our advisor except to its affiliates. During the period our advisor serves as such, affiliates of our advisor may not sell any of these shares or partnership interests except to our advisor and other affiliates of our advisor. Although our advisor and its affiliates are not prohibited from acquiring additional shares of our stock, our advisor currently has no options or warrants to acquire any additional shares of stock.

Dealer Manager

Pacific Cornerstone Capital, Inc., our dealer manager, is a member firm of the National Association of Securities Dealers, Inc. Pacific Cornerstone Capital will provide wholesaling, sales promotion and marketing assistance services to us in connection with the distribution of the stock offered pursuant to this prospectus. It may also sell stock at the retail level.

Terry G. Roussel and Alfred J. Pizzurro are the holders of the common stock of Pacific Cornerstone Capital which is the only class of stock entitled to vote. Terry G. Roussel and Cornerstone Industrial Properties, LLC, the sole member of our advisor, are the holders of the preferred stock of Pacific Cornerstone Capital. The directors and executive officers of Pacific Cornerstone Capital are:

Name	Age	Positions
Terry G. Roussel	54	President, Chief Financial Officer, Chief Compliance Officer and Director
Alfred J. Pizzurro	50	Secretary and Director

The backgrounds of Messrs. Roussel and Pizzurro are described in the “Management—Executive Officers and Directors” section of this prospectus.

MANAGEMENT COMPENSATION

We have no paid employees at the present time. Our advisor will manage our day-to-day affairs. The following table summarizes all of the compensation and fees we will pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services. The sales commissions and dealer manager fee may vary for different categories of purchasers. See “Plan of Distribution.” This table assumes the stock is sold through distribution channels associated with the highest possible sales commissions and dealer manager fees. We expect actual sales commissions and dealer managers to be lower, on average, than the amounts shown below. See “Estimated Use of Proceeds.”

Type of Compensation	Determination of Amount		Estimated Amount for Maximum Offering (55,400,000 shares)(1)
	Offering Stage

Sales Commissions(2)(3)

Up to 7% of gross proceeds in the primary offering. Sales commissions payable to our dealer manager in connection with this offering are expected to average 5.7% of total gross offering proceeds. Sales commissions will range between zero and 7% on individual sales. Some or all of the sales commissions may be re-allowed to participating brokers.

			Up to $24,864,000

Dealer Manager Fee(2)(3)

Up to 3% of gross proceeds from the primary offering. These fees will range between zero and 3% of gross proceeds on individual sales of shares in our primary offering. Some or all of the dealer manager fees may be re-allowed to participating brokers.

			Up to $10,656,000

Organization and Offering Expenses(3)	We expect to incur the following expenses in connection with this offering:

	SEC registration fee	$51,648
	NASD filing fee	$30,500
	Printing and mailing	$1,500,000
	Blue sky fees and expenses	$150,000
	Legal fees and expenses	$1,025,000
	Accounting fees and expenses	$200,000
	Sales and advertising expenses	$1,800,000
	Education and training meetings	$45,000
	Advisor employee costs	$1,900,000
	Retail seminars—sponsor	$300,000
	IT systems and equipment	$250,000
	Due diligence	$328,000
	Order processing and escrow	$120,000
	Miscellaneous	$570,852

Reimbursements to our advisor or its affiliates for organization and offering expenses in connection with this offering are estimated to be 1.9% of total gross offering proceeds in the event we sell the maximum offering, but could be as much as 3.5% of gross proceeds from our

			All amounts other than the SEC registration fee and the NASD filing fee are estimates. The actual amounts of these expenses cannot be

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (55,400,000 shares)(1)

primary offering. Our advisor will pay any organization and offering expenses in excess of 3.5% of gross offering proceeds. In addition, our advisor will also pay any organization and offering expenses to the extent that such expenses, plus sales commissions and the dealer manager fee (but not the acquisition fees or expenses) are in excess of 13.5% of gross offering proceeds. In the event we do not raise $1,000,000 in this offering, our advisor will not be reimbursed for organization and offering expenses.

determined at the present time. We estimate the total amount of the organization and offering expenses to be approximately $8,271,000 but they could be as high as $12,432,000.

Acquisition Stage

Acquisition Fees(4)

Equal to 2% of gross proceeds from the primary offering. The acquisition fees will be paid to our advisor as money is raised in this offering. As properties are acquired, the acquisition fees previously paid to the advisor will be allocated to the purchase price of the acquired properties. In the event any of the acquisition fees paid to our advisor are not ultimately allocated to the purchase price of a property, our advisor will refund the unallocated acquisition fees to us.

Up to $7,104,000

Acquisition Expenses

Reimbursement of direct costs of our advisor and payments made by our advisor to third parties in connection with potential acquisitions. Our acquisition fees and acquisition expenses in connection with the acquisition of a real estate investment may not exceed 6% of the contract price.

Not determinable at this time

Operational Stage

Asset Management Fees(5)

Monthly fee equal to one-twelfth of 1% of the sum of the aggregate GAAP basis book carrying values of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves. In addition, direct costs and expenses incurred by our advisor in providing asset management services are reimbursed to our advisor. These fees and expenses are in addition to management fees that we expect to pay to third party property managers.

Not determinable at this time

Operating Expenses(6)

Reimbursement of our advisor’s direct and indirect costs of providing administrative and management services. Our advisor must reimburse us the amount by which our total annual operating expenses exceed the greater of

Not determinable at this time

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (55,400,000 shares)(1)

2% of our average invested assets or 25% of our net income unless a majority of our independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors.

Property Management and Leasing Fees(7)

If we retain our advisor or an affiliate to manage and lease some of our properties, we will pay a market-based property management fee or property leasing fee, which may include reimbursement of our advisor’s or affiliate’s personnel costs and other costs of managing the properties.

Not determinable at this time

Listing/Liquidation Stage

Disposition Fees(8)	Up to 3% of contract price for property sold for substantial assistance in connection with the sale.	Not determinable at this time

Subordinated Participation In Net Sale Proceeds (payable only if we are not listed on an exchange)

After stockholders have received cumulative distributions equal to their invested capital plus the cumulative, non- compounded annual returns on such invested capital in the percentages set forth below, calculated on an aggregated weighted average daily basis, our advisor will be paid a subordinated participation in net sale proceeds as follows. Invested capital for investors in this offering is $8.00 per share less any return of capital. Invested capital in any subsequent public offering is the maximum offering price per share less any return of capital. Invested capital for other investors such as persons who exchange their OP units for shares of our stock is the issue price per share less any return of capital.

Not determinable at this time

• 5% of remaining net sale proceeds if investors receive an amount equal to their invested capital plus a return of 6% or more, but less than 8% on invested capital;

• 10% of remaining net sales proceeds if investors receive an amount equal to their invested capital plus a return of 8% or more, but less than 10% on invested capital; or

• 15% of net sales proceeds if investors receive an amount equal to their invested capital plus a return of 10% or more on invested capital.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (55,400,000 shares)(1)
Subordinated Performance Fee Due Upon Termination (payable only upon termination of the agreement with our advisor)

Upon termination of the advisory agreement, we are required to pay our advisor the subordinated performance fee due upon termination. This fee ranges from a low of 5% of the amount by which the sum of the appraised value of our assets minus our liabilities on the date the advisory agreement is terminated plus total dividends (other than stock dividends) paid prior to termination of the advisory agreement exceeds the amount of invested capital plus cumulative, non-compounded annual returns of 6% on invested capital to a high of 15% of the amount by which the sum of the appraised value of our assets minus our liabilities plus all prior dividends (other than stock dividends) exceeds the amount of invested capital plus cumulative, non-compounded annual returns of 10% or more on invested capital.

Not determinable at this time

Subordinated Incentive Listing Fee (payable only if we are listed on an exchange)(9)

In the event we list our stock for trading, we are required to pay our advisor a subordinated incentive listing fee. This fee ranges from a low of 5% of the amount by which the market value of our common stock plus all prior dividends (other than stock dividends) exceeds the amount of invested capital plus cumulative, non-compounded annual returns on invested capital of 6%, to a high of 15% of the amount by which the sum of the market value of our stock plus all prior dividends (other than stock dividends) exceeds the amount of invested capital plus cumulative, non-compounded annual returns of 10% or more on invested capital. For purposes of calculating this fee, invested capital in this offering is $8.00 per share less any return of capital. Invested capital in any subsequent public offering is the maximum offering price per share less any return of capital. Invested capital for other investors such as persons who exchange their OP units for shares of our stock is the issue price per share less any return of capital.

Not determinable at this time

(1)                                  The estimated maximum dollar amounts are based on the sale of the maximum of 44,400,000 shares to the public in our primary offering, plus 11,000,000 shares through the distribution reinvestment plan.

(2)                                  The sales commissions and, in some cases, the dealer manager fee will not be charged with regard to stock sold to or for the account of certain categories of purchasers. See “Plan of Distribution.”

(3)                                  These organization and offering expenses include all expenses (other than sales commissions and dealer manager fees) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and other accountable offering expenses, including, but not limited to: (i) amounts to reimburse our advisor for all marketing related costs and expenses such as salaries and direct expenses of employees of our advisor and its affiliates in connection with registering and marketing our shares; (ii) technology costs associated with the offering of our shares; (iii) issuer’s costs of conducting our training and education meetings; (iv) issuer’s costs of attending retail seminars conducted by participating broker-dealers; and (v) payment or reimbursement of bona fide due diligence expenses. Provided we have first raised $1,000,000 in this offering, we will pay sales commissions, the dealer manager fee and due diligence expense allowance for bona fide due diligence expenses and we shall reimburse the advisor and its affiliates for other organizational and offering expenses periodically during the offering period as we receive gross proceeds from the sale of our stock.

(4)                                  We will pay our advisor an acquisition fee equal to 2% of the gross proceeds from our primary offering upon receipt of the offering proceeds rather than at the time a property is acquired. As properties are acquired, the acquisition fees previously paid to the advisor will be allocated to the purchase price of the acquired properties. In the event any of the acquisition fees paid to our advisor are not ultimately allocated to the purchase price of a property, our advisor will refund the unallocated acquisition fees to us. If either party terminates or fails to renew the advisory agreement, our advisor must return acquisition fees not yet allocated to real estate investments we have made. In addition, we will reimburse our advisor for direct costs our advisor incurs and amounts it pays to third parties in connection with the selection and acquisition of a property, whether or not ultimately acquired. Under our charter, a majority of our independent directors would have to approve any increase in the acquisition fees payable to our advisor above 2% of gross proceeds from our primary offering. Our charter also limits our ability to purchase a property if the total of all acquisition fees and expenses relating to the purchase exceeds 6% of the contract purchase price.

(5)                                  The asset management fee we pay to our advisor is one-twelfth of 1% per month of the sum of the aggregate GAAP basis book carrying values of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves. Although we do not plan to use leverage in the acquisition of our real estate investments, our charter does not prohibit us from doing so. The use of leverage would have the effect of increasing the asset management fee as a percentage of the amount of equity contributed by investors because the asset management is calculated as a percentage of average invested assets, which includes amounts invested in real estate using borrowed funds.

(6)                                  Our advisor must reimburse us the amount by which our total annual operating expenses exceed the greater of 2% of our average invested assets or 25% of our net income unless a majority of our independent directors has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means, for a specified period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period. “Operating expenses” means all costs and expenses incurred by us, as determined under generally accepted accounting principles, which in any way are related to our operation of our business, including advisory fees, but excluding (i) the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our stock, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) acquisition fees and acquisition expenses, (vi) real estate commissions on the sale of property, and other expenses connected with the acquisition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property) and (vii) any subordinated participation in net sale proceeds, subordinated performance fee due upon termination or subordinated incentive fee due upon listing which may be paid by us.

(7)                                  Our charter does not impose a specific cap on property management or leasing agent fees. However, if we retain our advisor or an affiliate to manage or lease some of our properties, our charter requires that the management fee or leasing agent fee be a market-based fee which is what other management or leasing companies generally charge for the management or leasing of similar properties, which may include reimbursement for some or all the costs and expenses the advisor or its affiliates incur in managing or leasing the properties.

(8)                                  Although we are most likely to pay disposition fees to our advisor or an affiliate in the event of our liquidation, these fees may also be earned during our operational stage. We will only pay disposition fees to our advisor or its affiliate in connection with the disposition of a property if our advisor or its affiliate provides a substantial amount of the services (as determined by a majority of our directors, including a majority of our independent directors). Disposition fees for a property will be paid to our advisor or its affiliate at the time the property is sold, but in no event will the amount we pay for real estate commissions in connection with the sale of a property exceed the lesser of a competitive real estate commission or an amount equal to 6% of the sale price of such property or properties.

(9)                                  The market value of our outstanding stock for purposes of calculating the incentive fee due upon listing is measured by taking the average closing price or average of bid and asked price, as the case may be, during the consecutive 30-day period commencing twelve (12) months following listing and ending eighteen (18) months following listing during which the average closing price or average of bid and asked price of the stock is the highest. The incentive fee due upon listing is payable to our advisor during the thirty (30) day period following eighteen (18) months after listing. We have the option to pay the subordinated incentive listing fee in the form of stock, cash, a promissory note or any combination thereof. The form of payment will be determined by our board of directors. In the event the subordinated incentive listing fee is paid to our advisor as a result of the listing of our stock, we will not be required to pay our advisor any further subordinated participation in net sale proceeds or subordinated fee upon termination of advisory agreement.

If at any time our stock becomes listed on a national securities exchange or the Nasdaq National Market, we will negotiate in good faith with our advisor a fee structure appropriate for an entity with a perpetual life. A majority of our independent directors must approve the new fee structure negotiated with our advisor. In negotiating a new fee structure, our independent directors must consider all of the factors they deem relevant, including but not limited to:

•       the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•       the success of our advisor in generating opportunities that meet our investment objectives;

•       the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•       additional revenues realized by our advisor through its relationship with us;

•       the quality and extent of service and advice furnished by our advisor;

•       the performance of our investment portfolio, including income, conservation or appreciation of capital;

•       frequency of problem investments and competence in dealing with distress situations; and

•       the quality of our portfolio in relationship to the investments generated by our advisor for the account of other clients.

Since our advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf, such as the subordinated participation in net sale proceeds, our advisor has the ability to affect the nature of the compensation it receives by recommending different transactions. However, as our fiduciary, our advisor is obligated to exercise good faith in all its dealings with respect to our affairs. Our board of directors also has a responsibility to monitor the recommendations of our advisor and review the fairness of those recommendations. See “Management—The Advisory Agreement.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 31, 2007, regarding the beneficial ownership of our common stock by each person known by us to own 5% or more of the outstanding shares of common stock, each of our directors, each of our named executive officers, and our directors and executive officers as a group. The percentage of beneficial ownership is calculated based on 5,773,665 shares of common stock outstanding as of March 31, 2007.

	Amount and Nature
	of Beneficial	Percentage
Name of Beneficial Owner	Ownership(1)	of Class
Terry G. Roussel	125	*
Sharon C. Kaiser	—	—
Dominic J. Petrucci	—	—
Robert C. Peterson	—	—
Alfred J. Pizzurro	—	—
Paul Danchik(2)	10,000	*
Joseph H. Holland(2)	10,000	*
Daniel L. Johnson(2)	10,000	*
Lee Powell Stedman(2)	10,000	*
All current directors and executive officers as a group (9 persons)	40,125	*

*                    Less than 1%.

(1)             Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following March 31, 2007. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)             Consists of shares of common stock underlying options that are immediately exercisable.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, some of whom serve as our officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we adopted to lessen some of the risks posed by these conflicts.

Our Advisor’s Interests in Other Real Estate Programs

General

Cornerstone Industrial Properties, LLC, the member of our advisor, is the managing member of Cornerstone Realty Fund, LLC, a limited liability company which has investment objectives similar to ours. We expect that our advisor and its affiliates will organize other such partnerships and programs in the future. Our advisor and its affiliates have legal and financial obligations with respect to these programs that are similar to their obligations to us.

As described in the “Prior Performance Summary,” affiliates of our advisor have sponsored eight private real estate programs with substantially identical investment objectives as ours all of which have sold their properties and are completed. An affiliate of our advisor is also sponsoring a public real estate program with substantially identical investment objectives as ours.

Allocation of Investment Opportunities

We rely on our advisor to identify suitable investment opportunities. Other programs sponsored by our advisor or its affiliates also rely on our advisor for investment opportunities. Many investment opportunities would be suitable for us as well as other programs sponsored by our advisor or its affiliates. If our advisor directs an investment opportunity to another program sponsored by our advisor or its affiliates, it will offer the investment opportunity to the program for which the opportunity, in the discretion of our advisor, is most suitable. As a result, our advisor could direct attractive investment opportunities to other entities or even purchase them for its own account. We have no right to participate in any investment opportunity known to our advisor that our advisor has not recommended to us. See “Certain Conflict Resolution Procedures.”

Joint Ventures with Affiliates of Our Advisor

We may enter into joint venture agreements with other programs sponsored by our advisor or its affiliates for the acquisition or improvement of properties. See “Investment Objectives and Criteria—Joint Venture Investments.” Our advisor and its affiliates may have conflicts of interest in determining which program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interests of the affiliated co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.

Competition with Other Properties

Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where other programs sponsored by our advisor or its affiliates own properties. In such a case, a conflict could arise in the leasing of properties in the event that we and another program sponsored by our advisor or its affiliates were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another program sponsored by our advisor or its affiliates were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as we or any of our affiliates managing property on our behalf seek to employ contractors, building managers or other third parties. Our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Our advisor will also seek to reduce conflicts relating to the employment of contractors or building managers by making prospective employees aware of all properties in need of their services. However, our advisor and its affiliates cannot fully avoid these conflicts because it may establish differing terms for sales or leasing of the various properties or differing compensation arrangements for personnel at different properties.

Allocation of Advisor’s Time

We rely on our advisor and its affiliates for the day-to-day operation of our business. As a result of its interests in other programs and the fact that it will engage in other business activities, our advisor and its affiliates will have conflicts of interest in allocating their time between us and other programs sponsored by our advisor and its affiliates and activities in which they are involved. We estimate that over the life of the fund, our advisor and its affiliates will dedicate, on average, less than half of their time to our operations. However, our advisor believes that it and its affiliates will have sufficient personnel to discharge fully their responsibilities to all of the programs sponsored by our advisor and its affiliates and the ventures in which they are involved.

Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates

Our advisor and its affiliates will receive substantial fees from us. These compensation arrangements could influence our advisor’s advice to us, as well as the judgment of the affiliates of our advisor who may serve as our officers or directors. Among other matters, the compensation arrangements could affect their judgment with respect to:

•       the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•       subsequent offerings of equity securities by us, which may entitle Pacific Cornerstone Capital, Inc. to earn sales commissions and dealer manager fees and may entitle our advisor to additional acquisition and asset-management fees;

•       property sales, which may entitle our advisor to disposition fees and possible success-based participation in net sale proceeds;

•       property acquisitions from other programs sponsored by our advisor which may entitle our advisor to disposition fees and possible success-based sale fees in connection with its services for the seller;

•       whether and when we seek to list our stock on a national securities exchange or the Nasdaq National Market, which listing could entitle our advisor to a success-based listing fee but could also adversely affect its sales efforts for other programs depending on the price at which our stock trades; and

•       whether and when we seek to sell the company or its assets, which sale may entitle our advisor to a success-based fee but could also adversely affect its sales efforts for other programs depending upon the sales price for the company or its assets.

Our Board’s Loyalties to Existing and Future Programs Sponsored by Our Advisor

Some of our directors are also directors of our advisor. The loyalties of those directors to other programs sponsored by our advisor and its affiliates may influence the judgment of our board when considering issues for us that may affect other programs sponsored by our advisor, such as the following:

•       We could enter into transactions with other programs sponsored by our advisor or its affiliates, such as property sales or acquisitions, joint ventures or financing arrangements. Decisions of the board or our independent directors regarding the terms of those transactions may be influenced by their loyalties to other programs sponsored by our advisor or its affiliates.

•       A decision of the board or our independent directors regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of other programs sponsored by our advisor or its affiliates.

•       A decision of the board or our independent directors regarding the timing of property sales could be influenced by concerns that the sales would compete with those of other programs sponsored by our advisor or its affiliates.

We could also face similar conflicts if our advisor or its affiliates sponsor additional programs and REITs. The duties and loyalties of our advisor and some of our directors to other entities do not reduce the fiduciary duty owed to our stockholders. See “Our Advisor’s Interest in Other Real Estate Programs—General.”

Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates

Terry G. Roussel is a director and executive officer of us and our advisor. Sharon C. Kaiser, Dominic J. Petrucci, Robert C. Peterson and Alfred J. Pizzurro are executive officers of both us and our advisor.

Mr. Roussel and Mr. Pizzurro are also directors and officers of our dealer manager.

Mr. Roussel, Mr. Peterson and Mr. Pizzurro are also directors and officers of Cornerstone Ventures, Inc., the managing member of Cornerstone Industrial Properties, LLC, the sole member of our advisor which is sponsoring Cornerstone Realty Fund, LLC. Ms. Kaiser and Mr. Petrucci are also officers of Cornerstone Ventures, Inc.

As a result of these affiliations, our officers and directors owe fiduciary duties to these various other entities which may from time to time conflict with the fiduciary duties they owe to us.

Affiliated Dealer Manager

Since Pacific Cornerstone Capital, Inc., our dealer manager, is an affiliate of our advisor, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

Affiliated Property Manager

Our advisor does not currently provide property management or leasing services for the properties owned by programs sponsored by affiliates of our advisor. To the extent we retain our advisor or an affiliate to provide property management or leasing services for our properties in the future, we will not have the benefit of independent property management or leasing services.

Lack of Separate Representation

Kirkpatrick & Lockhart Preston Gates Ellis LLP is counsel both to us and to our advisor and its affiliates, including Cornerstone Industrial Properties, LLC, Cornerstone Ventures, Inc. and Pacific Cornerstone Capital, Inc. There is a possibility that in the future the interests of the various parties may become adverse to one another and, under the Code of Professional Responsibility of the legal profession, Kirkpatrick & Lockhart Preston Gates Ellis LLP may be precluded from representing any one or all of such parties. In the event a conflict arises between us and our advisor or between our advisor and any of our individual officers or directors, Kirkpatrick & Lockhart Preston Gates Ellis LLP will not represent us. In some instances, such a conflict may not be readily apparent, and our legal counsel may inadvertently act in a manner that may be less beneficial to us than if we had separate representation. Our independent directors are authorized to engage separate counsel for advice when considering matters where the interests of our advisor and its affiliates could conflict with our interests.

Certain Conflict Resolution Procedures

Approval of Our Independent Directors

In order to reduce or eliminate certain potential conflicts of interest, our charter provides that transactions involving conflicts of interest be approved by a majority of our independent directors. Serving on the board of, or owning an interest in, another program sponsored by our advisor will not, by itself, preclude a director from being an independent director. Our independent directors committee, which is authorized to retain its own legal and financial advisors at our expense, is empowered to act on any matter permitted under Maryland law provided that it first determines by a majority vote that the matter at issue is such that the exercise of independent judgment by directors who are not independent directors could reasonably be compromised. Those conflict of interest matters that we cannot delegate to a committee under Maryland law must be acted upon by both the board of directors and our independent directors. Among the matters we expect our independent directors to act upon are:

•       the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•       review of our investment objectives and policies with sufficient frequency and at least annually to determine that the policies being followed are in the best interests of our stockholders;

•       transactions with affiliates;

•       payment of fees and expenses, and borrowing of funds, in excess of the limits prescribed in our charter;

•       whether and when we seek to list our common stock on a national securities exchange or the Nasdaq National Market; and

•       whether and when we seek to sell the company or its assets.

Other Charter Provisions Relating to Conflicts of Interest

Our charter contains many other restrictions relating to conflicts of interest including the following:

Advisor Compensation. Our independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by the charter. Our independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine that the provisions of our compensation arrangements are being carried out. This evaluation will be based on the factors set forth below as well as any other factors deemed relevant by our independent directors:

•       the amount of the fees paid to our advisor and its affiliates in relation to the size, composition and performance of our investments;

•       the success of our advisor in generating appropriate investment opportunities;

•       the rates charged to other REITs and others by advisors performing similar services;

•       additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•       the quality and extent of service and advice furnished by our advisor and its affiliates;

•       the performance of our investment portfolio;

•       the frequency of problem investments and competence in dealing with distress situations; and

•       the quality of our portfolio relative to the investments generated by our advisor for its own account and for its other clients.

We can only pay our advisor a disposition fee in connection with the sale of a property if our advisor provides a substantial amount of the services in the effort to sell the property and the disposition fee does not exceed 3% of the sales price of the property. Moreover, the disposition fee, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property.

Term of Advisory Agreement. Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that a particular advisor may be retained. Our independent directors or our advisor may terminate the advisory agreement with our advisor without cause or penalty on 60 days written notice. Upon termination of the advisory agreement, we are required to pay our advisor the subordinated performance fee due upon termination. This fee is based on the appraised value of our assets less our liabilities on the date the advisory agreement is terminated.

Our Acquisitions. We will not purchase or lease properties in which our advisor, our directors or officers or any of their affiliates has an interest without a determination by a majority of our directors, including a majority of our independent directors, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor unless there is substantial justification for the excess amount. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans in which the transaction is with our advisor or our directors or officers or any of their affiliates unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any other mortgage or equity interest.

Other Transactions Involving Affiliates. A majority of our independent directors must conclude that all other transactions, including joint ventures, between us and our advisor, our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Limitation on Operating Expenses. Our advisor must reimburse us the amount by which our total annual operating expenses exceed the greater of 2% of our average invested assets or 25% of our net income unless a majority of our independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means, for a specified period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period. “Operating expenses” means all costs and expenses incurred by us, as determined under generally accepted accounting principles, which in any way are related to our operation of our business, including advisory fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our stock, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) acquisition fees and acquisition expenses, (vi) real estate commissions on the sale of property, and other expenses connected with the acquisition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property) and (vii) any subordinated participation in net sale proceeds, subordinated performance fee due upon termination or subordinated incentive listing fee due upon termination which may be paid by us.

Issuance of Options to Certain Affiliates. Our charter prohibits the issuance of options to purchase our stock to our advisor, our directors or officers or any of their affiliates (i) on terms more favorable than we offer our stock to the general public or (ii) in excess of an amount equal to 10% of our outstanding stock on the date of grant.

Repurchase of Our Stock. Our charter prohibits us from paying a fee to our advisor or our directors or officers or any of their affiliates in connection with our repurchase of our stock.

Loans. We will not make any loans to our advisor or to our directors or officers or any of their affiliates. In addition, we will not borrow from these affiliates unless a majority of our independent directors approves the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates for items such as travel expenses or to allow our officers to use company credit cards for our business purposes.

Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•       financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by our independent certified public accountants;

•       the ratio of the costs of raising capital during the year to the capital raised, if any;

•       the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

•       our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income and funds from operations;

•       a report from our independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•       separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, including the comments and conclusions of the independent directors concerning the fairness of the transactions after fulfilling their specific duty of examining the transactions.

Voting of Stock Owned by Affiliates. Before becoming a stockholder, our advisor or a director or officer or any of their affiliates must agree not to vote their stock regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

Ratification of Charter Provisions. Our board of directors, including our independent directors, have reviewed and ratified our charter by the vote of a majority of their respective members.

Allocation of Investment Opportunities

When our advisor presents an investment opportunity to a program sponsored by our advisor or its affiliates, it will offer the opportunity to the program for which the investment opportunity is most suitable. This determination is made by our advisor. However, our advisory agreement requires that our advisor make this determination in a manner that is fair without favoring any other program sponsored by our advisor or its affiliates. In determining the program for which an investment opportunity would be most suitable, our advisor will consider the following factors:

•       the investment objectives and criteria of each program;

•       the cash requirements of each program;

•       the effect of the acquisition on diversification of each program’s investments;

•       the policy of each program relating to leverage of properties;

•       the anticipated cash flow of each program;

•       the income tax effects of the purchase on each program;

•       the size of the investment; and

•       the amount of funds available to each program and the length of time such funds have been available for investment.

In the event that an investment opportunity becomes available that is equally suitable for us and one or more other programs, then our advisor may offer the investment opportunity to the entity that has had the longest period of time elapse since it was offered an investment opportunity. If a subsequent event or development, such as a delay in the closing of a property, causes any such investment, in the opinion of our advisor, to become more appropriate for another program, our advisor may offer the investment to another program.

Our advisory agreement requires that our advisor promptly inform us of any material deviation from the allocation guidelines described above. Our advisor’s success in generating investment opportunities for us and its fair allocation of opportunities among programs sponsored by our advisor are important criteria in the determination by our independent directors to continue or renew our annual contract with our advisor. Our independent directors have a duty to ensure that our advisor fairly applies its method for allocating investment opportunities among the programs sponsored by our advisor.

INVESTMENT OBJECTIVES AND ACQUISITION POLICIES

Investment Objectives

Our investment objectives are to:

•       preserve stockholder capital by owning and operating real estate on an all-cash basis with no permanent financing;

•       purchase investment grade properties with the potential for capital appreciation to our stockholders;

•       purchase income-producing properties which will allow us to pay cash distributions to our stockholders at least quarterly, if not more frequently; and

•       provide liquidity to our stockholders within the shortest reasonable time necessary to accomplish the above objectives.

We cannot assure you that we will attain these objectives or that our capital will not decrease. We may not change our investment policies or investment restrictions in a manner that adversely affect the rights, preferences and privileges of our stockholders, except upon approval of a majority of our independent directors. Decisions relating to the purchase or sale of properties will be made by our advisor, subject to approval by our board of directors. See “Management” for a description of the background and experience of the directors and executive officers.

We may own properties through joint ventures. This is one of the ways we may diversify the portfolio of properties we own in terms of geographic region, property type and tenant industry group. Joint ventures will also allow us to acquire an interest in a property without requiring that we fund the entire purchase price. In determining whether to recommend a particular joint venture investment, our advisor will evaluate the real property which the joint venture owns or will acquire using the same criteria for the selection of our other real estate investments.

Within five years from the closing of this offering, our board of directors will take one or more of the following actions to provide enhanced liquidity for our stockholders:

•       modify our stock repurchase program to allow us to use proceeds from the sale of our properties to redeem shares;

•       list our stock for trading on a national securities exchange or the Nasdaq National Market;

•       seek stockholder approval to begin an orderly liquidation of our assets and distribute the available proceeds of such sales to our stockholders; or

•       seek stockholder approval of another liquidity event such as a sale of our assets or a merger with another entity.

Investment Strategy

Large institutional investors have proven how to build a successful real estate portfolio. They generally start with a foundation of “core” holdings. “Core” holdings are generally existing, high quality properties owned “all-cash” free and clear of debt. We believe that “core” holdings are necessary to help investors build the base of their investment portfolio. That is why our primary investment focus is to acquire investment real estate “all cash” with no permanent financing.

All cash real estate investments add a layer of safety to conservative real estate investment which we believe would be difficult to match by any other strategy. By owning and operating properties on an “all-cash” basis, risk of foreclosure of mortgage debt is substantially eliminated. Following acquisition of “core”

real property investments, many large institutional investors then make “core plus”, “valued added” and “opportunistic” real property investments each of which has increasing levels of debt, risk and yield.

Acquisition Policies

Primary Investment Focus

We expect to use substantially all of the net proceeds from this offering to invest in investment grade real estate including multi-tenant industrial properties that are:

•       owned and operated on an all-cash basis with no permanent financing;

•       high-quality, existing, and currently producing income;

•       leased to a diversified tenant base; and

•       leased with overall shorter term operating type leases, allowing for annual rental increases and greater potential for capital growth.

We intend to seek potential property acquisitions meeting the above criteria and which are located in major metropolitan markets throughout the United States. Among the most important criteria we expect to use in evaluating the markets in which we purchase properties are:

•       high population;

•       historically high levels of tenant demand and lower historic investment volatility for type of property being acquired;

•       high historical and projected employment growth;

•       stable household income and general economic stability;

•       a scarcity of land for new competitive properties; and

•       sound real estate fundamentals, such as high occupancy rates and strong rent rate potential.

The markets in which we invest may not meet all of these criteria and the relative importance that we assign to any one or more of these criteria may differ from market to market or change as general economic and real estate market conditions evolve. We may also consider additional important criteria in the future.

Multi-tenant industrial properties generally offer a combination of both warehouse and office space adaptable to a broad range of tenants and uses, and typically cater to local and regional businesses. Multi-tenant industrial properties comprise one of the major segments of the commercial real estate market and tenants in these properties come from a broad spectrum of industries including light manufacturing, assembly, distribution, import/export, general contractors, telecommunications, general office/warehouse, wholesale, service, high-tech and other fields. These properties diversify revenue by generating rental income from multiple businesses in a variety of industries instead of relying on one or two large tenants.

Our advisor believes that investment opportunities in multi-tenant industrial properties are ordinarily not readily available to investors other than large institutional investors and experienced real estate operators with specialized knowledge and experience in a specific geographic area. Although we intend to focus on multi-tenant industrial properties, we may also invest in other types of properties.

Property Selection

Our advisor, through its affiliates, will have experienced staff engaged in the selection and evaluation of properties that we may acquire.

We will purchase properties upon the approval of our board of directors or our investment committee based on the recommendation of our advisor. In making its recommendation, our advisor will examine and evaluate some or all of the following:

•       functionality of the physical improvements at the property;

•       historical financial performance of the property;

•       current market conditions for leasing space at the property;

•       proposed purchase price, terms, and conditions;

•       potential cash flow and profitability of the property;

•       estimated cost to develop a new competitive property within the immediate market area;

•       demographics of the area in which the property is located;

•       demand for space by business tenants in the immediate market area;

•       rental rates and occupancy levels at competing industrial properties in the immediate area;

•       historic tenant demand for space at the property;

•       current market versus actual rental rates at the property and in the immediate area;

•       operating expenses being incurred and expected to be incurred at the property;

•       potential capital improvements and leasing commissions reasonably expected to be expended;

•       a review of the terms of each tenant lease in effect at the property;

•       an evaluation of title and the obtaining of satisfactory title insurance;

•       an evaluation of a current appraisal conducted by a qualified independent appraiser; and

•       an evaluation of any reasonably ascertainable risks such as environmental contamination.

Our advisor brings us the same expertise that affiliates of our advisor have exercised in the accumulation and operation of their joint venture properties and prior programs and funds.

Other Potential Investments

While we intend to invest in multi-tenant industrial properties, we have the ability to invest in any type of real estate investment that we believe to be in the best interests of our stockholders, including other real estate funds or REITs, mortgage funds, mortgage loans and sale lease-backs. Furthermore, there are no restrictions on the number or size of properties we may purchase or on the amount or proportion of net proceeds of this offering that we may invest in a single property. Although we can invest in any type of real estate investment, our charter restricts certain types of investments. These limitations are described below under “Investment Limitations.” We do not intend to make loans to other persons (other than mortgage loans described below), to underwrite securities of other issuers or to engage in the purchase and sale of any types of investments other than real estate investments.

Mortgage Loans

We generally do not intend to make mortgage loans or to invest in mortgages, although we may do so within the limits prescribed by our charter. Even if we have offering proceeds that we cannot invest in properties immediately, we do not intend to invest those proceeds in mortgages. We do not have a goal of investing any particular percentage of our assets in mortgages. We may invest in mortgages or make mortgage loans in the following circumstances:

•  when a property owner requires us to make a mortgage loan as a condition to our purchase of a property;

•  if we indirectly acquire a mortgage by purchasing an entity, such as a REIT or other real estate company, that also owns a mortgage; and

•  if we acquire a mortgage with the view of acquiring the underlying property through foreclosure.

Investment Strategies and Decisions

Our advisor will make recommendations to our board of directors or our investment committee, which will approve or reject all proposed property acquisitions. Our independent directors will review our investment policies at least annually to determine whether these policies continue to be in the best interests of our stockholders.

We will purchase properties based on the decision of our board of directors or our investment committee after an examination and evaluation by our advisor of many factors including but not limited to the functionality of the property, the historical financial performance of the property, current market conditions for leasing space at the property, proposed purchase price, terms and conditions, potential cash flows and potential profitability of the property. The number of properties that we will purchase will depend on the amount of funds we raise in this offering and upon the price we pay for the properties we purchase. To identify properties that best fit our investment criteria, our advisor will study regional demographics and market conditions and work through local commercial real estate brokers.

Conditions to Closing Our Acquisitions

We will not purchase any property unless and until the structural soundness and the operating systems of each building have been inspected by an experienced commercial construction engineer and we obtain at least a Phase I environmental assessment and history for each property purchased and are sufficiently satisfied with the property’s environmental status. In addition, we will generally condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or other independent professionals, including, where appropriate:

•  property surveys;

•  building plans and specifications, if available;

•  financial statements of the properties;

•  proof of marketable title, subject to such liens and encumbrances as are acceptable to our advisor; and

•  liability and title insurance policies.

Improvement and Development of Properties

While we do not intend to develop properties, we may invest in properties on which improvements are to be constructed or completed. Development of properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. We may help ensure performance by the builders of properties that are under construction at the price contracted by obtaining either a performance bond or completion bond. As an alternative to a performance bond or completion bond, we may rely upon the substantial net worth of the contractor or developer or a personal guarantee provided by a high net worth affiliate of the person entering into the construction or development contract.

Leases and Tenant Improvements

The properties we acquire will generally have operating type leases. Operating type leases generally have either gross or modified gross payment terms. Under gross leases, the landlord pays all operating expenses of the property. Under modified gross leases, the tenant reimburses the landlord for certain operating expenses. A “net” lease, which is generally not considered an operating-type lease, provides that the tenant pays or reimburses the owner for all or substantially all property operating expenses. As landlord, we will generally have responsibility for certain capital repairs or replacement of specific structural components of a property such as the roof, heating and air conditioning systems, the interior floor or slab of the building as well as parking areas.

We expect that a portion of any tenant improvements required to be funded by the landlord for newly acquired properties will be funded from the net proceeds of this offering. Additionally, when a tenant at one of our properties vacates its space, it is likely that we will be required to expend funds for tenant improvements and refurbishments to the vacated space in order to attract new tenants. If we do not have adequate cash on hand to fund tenant improvements and refurbishments, we may use interim debt financing in order to fulfill our obligations under lease agreements with new tenants.

Joint Ventures and Other Arrangements

We may acquire some of our properties in joint ventures, some of which may be entered into with affiliates of our advisor. We may also enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of owning and leasing real properties. (See “Conflicts of Interest.”) Among other reasons, we may want to acquire properties through a joint venture with third parties or affiliates in order to diversify our portfolio of properties in terms of geographic region, property type and tenant industry group. Joint ventures may also allow us to acquire an interest in a property without requiring that we fund the entire purchase price. In addition, certain properties may be available to us only through joint ventures. In determining whether to recommend a particular joint venture, the advisor will evaluate the real property which such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus. These entities may employ debt financing. (See “Borrowing Policies” below.)

At such time as the advisor believes that a reasonable probability exists that we will enter into a joint venture for the acquisition of a specific property, this prospectus will be supplemented to disclose the terms of such proposed investment transaction. We expect that this prospectus will normally be supplemented upon the signing of a legally binding purchase agreement for the acquisition of a specific property and the satisfaction of all major contingencies contained in such purchase agreement. However, a supplement may be issued before or after any such time, depending upon the particular circumstances surrounding each potential investment. You should not rely upon our initial disclosure of any proposed transaction as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement.

We may enter into joint ventures with affiliates of the advisor for the acquisition of properties, but only provided that:

•  A majority of our directors, including a majority of our independent directors, approve the transaction as being fair and reasonable to us; and

•  The investment by us and such affiliate are on substantially the same terms and conditions.

To the extent possible and if approved by the board of directors, including a majority of our independent directors, we will attempt to obtain a right of first refusal or option to buy if such venture partner elects to sell its interest in the property held by the joint venture. In the event that the venture partner were to elect to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the venture partner’s interest in the property held by the joint venture. Entering into joint ventures with affiliates of our advisor will result in certain conflicts of interest. (See “Conflicts of Interest—Joint Ventures with Affiliates of the Advisor.”)

Borrowing Policies

We intend to be an all-cash REIT which will own and operate our properties with no permanent indebtedness. Generally, we will pay the entire purchase price of each property in cash or with equity securities, or a combination of each. Being an all-cash REIT mitigates the risks associated with mortgage debt, including the risk of default on the mortgage payments and a resulting foreclosure of a particular property.

During the offering period, we intend to use temporary financing to facilitate acquisitions of properties in anticipation of receipt of offering proceeds. We will endeavor to repay any debt financing promptly upon receipt of proceeds in this offering. To the extent sufficient proceeds from this offering are unavailable to repay such debt financing within a reasonable time as determined by our board of directors, we may sell properties or raise equity capital to repay the debt so that we will own our properties all-cash, with no permanent acquisition financing.

We may incur indebtedness for working capital requirements, tenant improvements, capital improvements, leasing commissions and to make distributions including but not limited to those necessary in order to maintain our qualification as a REIT for federal income tax purposes. We will endeavor to borrow funds on an unsecured basis but we may secure indebtedness with some or all of our portfolio of properties if a majority of our independent directors determine that it is in the best interests of us and our stockholders.

Our advisor may create a separate, affiliated entity which will purchase properties using interim acquisition financing and hold them for us pending our ability to acquire the properties on an “all-cash” basis. Any properties that we purchase from the affiliated acquisition holding company will meet our investment criteria and must be approved for purchase by our board of directors, including a majority of our independent directors, for a purchase price which includes the costs associated with holding the property.

Generally accepted accounting principles may require that the financial statements of the acquisition holding company be consolidated with our financial statements. If this is the case, assets and liabilities of the acquisition holding company will be reflected on our balance sheet. If there is no requirement that the acquisition holding company’s financial statements be consolidated with our financial statements, we may nevertheless be required to disclose information about the transactions of the acquisition holding company as off-balance sheet arrangements under the rules of the Securities and Exchange Commission.

We may also acquire properties encumbered with existing financing which cannot be immediately repaid. To the extent we cannot repay the financing that encumbers these properties within a reasonable time as determined by a majority of our independent directors, we intend to sell properties or raise equity capital to pay debt in order to maintain our all-cash status or reserve an amount of cash sufficient to repay the loan to mitigate the risks of foreclosure.

We may invest in joint venture entities that borrow funds or issue senior equity securities to acquire properties, in which case our equity interest in the joint venture would be junior to rights of the lender or preferred stockholders. In some cases, our advisor may control the joint venture.

If we list our stock on a national stock exchange or the Nasdaq National Market, we may thereafter change our strategy and begin to use leverage in the acquisition of properties.

Our charter limits our borrowings to the equivalent of 75% of our cost, before deducting depreciation or other non-cash reserves, of all our assets unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our stockholders in our next quarterly report with an explanation from our independent directors of the justification for the excess borrowing. While there is no limitation on the amount we may borrow for the purchase of any single property, we intend to repay such debt within a reasonable time or raise additional equity capital or sell properties in order to maintain our all-cash status. See “Management’s Discussion and Analysis of Financial Conditions and Results of Operations—Liquidity and Capital Resources.”

Selling Policies

Cornerstone-related entities have historically held properties an average of approximately 4.4 years, but we may hold properties for a longer or shorter period of time than this historic average. These properties were purchased, owned and operated during different economic cycles. We will sell properties when we believe it would be in our best interests, based on prevailing economic conditions and other relevant factors.

Our goal in selling properties will be to achieve maximum capital appreciation, although we cannot assure you that this objective will be realized. Our general policy will be to sell our properties for all cash. When we sell a property, we may, under limited circumstances, lend the purchaser a portion of the purchase price, provided that the aggregate amount of all mortgage loans outstanding on the property, including the loan we may make to the purchaser, may not exceed 85% of the appraised value of the property as determined by an independent appraiser, unless substantial justification exists. In these cases, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the locality of the property being sold and the then-prevailing economic conditions.

We may sell properties to our advisor or its affiliates if such sale is approved by a majority of our directors (including a majority of independent directors), not otherwise interested in such transaction, as being fair and reasonable to us. We may also lease assets to our advisor, any director or any of their affiliates if approved by a majority of our directors (including a majority of independent directors), not otherwise interested in such transaction, as being fair and reasonable to us.

Investment Limitations

Our charter places numerous limitations on how we may invest our funds or issue securities prior to the listing of our stock for trading on a national securities exchange or the Nasdaq National Market. These limitations cannot be changed unless our stockholders approve an amendment to our charter. Unless our charter is amended, we will not:

•  invest in unimproved property or mortgage loans on unimproved property;

•  make or invest in mortgage loans unless we obtain an appraisal of the underlying property, except for those mortgage loans insured or guaranteed by a government agency or government; and except in connection with the sale or other disposition of a property;

•  make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans on such property would exceed 85% of the appraised value of such property, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•  make or invest in construction loans;

•  invest in indebtedness secured by a mortgage on real property which is subordinate to the lien of other indebtedness;

•       make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of our advisor, our directors, our sponsor and any affiliates;

•       invest in a property if the related acquisition fees and acquisition expenses are not reasonable or exceed 6% of the purchase price of the property; provided that we may make the investment if a majority of our independent directors determine that the transaction is commercially competitive, fair and reasonable to us;

•       invest in equity securities, unless a majority of our board, including a majority of independent directors, approves such investment as being fair, competitive and commercially reasonable,

•       underwrite the securities of other issuers;

•       invest in real estate contracts of sale, otherwise known as land sale contracts;

•       invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•       issue equity securities on a deferred payment basis or other similar arrangement;

•       issue debt securities in the absence of adequate cash flow to cover debt service;

•       issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance; or

•       issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our proposed stock repurchase program or the ability of our operating partnership to issue redeemable partnership interests.

In addition, our charter includes many other investment limitations in connection with conflict of interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Stock”.

PROPERTY ACQUISITIONS AND AGREEMENTS TO ACQUIRE PROPERTIES

Agreements to Acquire Classic Pacific Business Park

We have entered into definitive agreements to purchase six industrial buildings in Classic Pacific Business Park from CP215 Business Park, LLC, a non-related party, for a total purchase price of $20 million.

Located in Perris, California, Classic Pacific Business Park is the first phase of a multi-phase, master planned project that will consist of approximately 397,000 square feet of retail, warehouse and multi-tenant industrial space located in 16 free-standing buildings. Classic Pacific Business Park will include approximately 153,000 square feet of space in six buildings that we have agreed to purchase, including approximately 51,000 square feet of industrial show room space in a single building, approximately 23,000 square feet of industrial space in three free-standing buildings and approximately 79,000 square feet of space in two multi-tenant industrial buildings. Classic Pacific Business Park is currently under development and expected to be completed and ready for occupancy by the second quarter of 2008, at which time the purchase is expected to close. Our acquisition of the Classic Pacific Business Park properties during its development allows us to pre-market the properties during construction.

The properties are located on Interstate 215, approximately 70 miles east of Los Angeles, in the eastern Inland Empire growth corridor that extends from San Bernardino and Riverside to Temecula. Considered to be one of the fastest growing areas in the United States, as cited in John E. Husing’s Inland Empire quarterly Economic Report, Perris, California offers upscale urban lifestyles at a affordable prices.

Although construction activity in the eastern sector of the Inland Empire increased in 2006, there is limited multi-tenant industrial property available for lease in the Perris market.

In evaluating these properties as potential acquisitions and determining the appropriate amount of consideration to be paid for the properties, we considered a variety of factors including overall valuation of targeted net rental income, location, demographics, existing and planned competitive properties and price per square foot and analyzed how the properties compare to comparable properties in its market.

For federal income tax purposes, the depreciable basis of the properties to be acquired is estimated at approximately $20 million, collectively, which is subject to final adjustment. The depreciation expense will be calculated using the straight-line method based upon an estimated useful life of 39 years for the building improvement costs and the related lease term for the tenant improvements. Leasing commissions will be amortized over the initial term of the related leases. The real estate tax rate is expected to approximate 1.25% and annual real estate taxes are projected to be approximately $250,000, collectively, for the initial year subsequent to the purchase.

In connection with the agreements, we paid non-refundable deposits totaling $750,000 to an escrow agent and under the terms of the agreements, we are obligated to pay certain closing costs, including, but not limited to attorney fees, certain title insurance premiums, survey costs, recording costs and one-half of the escrow charges. The acquisitions are expected to close within three days after the buildings have passed final inspection by the City Building Department, but not later than April 30, 2008 and March 31, 2008.

Marathon Center

On April 2, 2007, we purchased an existing multi-tenant industrial property known as Marathon Center from Marathon Venture of Pinnellas, LLC, a non-related party, for a purchase price of $4.5 million. We acquired the property in a joint venture with JBK Capital, LLC. We are the managing partner of the venture and own a 97% interest in the venture. The property was purchased with no debt financing. Under the terms of the agreement, we are obligated to pay certain closing costs, including, but not limited to attorney fees, survey costs, recording costs and one-half of the escrow closing fees.

Marathon Center consists of approximately 52,020 square feet of leasable space in two single-story buildings located on approximately 4.8 acres of land near Tampa Bay, Florida. The property is currently 85% leased at an average annual rent of $6.75 per square foot to eight tenants whose spaces range in size from approximately 1,300 square feet to approximately 25,100 square feet. Tenants of the property are engaged in varying businesses including services, printing, distribution and light manufacturing.

Marathon Center is located in central Pinellas County within minutes of major interstate highways providing access to downtown Tampa, Tampa’s airport, St. Petersburg, the St. Petersburg/Clearwater International Airport and Tampa International airport. According to CB Richard Ellis, the Tampa Bay industrial market continued to tighten in late 2006, experiencing decreased vacancy rates and rental rate increases across product types. Limited supply, paired with Tampa Bay’s continued economic growth, indicates that the favorable vacancy and rental rate trends should continue.

One tenant, Golden Ribbon, a printing business, leases two spaces, occupying 63% of the center. The following table sets forth lease expiration information for the next ten years.

		Approx		Percent of	Percent of
	No of	Amount of	Base Rent of	Total Leaseable	Total
Year Ending	Leases	Expiring Leases	Expiring Leases	Area Expiring	Annual Base
December 31,	Expiring	(Sq. Feet)	(Annual $)%		Rent Expiring
2007	3	5,560	37,390	12.7%	12.6%
2008	3	8,587	67,384	19.5%	22.7%
2009	1	1,395	10,800	3.2%	3.6%
2010	1	3,280	23,844	7.5%	8.0%
2011 and thereafter	1	25,117	156,984	57.2%	53.0%

Average annual lease rates and occupancy percentages for the last two years are as set forth below:

	Average Lease Rate
	Per Total	Average Annual
Year Ending	Square Foot	Occupancy
December 31,	(Annual $)	(%)
2006	$6.75	85%
2005	$7.35	100%

The seller purchased the property in late 2004, and no average lease rate or occupancy information is available prior to that date.

In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of net rental income, location, demographics, physical condition, tenant mix, quality of tenants, length of leases, price per square foot and occupancy and analyzed how the property compares to comparable properties in its market.

For federal income tax purposes, the depreciable basis of the property is estimated at approximately $3.4 million which is subject to final adjustment. Depreciation expense will be calculated using the straight-line method based upon an estimated useful life of 39 years for the building and improvement costs and the related lease term for the tenant improvements. Leasing commissions will be amortized over the initial term of the related leases. The real estate tax rate is 1.9%, and annual real estate taxes are projected to be approximately $86,100 for the initial year subsequent to the purchase.

Mack Deer Valley

On January 22, 2007, we purchased a 180,985 square foot industrial property known as Mack Deer Valley, located in Phoenix, Arizona from Mack Deer Valley Phase II, LLC, an unaffiliated party, for approximately $23.2 million, including estimated closing costs. The purchase price of the property was funded with net proceeds raised from our public offering and $16.4 million of borrowings under our credit agreement with HSH Nordbank AG, New York Branch. As of December 31, 2006, we had raised approximately $34.4 million in our equity offering. Our Credit Agreement with HSH Nordbank AG, New York Branch is a temporary credit facility that we will use during the offering period to facilitate our acquisitions of properties in anticipation of the receipt of offering proceeds. The Credit Agreement permits us to borrow up to $50 million secured by real property at a LIBOR based rate plus an applicable borrowing rate that varies depending on the loan to cost ratio. We are entitled to prepay the borrowings under the credit facility at any time without penalty. The principal balance is due on June 30, 2008.

Mack Deer Valley is comprised of two single story buildings located on approximately 11.7 acres situated in a master planned business park. The property is currently 100% leased at an average annual rent of $8.16 per square foot to 12 tenants whose spaces range in size from approximately 4,900 square feet to 35,800 square feet. These tenants operate varying business, including service related businesses, warehouse storage and distribution and light assembly. A tenant operating a light manufacturing business occupies 19.8% of the property, a tenant operating a distribution and storage of paper product business occupies 17.1% of the property and a tenant operating a distribution business occupies 15.3% of the property. No other tenant occupies more than 10% of the rentable square footage of the property.

Mack Deer Valley is located with immediate access to downtown Phoenix and Scottsdale, just minutes from the key transportation hub of Deer Valley Airport.

According to Cushman & Wakefield, a prominent national real estate brokerage firm, the Metropolitan Phoenix industrial market continues to experience strong direct absorption and near record low vacancy rates. Overall vacancy rates continue to be at all-time record lows, registering 5.6% as of the third quarter of 2006. Industrial leasing rates in the Deer Valley submarket increased 11.4% during the first three quarters of 2006. Much of this rate trend occurred during the escrow period of the acquisition. The property was in escrow from February 21, 2006 until January 22, 2007, an unusually long period which was requested by the seller. The Phoenix industrial market continues to be one of the nation’s most active and long term growth is expected.

The following table sets forth lease expiration information for the next ten years.

Year Ending Dec. 31	No of Leases Expiring	Approx Amount of Expiring Leases (Sq. Feet)	Base Rent of Expiring Leases (Annual $)	Percent of Total Leaseable Area Expiring %	Percent of Total Annual Base Rent Expiring %
2007	0	—	—	—	—
2008	0	—	—	—	—
2009	1	4,879	43,911	2.7	3.0
2010	0	—	—	—	—
2011	8	127,929	1,018,739	70.7	69.0
2012	0	—	—	—	—
2013	2	42,813	369,939	23.6	25.0
2014	0	—	—	—	—
2015	0	—	—	—	—
2016	1	5,364	44,736	3.0	3.0

The property was completed in January of 2006, with the majority of tenants moving into the property in the second half of 2006. The average annual lease rate and occupancy percentage for 2006 were $8.16 per square foot and 51%, respectively. Four tenants leasing approximately 58,000 square feet of space have options to renew their leases for five years at fair rental value. Two tenants leasing approximately 10,200 square feet of space have options to renew their leases for three years at fair rental value.

In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of net rental income, location, demographics, physical condition, tenant mix, quality of tenants, length of leases, price per square foot and occupancy and analyzed how the property compares to comparable properties in its market.

For federal income tax purposes, the depreciable basis of the property is estimated at approximately $18.8 million which is subject to final adjustment. The depreciation expense will be calculated using the straight-line method based upon an estimated useful life of 39 years for the building improvement costs and the related lease term for the tenant improvements. Leasing commissions will be amortized over the initial term of the related leases. The real estate tax rate is 1.20%, and annual real estate taxes are projected to be approximately $277,800 for the initial year subsequent to the purchase.

20100 Western Avenue

On December 1, 2006, we purchased a 116,223 square foot industrial property known as 20100 Western Avenue, located in Torrance, California from WESCO Harbor Gateway, L.P, an unaffiliated party, for approximately $20 million, including closing costs. The purchase price of the property was funded with net proceeds raised from our public offering and borrowings under our credit agreement with HSH Nordbank AG, New York Branch.

20100 Western Avenue is situated in the master-planned Harbor Gateway Business Center, minutes away from the ports of Los Angeles and Long Beach and Los Angeles International Airport. The property consists of approximately 116,223 square feet of leasable space in a single-story building located on approximately 6.3 acres of land  It is ideally located to capitalize on the very strong South Bay industrial market. According to CB Richard Ellis, the South Bay industrial market is one of the strongest industrial markets in the United States with a second quarter 2006 vacancy rate of 1.8%. The CB Richard Ellis second quarter South Bay Industrial Overview states that average lease rentals in the South Bay have increased by 25% to 30% over the last 12 months and that low vacancy rates will translate into continued escalation of rents and property values.

The property is currently 100% leased at an average annual rent of $11.16 per square foot to five tenants ranging in size from 11,700 to 29,800 square feet. Tenants of the property are engaged in varying businesses including real estate services, construction and engineering and distribution. Each of the five tenants occupies over 10% of the rentable square footage of the property.

The following table sets forth lease expiration information for the next five years. There are no other leases that expire beyond the year 2011.

Year Ending Dec. 31	No of Leases Expiring	Approx Amount of Expiring Leases (Sq. Feet)	Base Rent of Expiring Leases (Annual $)	Percent of Total Leaseable Area Expiring %	Percent of Total Annual Base Rent Expiring
2007	1	11,722	108,864	10.1%	8.4%
2008	0	0	0	0.0%	0.0%
2009	1	22,068	169,104	19.0%	13.0%
2010	0	0	0	0.0%	0.0%
2011	3	82,432	1,018,812	70.9%	78.6%

Average annual lease rates and occupancy percentages for the last five years are as set forth below:

Year Ending Dec. 31	Average Lease Rate Per Total Square Foot (Annual $)	Average Annual Occupancy (%)
2005	$10.97	100%
2004	$10.56	100%
2003	$10.40	100%
2002	$10.30	100%
2001	$6.26	71%

In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of net rental income, location, demographics, physical condition, tenant mix, quality of tenants, length of leases, price per square foot and occupancy and analyzed how the property compares to comparable properties in its market.

For federal income tax purposes, the depreciable basis of the property is estimated at approximately $8.9 million which is subject to final adjustment. The depreciation expense will be calculated using the straight-line method based upon an estimated useful life of 39 years for the building improvement costs and the related lease term for the tenant improvements. Leasing commissions will be amortized over the initial term of the related leases. The real estate tax rate is 1.16%, and annual real estate taxes are projected to be approximately $227,000 for the initial year subsequent to the purchase.

15172 Goldenwest Circle

On December 1, 2006, we purchased a 102,000 square foot industrial property known as 15172 Goldenwest Circle located in Westminster, California from the See Myun and Ock Ja Kymm Family Trust,

an unaffiliated party, for approximately $11.2 million, including closing costs (which are not fully determinable at this time). The purchase price of the property was funded with net proceeds raised from our public offering and borrowings under our credit agreement with HSH Nordbank AG, New York Branch.

15172 Goldenwest Circle is centrally located in the Orange County, California industrial market with immediate access to major traffic arteries servicing the Orange County, Los Angeles and Long Beach ports and Los Angeles International Airport. The property consists of approximately 102,200 square feet of leasable space in one single-story building located on approximately 5.4 acres of land. According to CB Richard Ellis, the Orange County industrial market offers a diverse supply of modern and efficient buildings and a skilled labor force that has created a reliable environment for business growth. According to Grubb & Ellis Company, it is one of the strongest markets in the nation, with current vacancy of approximately 4%. In addition, our management has identified this particular sector of Orange County as an in-fill location, with considerable barriers to new construction and excellent potential for growth in rents.

The 15172 Goldenwest Circle property is leased to a single tenant, a provider of steel and concrete construction products for residential, commercial and government contractors. The lease expires on April 30, 2008, and is renewable at the option of the tenant for one additional five year period at an annual rate that is the greater of $7.63 per square foot or 90% of the market rental value of the property, with a 7.5% increase in the 30th month. Since the property is leased to a single tenant under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the tenant is more relevant to investors than financial statements of the property acquired. Therefore, the financial data of the tenant are included herewith.

The Goldenwest property was acquired at a capitalization (CAP) rate (initial yield) of approximately 6.85%. CAP rate is one method used to estimate the value of income producing properties. CAP rate is a ratio expressed as a percentage and is calculated by dividing the net operating income by the value of the property. The market CAP rate for this property according to Grubb & Ellis, a leading industrial brokerage firm, is 6.0% which would have resulted in a higher price for the property than paid by the Company. According to Grubb & Ellis, the lower price paid by the Company was attributable to the remaining lease term of the single tenant. During due diligence, our management met with the tenant and the tenant expressed its interest in exercising its option and extending the lease term. While no assurances exist, we have confidence that, in 2007, the tenant will exercise its option to extend the lease at the higher rental rate provided in the option. Once accomplished, the effective yield to acquisition cost will increase to 6.96%.

Average annual lease rates and occupancy percentages for the last two years are as set forth below:

Year Ending December 31	Average Lease Rate Per Square Foot (Annual $)	Average Annual Occupancy (%)
2005	$6.68	100.0
2004	$6.60	100.0

For the year 2002 and 2003, the building was owned by the current tenant and therefore no rental data is available. For the year 2001, the building was occupied by the same tenant but the rental data is not available.

In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of net rental income, location, demographics, physical condition, tenant mix, quality of tenants, length of leases, price per square foot and occupancy and analyzed how the property compares to comparable properties in its market.

For federal income tax purposes, the depreciable basis of the property is estimated at approximately $5.0 million which is subject to final adjustment. The depreciation expense will be calculated using the straight-line method, based upon an estimated useful life of 39 years for the building improvement costs and the related lease term for the tenant improvements. Leasing commissions will be amortized over the initial term of the related leases. The real estate tax rate is 1.08%, and annual real estate taxes are projected to be approximately $120,960 for the initial year subsequent to the purchase.

In the opinion of management, each of the properties described above are adequately covered by insurance.

Shoemaker Industrial Buildings

On June 28, 2006, we closed the purchase of an existing multi-tenant industrial property known as the Shoemaker Industrial Buildings from First Industrial Harrisburg, LP, a non-related party, for a purchase price of $2.5 million, plus approximately $2,800 of closing costs. This equates to approximately $127 per square foot of leasable space. We purchased this property for all cash, without debt financing.

The property consists of approximately 18,921 square feet of leasable space in three single-story buildings located on approximately 1 acre of land in Santa Fe Springs, California. The property is currently 100% leased at an average annual rent of $8.91 per square foot to 4 tenants whose spaces range in size from approximately 4,600 square feet to 5,121 square feet. These tenants operate varying businesses including a service-related business, a light manufacturer, a distribution facility and a light assembly operation. The property includes private, fenced yards, an attractive amenity for industrial tenants in this size range.

The Shoemaker Industrial Buildings are situated in the Mid-Counties industrial sub-market that serves both Los Angeles and Orange County, California. The buildings provide immediate access the major traffic arteries servicing the Los Angeles and Long Beach ports and Los Angeles International Airport. According to Voit Commercial and Colliers International, nine million square feet of industrial space were absorbed in the overall Los Angeles County industrial market in 2005, with year end vacancy rates at approximately 3%. Colliers International reported that tight market conditions in the last 12 months have led to overall rental rate increases of up to 15%. These rental rate increases were for the Los Angeles industrial market generally and there can be no assurance that any property we own in this market will experience similar increases.

Each of the four tenants occupies over 10% of the rentable square footage of the property. The following table sets forth certain information with respect to the leases of these four tenants:

Total Square Feet Leased	%	Lease Expiration Date	Renewal Option	Current Annual Rent ($)	Base Rent/ Sq Ft/ Per Annum ($)
5,121	27.07%	June 30, 2010	N/A	42,760	8.35
4,600	24.31%	Sept. 30, 2009	N/A	38,088	8.28
4,600	24.31%	July 31, 2006	N/A	49,680	10.80
4,600	24.31%	April 30, 2008	N/A	38,088	8.28

The following table sets forth lease expiration information for the next five years for those leases in place at December 31, 2006:

Year Ending December 31	No. of Leases Expiring	Approx. Amount of Expiring Leases (Sq. Feet)	Base Rent of Expiring Leases (Annual $)	Percent of Total Leasable Area Expiring (%)	Percent of Total Annual Base Rent Expiring (%)
2007	—	—	—	—	—
2008	2	9,200	82,254	48.62%	49.60%
2009	1	4,600	39,236	24.31%	23.60%
2010	1	5,121	44,492	27.07%	26.80%
2011	—	—	—	—	—
	4	18,921	165,982	100.00%	100.00%

Average annual lease rates and occupancy percentages for the last five years are as set forth below:

Year Ending December 31	Average Lease Rate Per Square Foot (Annual $)	Average Annual Occupancy (%)
2005	8.88	100.0%
2004	7.40	93.9%
2003	7.13	87.9%
2002	6.83	100.0%
2001	6.62	100.0%

In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of net rental income, location, demographics, physical condition, tenant mix, quality of tenants, length of leases, price per square foot and occupancy, and analyzed how the property compares to comparable properties in its market. We do not have any current plans for the renovation, improvement or development of the property, other than normal repairs and maintenance. We believe that the property is adequately covered by insurance.

For federal income tax purposes, the depreciable basis of the property is estimated at approximately $1.6 million, which is subject to final adjustment. The depreciation expense will be calculated using the straight-line method, based upon an estimated useful life of 39 years for the building improvement costs and the related lease term for the tenant improvements. Leasing commissions will be amortized over the initial term of the related leases. The real estate tax rate is 1.25%, and annual real estate taxes are projected to be approximately $30,000 for the initial year subsequent to the purchase.

2111 S. Industrial Park

On June 1, 2006, we purchased an existing multi-tenant industrial property, known as 2111 South Industrial Park (the property) from Squamar Limited Partnership and IPM, Inc., unaffiliated parties. The property is a 26,800 square foot industrial building located in a master planned business park environment in the North Tempe submarket of Phoenix which was constructed in 1974. The acquisition price was $1,975,000 plus approximately $5,800 of closing costs (which are not fully determinable at this time). This equates to approximately $73.91 per square foot of leasable space. The property is currently 94% leased at an average annual rent of $7.17 per square foot to 13 tenants ranging in size from 1,600 to 2,800 square foot. These tenants operate varying business, including service related business, warehouse storage and light assembly. We purchased this property for all cash, without debt financing.

A local homebuilder occupies approximately 21% of the rentable square footage and a light manufacturer of concrete furniture and accessories occupies approximately 10% of the rentable square footage of the property. No other tenant occupies 10% or more of the rentable square footage of the property. The following table sets forth certain information about the leases with tenants at this property:

Total Square Feet Leased	%	Lease Expiration	Renewal Option	Current Annual Rent ($)	Base Rent/ Sq Ft/ Per Annum ($)
2,800	11.1%	Dec. 31, 2007	N/A	19,152	6.84
1,600	6.3%	June 30, 2006	N/A	11,520	7.20
4,000	15.9%	June 30, 2006	N/A	25,440	6.36
1,600	6.3%	June 30, 2006	N/A	12,288	7.68
1,600	6.3%	Feb. 28, 2007	N/A	11,904	7.44
1,600	6.3%	Feb. 29, 2008	N/A	10,944	6.84
1,600	6.3%	Dec. 31, 2007	N/A	11,904	7.44
1,600	6.3%	Dec. 31, 2006	N/A	11,712	7.32
2,000	7.9%	Aug. 31, 2007	N/A	15,600	7.80
1,600	6.3%	June 30, 2006	N/A	12,672	7.92
1,600	6.3%	June 30, 2008	N/A	12,480	7.80
2,000	7.9%	June 30, 2006	N/A	14,400	7.20
1,600	6.3%	July 31, 2007	N/A	10,560	6.60

The following table sets forth lease expiration information for the next five years for those leases in place at December 31, 2006:

Year Ending December 31	No. of Leases Expiring	Approx. Amount of Expiring Leases (Sq. Feet)	Base Rent of Expiring Leases (Annual $)	Percent of Total Leasable Area Expiring (%)	Percent of Total Annual Base Rent Expiring (%)
2007	5	8,400	63,792	31.34%	35.20%
2008	9	16,800	106,032	62.69%	58.40%
2009	1	1,600	11,568	5.97%	6.40%
2010	—	—	—	—	—
2011	—	—	—	—	—
	15	26,800	181,392	100.00%	100.00%

Average annual lease rates and occupancy percentages for the last five years are as set forth below:

Year Ending December 31	Average Lease Rate Per Square Foot (Annual $)	Year-End Occupancy (%)
2005	$0.53	88.06%
2004	$0.50	92.54%
2003	$0.50	82.09%
2002	$0.53	100.00%
2001	$0.53	80.60%

In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of net rental income, location, demographics, physical condition, tenant mix, quality of tenants, length of leases, price per square foot, occupancy and analyzed how the property compares to comparable properties in its market. We do not have any current plans for the renovation, improvement or development of the property, other than normal repairs and maintenance. We believe that the property is adequately covered by insurance.

According to the Arizona Department of Economic Security, Arizona’s economy will experience positive growth in 2006 and 2007, due largely to strong performance in the aerospace, electronics and construction industries. The Grubb & Ellis/BRE Commercial, LLC Research first quarter 2006 Industrial Market Trends report states that the metro Phoenix industrial markets experienced record breaking net absorption in 2005 and that sustained lack of industrial space is expected to continue for the next six to nine months throughout metro Phoenix.

The 2111 South Industrial property is located on a major artery, with immediate access to Downtown Phoenix, Scottsdale, Tempe and Tucson, in an in-fill market characterized by increasing demand and rental growth. The project’s strategic location is just minutes from the key transportation hub of the Phoenix Sky Harbor International Airport. The property has the flexibility to accommodate a variety of size requirements and tenant growth.

For federal income tax purposes, the depreciable basis of the property is estimated at approximately $1,324,000 which is subject to final adjustment. The depreciation expense will be calculated using the straight-line method, based upon an estimated useful life of 39 years for the building improvement costs and the related lease term for the tenant improvements. Leasing commissions will be amortized over the initial term of the related leases. The realty tax rate is 1.28%, and annual realty taxes are projected to be approximately $25,300 for the initial year subsequent to the purchase.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our consolidated financial statements and notes appearing elsewhere in this prospectus.

Overview

We were incorporated on October 22, 2004 for the purpose of engaging in the business of investing in and owning commercial real estate. Prior to commencing our initial public offering on January 6, 2006, we had approximately $200,000 in assets and no real estate operations. In February 2006, we received the minimum offering amount of $1,000,000 and in June 2006, we began acquiring real estate assets. At March 31, 2007, we raised approximately $45.7 million of gross proceeds from the sale of approximately 5.7 million shares of our common stock and had acquired five properties. Two properties were acquired in June 2006, two were acquired in December 2006 and one was acquired at the end of January 2007. Accordingly, our results of operations for the quarters ended March 31, 2007 and March 31, 2006 are not comparable.

We have no paid employees and are externally advised and managed by Cornerstone Realty Advisors, LLC.

Results of Operations

Our results of operations are not indicative of those expected in future periods as we expect that rental income, tenant reimbursements, operating expenses, asset management fees, depreciation, amortization, and net income will each increase in future periods as a result of owning the assets acquired during 2006 for an entire year and as a result of anticipated future acquisitions of real estate assets.

The results of our operations presented for the year December 31, 2006 are not directly comparable with the year ended December 31, 2005 and the period from inception (October 22, 2004) to December 31, 2004. Our results of operations for the quarters ended March 31, 2007 and March 31, 2006 are also not comparable. In 2005, our operating results consisted primarily of general and administrative expenses associated with insurance and third party professional, legal and accounting fees related to our periodic reporting requirements under the Securities Act of 1934.

We have no paid employees and are externally advised and managed by Cornerstone Realty Advisors, LLC.

Quarter Ended March 31, 2007 Compared to Quarter Ended March 31, 2006

Total revenues increased to $1,071,000, property operating and maintence expenses increased to $231,000 and depreciation and amortization increased to $253,000 in the first quarter of 2007. There was no comparable revenue or expenses in the first quarter of 2006.

General and administrative expenses increased to $555,000 in the first quarter of 2007 from $316,000 in the comparable period of 2006. The increase is primarily attributable to higher professional fees and advisor administrative expense reimbursements associated with the increase in operating activities in the first quarter of 2007.

Interest income of $110,000 in the first quarter of 2007 compares to $2,000 in the first quarter of 2006. The increase is due to cash available for investment from net proceeds of our Offering. Interest expense increased to $669,000 in the first quarter of 2007 from $0 in the comparable period of 2006. The increase in expense is due to financing used to facilitate property acquisitions.

Year Ended December 31, 2006 Compared to Year Ended December 31, 2005

Rental revenues increased to $404,460, property operating and maintenance expense increased to $102,398 and depreciation increased to $99,066 in 2006. We earned no rental revenue and incurred no property operating and maintenance or depreciation expense in 2005

General and administrative expenses increased to $1,331,698 in 2006 from $95,134 in 2005. The increase is primarily attributable to higher professional fees and advisor administrative expense reimbursement associated with a full year of operations and regulatory reporting, and the addition of lender reporting obligations in 2006.

Interest income increased to $203,123 in 2006 from $1,154 in 2005 due to higher cash available for investment from the net proceeds of our public offering, which commenced in 2006.

Interest expense increased to $391,275 in 2006 from $0 in 2005 due primarily to temporary financing used to facilitate the acquisition of two of our real estate investments.

Year Ended December 31, 2005 Compared to Period from Inception (October 22, 2004) to December 31, 2004

As of December 31, 2005, we had not received any proceeds from our initial public offering of our common stock and had not acquired any real estate assets. Accordingly, the results of our operations for the year ended December 31, 2005 and the period from inception to December 31, 2004 are indicative of an early-stage enterprise.

Liquidity and Capital Resources

We expect that primary sources of capital over the long term will include net proceeds from the sale of our common stock and net cash flows from operations. We expect that our primary uses of capital will be for property acquisitions, for the payment of tenant improvements and leasing commissions, for the payment of operating expenses, including interest expense on any outstanding indebtedness, and for the payment of distributions.

As of March 31, 2007 a total of 5,712,277 shares of our common stock had been sold in our Offering for aggregate gross proceeds of approximately $45.7 million. As of March 31, 2007, we had approximately $14.5 million in cash and cash equivalents on hand and approximately $13.4 million available under our acquisition credit facility with HSH Nordbank. Our liquidity will increase as additional subscriptions are accepted and decrease as net offering proceeds are expended in connection with the acquisition and operation of properties.

There may be a delay between the sale of our shares and the purchase of properties. During this period, net offering proceeds will be temporarily invested in short-term, liquid investments that could yield lower returns than investment in real estate.

Generally, cash needs for items other than property acquisitions will be met from operations, and cash needs for property acquisitions will be met from public offerings of our shares or from borrowings on our credit facility.

Until proceeds from our offering are invested and generating operating cash flow sufficient to make distributions to stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of our offering or from borrowings in anticipation of future cash flow.

We are currently dependent on our advisor to fund a portion of our organization and offering activities because the amount we can spend on organization and offering expenses is limited by our charter. At March 31, 2007, our advisor had incurred $2.7 million of organization and offering costs on our behalf.

Of this amount, $1.7 million had been reimbursed to our advisor. Our advisor advances us money for these organization and offering expenses or pays these expenses on our behalf. Our advisor will not charge us interest on these advances. We will repay these advances and reimburse our advisor for expenses paid on our behalf using the gross proceeds of our initial public offering, but in no event will we have any obligation to reimburse our advisor for these costs totaling in excess of 3.5% of the gross proceeds from our primary offering. Our advisor will pay all of our organization and offering expenses described above that are in excess this 3.5% limitation. In addition, our advisor will pay all of our organization and offering expenses that, when combined with the sales commissions and dealer manager fees that we incur, exceed 13.5% of the gross proceeds from our initial public offering.

We will not rely on advances from our advisor to acquire properties but our advisor and its affiliates may loan funds to special purposes entities that may acquire properties on our behalf pending our raising sufficient proceeds from our initial public offering to purchase the properties from the special purpose entity.

Our advisor is newly formed, has limited capitalization, has incurred losses since its inception and is continuing to incur losses. Our advisor must obtain financial support from its affiliates or sole member or raise funds through the sale of its own debt or equity securities to obtain the cash necessary to provide these advances. There can be no assurance as to the amount or timing of our advisor’s receipt of funds. Adverse changes in the financial condition of our advisor could adversely affect us. If our advisor’s financial condition affects the amount of funds available to us for offering and organizational activities, our ability to raise funds in our initial public offering could be adversely affected. Cornerstone Industrial Properties, LLC, the sole member of our advisor, has limited capitalization, has incurred significant losses since its inception and is continuing to incur significant losses.

We will endeavor to repay any temporary acquisition debt financing promptly upon receipt of proceeds in our initial public offering. To the extent sufficient proceeds from our offering are unavailable to repay such debt financing within a reasonable time as determined by our board of directors, we will endeavor to raise additional equity or sell properties to repay such debt so that we will own our properties all-cash with no permanent financing. In the event that our initial public offering is not fully sold, our ability to diversify our investments may be diminished.

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national or regional economic conditions affecting real estate generally, which we anticipate may have a material impact on either capital resources or the revenues or income to be derived from the operation of real estate properties

Election as a REIT

We intend to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, for the year ended December 31, 2006. Under the Internal Revenue Code of 1986, we will not be subject to federal income tax on income that we distribute to our stockholders. REITs are subject to numerous organizational and operational requirements in order to avoid taxation as a regular corporation, including a requirement that they generally distribute at least 90% of their annual taxable income to their stockholders. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Our failure to qualify as a REIT could result in us having a significant liability for taxes.

Other Liquidity Needs

Property Acquisitions

We expect to purchase properties and have expenditures for capital improvements, tenant improvements and lease commissions in the next twelve months, however, those amounts cannot be estimated at this time. We cannot assure, however, that we will have sufficient funds to make any acquisitions or related capital expenditures at all.

Debt Service Requirements

On June 30, 2006, we entered into a Credit Agreement with HSH Nordbank AG, New York Branch, for a temporary credit facility that we will use during the offering period to facilitate our acquisitions of properties in anticipation of the receipt of offering proceeds. The Credit Agreement permits us to borrow up to $50,000,000 secured by real property at a borrowing rate based on LIBOR plus a margin ranging from 1.15% to 1.35% and requires payment of a usage premium of up to 0.15% and an annual administrative fee. We may use the entire credit facility to acquire real estate investments and we may use up to 10% of the credit facility for working capital. We are entitled to prepay the obligations at any time without penalty. The principal balance is due on June 30, 2008. The obligations under the Credit Agreement may be accelerated in the event of a default as defined in the Credit Agreement. In connection with documentation and closing the Credit Agreement, we have paid fees and expenses totaling approximately $934,000. As of March 31, 2007, the outstanding balance of borrowings under this credit facility was approximately $36.6 million.

Contractual Obligations

The following table reflects our contractual obligations as of March 31, 2007, specifically our obligations under long-term debt agreements and purchase obligations:

	Payment due by period
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long-Term Debt Obligations	$36,580,000	—	$36,580,000	—	—
Purchase Obligations(1)	$4,500,000	$4,500,000	—	—	—
Interest Expense related to long term debt(2)	$3,031,000	$2,425,000	$606,000	—	—

(1)    As of March 31, 2007 we had an agreement to puchase Marathon Business Center for a purchase price of $4.5 million. The acquisition was completed on April 2, 2007.

(2)    Interest expense is calculated based on the loan balance outstanding at March 31, 2007, one month LIBOR at March 31, 2007 plus margin of 1.25%.

Off-Balance Sheet Arrangements

There are no off-balance sheet transactions, arrangements or obligations (including contingent obligations) that have, or are reasonably likely to have, a current or future material effect on our financial condition, changes in the financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Inflation

Although the real estate market has not been affected significantly by inflation in the recent past due to the relatively low inflation rate, we expect that the majority of our tenant leases will include provisions that would protect us to some extent from the impact of inflation. Where possible, our leases will include provisions for rent escalations and partial reimbursement to us of expenses. Our ability to include provisions in the leases that protect us against inflation is subject to competitive conditions that vary from market to market.

Critical Accounting Policies

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, or GAAP, requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We believe that our critical accounting policies are those that require significant judgments and estimates such as those related to real estate purchase price allocation, evaluation of possible impairment of real property assets, revenue recognition and valuation of receivables, and income taxes. These estimates are made and evaluated on an on-going basis using information that is currently available as well as various other assumptions believed to be reasonable under the circumstances. Actual results could vary from those estimates, perhaps in material adverse ways, and those estimates could be different under different assumptions or conditions.

Real Estate Purchase Price Allocation

We account for all acquisitions in accordance with Financial Accounting Standards Board’s (“FASB”) Statement of Financial Accounting Standard (“SFAS”) No. 141, “Business Combinations” (“FAS 141”). Upon acquisition of a property, we allocate the purchase price of the property based upon the fair value of the assets acquired, which generally consist of land, buildings, tenant improvements, leasing commissions and intangible assets including in-place leases and above market and below market leases. We allocate the purchase price to the fair value of the tangible assets of an acquired property by valuing the property as if it were vacant. The value of the building is depreciated over an estimated useful life of 39 years.

The purchase price is further allocated to in-place lease values based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with the respective tenant. The value of in-place lease intangibles, which is included as a component of investments in real estate, is amortized to expense over the remaining lease term.

Acquired above and below market leases are valued based on the present value of the difference between prevailing market rates and the in-place rates over the remaining lease term. The value of acquired above and below market leases is amortized over the remaining non-cancelable terms of the respective leases as an adjustment to rental revenue on our condensed consolidated statements of operations.

We amortize the value of in-place leases and above and below market leases over the initial term of the respective leases. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and above or below market lease value would be charged to expense.

Evaluation of Possible Impairment of Real Property Assets

Management will continually monitor events and changes in circumstances that could indicate that the carrying amounts of the our real estate assets, including those held through joint ventures, may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of real estate assets may not be recoverable, we will assess the recoverability of the real estate assets by determining whether the carrying value of the real estate assets will be recovered through the undiscounted future operating cash flows expected from the use of the asset and its eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, we will adjust the real estate assets to the fair value and recognize an impairment loss.

Projections of expected future cash flows require us to estimate future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, discount rates, the number of months it takes to re-lease the property and the number of years the property is held for investment. The use of certain assumptions in the future cash flows analysis would result in an incorrect assessment of the property’s future cash flows and fair value and could result in the overstatement of the carrying value of our real estate assets and net income if those assumptions ultimately prove to be incorrect.

Revenue Recognition and Valuation of Receivables

Our revenues, which will be comprised largely of rental income, will include rents reported on a straight-line basis over the initial term of the lease. Since our leases may provide for rental increases at specified intervals, we will be required to straight-line the recognition of revenue, which will result in the recording of a receivable for rent not yet due under the lease terms. Accordingly, our management will be required to determine, in its judgment, to what extent the unbilled rent receivable applicable to each specific tenant is collectible. Management will review unbilled rent receivable on a quarterly basis and take into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of unbilled rent with respect to any given tenant is in doubt, we will record an increase in our allowance for doubtful accounts or record a direct write-off of the specific rent receivable.

Income Taxes

We expect to make an election to be taxed as a REIT for federal income tax purposes beginning with its taxable year ending December 31, 2006. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of the REIT’s ordinary taxable income to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that it distributes to its stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service granted us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we believe that we will be organized and operate in such a manner as to qualify for treatment as a REIT, beginning with our taxable year ending December 31, 2006, and intend to operate in the foreseeable future in such a manner so that we will remain qualified as a REIT in subsequent tax years for federal income tax purposes. Due to the early stage of our operations, during 2006, all distributions constituted the return of capital.

Recently Issued Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, (“FIN 48”), which clarifies the relevant criteria and approach for the recognition, derecognition, and measurement of uncertain tax positions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this interpretation in the first quarter of 2007 did not have a material impact on our consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”), which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal periods beginning after November 15, 2007 (our fiscal year beginning

January 1, 2008), and interim periods within those fiscal years. We are currently evaluating the impact of adopting SFAS No. 157 on the consolidated financial statements.

In September 2006, the Securities and Exchange Commission, or the SEC, released Staff Accounting Bulletin, or SAB, No. 108, Considering the Effects of Prior Year Misstatements When Quantifying Current Year Misstatements, or SAB No. 108, to address diversity in practice regarding consideration of the effects of prior year errors when quantifying misstatements in current year financial statements. The SEC staff concluded that registrants should quantify financial statement errors using both a balance sheet approach and an income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. SAB No. 108 states that if correcting an error in the current year materially affects the current year’s income statement, the prior period financial statements must be restated. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB No. 108 in the fourth quarter of 2006 did not have a material impact on our consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS 159 is effective for fiscal years begining after November 15, 2007. We are currently evaluating the impact of adopting SFAS No. 159 in the first quarter of 2008 on our consolidated financial statements.

Distributions

The amount of distributions to be paid to our stockholders will be determined by our board of directors and is dependent on a number of factors, including earnings, cash flow, funds available from our operations, general financial condition, future prospects, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code and other factors. In order to keep the timing and amount of distributions relatively stable, we may make distributions that may not be reflective of the actual income earned. We are authorized to borrow money, issue new securities or sell assets in order to make distributions.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of real estate programs managed by affiliates of our advisor in the last 10 years. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior Cornerstone real estate programs.

Affiliates of our advisor have been real estate investment fund managers since 1989. Cornerstone affiliates have profitably completed the investment cycle for 8 prior funds which have invested in multi-tenant industrial real estate. The investment cycle on these 8 prior funds has averaged 4.4 years, as reflected on page P-6 of this prospectus. The funds acquired, owned and operated properties during different economic cycles.

Public Program

Affiliates of our advisor have sponsored Cornerstone Realty Fund, LLC, a publicly registered, non-traded real estate limited liability company which, as of August 18, 2005, had raised $50,000,000 from 1,297 investors. This program has acquired a total of seven properties, all of which were existing multi- tenant industrial properties. Two of these properties are located near Chicago, Illinois, one of these properties is located in Tempe, Arizona and four of these properties are located in Southern California. The properties were purchased on an all-cash basis with no debt financing. As of March 31, 2007, this program had invested approximately $39.4 million in properties and related lease intangibles. This program has investment objectives which are similar to ours.

Private Programs

This section provides you with information about the historical experience of privately offered real estate programs organized and sponsored by Cornerstone Ventures, Inc. and its affiliates. Cornerstone Ventures, Inc. is the manager of Cornerstone Industrial Properties, LLC which is the sole member of and an affiliate of our advisor. Between February 1993 and December 2003, the Cornerstone entities were responsible for the identification, acquisition and operation of multi-tenant industrial properties being acquired by two real estate operating joint ventures formed between Cornerstone and Koll Capital Markets Group, Inc. The two joint ventures historically operated under the name of Koll Cornerstone. Between February 1993 and August 1997, Koll Capital Markets Group, Inc., was owned by Koll Management Services, Inc. In August 1997, Koll Capital Markets Group, Inc. was acquired by CB Richard Ellis. In 1996, affiliates of Cornerstone were selected by Citigroup in New York to assist Citigroup in launching its international private banking real estate division. Cornerstone successfully completed three real estate equity joint ventures with affiliates of Citigroup. As of December 31, 2002, all operating properties of the above-described joint ventures had been sold. The above-described joint ventures are unrelated to us. Neither Koll Capital Markets Group, Inc., Koll Management Services, Inc., CB Richard Ellis nor Citigroup has any involvement with us.

During the last ten years, Cornerstone and its affiliates have sponsored 8 privately offered real estate limited partnerships which raised a total of $18,316,000 from 52 investors. These programs acquired a total of 11 properties, all of which were existing multi-tenant industrial properties located in Southern California. The total purchase price of these properties was $61,476,000, a significant portion of which was represented by borrowed funds. All of these properties have been sold in their entirety as of December 31, 2002. These programs acquired multi-tenant industrial properties using permanent financing. These programs presented greater risk to the investors and their investment objectives were different from ours in this respect.

During the most recent three years, these private programs have not acquired any properties. The properties acquired by these programs have been liquidated according to plan and the profits have been distributed to investors.

As of the date of this prospectus, our advisor believes that there have been no major adverse business developments or conditions experienced by any prior program that would be material.

Potential investors are encouraged to examine the Prior Performance Tables in this prospectus for more detailed information regarding the prior experience of our advisor and its affiliates. In addition, upon request, prospective investors may obtain from our advisor without charge copies of offering materials and any reports prepared in connection with any of the public programs sponsored by our advisor and its affiliates, including a copy of the most recent Annual Report on Form 10-K filed with the SEC. For a reasonable fee, we will also furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to our advisor. These documents and any of these future filings with the SEC will be available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at www.cornerstonerealestatefunds.com which provides a link to our SEC filings.

FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material federal income tax considerations to us and our stockholders relating to this registration statement and our treatment as a REIT. The summary is not intended to represent a detailed description of the federal income tax consequences applicable to a particular stockholder in view of such stockholder’s particular circumstances, nor is it intended to represent a detailed description of the federal income tax consequences applicable to certain types of stockholders subject to special treatment under the federal income tax laws (such as insurance companies, financial institutions, broker-dealers, non-U.S. persons, and, except to the extent discussed below, tax-exempt organizations). Stockholders described in the previous sentence should consult with their own tax advisors regarding the tax consequences to them of the purchase, ownership and sale of our stock. This summary does not address state, local or non-U.S. tax considerations. Also, this summary deals only with our stockholders that hold common stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code (the “Code”).

This summary of material federal income tax considerations relates only to U.S. Stockholders. A “U.S. Stockholder” means a holder of shares of stock that is: (a) an individual citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (c) an estate, the income of which is subject to United States federal income taxation regardless of its source, or (d) a trust if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Stockholders who are not United States persons should consult their own tax advisors regarding the tax consequences to them of the purchase, ownership and sale of the offered stock.

We base the information in this section on the current Code, current, temporary and proposed Treasury regulations, the legislative history of the Code and current administrative interpretations of the Internal Revenue Service (the “IRS”), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court could agree with the IRS.

Each investor is advised to consult his or her own tax advisor regarding the tax consequences to him or her of the purchase, ownership and sale of the offered stock, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, or sale and of potential changes in applicable tax laws.

Federal Income Taxation of the Company

Beginning with our taxable year that will end December 31, 2006, we intend to elect to be taxed as a REIT under Sections 856 through 860 of the Code. We believe that beginning with that taxable year we have been organized and will have operated in a manner qualifying for taxation as a REIT under the Code, and we intend to continue to operate in such a manner. We can provide no assurance, however, that we have operated or will operate in a manner so as to qualify or remain qualified as a REIT.

The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its U.S. stockholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations and administrative and judicial interpretations of Code provisions and regulations. We have not requested a ruling from the IRS with respect to any issues relating to our qualification as a REIT. Therefore, we can provide no assurance that the IRS will not challenge our REIT status.

Kirkpatrick & Lockhart Preston Gates Ellis LLP has acted as tax counsel to us in connection with this offering. Kirkpatrick & Lockhart Preston Gates Ellis LLP is of the opinion that based on our proposed method of operation, we will qualify for taxation as a REIT for the taxable year that will end December 31, 2006. Kirkpatrick & Lockhart Preston Gates Ellis LLP’s opinion is based solely on our representations with respect to factual matters concerning our organization, our business operations and our properties. Kirkpatrick & Lockhart Preston Gates Ellis LLP has not independently verified these facts. In addition, our qualification as a REIT depends, among other things, upon our meeting the requirements of Sections 856 through 860 of the Code throughout each year. Accordingly, because our satisfaction of such requirements will depend upon future events, including the final determination of financial and operational results, no assurance can be given that we will satisfy the REIT requirements during the taxable year that will end December 31, 2006, or in any future year.

If we qualify as a REIT, we generally will not be subject to federal corporate income tax on the taxable income that we distribute to our stockholders each year. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. However, even if we qualify as a REIT, we could be subject to federal tax at the corporate level in the following circumstances:

First, we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains.

Second, under some circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference.

Third, if we have net income from the sale or other disposition of “foreclosure property” (i.e., property acquired by us following a default on a lease of such property or on an indebtedness which such property secured) held primarily for sale to customers in the ordinary course of business, or income from foreclosure property that does not constitute qualifying income for purposes of the 75% income test (discussed below), we will be subject to tax at the highest corporate rate on such income.

Fourth, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property that is held primarily for sale to customers in the ordinary course of business but that is not foreclosure property), we will be subject to a tax equal to 100% of such net income.

Fifth, if we fail to satisfy either the 75% or 95% gross income test (discussed below) but have nonetheless maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a tax equal to 100% of the net income attributable to (1) the greater of (a) the amount by which we fail the 75% income test or (b) the amount by which we fail the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

Sixth, if we fail to distribute each year at least the sum of:

(1)                                  85% of our REIT ordinary income for such year;

(2)                                  95% of our REIT capital gain net income for such year; and

(3)                                  any undistributed taxable income from prior periods,

then we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts we actually distribute during the calendar year and (b) retained amounts on which we pay corporate income tax.

Seventh, if we acquire any assets from a corporation subject to full corporate-level tax in certain tax-free transactions (including merger transactions) and we recognize gain on the disposition of such asset 10 years following the acquisition, then we will be subject to tax at the highest regular corporate rate on the lesser of the amount of gain that we recognize at the time of the sale or disposition and the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

Requirements for Qualification

To qualify as a REIT, we must elect to be treated as a REIT and must meet the requirements, discussed below, relating to our organization, sources of income and nature of assets.

Organizational Requirements

To qualify as a REIT, we must:

(1)                                  be managed by one or more trustees or directors;

(2)                                  use transferable shares of stock or transferable certificates to evidence beneficial ownership;

(3)                                  be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

(4)                                  be neither a financial institution nor an insurance company;

(5)                                  have at least 100 persons as beneficial owners for at least 335 days of each 12-month taxable year and for a proportionate part of each taxable year of less than 12 months;

(6)                                  during the last half of each taxable year, not be closely held, i.e., not more than 50% of the value of our outstanding stock may be owned, directly or indirectly, by five or fewer “individuals,” as defined in the Code to include certain entities (i.e., a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but not a qualified pension plan or profit sharing trust); and

(7)                                  meet other tests described below, including with respect to the nature of our assets and income.

Conditions (5) and (6) will not apply until after the first taxable year for which we make an election to be taxed as a REIT. Our beneficial ownership is evidenced by transferable shares of stock. However, our charter currently includes certain restrictions regarding transfer of our common stock, which are intended (among other things) to assist us in continuing to satisfy conditions (5) and (6) noted above. We do not believe these restrictions cause our stock to be nontransferable within the meaning of Section 856(a)(2).

To monitor compliance with the share ownership requirements, the federal tax laws require us to maintain records regarding the actual ownership of our stock. To do so, we must require written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the stock, i.e., the persons required to include the distributions we pay in their gross income. A stockholder that fails or refuses to provide us with this written statement is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the stock and other information. We are required to maintain as part of our records a list of those persons failing or refusing to comply with this requirement. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition.

Ownership of Interests in Taxable REIT Subsidiaries

A “taxable REIT subsidiary” of ours is a corporation in which we directly or indirectly own stock and that elects, together with us, to be treated as a taxable REIT subsidiary of ours. In addition, if a taxable REIT subsidiary of ours owns, directly or indirectly, securities representing 35% or more of the vote or value of another corporation, that other corporation will automatically be treated as a taxable REIT subsidiary of ours. A taxable REIT subsidiary is subject to federal income tax, and state and local income tax where applicable, as a regular “C” corporation. The value of all of our taxable REIT subsidiaries may not exceed 20% of the total value of our assets.

Generally, a taxable REIT subsidiary can perform some impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests (discussed below). However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, the Code limits the ability of a taxable REIT subsidiary to deduct interest payments in excess of a certain amount paid to us. In addition, we must pay a 100% tax on some payments that we receive or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements between us, our tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. We cannot assure you that any taxable REIT subsidiary will be able to fully deduct interest payments (if any) paid to us. In addition, we cannot assure you that the IRS would not seek to impose the 100% tax on services performed by any taxable REIT subsidiary for tenants of ours, or on a portion of the payments received by us from, or expenses deducted by, our taxable REIT subsidiaries.

Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT. Thus, our proportionate share of the assets, liabilities and items of income of our operating partnership will be treated as our assets, liabilities and items of income for purposes of applying and meeting the various REIT requirements. In addition, our operating partnership’s proportionate share of the assets, liabilities and items of income with respect to any partnership (including any limited liability company treated as a partnership) in which it holds an interest would be considered assets, liabilities and items of income of our operating partnership for purposes of applying and meeting the various REIT requirements.

If we own all of the capital stock of a subsidiary corporation and we do not make an election to treat the subsidiary as a taxable REIT subsidiary, the subsidiary will be a “qualified REIT subsidiary” and its separate existence will be disregarded for federal income tax purposes. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary of ours will not be subject to federal corporate income taxation, although it may be subject to state and local income taxation in some states.

Income Tests

To maintain qualification as a REIT, we must meet two gross income requirements annually. First, we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions) from investments relating to real property, including “rents from real property,” in certain circumstances, interest (including interest on debts secured by mortgages on real property), and investments in other REITs. Second, we must derive at least 95% of our gross income (excluding gross income from prohibited transactions) from the real property investments described in the preceding sentence as well as from distributions, interest, or gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

Prior to the making of investments in properties, we may satisfy the 75% gross income test and the 95% income test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% gross income test only for one year from the receipt of proceeds from our investors. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% gross income test, we may invest the offering proceeds in less liquid investments approved by our board of directors such as mortgage-backed securities or shares of stock in other REITs. We intend to trace offering proceeds received for purposes of determining the one-year period for “new capital investments.” No rulings or regulations have been issued under the provisions of the Code governing “new capital investments,” so there can be no assurance that the IRS will agree with this method of calculation.

Rents we receive or that we are deemed to receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the net income or profits of any person but can be based on a fixed percentage of gross receipts or gross sales.

Second, “rents from real property” excludes any amount received directly or indirectly from a corporation or other entity 10% of which is owned, directly or indirectly, by us (although in some limited circumstances, rents we receive from a taxable REIT subsidiary may qualify as “rents from real property”).

Third, rent attributable to personal property is generally excluded from “rents from real property,” except where such personal property is leased in connection with such real property and the rent attributable to such personal property is less than or equal to 15% of the total rent received under the lease. We do not anticipate deriving rent attributable to personal property leased in connection with real property that exceeds 15% of the total rent attributable to such lease or receiving rent from related party tenants.

Finally, amounts that are attributable to services furnished or rendered by us in connection with the rental of real property or to our management or operation of the property (“impermissible tenant services”), whether or not separately stated, will not constitute “rents from real property” unless such services are furnished through a taxable REIT subsidiary or an independent contractor from whom we do not derive any income. However, income from services we directly provide will qualify as “rents from real property” if they are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. Our rental income should not cease to qualify as “rents from real property” merely because we perform a de minimis amount of impermissible tenant services. The income from these services will be considered de minimis if the value of such services (valued at not less than 150% of our direct cost of performing such services) is less than 1% of the total income derived from such property.

Our operating partnership may provide certain services with respect to our properties. We believe that these services will be of the type that are usually or customarily rendered in connection with the rental of space for occupancy only and that are not otherwise rendered to the tenants. Therefore, we believe that the provision of such customary services will not cause rents received with respect to our properties to fail to qualify as “rents from real property.” Noncustomary services and services rendered primarily for the tenants’ convenience will be provided by an independent contractor or a taxable REIT subsidiary to avoid jeopardizing the qualification of rent as “rents from real property.”

Fees to perform property management services for properties that we do not own will not qualify under the 75% or the 95% gross income tests. Either we or our operating partnership also may receive certain other types of income with respect to our properties that will not qualify for either of these tests (including amounts received with respect to certain investments of cash reserves). However, we believe that the aggregate amount of such fees and other non-qualifying income in any taxable year will not cause us to exceed the limits for non-qualifying income under the 75% and 95% gross income tests.

If we fail one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are eligible for relief under a certain provision of the Code. This relief provision generally will be available if: (1) following our identification of the failure to satisfy one or both of the tests, we file a schedule for the tax year in accordance with IRS regulations with a description of each item of gross income subject to these income tests, and (2) our failure to meet such gross income tests is due to reasonable cause and not due to willful neglect. We, however, cannot state whether in all circumstances we would be entitled to the benefit of this relief provision. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally receive exceeds the limits on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “Federal Income Taxation of the Company,” even if this relief provision applies, a 100% tax would be imposed with respect to the part of our taxable income that fails the 75% or 95% tests.

Asset Tests

At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets.

First, at least 75% of the value of our total assets must be represented by real estate assets (such as realty and shares of stock in other REITs), cash and cash items (including receivables) and government securities.

Second, no more than 25% of the value of our total assets may consist of securities (other than those securities includible in the 75% asset test).

Third, except for equity investments in other REITs, qualified REIT subsidiaries or taxable REIT subsidiaries or other securities that qualify as “real estate assets” for purposes of the 75% asset test: (1) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; (2) we may not own more than 10% of any one issuer’s outstanding voting securities; and (3) we may not own more than 10% of the value of the outstanding securities of any one issuer. With respect to each issuer in which we acquire an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we will endeavor to ensure that our pro rata share of the value of the securities, including debt, of any such issuer does not exceed 5% of the total value of our assets and that we comply with the 10% voting securities limitation and 10% value limitation with respect to each such issuer. In this regard, however, we cannot provide any assurance that the IRS might not disagree with our determinations. We will not lose our REIT status for failing to satisfy the tests described in this paragraph if the failure is due to ownership of assets the total value of which does not exceed the lesser of (a) 1% of the total value of our assets at the end of the quarter, or (b) $10 million, so long as we either dispose of the assets within 6 months after the last day of the quarter in which we identify the failure (or a different period of time prescribed by the IRS) or otherwise satisfy the tests described in this paragraph by the end of this time period. In this case we will not be subject to the tax described below with respect to our failure to satisfy any of the REIT asset tests.

Fourth, no more than 20% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as necessary to cure any noncompliance.

If we fail any of the asset tests for any quarter and the failure exceeds the de minimus threshold described above, we may nevertheless qualify as a REIT for that a quarter if (1) after we identify our failure to satisfy the asset tests for the quarter, we file a schedule in accordance with IRS regulations with a description of each asset that caused the failure to satisfy any of the tests at the close of the quarter, (2) our failure to satisfy the tests is due to reasonable cause and not due to willful neglect; (3) we dispose of the assets described on the schedule within 6 months of the last days of the quarter in which we identified the failure to satisfy the asset test (or a different period of time prescribed by the IRS) or the asset tests are otherwise satisfied within that period; and (4) we pay a tax on the failure. The tax is the greater of $50,000 or an amount determined by the IRS regulations by multiplying the net income generated by the assets described in the schedule by the highest corporate tax rate. The tax must be paid for the period beginning on the first day of the failure to satisfy the asset test resulting from the failure and ending on the earlier of the date we dispose of the assets causing the failure or the end of the first quarter in which we otherwise satisfy the tests.

Annual Distribution Requirements

To qualify for taxation as a REIT in any year, we must meet the following annual distribution requirements.

First, we must make distributions (other than capital gain distributions) to our stockholders in an amount at least equal to (a) the sum of

(1)                                  90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and by excluding our net capital gain), and

(2)                                  90% of the net income, if any, from foreclosure property in excess of the excise tax on income from foreclosure property,

minus (b) the sum of certain items of non-cash income.

We must pay these distributions in the taxable year to which they relate. Distributions made in the subsequent year, however, will be treated as if paid in the prior year for purposes of such prior year’s 90% distribution requirement if one of the following two sets of criteria are satisfied: (1) the distributions were declared in October, November, or December, the distributions were payable to stockholders of record on a specified date in such a month, and the distributions were actually paid during January of the subsequent year; or (2) the distributions were declared before we timely file our federal income tax return for such year, the distributions were made in the 12-month period following the close of the prior year and not later than the first regular distribution payment after such declaration, and we elected on our tax return for the prior year to have a specified amount of the subsequent distribution treated as if paid in the prior year. Even if we satisfy this annual distribution requirement, we will be subject to tax at regular corporate tax rates to the extent that we do not distribute all of our net capital gain or “REIT taxable income” as adjusted. In the event that we do not meet this distribution requirement, we will be subject to corporate taxation for the year and may be ineligible to be taxed as a REIT for the following four years, as described in more detail below under “—Failure to Qualify as a REIT.”

Second, we must distribute during each calendar year at least the sum of

(1)                                  85% of our ordinary income for that year;

(2)                                  95% of our capital gain net income for that year; and

(3)                                  any undistributed taxable income from prior periods.

In the event that we do not satisfy this distribution requirement, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (a) the amounts we actually distribute during the calendar year and (b) retained amounts on which we pay corporate income tax.

We intend to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the operating partnership agreement will authorize us, as general partner, to take such steps as may be necessary to cause our operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements.

We expect that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation. In such event, we may find it necessary to borrow funds to pay the required distribution or, if possible, pay taxable stock distributions in order to meet the distribution requirement.

In computing our REIT taxable income, we will use the accrual method of accounting. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land and the current deductibility of fees paid to our advisor or its affiliates. In the event that we are subject to an adjustment to our REIT taxable income resulting from an adverse determination by either a final court decision, a closing agreement between us and the IRS, or any agreement as to tax liability between us and an IRS district director, we may be able to correct any resulting failure to meet the 90% annual distribution requirement by paying “deficiency dividends” to our stockholders that relate to the adjusted year but that are paid in the subsequent year. To qualify as a deficiency dividend, the distribution must be made within 90 days of the adverse determination and we also must satisfy certain other procedural requirements. If the statutory requirements are satisfied, a deduction is allowed for any deficiency dividend subsequently paid by us to offset an increase in our REIT taxable income resulting from the adverse determination. We, however, will be required to pay statutory interest on the amount of any deduction taken for deficiency dividends to compensate for the deferral of the tax liability.

Earnings and Profits

Throughout the remainder of this discussion, we frequently will refer to “earnings and profits.” Earnings and profits is a concept used extensively throughout corporate tax law, but it is undefined in the Code. Each corporation maintains an “earnings and profits” account that helps to measure whether a distribution originates from corporate earnings or from other sources. Distributions generally decrease the earnings and profits while income generally increases earnings and profits. If a corporation has positive earnings and profits, the distributions generally will be considered to come from corporate earnings. If a corporation has no earnings and profits, distributions generally will be considered a return of capital and then capital gain.

Failure to Qualify as a REIT

If we fail to qualify as a REIT in any year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us. In such event, to the extent of positive current or accumulated earnings and profits, all distributions to stockholders will be distributions, currently taxable to individuals at preferential rates (not exceeding 15%) under the Jobs and Growth Relief Reconciliation Act of 2003 (the “2003 Act”). Subject to certain limitations, corporate distributees may be eligible for the dividends-received deduction. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

The IRS may take the position that a specific sale-leaseback transaction, which we treat as a true lease, is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. In this event, for purposes of the asset tests and the 75% gross income test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so re-characterized, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of re-characterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

Taxation of U.S. Stockholders

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. Stockholders will be taxed as discussed below.

Distributions Generally

Distributions to taxable U.S. Stockholders, other than capital gain distributions discussed below, will constitute taxable distributions up to the amount of our positive current or accumulated earnings and profits. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individuals who receive dividends from taxable C corporations pursuant to the 2003 Act. An exception applies, however, and individual stockholders are taxed at such rates on distributions designated by and received from REITs, to the extent that the distributions are attributable to (i) income that the REIT previously retained in the prior year, and on which it was subject to corporate level tax, (ii) distributions received by the REIT from taxable corporations, or (iii) income from sales of appreciated property acquired from C corporations in carryover basis transactions. Because a REIT is not subject to tax on income distributed to its stockholders, the distributions made to corporate stockholders are not eligible for the dividends-received deduction. To the extent that we make a distribution in excess of our positive current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. Stockholder’s shares of common stock and then the distribution in excess of the tax basis will be taxable as gain realized from the sale of the common stock. Distributions we declare in October, November, or December of any year payable to a stockholder of record on a specified date in any such month shall be treated as both paid by us and received by the stockholders on December 31 of the year, provided that we actually make the distributions during January of the following calendar year. Stockholders are not allowed to include on their own federal income tax returns any of our tax losses.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we make up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed in “Federal Income Taxation of the Company” and “Annual Distribution Requirements” above.

Capital Gain Distributions

Distributions to U.S. Stockholders that we properly designate as capital gain distributions will be treated by our U.S. Stockholders as long-term capital gains (to the extent they do not exceed our actual net capital gain) for the taxable year without regard to the period for which the stockholder has held the stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations. Long-term capital gains are currently taxable at maximum federal rates of 15% (through 2008) in the case of stockholders who are individuals, and 35% for corporations. Capital gains we realize and distribute attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions. We will furnish you with reports as to the amount of the components of any capital gain distributions that we pay to you.

We may elect to retain and pay income tax on any net long-term capital gain. In this instance, U.S. Stockholders will include in their income their proportionate share of the undistributed long-term capital gain. The U.S. Stockholders also will be deemed to have paid their proportionate share of tax on such long-term capital gain and, therefore, will receive a credit or refund for the amount of such tax. In addition, the basis of the U.S. Stockholders’ shares of stock will be increased in an amount equal to the excess of the amount of capital gain included in its income over the amount of tax it is deemed to have paid.

Certain Dispositions of Stock

In general, you will recognize capital gain or loss on the disposition of our stock (including a redemption treated as a sale or exchange for federal tax purposes) equal to the difference between (1) the amount of cash and the fair market value of any property received on such disposition, and (2) your adjusted basis of such REIT stock.

The tax rate applicable to recognized gain will depend on the stockholder’s holding period in the stock (generally, if the stockholder has held the stock for more than one year, it will produce long-term capital gain) and the stockholder’s tax bracket. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate stockholders) to a portion of capital gain realized by a non-corporate stockholder on the sale of common stock that would correspond to our “unrecaptured Section 1250 gain.” Stockholders should consult with their own tax advisors with respect to their capital gain tax liability. In general, any loss recognized by a U.S. Stockholder upon the sale or other disposition of common stock that the stockholder has held for six months or less, after applying the holding period rules, will be treated as long-term capital loss, to the extent of distributions received by the U.S. Stockholder from us that were required to be treated as long-term capital gains.

Passive Activity Loss and Investment Interest Limitations

You may not treat distributions we make to you or any gain from disposing of our common stock as passive activity income. Therefore, you will not be able to apply any “passive losses” against such income. Distributions we make (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of the investment interest limitation. Net capital gain from the disposition of our common stock (or capital gain dividends) generally will be excluded from investment income unless you elect to have such gain taxed at ordinary income rates.

Tax Aspects of Participation in the Distribution Reinvestment Plan

Unless you are a tax-exempt entity, if you participate in our distribution reinvestment plan, you will be deemed to have received, and you will be taxed on, the amount reinvested in common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, you may have to use funds from other sources to pay your tax liability on the distributions you reinvest in our stock.

Treatment of Tax-Exempt Stockholders

Distributions we make to a tax-exempt employee pension trust or other domestic tax-exempt stockholder generally will not constitute “unrelated business taxable income” (“UBTI”) unless the tax-exempt stockholder has borrowed to acquire or carry our shares of common stock. Qualified trusts that hold more than 10% (by value) of the stock of REITs held predominantly by qualified employee pension benefit trusts may be required to treat a certain percentage of such REIT’s distributions as UBTI. We will attempt to monitor the concentration of ownership of employee pension benefit trusts in our stock, and we do not expect our stock to be deemed to be “predominately held” by qualified employee pension benefit trusts to the extent required to trigger the treatment of our income as UBTI to such trusts.

Information Reporting Requirements and Backup Withholding Tax

U.S. Stockholders

In general, information reporting requirements will apply to payments of distributions on our common stock and payments of the proceeds of the sale of our common stock, unless an exception applies. Further, under certain circumstances, U.S. Stockholders may be subject to backup withholding, at a rate of 28% for 2004, on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if:

(1)                                  the payee fails to furnish his or her taxpayer identification number (which, for an individual, would be his or her Social Security Number) to the payor as required;

(2)                                  the payee furnishes an incorrect taxpayer identification number;

(3)                                  the IRS has notified the payee that such payee has failed to properly include reportable interest and dividends in the payee’s return or has failed to file the appropriate return and the IRS has assessed a deficiency with respect to such underreporting; or

(4)                                  the payee has failed to certify to the payor, under penalties of perjury, that the payee is not subject to withholding. In addition, backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. U.S. Stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining such an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. Stockholder will be allowed as a credit against the U.S. Stockholder’s federal income tax liability and may entitle the stockholder to a refund, provided that the stockholder furnishes the required information to the IRS.

Tax Aspects of Our Operating Partnership

General

We expect that substantially all of our investments will be held through Cornerstone Operating Partnership, L.P., our operating partnership. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate share of the items of partnership income, gain, loss, deduction and credit and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of our operating partnership’s income, gain, loss, deduction and credit for purposes of the various REIT income tests and in the computation of our REIT taxable income. In addition, we will include our proportionate share of assets held by our operating partnership in the REIT asset tests.

Basis in Operating Partnership Interest

Our adjusted tax basis in our interest in our operating partnership generally:

(1)          will be equal to the amount of cash and the basis of any other property that we contributed to our operating partnership,

(2)          will be increased by (a) our allocable share of our operating partnership’s income and (b) our allocable share of indebtedness of our operating partnership; and

(3)          will be reduced, but not below zero, by our allocable share of (a) losses suffered by our operating partnership, (b) the amount of cash distributed to us, and (c) constructive distributions resulting from a reduction in our share of indebtedness of our operating partnership.

If the allocation of our distributive share of our operating partnership’s loss exceeds the adjusted tax basis of our partnership interest in our operating partnership, the recognition of such excess loss will be deferred until such time and to the extent that we have an adjusted tax basis in our partnership interest. To the extent that our operating partnership’s distributions, or any decrease in our share of the indebtedness of our operating partnership (such decreases being considered a cash distribution to the partners) exceed our adjusted tax basis, such excess distributions (including such constructive distributions) constitute taxable income to us. Such taxable income normally will be characterized as a capital gain if the interest in our operating partnership has been held for longer than one year, subject to reduced tax rates described above (See “—Taxation of U.S. Stockholders—Capital Gain Distributions”). Under current law, capital gains and ordinary income of corporations generally are taxed at the same marginal rates.

Sale of the Properties

Our share of gain realized by our operating partnership on the sale of any property held by our operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See “Requirements for Qualification—Income Tests.” Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of our operating partnership’s trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. We, however, do not presently intend to acquire or hold or allow our operating partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or our operating partnership’s trade or business.

State and Local Tax

We may be subject to state and local tax in various states and localities. Our stockholders also may be subject to state and local tax in various states and localities. The tax treatment to us and to our stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, before you buy our common stock, you should consult your own tax advisor regarding the effect of state and local tax laws on an investment in our common stock.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our stock by a qualified employee pension benefit plan or an individual retirement account (IRA). This summary is based on provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and the Code, each as amended through the date of this prospectus, and relevant regulations and opinions and other authority issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes which would significantly modify the statements expressed herein. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee pension benefit plan subject to ERISA, such as a profit sharing, section 401(k) or pension plan, or of any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, seeking to invest plan assets in our stock must, taking into account the facts and circumstances of each such plan or IRA (Benefit Plan), consider, among other matters:

•       whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•       whether, under the facts and circumstances appertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•       whether the investment will produce UBTI to the Benefit Plan (see “Federal Income Tax Considerations—Treatment of Tax-Exempt Stockholders”); and

•       the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•       to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•       to invest plan assets prudently;

•       to diversify the investments of the plan unless it is clearly prudent not to do so;

•       to ensure sufficient liquidity for the plan; and

•       to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Code.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving the assets of a Benefit Plan which are between the plan and any “party in interest” or “disqualified person” with respect to that Benefit Plan unless an administrative or statutory exemption applies. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between a Benefit Plan and a party in interest or disqualified person. The transfer to, or use by or for the benefit of, a party in interest, or disqualified person of any assets of a Benefit Plan is also prohibited, as is the furnishing of services between a plan and a party in interest. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Asset Considerations

In order to determine whether an investment in our stock by Benefit Plans creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our stock will cause our assets to be treated as assets of the investing Benefit Plans. Neither ERISA nor the Code define the term “plan assets”; however, U.S. Department of Labor Regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (Plan Assets Regulation). Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan unless the entity satisfies one of the exceptions to this general rule. As discussed below, we have received an opinion of counsel that, based on the Plan Assets Regulation, our underlying assets should not be deemed to be “plan assets” of Benefit Plans investing in stock, assuming the conditions set forth in the opinion are satisfied, based upon the fact that at least one of the specific exemptions set forth in the Plan Assets Regulation is satisfied, as determined under the criteria set forth below.

Specifically, the Plan Assets Regulation provides that the underlying assets of REITs will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a “publicly-offered security.” A publicly-offered security must be:

•       sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

•       part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•       “freely transferable.”

Our stock is being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and will be part of a class registered under the Securities Exchange Act. In addition, we anticipate having well in excess of 100 independent stockholders. Thus, both the first and second criterion of the publicly-offered security exception will be satisfied.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. For example, our stock is subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our stock is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the stock to be deemed not “freely transferable.”

In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder, and an investment in our stock might constitute an ineffective delegation of fiduciary responsibility to our advisor and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our stock might be deemed to result in an impermissible commingling of IRA assets with other property.

If our advisor or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their stock to us or we might dissolve or terminate.

If a prohibited transaction were to occur, the Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our stock, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.

We have obtained an opinion from Kirkpatrick & Lockhart Preston Gates Ellis LLP that it is more likely than not that our stock will be deemed to constitute “publicly-offered securities” and, accordingly, that it is more likely than not that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation, assuming the offering takes place as described in this prospectus. If our underlying assets are not deemed to be “plan assets,” the problems discussed in the immediately preceding three paragraphs are not expected to arise.

Other Prohibited Transactions

Regardless of whether the stock qualifies for the “publicly-offered security” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, our advisor, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing the stock. Accordingly, unless an administrative or statutory exemption applies, stock should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to the Benefit Plan or “plan assets,” or provides investment advice for a fee with respect to “plan assets.” Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our stock and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until our stock is listed on a national securities exchange or included for quotation on the Nasdaq National Market, it is not expected that a public market for the stock will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of the stock, namely when the fair market value of the stock is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of stock, we intend to have our advisor prepare annual reports of the estimated value of our stock.

Eventually, we may engage a third-party valuation firm to value our stock; however, we intend to use our advisor’s estimate until at least three fiscal years after completion of our offering stage. We view our offering stage as complete upon the termination of our first public equity offering that is followed by a one-year period in which we do not engage in another public equity offering. For purposes of this definition, we do not consider a “public equity offering” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership). Furthermore, our advisor has indicated that during this initial period it intends to use the most recent price paid to acquire a share in our offering (ignoring reduced purchase prices for certain categories of purchasers) as its estimated per share value of our stock. Although this approach to valuing our stock has the advantage of avoiding the cost of paying for appraisals or other valuation services, the estimated value may bear little relationship and will likely exceed what you might receive for your shares of them if you tried to sell them or if we liquidated the portfolio.

After three years from completion of our offering stage, the estimated value of our stock will be based upon a number of assumptions that may not be accurate or complete. We do not currently anticipate obtaining appraisals for our properties and, accordingly, the estimates should not be viewed as an accurate reflection of the fair market value of our properties, nor will they represent the amount of net proceeds that would result from an immediate sale of our properties. For these reasons, the estimated valuations should not be used for any purpose other than to assist plan fiduciaries in fulfilling their annual valuation and reporting responsibilities. Even after our advisor no longer uses the most recent offering price as the estimated value of one of our shares of stock, you should be aware of the following:

•       the estimated values may not be realized by us or by you upon liquidation (in part because estimated values do not necessarily indicate the price at which assets could be sold and because the estimates may not take into account the expenses of selling our assets);

•       you may not realize these values if you were to attempt to sell your stock; and

•       using the estimated values, or the method used to establish values, may not comply with the ERISA or IRA requirements described above.

DESCRIPTION OF STOCK

Our charter authorizes the issuance of 300,000,000 shares of stock, of which 290,000,000 shares are designated as common stock with a par value of $0.001 per share and 10,000,000 shares are designated as preferred stock with a par value of $0.001 per share. In addition, our board of directors, with the approval of a majority of the entire board and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

As of April 30, 2007, 6,400,268 shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

Common Stock

Subject to our charter restrictions on transfer of our stock and except as may otherwise be specified in the terms of any class or series of common stock, the holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of our outstanding shares of common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. While our board will endeavor to authorize the company to make such distributions as are necessary for us to qualify as a REIT, stockholders will have no right to any distribution unless and until authorized by the board and declared by us. Holders of shares of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue. In addition, holders of shares of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights. Subject to our charter restrictions on transfer of our stock, all shares of common stock will have equal distribution, liquidation and other rights.

Preferred Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, the board is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval.

Issuance of Additional Securities and Debt Instruments

Our directors are authorized to issue additional stock or other convertible securities for cash, property or other consideration on such terms as they may deem advisable. Our directors are also authorized to classify or reclassify any unissued shares of our stock without approval of the holders of our outstanding securities. Subject to some restrictions, our directors may cause us to issue debt obligations, including debt with conversion privileges on more than one class of our stock. Our directors may issue debt obligations on such terms and conditions as they may determine, including debt with the right to convert into stock. Subject to some restrictions, our directors may also cause us to issue warrants, options and rights to buy our common stock on such terms as they deem advisable to our stockholders, as part of a financing arrangement, or pursuant to stock option plans. Our directors may cause us to issue warrants, options and rights to buy our common stock even though their exercise could result in dilution in the value of our outstanding common stock.

Meetings and Special Voting Requirements

An annual meeting of the stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors or our chief executive officer or upon the written request of stockholders holding at least 10% of the shares entitled to be cast on any issue proposed to be considered at the special meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides that without the approval of a majority of the shares entitled to vote on the matter, the board of directors may not:

•       amend the charter, including any amendment that would adversely affect the rights, preferences and privileges of the stockholders and any amendment relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions, except that the board of directors, with the approval of a majority of the entire board and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue or as otherwise permitted by the Maryland General Corporation Law;

•       cause our liquidation or dissolution after our initial investment in property;

•       sell all or substantially all of our assets other than in the ordinary course of business or as otherwise permitted by law; or

•       cause our merger or reorganization except as permitted by law.

Our advisor will be selected and approved as our advisor annually by our directors. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter and with or without cause, to remove a director from our board.

Our charter provides that our advisor, our directors, or any of their affiliates may not vote or consent on matters submitted to our stockholders regarding the removal of our advisor, our directors or any of their affiliates or any transaction between us and any of them.

Our stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number, if available, and the number of shares owned by each stockholder and will be sent within ten days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. Stockholders and their representatives shall also be given access to our trust records at reasonable times.

We have the right to request that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.

Restriction on Ownership of Stock

Ownership Limit

In order for us to qualify for taxation as a REIT, during the last half of each taxable year, not more than 50% of the value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain entities. In addition, the outstanding stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences shall not apply until after the first taxable year for which we make an election to be taxed as a REIT. We may prohibit certain acquisitions and transfers of stock so as to ensure our continued qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective.

In order to assist us in preserving our status as a REIT, our charter contains a limitation on ownership that prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% in number of shares or value, whichever is more restrictive, of the outstanding shares of any class or series of our stock unless exempted by our board of directors. Our charter provides that any transfer of stock that would violate our share ownership limitations is null and void and the intended transferee will acquire no rights in such stock. Our board of directors may in its sole discretion, based upon receipt of information that such transfer would not violate the provisions of the Code for qualification as a REIT waive the 9.8% ownership limit with respect to a proposed transferee upon such conditions as the board may direct.

In addition, our charter provides that any attempted transfer of our stock which, if effective, would result in

•       our stock being owned by fewer than 100 persons,

•       our failing to qualify as a REIT by reason of being “closely held” under Section 856(h) of the Internal Revenue Code,

•       our constructively owning 9.8% or more of the ownership interests in a tenant of our company’s, our operating partnership’s or any subsidiary’s real property within the meaning of Section 856(d)(2)(B) of the Code, or

•       our failing to qualify as a REIT by reason of a violation of an applicable jurisdiction’s securities laws or regulations will be null and void and the intended transferee will acquire no rights in such stock.

Shares of stock that, if transferred, would cause an individual or entity to be in excess of the 9.8% ownership limit (without an exemption from our board of directors) will be transferred automatically to a trust effective as of the close of business on the day before the reported transfer of such stock. The record holder of the shares of stock that are held in trust will be required to submit such number of shares to us in the name of the trustee of the trust. We will designate a trustee of the share trust that will not be affiliated with us. We will also name one or more charitable organizations as a beneficiary of the share trust. Stock held in trust will remain issued and outstanding stock and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all distributions on the stock held in trust and will hold such distributions in trust for the benefit of the beneficiary. Any distribution made prior to our discovery that shares of stock have been transferred to the trust will be repaid by the recipient to the trustee. Any distribution authorized but unpaid will be paid when due to the trustee. The trustee may vote any stock held in trust. Subject to Maryland law, the trustee will have the authority (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

At our direction, the trustee will transfer the stock held in trust to a person whose ownership will not violate the ownership limit. The transfer shall be made within 20 days of our receipt of notice that stock has been transferred to the trust. During this 20-day period, we will have the option of redeeming such stock. Upon any such transfer or redemption, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale or redemption to the proposed transferee and to the beneficiary as follows. The proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. Any net proceeds in excess of the amount payable to the proposed transferee will be paid to the beneficiary.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer for a period of 20 days after the later of the event causing the shares to be held in the trust or, if we did not receive notice of a restricted transfer, our determination in good faith that such an event has occurred. Upon a sale to us, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

Any person who acquires stock in violation of the foregoing restrictions or who owns stock that was transferred to any such trust is required to give immediate written notice to us of such event, and any person who transfers or receives stock subject to such limitations is required to give us 15 days written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

In addition, every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder or as may be requested by the board of directors) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The ownership limit does not apply to the underwriter in an offering of stock or, as discussed above, to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

The foregoing restrictions could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Suitability Standards and Minimum Purchase Requirements

State law and our charter require that purchasers of our stock meet standards regarding (i) net worth or income and (ii) minimum purchase amounts. These standards are described above at “Suitability Standards” immediately following the cover page of this prospectus and below at “Plan of Distribution—Minimum Purchase Requirements.” The standards apply not only to purchasers in this offering, but also to potential transferees of your stock. As a result, the requirements regarding suitability and minimum purchase amounts, which are applicable until our shares of common stock are listed on a national securities exchange or the Nasdaq National Market, may make it more difficult for you to sell your stock.

Stockholder Liability

Our charter provides that our stockholders will not be personally liable for any debt or obligation of any kind by reason of being one of our stockholders.

Distributions

We intend to make distributions quarterly, if not more frequently. Distributions will be made to investors who are stockholders as of the record dates selected by our board of directors. We expect to calculate our periodic distributions based upon daily record and distribution declaration dates so our investors will be entitled to receive distributions immediately upon their purchase of stock. We will then make distribution payments quarterly, if not more frequently, following such calculation.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, income distributed will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income. See “Federal Income Tax Considerations—Annual Distribution Requirements.”

Distributions will be authorized at the discretion of our board of directors. Our board will be guided, in substantial part, by its desire to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We will use money distributed to us by our operating partnership to make distributions. There are no restrictions on distributions to us by our operating partnership. We may also borrow money, issue securities or sell assets in order to make distributions.

We have adopted a policy which requires us to distribute to our stockholders proceeds from this offering which have not been invested or reserved for maintenance or capital improvements within one year following the termination of this offering.

We are not prohibited from distributing our own securities in lieu of making cash dividends to stockholders provided that such securities (other than the special 10% stock distribution) are readily marketable. We intend to declare a special 10% stock distribution described below to the investors who purchase the first $125,000,000 of stock sold in this offering. The shares issued as a special 10% stock distribution will not be readily marketable. We may issue other securities as stock distributions in the future provided that such stock is readily marketable. Stockholders may incur transaction expenses in liquidating the securities.

Maryland law prohibits us from making distributions if after the distribution we would be unable to pay our debts as they become due in the usual course or if our assets are less than the sum of our liabilities.

Special 10% Stock Distribution for Early Investors

Our board of directors intends to authorize a one-time 10% stock distribution to be paid to the stockholders of record on the date that we raise $125,000,000 in this offering. If you are one of the investors who purchase the stock sold in this offering before the record date for this special 10% stock distribution, you will receive one additional share of stock for every 10 shares of stock you own as of the record date. This special 10% stock distribution has the effect of lowering your effective purchase price per share of stock by approximately 10%. This special 10% stock distribution will not affect the price at which we would redeem your stock pursuant to our stock repurchase program which will be based on the price you paid for the shares of stock which you actually purchased. We will notify prospective investors of the date on which we declare this special 10% stock distribution by means of a sticker supplement to this prospectus. We intend to treat these distributions as adjustments to the per share price for stock, which are generally not subject to federal income tax.

If we pay this special 10% stock distribution on the first $125,000,000 in this offering, we will issue 1,562,500 shares for which we will receive no consideration. In the event we sell all of the shares we are offering in our primary offering, and assuming we sell no shares pursuant to our distribution reinvestment program, investors who do not receive the special 10% stock distribution will experience dilution of approximately $0.27 per share. In the event we sell only one half of the shares we are offering in our primary offering, investors who do not receive the special 10% stock distribution will experience dilution of approximately $0.53 per share.

We will date-stamp and keep a record of all subscriptions as we receive them. To determine which investors are entitled to the special 10% stock distribution, we will track orders on a daily basis as we approach the $125,000,000 threshold amount. If we receive subscriptions at the same time that would put us over the threshold amount, the investor with the earliest investor signature date will be accepted first. If multiple subscriptions are received on the same date and have the same investor signature date, the subscription with the earliest postmark will be accepted first.

Distribution Reinvestment Plan

We currently have a distribution reinvestment plan available and approved by a majority of our independent directors that allows you to have distributions otherwise distributable to you invested in additional shares of our common stock. We are offering 11,000,000 shares of stock under our distribution reinvestment plan. The sale of these shares has been registered on the registration statement for this offering and are in addition to the 44,400,000 shares being sold in our primary offering. The following discussion summarizes the principal terms of the distribution reinvestment plan. The full text of our Distribution Reinvestment Plan is included as Appendix B to this prospectus.

Eligibility

Participation in the distribution reinvestment plan is limited to investors who have purchased stock in this offering or holders of units of our operating partnership. See “Plan of Distribution—Compensation of Dealer Manager and Participating Broker-Dealers” below for other restrictions on eligibility to purchase stock under the distribution reinvestment plan. We may elect to deny your participation in the distribution reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable. Residents of the State of Arizona will be eligible to participate in the distribution reinvestment plan only if the Company continues to renew registration of its shares in accordance with the Securities Act of Arizona.

Election to Participate

Assuming you are eligible, you may elect to participate in the distribution reinvestment plan by completing the Subscription Agreement or other approved enrollment form available from the dealer manager or a participating broker-dealer. Your participation in the distribution reinvestment plan will begin with the next distribution made after receipt of your enrollment form. Once enrolled, you may continue to purchase stock under our distribution reinvestment plan until we have sold all of the shares of stock registered in this offering, have terminated this offering or have terminated the distribution reinvestment plan. You can choose to have all or a portion of your distributions reinvested through the distribution reinvestment plan. You may also change the percentage of your distributions that will be reinvested at any time if you complete a new enrollment form or other form provided for that purpose. Any election to increase your level of participation must be made through your participating broker-dealer or, if you purchased your stock in this offering other than through a participating broker-dealer, through the dealer manager.

Stock Purchases

Stock will be purchased under the distribution reinvestment plan on our distribution payment dates. The purchase of fractional shares is a permissible, and likely, result of the reinvestment of distributions under the distribution reinvestment plan.

During our primary offering, all shares sold under our distribution reinvestment plan will be at a purchase price equal to the higher of $7.60 per share or 95% of the fair market value of a share of our common stock, as estimated by our board of directors or a firm chosen by our board of directors. The offering price for shares in our distribution reinvestment plan may increase after the closing of our primary offering. Fees are included in the price. We will not charge you any other fees in connection with your purchase of shares in under the distribution reinvestment plan. The price for shares purchased under the distribution reinvestment plan bears little relationship to, and will likely exceed, what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. Purchase of our stock under our distribution reinvestment plan may effectively lower the total return on your investment with us.

Account Statements

Our dealer manager or a participating broker-dealer will provide a confirmation of your periodic purchases under the distribution reinvestment plan. Within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned, and the amount of distributions made in the prior year. We will send to all participants in the plan, without charge, all supplements to and updated versions of this prospectus which we are required to provide under applicable securities laws.

Fees and Commissions

We will not pay a commission in connection with your purchase of stock in our distribution reinvestment plan. No dealer manager fees or due diligence expense allowance will be paid on stock sold under the plan. We will not receive a fee for selling stock under the distribution reinvestment plan. See “Management Compensation.”

Voting

You may vote all shares of stock acquired through the distribution reinvestment plan.

Tax Consequences of Participation

If you elect to participate in the distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the distribution reinvestment plan.

Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional stock. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. See “Federal Income Tax Considerations—Taxation of U.S. Stockholders—Distributions Generally.” We will withhold 28% of the amount of distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or dividends or fail to certify that you are not subject to withholding. See “Federal Income Tax Considerations—Information Reporting Requirements and Backup Withholding Tax.”

Termination of Participation

You may terminate your participation in the distribution reinvestment plan at any time by providing us with written notice. Any transfer of your stock will effect a termination of the participation of those shares of stock in the distribution reinvestment plan. You must promptly notify us should you no longer meet the suitability standards described above at “Suitability Standards” immediately following the cover page of this prospectus or cannot make the other representations or warranties set forth in the Subscription Agreement at any time prior to the listing of the stock on a national stock exchange or the Nasdaq National Market. We will terminate your participation to the extent that a reinvestment of your distributions in our stock would cause you to exceed the ownership limitation contained in our charter.

Amendment or Termination of Plan

We may amend or terminate the distribution reinvestment plan for any reason at any time upon 10 days prior written notice to participants.

Stock Repurchase Program

Our board of directors adopted a stock repurchase program that enables our stockholders to sell their stock to us in limited circumstances. Our stock repurchase program permits you to sell your stock back to us after you have held it for at least one year, subject to the significant conditions and limitations described below.

As long as our common stock is not listed on a national securities exchange or the Nasdaq National Market, our stockholders who have held their stock for at least one year may be able to have all or any portion of their shares of stock redeemed in accordance with the procedures described in this prospectus. At that time, we may, subject to the conditions and limitations described below, redeem the shares of stock presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. The amount that we may pay to redeem stock will be the redemption price set forth in the following table which is based upon the number of years the stock is held:

Number Years Held	Redemption Price
Less than 1	No Redemption Allowed
1 or more but less than 2	90% of your purchase price
2 or more but less than 3	95% of your purchase price
Less than 3 in the event of death	100% of your purchase price
3 or more but less than 5	100% of your purchase price
5 or more	Estimated liquidation value

The estimated liquidation value for the repurchase of shares of stock held for 5 or more years will be determined by our advisor or another person selected for such purpose and will be approved by our board of directors. The stock repurchase price is subject to adjustment as determined from time to time by our board of directors. At no time will the stock repurchase price exceed the price at which we are offering our common stock for sale at the time of the repurchase.

In the event that all of your shares of stock will be repurchased, shares purchased pursuant to our distribution reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of the board of directors. In addition, for purposes of the one-year holding period, limited partners of our operating partnership who redeem their limited partnership units for shares of our stock will be deemed to have owned their shares as of the date they were issued their limited partnership units in our operating partnership.

Our board of directors intends to waive the one-year holding period in the event of the death of a stockholder and adjust the redemption price to 100% of such stockholders purchase price if the stockholder held the shares for less than 3 years. Our board of directors reserves the right in its sole discretion at any time and from time to time, upon thirty (30) days prior notice to our stockholders, to adjust the redemption price for our shares of stock, or suspend or terminate our stock repurchase program.

During this offering and each of the first five years following the closing of this offering, our stock repurchase program would limit the number of shares of stock we could redeem (other than redemptions due to death of a stockholder) to those that we can purchase with net proceeds from the sale of stock under our distribution reinvestment plan. During this offering and each of the first five years following the closing of this offering, we do not intend to redeem more than the lesser of (i) the number of shares that could be redeemed using the proceeds from our distribution reinvestment plan or (ii) 5% of the number of shares outstanding at the end of the prior calendar year. Beginning five years after termination of this offering, the number of shares that we redeem under the stock repurchase program is not expected to exceed 10% of the number outstanding at the end of the prior year. Our board of directors may modify our stock repurchase program so that we can redeem stock using the proceeds from the sale of our real estate investments or other sources.

Currently, we will redeem shares of stock on the last business day of each month. Requests for redemption will have to be received at least five business days before that date in order for us to repurchase the stock that month. If we can not purchase all shares of stock presented for redemption in any month, we will attempt to honor redemption requests on a pro rata basis. We will deviate from pro rata purchases in two ways: (i) if a pro rata redemption will result in you owning less than half of the minimum amounts described at “Plan of Distribution—Minimum Purchase Requirements,” then we will redeem all of your shares of stock; and (ii) if a pro rata redemption will result in you owning more than half but less than all of those minimum amounts, then we will not redeem any shares of stock that would reduce your holdings below the minimum amounts.

If we do not completely satisfy a stockholder’s redemption request at month-end because the request was not received in time or because of the restrictions on the number of shares we could redeem under the program, we will treat the unsatisfied portion of the redemption request as a request for redemption in the following month unless the stockholder withdraws his or her request before the next date for redemptions. Any stockholder can withdraw a redemption request upon written notice to the address provided below before the date for redemption.

Qualifying stockholders who desire to have their stock redeemed will need to give written notice to Cornerstone Core Properties REIT, Inc., 1920 Main Street, Suite 400, Irvine, California 92614, Attn: Investor Services or such other address as we provide to you for this purpose.

Our board of directors may amend, suspend or terminate the program at any time upon thirty (30) days prior notice to our stockholders. We will notify you of such developments (i) in the annual or quarterly reports mentioned above or (ii) by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. During this offering, we will also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under federal securities laws.

Our stock repurchase program only provides stockholders with a limited ability to have stock redeemed for cash until a secondary market develops for the stock, if ever, at which time the program will terminate. No such market presently exists, and we cannot assure you that any market for your stock will ever develop.

Registrar and Transfer Agent

We have appointed Phoenix American Financial Services, Inc., to serve as the registrar and transfer agent for our common stock.

Uncertificated Shares of Stock

Our board of directors has authorized the issuance of shares of our stock without certificates. We expect that, until our stock is listed on a national securities exchange or the Nasdaq National Market, we will not issue stock in certificated form. We will maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the stock until the new owner delivers a properly executed transfer form to us, which we will provide to any registered holder upon request.

Restrictions on Roll-Up Transactions

In connection with any proposed transaction considered a “Roll-up Transaction” (defined below) involving us and the issuance of securities of an entity, which we refer to as a “Roll-up Entity,” that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties will be obtained from a competent independent appraiser. The properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the properties as of a date immediately preceding the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to stockholders in connection with any proposed Roll-up Transaction.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a Roll-up Entity. This term does not include:

•                  a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or included for quotation on the Nasdaq National Market; or

•                  a transaction involving our conversion to corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to our advisor or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1)          accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)          one of the following:

(A)      remaining as stockholders of us and preserving their interests therein on the same terms and conditions as existed previously; or

(B)        receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•                  that would result in the stockholders having democracy rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and dissolution of us;

•                  that includes provisions that would operate to materially impede or frustrate the accumulation of stock by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•                  in which investors’ rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “Description of Stock—Meetings and Special Voting Requirements;” or

•                  in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the stockholders.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combination” includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns ten percent or more of the voting power of the corporation’s shares; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation; and (2) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. We have opted out of these provisions by resolution of our board of directors. However, our board of directors may, by resolution, opt in to the business combination statute in the future.

Should our board opt in to the business combination statute, it may discourage others from trying to acquire control of Cornerstone Realty Fund and increase the difficulty of consummating any offer.

Control Share Acquisition

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are not entitled to vote on the matter. “Control shares” are voting shares which, if aggregated with all other shares owned by the acquiror or with respect to which the acquiror has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting powers:

•                  one-tenth or more but less than one-third;

•                  one-third or more but less than a majority; or

•                  a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares.

Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•                  a classified board,

•                  two-thirds vote requirement for removing a director,

•                  a requirement that the number of directors be fixed only by vote of the directors,

•                  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

•                  a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors or (iii) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors, or (iii) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of the Charter and Bylaws

The advance notice provisions of the bylaws could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. Likewise, if our board of directors were to opt in to the business combination provisions of the Maryland General Corporation Law or the provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law, or if the provision in the bylaws opting out of the control share acquisition provisions of the Maryland General Corporation Law were rescinded, these provisions of the Maryland General Corporation Law could have similar anti-takeover effects.

Your Access to Our Records

Our charter grants our stockholders and any designated representative access, without charge, to all our records at reasonable times. You may make copies at your own expense of our records. You may also request a copy of a list with the name, address and telephone number of each of our stockholders as well as the number of shares owned by each. We will mail you this list of stockholders within 10 days of our receipt of your request.

THE OPERATING PARTNERSHIP AGREEMENT

General

Cornerstone Operating Partnership, L.P., which we refer to as our operating partnership, was formed on November 30, 2004 to acquire, own and operate properties on our behalf. As a result of this structure, we are considered to be an umbrella partnership real estate investment trust, or UPREIT. An UPREIT is a structure REITs often use to acquire real property from owners on a tax deferred basis (the sellers can generally accept partnership units and defer taxable gain otherwise required to be recognized by them upon the disposition of their properties). Such owners may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of our operating partnership will be deemed to be assets and income of the REIT.

We expect that substantially all of our assets will be held by our operating partnership. We are the sole general partner of our operating partnership. Our advisor and its affiliates have purchased $200,000 of limited partnership units in our operating partnership. As of the date of this prospectus, our advisor is the only limited partner of our operating partnership. As the sole general partner, we will have the exclusive power to manage and conduct the business of our operating partnership.

The following is a summary of material provisions of the limited partnership agreement of our operating partnership. This summary is qualified by the specific language in the limited partnership agreement. You should refer to the limited partnership agreement, which we have filed as an exhibit to the registration statement, for more detail.

Capital Contributions

As we accept subscriptions for stock, we will transfer substantially all of the net proceeds of the offering to our operating partnership as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Our operating partnership will be deemed to have simultaneously paid the sales commissions and other costs associated with the offering. If our operating partnership requires additional funds at any time in excess of capital contributions made by us and our advisor or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our operating partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of our operating partnership and us.

Operations

The limited partnership agreement of our operating partnership provides that, so long as we remain qualified as a REIT, our operating partnership is to be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT for tax purposes. As a general partner of our operating partnership, we are also empowered to take the necessary steps to ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code. Classification as a publicly traded partnership could result in our operating partnership being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The value of each unit of limited partnership interest in our operating partnership will be determined by our board of directors but is expected to be the same as the value of each share of our stock. We intend to exchange units of limited partnership interest in our operating partnership for properties based on the appraised value of the property or such lesser amount to which we and the seller of the property agree.

The limited partnership agreement provides that our operating partnership will distribute cash flow from operations to its partners in accordance with their relative percentage interests on at least a quarterly basis in amounts we, as general partner, determine. The effect of these distributions will be that a holder of one unit of limited partnership interest in our operating partnership will receive the same amount of annual cash flow distributions as the amount of annual distributions made to the holder of one of our shares.

Similarly, the limited partnership agreement provides that profits and taxable income are allocated to the partners of our operating partnership in accordance with their relative percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations, the effect of these allocations will be that a holder of one unit of limited partnership interest in our operating partnership will be allocated, to the extent possible, taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in our operating partnership. Losses cannot be passed through to our stockholders.

If our operating partnership liquidates, debts and other obligations must be satisfied before the partners may receive any distributions. Any distributions to partners then will be made to partners in accordance with their respective positive capital account balances.

Rights, Obligations and Powers of the General Partner

As our operating partnership’s general partner, we generally have complete and exclusive discretion to manage and control our operating partnership’s business and to make all decisions affecting its assets. This authority generally includes, among other things, the authority to:

•                  acquire, purchase, own, operate, lease and dispose of any real property and any other property;

•                  construct buildings and make other improvements on owned or leased properties;

•                  authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•                  borrow money;

•                  make or revoke any tax election;

•                  maintain insurance coverage in amounts and types as we determine is necessary;

•                  retain employees or other service providers;

•                  form or acquire interests in joint ventures; and

•                  merge, consolidate or combine our operating partnership with another entity.

Our operating partnership will pay or cause our advisor to be reimbursed for all the administrative and operating costs and expenses it incurs in acquiring and operating real properties. Our operating partnership also will pay or cause our advisor to be reimbursed for all of our administrative costs and expenses and such expenses will be treated as expenses of our operating partnership. Such expenses will include:

•                  all expenses relating to our formation and continuity of existence;

•                  all expenses relating to the public offering and registration of our securities;

•                  all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations;

•                  all expenses associated with our compliance with applicable laws, rules and regulations; and

•                  all of our other operating or administrative costs incurred in the ordinary course of business.

The only costs and expenses we may incur for which we will not be reimbursed by our operating partnership will be costs and expenses relating to properties we may own outside of our operating partnership. We will pay the expenses relating to such properties directly.

Exchange Rights

Upon the admission of additional limited partners, if any, the limited partners of our operating partnership have the right to cause our operating partnership to redeem their limited partnership units for cash equal to the value of an equivalent number of our shares, or, at our option, we may purchase their limited partnership units by issuing one share of our common stock for each limited partnership unit redeemed. These exchange rights may not be exercised, however, if and to the extent that the delivery of stock upon such exercise would:

•                  result in any person owning stock in excess of the ownership limit in our charter (unless exempted by our board of directors);

•                  result in our stock being owned by fewer than 100 persons;

•                  result in us being “closely held” within the meaning of Section 856(h) of the Code; or

•                  cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code.

Furthermore, limited partners may exercise their exchange rights only after their limited partnership units have been outstanding for one year. A limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,250 limited partnership units, unless such limited partner holds less than 1,250 units. In that case, he must exercise his exchange right for all of his units.

Limited partners exchange their limited partnership units for our shares based on the conversion ratio set forth in the operating partnership agreement. The conversion ratio is initially one to one but is adjusted based on certain events including:

•                  if we declare or pay a distribution in stock (other than the special 10% stock distribution) on our outstanding stock;

•                  if we subdivide our outstanding stock; or

•                  if we combine our outstanding stock into a smaller number of shares.

Change in General Partner

We are generally not allowed to withdraw as the general partner of our operating partnership or transfer our general partnership interest in our operating partnership (except to a wholly owned subsidiary). The principal exception to this is if we merge with another entity and (1) the holders of a majority of partnership units (including those we hold) approve the transaction; (2) the limited partners receive or have the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately before such transaction; (3) we are the surviving entity and our stockholders do not receive cash, securities, or other property in the transaction; or (4) the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership. If we voluntarily seek protection under bankruptcy or state insolvency laws, or if we are involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners have no right to remove us as general partner.

Transferability of Interests

With certain exceptions, the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent as the general partner. In addition, pursuant to our charter our advisor may not transfer its interest in our operating partnership as long as it is acting as our advisor.

Amendment of Limited Partnership Agreement

An amendment to the limited partnership agreement requires the consent of the holders of a majority of the partnership units (including the partnership units we hold). Additionally, we, as general partner, must approve any amendment. However, certain amendments require the consent of the holders of a majority of the partnership units (excluding the partnership units we or one of our affiliates holds). Such amendments include:

•                  any amendment affecting the exchange right to the detriment of the limited partners (except for certain business combinations where we merge with another entity and leave our operating partnership in existence to hold all the assets of the surviving entity);

•                  any amendment that would adversely affect the limited partners’ rights to receive distributions, except for amendments we make to create and issue preferred partnership units;

•                  any amendment that would alter how we allocate profits and losses, except for amendments we make to create and issue preferred partnership units; and

•                  any amendment that would impose on the limited partners any obligation to make additional capital contributions.

PLAN OF DISTRIBUTION

General

We are publicly offering a maximum of 55,400,000 shares through Pacific Cornerstone Capital, Inc., our dealer manager, a registered broker-dealer affiliated with our advisor. Of this amount, we are offering 44,400,000 shares in our primary offering at a price of $8 per share (except as noted below) on a “best efforts” basis, which means that the dealer manager must use only its best efforts to sell the stock and has no firm commitment or obligation to purchase any of the stock. We are offering the remaining 11,000,000 shares through our distribution reinvestment plan at a purchase price equal to the higher of $7.60 per share or 95% of the fair market value of a share of our common stock. Our primary offering of 44,400,000 shares will terminate on or before September 21, 2007. We reserve the right to terminate the primary offering or the distribution reinvestment plan offering at any time.

Compensation of Dealer Manager and Participating Broker-Dealers

Except as provided below, Pacific Cornerstone Capital, Inc., our dealer manager and affiliate, will receive sales commissions of up to 7% of the gross offering proceeds for stock sold in our primary offering. Except for stock sold under our distribution reinvestment plan, for which there will be no dealer manager fee, and in other instances described below, the dealer manager will receive up to 3% of the gross offering proceeds from our primary offering as compensation for managing and coordinating the offering, working with participating broker-dealers and providing sales and marketing assistance. The dealer manager will pay all wholesaling costs, including but not limited to the salaries and commissions of its wholesalers, out of the dealer manager fee. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the stock.

We currently expect the dealer manager to use multiple channels to sell our stock, each of which has a different sales commission and dealer manager fee structure.

Sales Through Broker Dealers. The dealer manager may sell our stock and may also authorize other broker-dealers that are members of the NASD, which we refer to as participating broker-dealers, to sell our stock. Our dealer manager will enter into participating broker agreements with the participating broker-dealers, and will re-allow all of the sales commissions paid in connection with sales made by these participating broker-dealers. If both the participating broker-dealer and the investor agree, the sales commissions can be paid on a deferred basis. See “Deferred Commission Option” below.

The dealer manager may re-allow to participating broker-dealers a portion of the dealer manager fee earned on the proceeds raised by the participating broker-dealers as marketing fees, reimbursement of the costs and expenses of attending training and education meetings sponsored by our dealer manager, payment of attendance fees required for employees of our dealer manager or other affiliates to attend retail seminars and public seminars sponsored by participating broker-dealers, or to defray other distribution-related expenses. The marketing fees portion of the re-allowance will be paid to any particular participating broker-dealer based upon the projected volume of sales, the amount of marketing assistance and level of marketing support provided by such participating broker-dealer in other similar REIT offerings in the past and the anticipated level of marketing support to be provided in this offering.

We will pay an additional amount of up to 0.5% of gross offering proceeds as reimbursements to the dealer manager and participating broker-dealers for bona fide due diligence expenses incurred by the dealer manager and such participating broker-dealers in discharging their responsibility to ensure that all material facts pertaining to this offering are adequately and accurately disclosed in the prospectus. Such reimbursement of due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by participating broker-dealers and their personnel when visiting our office to verify information relating to us and this offering and, in some cases, reimbursement of actual costs of third-party professionals retained to provide due diligence services to the dealer manager and participating broker-dealers. We or our dealer manager shall have the right to require that any participating broker-dealer provide a detailed and itemized invoice for any such due diligence expenses.

Sales To Affiliates of Participating Broker-Dealers. We may sell stock in our primary offering to participating broker-dealers, their retirement plans, their representatives and their family members, IRAs and qualified plans of their representatives for $7.60 per share, reflecting that sales commissions in the amount of $0.40 per share will not be payable in consideration of the services rendered by such broker-dealers and representatives in the offering. For purposes of this reduced price, we consider a family member to be a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in law or brother-or sister-in-law. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of stock.

Sales Through Fee-for-Service Investment Advisors. Our stock will also be distributed through registered investment advisory representatives who are generally compensated on a fee-for-service basis by the investor. In the event of the sale of stock in our primary offering through an investment advisory representative compensated on a fee-for-service basis by the investor, the dealer manager will waive its right to sales commissions in the amount of $0.40 per share and we will sell such stock for $7.60 per share.

Sales to our Affiliates. Our directors and officers, as well as directors, officers and employees of our advisor or its affiliates, including sponsors and consultants, may purchase stock in our primary offering at a reduced price. The purchase price for such stock shall be $7.60 per share reflecting the fact that sales commissions in the amount of $0.40 per share will not be payable in connection with such sales. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of stock. Our advisor and its affiliates are expected to hold their stock purchased as stockholders for investment and not with a view towards distribution. Sales to our affiliates will not count toward the minimum offering amount.

Sales Pursuant to Our Distribution Reinvestment Plan. There are no sales commissions paid for sales under the distribution reinvestment plan. The purchase price for all purchases under the distribution reinvestment plan is $7.60 per share during our primary offering and 95% of the fair market value thereafter.

Any reduction in commissions in instances where lesser or no commissions or dealer manager fees are paid by us in connection with the sale of our stock will reduce the effective purchase price per share of stock to the investor involved but will not alter the net proceeds payable to us as a result of such sale. Distributions will be the same with respect to all share of stock whether or not the purchaser received a discount. Investors for whom we pay reduced commissions or dealer manager fees will receive higher returns on their investments in our stock as compared to investors for whom we do not pay reduced commissions and dealer manager fees.

In accordance with the rules of the NASD, in no event will our total underwriting compensation, including but not limited to sales commissions, the dealer manager fee and expense reimbursements to our dealer manager and participating broker-dealers, exceed 10% of our gross offering proceeds, in the aggregate, except for an additional amount of up to 0.5% of gross offering proceeds which may be paid for bona fide due diligence expenses. We may also reimburse the advisor for all expenses incurred by the advisor, the dealer manager and their affiliates in connection with this offering and our organization. The NASD and many states also limit our total organization and offering expenses to 15% of gross offering proceeds. In no event will our total organization and offering expenses exceed the levels set forth in the following table:

Organization and Offering Expenses

Expense	Maximum Percent of Gross Offering Proceeds
Sales commissions	7.0%
Dealer manager fee(1)	3.0%
All other organization and offering expenses(1)(2)	3.5%
Maximum we will pay	13.5%

(1)                                  Payable only on gross proceeds from our primary offering

(2)                                  Includes allowance for bona fide due diligence expenses.

Our dealer manager employs wholesalers who attend local, regional and national conferences of the participating broker-dealers and who contact participating broker-dealers and their registered representatives to make presentations concerning us and this offering and to encourage them to sell our stock. The wholesalers receive base salaries and bonuses as compensation for their efforts. Our dealer manager sponsors training and education meetings for broker-dealers and their representatives. Our dealer manager will pay the travel, lodging and meal costs of invitees. The other costs of the training and education meetings will be borne by Cornerstone-sponsored programs, including us. Our estimated costs associated with these training and education meetings are included in our estimates of our organization and offering expenses.

We will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the participating broker agreement. If we are unable to provide this indemnification, we may contribute to payments the indemnified parties may be required to make in respect of those liabilities.

Deferred Commission Option

Purchasers in this offering may agree with their participating broker-dealers and the dealer manager to have sales commissions due with respect to the purchase of their stock paid over a six year period pursuant to a deferred commission arrangement. In these instances, we will sell our shares at a reduced price and pay the participating broker-dealer a correspondingly reduced sales commission at the time of sale. The balance of the normal commission would be paid to the broker-dealer over six years out of the distributions that are declared and paid with respect to the reduced-priced shares sold through such broker-dealer. We have no obligation to pay the deferred commission. Our sole obligation is to remit payments to the participating broker-dealers and the dealer manager from funds otherwise payable to the stockholder who agreed to the deferred commission arrangement. In effect, the investor would pay the balance of the regular purchase price on a deferred basis by having future distributions reduced by the amount of the reduction in the original purchase price of the shares. The amount by which the investor’s distributions are reduced in these cases would be paid to the broker-dealer as deferred commissions.

More specifically, purchasers electing the deferred commission option will pay, on the date of purchase, $7.52 per share (rather than $8 per share) which includes a commission of $0.08 per share. For a period of six years following the date of purchase, an additional $0.08 per share will be deducted annually from distributions or other cash distributions otherwise payable to the purchaser and will be used to pay deferred commissions. The net proceeds to us will not be affected by the election of the deferred commission option. Under this arrangement, a stockholder electing the deferred commission option will pay a 1% commission upon subscription, rather than a 7% commission, and an amount equal to a 1% commission per year thereafter for the next six years, or longer if required to satisfy outstanding deferred commission obligations, will be deducted from distributions or other cash distributions otherwise payable to such stockholder. We may also use other deferred commission structures, but we will not pay total commissions in excess of 7% of the offering price of our common stock.

Stockholders electing the deferred commission option who are subject to United States federal income taxation will incur tax liability for distributions otherwise payable to them with respect to their shares even though such distributions will be withheld and will instead be paid to satisfy commission obligations.

Investors who wish to elect the deferred commission option should make the election by checking the designated box on their Subscription Agreement. Electing the deferred commission option will authorize us to withhold distributions otherwise payable to such stockholder for the purpose of paying commissions due under the deferred commission option. We will not withhold more than $0.48 per share in the aggregate under the deferred commission option.

If at any time prior to the satisfaction of our remaining deferred commission obligations, we decide to list our shares for trading on a national securities exchange or the Nasdaq National Market, or we begin a liquidation of our properties, we may accelerate the remaining commissions due under the deferred commission option. In either case, we will provide notice of any such acceleration to stockholders who have elected the deferred commission option. In the event of listing, we will pay the amount of the remaining commissions due and deduct such amount from distributions otherwise payable to such stockholders during the time period prior to listing. To the extent that the distributions during such time period are insufficient to satisfy the remaining commissions due, the obligations of us and our stockholders to pay any further deferred commissions will terminate, and participating broker-dealers will not be entitled to receive any further portion of their deferred commissions following listing of our common stock. In the event of a liquidation of our properties, we will pay the amount of remaining commissions and deduct such amount from distributions or net sales proceeds otherwise payable to stockholders who are subject to any such acceleration of their deferred commission obligations.

Subscription Procedures

To purchase stock in this offering, you must complete the subscription agreement, a sample of which is contained in this prospectus as Appendix A. You should pay for your stock by check payable to “Cornerstone Core Properties REIT, Inc.” Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscription payments will be deposited into a special account in our name under the joint authorization of the dealer manager and us until such time as we have accepted or rejected the subscription. Subscriptions will be accepted or rejected within 10 days of receipt by us and, if rejected, all funds shall be returned to the rejected subscribers promptly thereafter. If accepted, the funds will be transferred into our general account. We may not accept a subscription for stock until at least five business days after the date you receive this prospectus. You will receive a confirmation of your subscription. We generally accept investments from stockholders on a daily basis.

Automatic Investment Plan

Investors who desire to purchase stock during the offering period at regular intervals may be able to do so through their participating broker-dealer or, if they are investing in this offering other than through a participating broker-dealer, through the dealer manager by completing an automatic investment plan enrollment form. Participation in the automatic investment plan is limited to investors who have already met the minimum purchase requirement in this offering of $2,000 (or $1,000 for IRAs and tax-qualified retirement plans). The minimum periodic investment is $100 per month. The opportunity to make periodic investments under the automatic investment plan is available only during the offering period.

We will provide a confirmation of your monthly purchases under the automatic investment plan within five business days after the end of each month. The confirmation will disclose the following information:

•       the amount of the investment;

•       the date of the investment; and

•       the number and price of the shares purchased by you; and

•       the total number of shares in your account.

We will pay the same commissions, dealer manager fees and other offering expenses in connection with sales made under the automatic investment plan that we pay in connection with all other sales made in our primary offering of 44,400,000 shares, of which shares issued under the automatic investment plan are included. For this reason, at the time you complete your enrollment form for the automatic investment plan, you must still be associated with a participating broker-dealer and identify your registered representative and participating broker-dealer on your enrollment form. For purchases made after you enroll, unless we are notified in writing that you have changed your broker-dealer firm, we will continue to pay sales commissions and dealer manager fees to the broker-dealer you identified on your enrollment form.

You may terminate your participation in the automatic investment plan at any time by providing us with written notice. Your participation in the plan will also terminate should you no longer meet the suitability standards described above at “Suitability Standards” immediately following the cover page of this prospectus.

Suitability Standards

The shares we are offering are suitable only as a long-term investment. Because there is no public market for the shares, an investment in our stock is considered illiquid and you will have difficulty selling your stock. In consideration of these factors, we require initial stockholders and subsequent purchasers to have either:

•       a net worth of at least $150,000; or

•       gross annual income of at least $45,000 and a net worth of at least $45,000.

Residents of Arizona, California, Iowa, Kansas, Maine, Massachusetts, Michigan, New Mexico, North Carolina, Pennsylvania and Tennessee must meet higher suitability standards which are set forth under “Suitability Standards” on pages i and ii at the beginning of this prospectus and in the appendix to the subscription agreement.

For purposes of determining suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the stock if such person is the fiduciary or by the beneficiary of the account.

Those selling stock on our behalf have the responsibility to make every reasonable effort to determine that the purchase of stock in this offering is a suitable and appropriate investment based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. In making this determination, those selling stock on our behalf have a responsibility to ascertain that the prospective stockholder:

•       meets the applicable minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•       can reasonably benefit from an investment in our stock based on the prospective stockholder’s overall investment objectives and portfolio structure;

•       is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation; and

•       has apparent understanding of:

•        the fundamental risks of the investment;

•        the risk that the stockholder may lose the entire investment;

•        the lack of liquidity of the stock;

•        the restrictions on transferability of the stock;

•        the background and qualifications of our advisor and its affiliates; and

•        the tax consequences of the investment.

Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective stockholder, as well as any other pertinent factors. Those selling stock on our behalf must maintain, for a six-year period, records of the information used to determine that an investment in stock is suitable and appropriate for each stockholder.

Minimum Purchase Requirements

For your initial purchase, you must invest at least $2,000, except for IRAs, Keoghs and tax-qualified retirement plans which must invest a minimum of $1,000. In order to satisfy the minimum purchase requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

Until our stock is listed on a national securities exchange, you may not transfer your stock in a manner that causes you or your transferee to own fewer than the number of shares of stock required for the minimum purchase described above, except in the following circumstances: transfers by gift; transfers by inheritance; intrafamily transfers; family dissolutions; transfers to affiliates; and by operation of law.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may use certain sales material in connection with the offering of the stock, although only when accompanied by or preceded by the delivery of this prospectus. These supplemental sales materials may include information relating to this offering, the past performance of our advisor, and its affiliates, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our supplemental sales material may not be permitted.

We are offering stock only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

Certain legal matters have been passed upon for us by Kirkpatrick & Lockhart Preston Gates Ellis LLP, Irvine, California. The statements under the caption “Federal Income Tax Consequences” as they relate to federal income tax consequences have been reviewed by Kirkpatrick & Lockhart Preston Gates Ellis LLP, Seattle, Washington and Kirkpatrick & Lockhart Preston Gates Ellis LLP, Seattle, Washington has given us its opinion as to certain federal income tax matters relating to an investment in our shares of stock. Kirkpatrick & Lockhart Preston Gates Ellis LLP, Irvine, California, has also represented our advisor, as well as various other affiliates of our advisor, in other matters and may continue to do so in the future. The legality of the shares being offered hereby has been passed upon for us by Venable LLP.

EXPERTS

Our consolidated balance sheets at December 31, 2006 and 2005, and the related consolidated statements of operations, stockholder’s (deficit) equity and cash flows for the years ended December 31, 2006, 2005, and for the period from October 22, 2004 (inception) through December 31, 2004 included in this prospectus and the related financial statement schedule included elsewhere in the registration statement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in the offering. This prospectus is a part of that registration statement and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. We furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street N.E., Washington D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference rooms.

We also maintain an Internet site at http://www.info@crefunds.com at which there is additional information about us and our affiliates, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

ELECTRONIC DELIVERY OF DOCUMENTS

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information (“documents”) electronically by so indicating on the subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. You must have internet access to use this service. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our Internet web site. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND
PRIOR PERFORMANCE TABLES

Unaudited Interim Financial Statements
Condensed Consolidated Balance Sheets at March 31, 2007 and December 31, 2006 (unaudited)	F-3
Condensed Consolidated Statements of Operations for the Three Months ended March 31, 2007 and March 31, 2006 (unaudited)	F-4
Condensed Consolidated Statement of Stockholders’ Equity for the Three Months ended March 31, 2007 (unaudited)	F-5
Condensed Consolidated Statements of Cash Flows for the Three Months ended March 31, 2007 and March 31, 2006 (unaudited)	F-6
Notes to Condensed Consolidated Financial Statements (unaudited)	F-7

Audited Annual Financial Statements
Report of Independent Registered Public Accounting Firm	F-18
Consolidated Balance Sheets at December 31, 2006 and 2005	F-19
Consolidated Statements of Operations for the year ended December 31, 2006 and 2005 and for the period from October 22, 2004 (date of inception) through December 31, 2004	F-20
Consolidated Statement of Stockholder’s Equity for the year ended December 31, 2006 and 2005 and for the period from October 22, 2004 (date of inception) through December 31, 2004	F-21
Consolidated Statement of Cash Flows for the year ended December 31, 2006 and 2005 and for the period from October 22, 2004 (date of inception) through December 31, 2004	F-22
Notes to Consolidated Financial Statements	F-23
Schedule III	F-36

Financial Statements Relating to Acquired Properties and Pro Forma Financial Information

Financial Statements of Marathon Center
Report of Independent Registered Public Accounting Firm	F-37
Statements of Revenues and Certain Expenses for the Year Ended December 31, 2006 and for the Period from January 1, 2007 to March 31, 2007 (Unaudited)	F-38
Notes to Statements of Revenues and Certain Expenses	F-39

Pro Forma Financial Information of Cornerstone Core Properties REIT, Inc. (Marathon Center)
Summary of Unaudited Pro Forma Financial Information	F-41
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2007	F-42
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2006	F-43
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Three Months Ended March 31, 2007	F-44

Financial Statements of Mack Deer Valley
Report of Independent Registered Public Accounting Firm	F-45
Statements of Revenues and Certain Expenses for the Year Ended December 31, 2006 and for the Period from January 1, 2006 to September 30, 2006 (Unaudited)	F-46
Notes to Statements of Revenues and Certain Expenses	F-47

Pro Forma Financial Information of Cornerstone Core Properties REIT, Inc. (Mack Deer Valley)
Summary of Unaudited Pro Forma Financial Information	F-49
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2006	F-50
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2006	F-51

Financial Statements of 20100 Western Avenue
Report of Independent Registered Public Accounting Firm	F-52
Statements of Revenues and Certain Expenses for the Year Ended December 31, 2005 and for the Period from January 1, 2006 to September 30, 2006 (Unaudited)	F-53
Notes to Statements of Revenues and Certain Expenses	F-54

Pro Forma Financial Information of Cornerstone Core Properties REIT, Inc. (20100 Western Avenue)
Summary of Unaudited Pro Forma Financial Information	F-56
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2006	F-57
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2005	F-58
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2006	F-59

Unaudited Summarized Tenant Financial Data for 15172 Goldenwest Circle	F-60

Financial Statements of Shoemaker Industrial Buildings
Report of Independent Registered Public Accounting Firm	F-61
Statements of Revenues and Certain Expenses for the Year Ended December 31, 2005 and for the period from January 1, 2006 to June 28, 2006 (Date of Acquisition) (Unaudited)	F-62
Notes to Statements of Revenues and Certain Expenses	F-63

Pro Forma Financial Information of Cornerstone Properties REIT, Inc. (Shoemaker Industrial Buildings)
Summary of Unaudited Pro Forma Financial Information	F-65
Unaudited Pro Forma Condensed Statement of Operations for the Year Ended December 31, 2005	F-66
Unaudited Pro Forma Condensed Statement of Operations for the Six Months Ended June 30, 2006	F-67

Financial Statements of 2111 South Industrial Park
Report of Independent Registered Public Accounting Firm	F-68
Statements of Revenue and Certain Expenses for the Year Ended December 31, 2005 and the Three Months Ended March 31, 2006 (unaudited)	F-69
Notes to Statements of Revenues and Certain Expenses	F-70

Pro Forma Financial Information of Cornerstone Properties REIT, Inc. (2111 South Industrial Park)
Summary of Unaudited Pro Forma Financial Information	F-72
Unaudited Pro Forma Condensed Statement of Operations for the Year Ended December 31, 2005	F-73
Unaudited Pro Forma Condensed Statement of Operations for the Six Months Ended June 30, 2006	F-74

Prior Performance Tables	P-1

CORNERSTONE CORE PROPERTIES REIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	March 31,	December 31,
	2007	2006
ASSETS
Cash and cash equivalents	$14,531,000	$11,041,000
Investments in real estate
Land	22,512,000	16,310,000
Buildings and improvements, net	34,951,000	18,416,000
Intangible lease assets, net	1,964,000	1,331,000
	59,427,000	36,057,000
Deferred acquisition costs and deposits	490,000	1,599,000
Deferred financing costs, net	578,000	697,000
Tenant and other receivables, net	179,000	206,000
Other assets, net	663,000	412,000
Total assets	$75,868,000	$50,012,000
LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Liabilities:
Notes payable	$36,580,000	$20,180,000
Accounts payable and accrued liabilities	224,000	505,000
Payable to related parties	1,936,000	1,955,000
Prepaid rent and security deposits	345,000	202,000
Property taxes payable	152,000	13,000
Intangible lease liability, net	340,000	111,000
Distribution payable	205,000	146,000
Total liabilities	39,782,000	23,112,000
Minority interest	177,000	181,000
Commitments and contingencies
Stockholders’ equity :
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares were issued or outstanding at March 31, 2007 and December 31, 2006	—	—
Common stock, $0.001 par value; 290,000,000 shares authorized; 5,773,666 and 4,328,816 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively	6,000	4,000
Additional paid-in capital	37,829,000	28,115,000
Accumulated deficit	(1,926,000)	(1,400,000)
Total stockholders’ equity	35,909,000	26,719,000
Total liabilities, minority interest and stockholders’ equity	$75,868,000	$50,012,000

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

CORNERSTONE CORE PROPERTIES REIT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended March 31,
	2007	2006
Revenues:
Rental revenues	$894,000	$—
Tenant reimbursements	177,000	—
	1,071,000	—
Expenses:
Property operating and maintenance	231,000	—
General and administrative	555,000	316,000
Depreciation and amortization	253,000	—
	1,039,000	(316,000)
Operating income (loss)	32,000	(316,000)
Other income(expense):
Interest income	110,000	2,000
Interest expense	(669,000)	—
Loss before minority interest	(527,000)	(314,000)
Minority interest	1,000	4,000
Net loss	$(526,000)	$(310,000)
Loss per share—basic and diluted	$(0.11)	$(3.29)
Weighted average number of common shares	4,814,342	94,396

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

CORNERSTONE CORE PROPERTIES REIT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
For the Three Months Ended March 31, 2007
(Unaudited)

	Common Stock
		Common
	Number of	Stock Par	Additional	Accumulated
	Shares	Value	Paid-In Capital	Deficit	Total
Balance—December 31, 2006	4,328,186	$4,000	$28,115,000	$(1,400,000)	$26,719,000
Issuance of common stock	1,445,480	2,000	11,548,000	—	11,550,000
Offering costs	—	—	(1,328,000)	—	(1,328,000)
Dividends declared	—	—	(506,000)	—	(506,000)
Net loss	—	—	—	(526,000)	(526,000)
Balance—March 31, 2007	5,773,666	$6,000	$37,829,000	$(1,926,000)	$35,909,000

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

CORNERSTONE CORE PROPERTIES REIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2007	2006
Cash flows from operating activities
Net loss	$(526,000)	$(310,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of deferred financing costs	119,000	—
Depreciation and amortization	253,000	—
Amortization of acquired above (below) market leases	30,000	—
Minority interest	(1,000)	(4,000)
Change in operating assets and liabilities:
Tenant and other receivables	(102,000)	6,000
Other assets	29,000	(131,000)
Accounts payable and accrued expenses	(128,000)	(4,000)
Accounts payable to related parties	(88,000)	65,000
Net cash used in operating activities	(414,000)	(378,000)
Cash flows from investing activities
Real estate acquisitions	(22,012,000)	—
Deferred acquisition costs and deposits	(133,000)	—
Net cash used investing activities	(22,145,000)	—
Cash flows from financing activities
Issuance of common stock	11,298,000	2,772,000
Proceeds from note payable	16,400,000	—
Offering costs	(1,288,000)	(276,000)
Other receivables	(157,000)	—
Distributions paid to stockholders	(196,000)	—
Distributions paid to minority interest	(8,000)	—
Net cash provided by financing activities	26,049,000	2,496,000
Net increase in cash and cash equivalents	3,490,000	2,118,000
Cash and cash equivalents—beginning of period	11,041,000	117,000
Cash and cash cquivalents—end of period	$14,531,000	$2,235,000
Supplemental disclosure of cash flow information:
Cash paid for interest	$527,000	$—
Supplemental disclosure of non-cash financing and investing activities:
Receivable from transfer agent	$—	$579,000
Distribution declared not paid	$203,000	$14,000
Accrued dividend to minority interest	$3,000	$—
Distribution reinvested	$169,000	$—
Payable to related party	$70,000	$1,742,000
Security deposits assumed upon acquisition of real estate	$133,000	$—

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

CORNERSTONE CORE PROPERTIES REIT, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007
UNAUDITED

1.                                      Organization

Cornerstone Core Properties REIT, Inc., a Maryland corporation, was formed on October 22, 2004 under the General Corporation Law of Maryland for the purpose of engaging in the business of investing in and owning commercial real estate. As used in this report, “we” “us” and “our” refer to Cornerstone Core Properties REIT, Inc. We are newly formed and are subject to the general risks associated with a start-up enterprise, including the risk of business failure. Subject to certain restrictions and limitations, our business is managed by an affiliate, Cornerstone Realty Advisors, LLC, a Delaware limited liability company that was formed on November 30, 2004 (the “advisor”), pursuant to an advisory agreement.

On November 9, 2004, Terry G. Roussel, an affiliate of the advisor, purchased 125 shares of common stock for $1,000 and became our initial stockholder. Our articles of incorporation authorize 290,000,000 shares of common stock with a par value of $0.001 and 10,000,000 shares of preferred stock with a par value of $0.001.

Cornerstone Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”) was formed on November 30, 2004. At March 31, 2007, we owned a 99.54% general partner interest in the Operating Partnership while the advisor owned a 0.46% limited partnership interest. We anticipate that we will conduct all or a portion of our operations through the Operating Partnership. Our financial statements and the financial statements of the Operating Partnership are consolidated in the accompanying condensed consolidated financial statements. All significant intercompany accounts and transactions have been eliminated in consolidation.

2.                                      Public Offering

On January 6, 2006, we commenced a public offering of a minimum of 125,000 shares and a maximum of 55,400,000 shares of our common stock, consisting of 44,400,000 shares for sale to the public (the “Primary Offering”) and 11,000,000 shares for sale pursuant to our distribution reinvestment plan (collectively, the “Offering”). We retained Pacific Cornerstone Capital, Inc. (“PCC”), an affiliate of the advisor, to serve as the dealer manager for the Offering. PCC is responsible for marketing our shares being offered pursuant to the Offering. On February 28, 2006, offering proceeds exceeded the $1,000,000 offering minimum and proceeds were released to us from escrow.

We intend to invest the net proceeds from the Offering primarily in investment real estate including multi-tenant industrial real estate located in major metropolitan markets in the United States. As of March 31, 2007, a total of approximately 5.7 million shares of our common stock had been sold for aggregate gross proceeds of approximately $45.7 million.

3.                                      Summary of Significant Accounting Policies

The summary of significant accounting policies presented below is designed to assist in understanding our consolidated financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America, or GAAP, in all material respects, and have been consistently applied in preparing the accompanying consolidated financial statements. Such financial statements and accompanying notes are the representations of our management, who is responsible for their integrity and objectivity.

Interim Financial Information

The accompanying interim condensed financial statements have been prepared by our management in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and in conjunction with the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures required for annual financial statements have been condensed or excluded pursuant to SEC rules and regulations. Accordingly, the interim condensed financial statements do not include all of the information and footnotes require by GAAP for complete financial statements. The accompanying financial information reflects all adjustments, which are, in the opinion of our management, of a normal recurring nature and necessary for a fair presentation of our financial position, results of operations and cash flows for the interim periods. The accompanying condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto included in the 2006 Annual Report included herewith. Operating results for the three months ended March 31, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007.

Cash and Cash Equivalents

We consider all short-term, highly liquid investments that are readily convertible to cash with a maturity of three months or less at the time of purchase to be cash equivalents.

Real Estate Purchase Price Allocation

We account for all acquisitions in accordance with Financial Accounting Standards Board’s (“FASB”) Statement of Financial Accounting Standard (“SFAS”) No. 141, “Business Combinations” (“FAS 141”). The results of operations of acquired properties are included in our Consolidated Statements of Operation after the date of acquisition. Upon acquisition of a property, we allocate the purchase price of the property based upon the fair value of the assets acquired, which generally consist of land, buildings, tenant improvements, leasing commissions and intangible assets including in-place leases and above market and below market leases. We allocate the purchase price to the fair value of the tangible assets of an acquired property by valuing the property as if it were vacant. The value of the building is depreciated over an estimated useful life of 39 years.

The purchase price is further allocated to in-place lease values based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with the respective tenant. The value of in-place lease intangibles, which is included as a component of investments in real estate, is amortized to expense over the remaining lease term.

Acquired above and below market leases are valued based on the present value of the difference between prevailing market rates and the in-place rates over the remaining lease term. The value of acquired above and below market leases is amortized over the remaining non-cancelable terms of the respective leases as an adjustment to rental revenue on our condensed consolidated statements of operations.

Should a tenant terminate its lease, the unamortized portion of the in-place lease value and above or below market lease value would be charged to expense. The estimated useful lives for lease intangibles range from 1 month to 10 years.

Amortization associated with the lease intangible assets and liabilities for the period ended March 31, 2007 were $109,000 and $24,000 respectively.

Anticipated amortization of in-place and below market lease intangibles from April 1, 2007 through December 31, 2007 and for each of the four following years after December 31, 2007 is as follows:

Lease Intangibles
April 1, 2007 to December 31, 2007	$275,000
2008	331,000
2009	326,000
2010	326,000
2011	284,000

As of March 31, 2007, cost and accumulated depreciation and amortization related to real estate assets and related lease intangibles were as follows:

	Buildings and Improvements	In-Place Lease Value	Acquired Above Market Leases	Acquired Below-Market Leases
Cost	$35,220,000	$931,000	$1,180,000	$(374,000)
Accumulated depreciation and amortization	(269,000)	(76,000)	(71,000)	34,000
Net	$34,951,000	$855,000	$1,109,000	$(340,000)

As of December 31, 2006, cost and accumulated depreciation and amortization related to real estate assets and related lease intangibles were as follows:

	Buildings and Improvements	In-Place Lease	Acquired Above Market Leases	Acquired Below Market Leases
Cost	$18,492,000	$397,000	$971,000	$(121,000)
Accumulated depreciation and amortization	(76,000)	(20,000)	(17,000)	10,000
Net	$18,416,000	$377,000	$954,000	$(111,000)

Impairment of Real Estate Assets

Management continually monitors events and changes in circumstances that could indicate that the carrying amounts of our real estate assets, including those held through joint ventures may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of real estate assets may not be recoverable, we will assess the recoverability of the real estate assets by determining whether the carrying value of the real estate assets will be recovered through the undiscounted future operating cash flows expected from the use of the asset and its eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, we will adjust the real estate assets to the fair value and recognize an impairment loss.

Projections of expected future cash flows require us to estimate future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, discount rates, the number of months it takes to re-lease the property and the number of years the property is held for investment. The use of certain assumptions in the future cash flows analysis would result in an incorrect assessment of the property’s future cash flows and fair value and could result in the overstatement of the carrying value of our real estate assets and net income if those assumptions ultimately prove to be incorrect.

Other Assets

Other assets consisted primarily of amounts receivable from a lender in connection with the financing of real estate properties. Other assets also includes net leasing commissions and interest receivable from cash invested in government backed securities and investment-grade short-term instruments.

Deferred Financing Costs

Deferred financing costs consist of direct costs incurred in connection with a credit agreement. At March 31, 2007 and December 31, 2006, deferred financing costs amounted to approximately $934,000. Such costs are amortized over the term of the credit facility. For the three months ended March 31, 2007, approximately $119,000 was amortized to interest expense.

Consolidation Considerations for the Company’s Investments in Joint Ventures

The FASB issued Interpretation No. 46 (“FIN 46R”) (revised December 2003), “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51” (“ARB 51”), which addresses how a business enterprise should evaluate whether it has a controlling interest in an entity through means other than voting rights and accordingly should consolidate the entity. Before concluding that it is appropriate to apply the ARB 51 voting interest consolidation model to an entity, an enterprise must first determine that the entity is not a variable interest entity (VIE). We evaluate, as appropriate, our interests, if any, in joint ventures and other arrangements to determine if consolidation is appropriate. If consolidation is not appropriate, we will account for our interests using the equity method of accounting.

Revenue Recognition and Valuation of Receivables

Our revenues, which comprised largely of rental income, include rents reported on a straight-line basis over the initial term of the lease. When our leases provide for free rent, lease incentives, or other rental increases at specified intervals, we are required to straight-line the recognition of revenue, which results in the recording of a receivable for rent not yet due under the lease terms.

Depreciation of Real Property Assets

We are required to make subjective assessments as to the useful lives of our depreciable assets. We consider the period of future benefit of the asset to determine the appropriate useful lives. Depreciation of our assets is expected to be charged to expense on a straight-line basis over the assigned useful lives.

Organizational and Offering Costs

The advisor funds organization and offering costs on our behalf. We are required to reimburse the advisor for such organization and offering costs up to 3.5% of the cumulative capital raised in the Primary Offering. Organization and offering costs include items such as legal and accounting fees, marketing, due diligence, promotional and printing costs and amounts to reimburse our advisor for all costs and expenses such as salaries and direct expenses of employees of our advisor and its affiliates in connection with registering and marketing our shares. All offering costs are recorded as an offset to additional paid-in capital, and all organization costs were recorded as an expense at the time we become liable for the payment of these amounts.

Minority Interest in Consolidated Subsidiary

Due to our control through our general partnership interest in the Operating Partnership and the limited rights of the limited partners, the Operating Partnership is consolidated with the Company and the limited partner interest is reflected as minority interest in the accompanying balance sheets.

Income Taxes

We intend to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code) beginning with our taxable year ending December 31, 2006. To qualify as a REIT, we must continue to meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of the REIT’s ordinary taxable income to stockholders. As a REIT, we generally are not subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service granted us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we believe that we will be organized and operate in such a manner as to qualify for treatment as a REIT and intend to operate in the foreseeable future in such a manner so that we will remain qualified as a REIT for federal income tax purposes.

During the three months ended March 31, 2007 and the year ended December 31, 2006, we generated a deferred tax assets of $148,000 and $448,000. Because we intended to qualify as a REIT which would not allow for the realization of the deferred tax asset, a valuation allowance of a like amount was recorded.

Concentration of Credit Risk

Financial instruments that potentially subject us to a concentration of credit risk are primarily cash investments. Cash is generally invested in government backed securities and investment-grade short-term instruments and the amount of credit exposure to any one commercial issuer is limited. We have cash in financial institutions which is insured by the Federal Deposit Insurance Corporation, or FDIC, up to $100,000 per institution. At March 31, 2007, we had cash accounts in excess of FDIC insured limits.

We have two tenants each of whom accounted more than 10% of annualized rental revenue. One tenant accounted for 19% of annualized rental revenue while the other tenant accounted for 13% of annualized rental revenue.

As of March 31, 2007, we owned three properties in the state of California (Southern California) and two properties in the state of Arizona (North Tempe). Accordingly, there is a geographic concentration of risk subject to fluctuations in each State’s economy.

Fair Value of Financial Instruments

The SFAS No. 107, Disclosures About Fair Value of Financial Instruments, whether or not recognized on the face of the balance sheet, for which it is practical to estimate that value. SFAS 107 defines fair value as the quoted market prices for those instruments that are actively traded in financial markets. In cases where quoted market prices are not available, fair values are estimated using present value or other valuation techniques such as discounted cash flow analysis. The fair value estimates are made at the end of each year based on available market information and judgments about the financial instrument, such as estimates of timing and amount of expected future cash flows. Such estimates do not reflect any premium or discount that could result from offering for sale at one time our entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized gains or losses. In many cases, the fair value estimates cannot be substantiated by comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the instrument.

Our consolidated balance sheets include the following financial instruments: cash and cash equivalents, deferred acquisition costs and deposits, other assets, prepaid rent and security deposits, amounts due from/to related parties, accounts payable and accrued expenses, property tax payable and notes payable. We consider the carrying values of cash and cash equivalents, deferred acquisition costs and deposits, other assets, due from/to related parties, accounts payable and accrued expenses, prepaid rent and security deposits, and notes payable to approximate fair value for these financial instruments because of the short period of time between origination of the instruments and their expected realization as well as the variable interest rate for notes payable.

Per Share Data

We report earnings per share pursuant to SFAS No. 128, “Earnings Per Share.” Basic earnings per share attributable for all periods presented are computed by dividing the net loss by the weighted average number of shares outstanding during the period. Diluted earnings per share are computed based on the weighted average number of shares and all potentially dilutive securities, if any.

Stock Based Compensation

We follow SFAS No. 123(R), Share-Based Payment, to account for our stock compensation pursuant to our 2006 Employee and Director Incentive Stock Plan. See Note 7, Stockholders’ Equity.

Use of Estimates

The preparation of our financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the reporting period. Actual results could materially differ from those estimates.

Segment Disclosure

We internally evaluate all of our properties as one industry segment and, accordingly, do not report segment information.

Recently Issued Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, (“FIN 48”), which clarifies the relevant criteria and approach for the recognition, derecognition, and measurement of uncertain tax positions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this interpretation in the first quarter of 2007 did not have a material impact on our consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”), which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. In February 2007, the FASB issued SFAS No. 159, “The Fair Value Options for Financial Assets and Financial Liabilities”. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS 157 and 159 are effective for financial statements issued for fiscal periods beginning after November 15, 2007 (our fiscal year beginning January 1, 2008), and interim periods within those fiscal years. Management is currently evaluating the impact of adopting SFAS No. 157 and SFAS No. 159 on the consolidated financial statements.

4.                                      Investments in Real Estate

On January 22, 2007, we completed the purchase of the Mack Deer Valley property. The purchase price of the property was funded with net proceeds raised from our public offering and $16.4 million of borrowings under our credit agreement with HSH Nordbank AG, New York Branch.

5.                                      Accounts Payable to Related Parties

The payable to related parties at March 31, 2007 and December 31, 2006 consists of organizational and offering costs and acquisition fees and expense reimbursements payable to the advisor and broker dealer fees payable to PCC.

6.                                      Minority Interests

Minority interests relate to the advisor’s equity interest in the earnings/losses of the Operating Partnership.

7.                                      Stockholders’ Equity

Common Stock

Our articles of incorporation authorize the issuance of 290,000,000 shares of common stock with a par value of $0.001 and 10,000,000 shares of preferred stock with a par value of $0.001. As of March 31, 2007, we have issued approximately 5.8 million shares of common stock for a total gross proceeds of approximately $46.1 million.

Dividend Reinvestment Plan

We have adopted a distribution reinvestment plan that allows our stockholders to have dividends and other distributions otherwise distributable to them invested in additional shares of our common stock. We have registered 11,000,000 shares of our common stock for sale pursuant to the distribution reinvestment plan. The purchase price per share is 95% of the price paid by the purchaser for our common stock, but not less than $7.60 per share. At March 31, 2007, approximately 61,400 shares had been issued under the distribution reinvestment plan. We may amend or terminate the distribution reinvestment plan for any reason at any time upon 10 days prior written notice to participants.

Employee and Director Incentive Stock Plan

We have adopted an Employee and Director Incentive Stock Plan (“the Plan”) which provides for the grant of awards to our directors and full-time employees, as well as other eligible participants that provide services to us. We have no employees, and we do not intend to grant awards under the Plan to persons who are not directors of ours. Awards granted under the Plan may consist of nonqualified stock options, incentive stock options, restricted stock, share appreciation rights, and dividend equivalent rights. The term of the Plan is 10 years. The total number of shares of common stock reserved for issuance under the Plan is equal to 10% of our outstanding shares of stock at any time.

Effective January 1, 2006, we adopted the provisions of Statement of Financial Accounting Standards No. 123R (“SFAS 123R”), “Share-Based Payment,” which requires the measurement and recognition of compensation expense for all share-based payment awards to employees and directors based on estimated fair values. On May 10, 2006, we granted our nonemployee directors nonqualified stock options to purchase an aggregate of 40,000 shares of common stock at an exercise price of $8.00 per share. Outstanding stock options became immediately exercisable in full on the grant date, expire in ten years after the grant date, and have no intrinsic value as of March 31, 2007. For the year ended three months ended March 31, 2007 and 2006, we did not incur any non-cash compensation expenses.

We record compensation expense for nonemployee stock options based on the estimated fair value of the options on the date of grant using the Black-Scholes option-pricing model. These assumptions include the risk-free interest rate, the expected life of the options, the expected stock price volatility over the expected life of the options, and the expected dividend yield. Compensation expense for employee stock options is recognized ratably over the vesting term. The assumptions used to estimate the fair value of options granted during year ended December 31, 2006 using the Black-Scholes option-pricing model were 5% dividend yield, a 4.99% risk-free interest rate based on the 10-year U.S. Treasury Bond, an expected life of 5 years, and a volatility rate of 1.02%. No stock options were granted, exercised or canceled during the three months March 31, 2007.

The expected life of the options is based on evaluations of expected future exercise behavior. The risk free interest rate is based on the U.S. Treasury yield curve at the date of grant with maturity dates approximately equal to the expected term of the options at the date of the grant. Volatility is based on historical volatility of our stock. The valuation model applied in this calculation utilizes highly subjective assumptions that could potentially change over time, including the expected stock price volatility and the expected life of an option. Therefore, the estimated fair value of an option does not necessarily represent the value that will ultimately be realized by a nonemployee director.

8.                                      Related Party Transactions

We have no employees. Our advisor is primarily responsible for managing our business affairs and carrying out the directives of our board of directors. We have an advisory agreement with the advisor and a dealer manager agreement with PCC which entitle the advisor and PCC to specified fees upon the provision of certain services with regard to the Offering and investment of funds in real estate projects, among other services, as well as reimbursement for organizational and offering costs incurred by the advisor and PCC on our behalf and reimbursement of certain costs and expenses incurred by the advisor in providing services to us.

Advisory Agreement

Under the terms of the advisory agreement, our advisor will use commercially reasonable efforts to present to us investment opportunities to provide a continuing and suitable investment program consistent with the investment policies and objectives adopted by our board of directors. The advisory agreement calls for our advisor to provide for our day-to-day management and to retain property managers and leasing agents, subject to the authority of our board of directors, and to perform other duties.

The fees and expense reimbursements payable to our advisor under the advisory agreement are described below.

Organizational and Offering Costs. Organizational and offering costs of the Offering are being paid by the advisor on our behalf and will be reimbursed to the advisor from the proceeds of the Offering. Organizational and offering costs consist of all expenses (other than sales commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and other accountable offering expenses, including, but not limited to, (i) amounts to reimburse our advisor for all marketing related costs and expenses such as salaries and direct expenses of employees of or advisor and its affiliates in connection with registering and marketing our shares (ii) technology costs associated with the offering of our shares; (iii) our costs of conducting our training and education meetings; (iv) our costs of attending retail seminars conducted by participating broker-dealers; and (v) payment or reimbursement of bona fide due diligence expenses. In no event will we have any obligation to reimburse the advisor for organizational and offering costs totaling in excess of 3.5% of the gross proceeds from the Primary Offering. As of March 31, 2007 and December 31, 2006, the advisor and its affiliates had incurred on our behalf offering costs of approximately

$2.7 and $2.5 million respectively, which we have recorded as an offset to additional paid in capital. For the three months ended March 31, 2007 and 2006, we did not expense any organization costs.

Acquisition Fees and Expenses. The advisory agreement requires us to pay the advisor acquisition fees in an amount equal to 2% of the gross proceeds of the Primary Offering. We will pay the acquisition fees upon receipt of the gross proceeds from the Offering. However, if the advisory agreement is terminated or not renewed, the advisor must return acquisition fees not yet allocated to one of our investments. In addition, we are required to reimburse the advisor for direct costs the advisor incurs and amounts the advisor pays to third parties in connection with the selection and acquisition of a property, whether or not ultimately acquired. As of March 31, 2007 and December 31, 2006, the advisor earned approximately $923,000 and $690,000 respectively, of acquisition fees, which are to be capitalized as part of the cost of real estate investment.

Management Fees. The advisory agreement requires us to pay the advisor a monthly asset management fee of one-twelfth of 1.0% of the sum of the aggregate basis book carrying values of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, calculated in accordance with generally accepted accounting principals in the United States of America (GAAP). In addition, we will reimburse the advisor for the direct costs and expenses incurred by the advisor in providing asset management services to us. These fees and expenses are in addition to management fees that we expect to pay to third party property managers. For the three months ended March 31, 2007 and 2006, the advisor earned approximately $139,000 and $0 respectively of asset management fees, which were expensed.

Operating Expenses. The advisory agreement provides for reimbursement of our advisor’s direct and indirect costs of providing administrative and management services to us. For three months ended March 31, 2007 and 2006, approximately $182,000 and $44,000 of such costs respectively, were reimbursed. The advisor must pay or reimburse us the amount by which our aggregate annual operating expenses exceed the greater of 2% of our average invested assets or 25% of our net income unless a majority of our independent directors determine that such excess expenses were justified based on unusual and non-recurring factors.

Disposition Fee. The advisory agreement provides that if the advisor or its affiliate provides a substantial amount of the services (as determined by a majority of our directors, including a majority of our independent directors) in connection with the sale of one or more properties, we will pay the advisor or such affiliate shall receive at closing a disposition fee up to 3% of the sales price of such property or properties. This disposition fee may be paid in addition to real estate commissions paid to non-affiliates, provided that the total real estate commissions (including such disposition fee) paid to all persons by us for each property shall not exceed an amount equal to the lesser of (i) 6% of the aggregate contract sales price of each property or (ii) the competitive real estate commission for each property. We will pay the disposition fees for a property at the time the property is sold.

Subordinated Participation Provisions. The advisor is entitled to receive a subordinated participation upon the sale of our properties, listing of our common stock or termination of the advisor, as follows:

•       After stockholders have received cumulative distributions equal to $8 per share (less any returns of capital) plus cumulative, non-compounded annual returns on net invested capital, the advisor will be paid a subordinated participation in net sale proceeds ranging from a low of 5% of net sales provided investors have earned annualized returns of 6% to a high of 15% of net sales proceeds if investors have earned annualized returns of 10% or more.

•       Upon termination of the advisory agreement, the advisor will receive the subordinated performance fee due upon termination. This fee ranges from a low of 5% of the amount by which the sum of the appraised value of our assets minus our liabilities on the date the advisory agreement is terminated plus total dividends (other than stock dividends) paid prior to termination of the advisory agreement exceeds the amount of invested capital plus annualized returns of 6%, to a high of 15% of the amount by which the sum of the appraised value of our assets minus its liabilities plus all prior dividends (other than stock dividends) exceeds the amount of invested capital plus annualized returns of 10% or more.

•       In the event we list our stock for trading, the advisor will receive a subordinated incentive listing fee instead of a subordinated participation in net sales proceeds. This fee ranges from a low of 5% of the amount by which the market value of our common stock plus all prior dividends (other than stock dividends) exceeds the amount of invested capital plus annualized returns of 6%, to a high of 15% of the amount by which the sum of the market value of our stock plus all prior dividends (other than stock dividends) exceeds the amount of invested capital plus annualized returns of 10% or more.

Dealer Manager Agreement

PCC, as dealer manager, is entitled to receive a sales commission of up to 7% of gross proceeds from sales in the Primary Offering. PCC, as Dealer Manager, is also entitled to receive a dealer manager fee equal to up to 3% of gross proceeds from sales in the Primary Offering. The Dealer Manager is also entitled to receive a reimbursement of bona fide due diligence expenses up to 0.5% of the gross proceeds from sales in the Primary Offering. The advisory agreement requires the advisor to reimburse us to the extent that offering expenses including sales commissions, dealer manager fees and organization and offering expenses (but excluding acquisition fees and acquisition expenses discussed above) to the extent are in excess of 13.5% of gross proceeds from the Offering. At March 31, 2007 and December 31, 2006, we had incurred approximately $4.5 million and $3.4 million payable to PCC for dealer manager fees and sales commissions, respectively. Much of this amount was reallowed by PCC to third party broker dealers. Dealer manager fees and sales commissions paid to PCC are a cost of capital raised and, as such, are included as a reduction of additional paid in capital in the accompanying consolidated balance sheets.

9.                                      Credit Facility

On June 30, 2006, we entered into a Credit Agreement with HSH Nordbank AG, New York Branch, for a temporary credit facility that we will use during the offering period to facilitate our acquisitions of properties in anticipation of the receipt of offering proceeds. As of March 31, 2007 and December 31, 2006, we had borrowed $36.6 and $20.2 million respectively, under the credit agreement.

The Credit Agreement permits us to borrow up to $50 milion secured by real property at a borrowing rate based on LIBOR plus a margin ranging from 1.15% to 1.35% and requires payment of a usage premium of up to 0.15% and an annual administrative fee. We may use the entire credit facility to acquire real estate investments and we may use up to 10% of the credit facility for working capital. We are entitled to prepay the borrowings under the credit facility at any time without penalty. The principal balance is due on June 30, 2008. The repayment of obligations under the Credit Agreement may be accelerated in the event of a default, as defined in the Credit Agreement. The facility contains various covenants including financial covenants with respect to consolidated interest and fixed charge coverage and secured debt to secured asset value. As of March 31, 2007, we were not in compliance with one of these financial covenants, and in accordance with the terms of the loan agreement, we plan to reduce the amount of the loan outstanding by up to $3.4 million before June 6, 2007 to avoid defaulting on the borrowing. During quarter ended March 31, 2007, we incurred and paid approximately $527,000 of interest expense related to the Credit Agreement.

In connection with documentation and closing the Credit Agreement, we have incurred financing costs totaling approximately $934,000. These financing costs have been capitalized and are being amortized over the life of the agreement. For the three months ended March 31, 2007 and 2006, $119,000 and $0, respectively, of deferred financing costs were amortized and included in interest expense in the consolidated statements of operations.

Consistent with our borrowing policies, during our Primary Offering, we will borrow periodically to acquire properties and for working capital. We will determine whether to use the proceeds of our Offering to repay amounts borrowed under the Credit Agreement depending on a number of factors, including the investments that are available to us for purchase at the time and the cost of the credit facility. Following the closing of our Primary Offering, we will endeavor to repay all amounts owing under the Credit Agreement or that are secured by our properties and which have not previously been paid. To the extent sufficient proceeds from our Offering are unavailable to repay the indebtedness secured by properties within a reasonable time following the closing of our Primary Offering as determined by our board of directors, we may sell properties or raise equity capital to repay the secured debt, so that we will own our properties with no permanent acquisition financing.

10.                               Commitments and Contingencies

Environment Matters

We follow the policy of monitoring our properties for the presence of hazardous or toxic substances. While there can be no assurance that a material environment liability does not exist, we are not currently aware of any environmental liability with respect to the properties that would have a material effect on our financial condition, results of operations and cash flows. Further, we are not aware of any environmental liability or any unasserted claim or assessment with respect to an environmental liability that we believe would require additional disclosure or the reording of a loss contingency.

Other

Our commitments and contingencies include the usual obligations of real estate owners and operators in the normal course of business. In the opinion of management, these matters are not expected to have a material impact on our consolidated financial position and results of operations.

11.                               Subsequent Events

On April 2, 2007, we acquired Marathon Business Center, a 52,020 square foot property located in Largo, Flordia, from a non-related party, for a purchase price of approximately $4.5 million, including closing costs (which are not fully determinable at this time). We acquired the property in a joint venture with JBK Capital, LLC. We are the managing partner of the venture and own a 97% interest in the venture. The property was purchased with no debt financing.

On May 2, 2007, we entered into a definitive agreement to purchase a newly constructed industrial show room building and three free-standing industrial buildings in Classic Pacific Business Park for a purchase price of $10.2 million. As of May 18, 2007, our right to terminate the agreement without penalty expired and our initial deposits became non refundable. The acquisition is expected to close in the second quarter of 2008.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Cornerstone Core Properties REIT, Inc.

We have audited the accompanying consolidated balance sheets of Cornerstone Core Properties REIT, Inc. and subsidiaries  (the “Company”) as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2006, 2005 and for the period from October 22, 2004 (date of inception) through December 31, 2004. Our audit also included the financial statement schedule listed in the index. These financial statements and the financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cornerstone Core Properties REIT, Inc. and subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years ended December 31, 2006, 2005 and for the period from October 22, 2004 (date of inception) through December 31, 2004, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
March 20, 2007

CORNERSTONE CORE PROPERTIES REIT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2006 and 2005

	December 31,
	2006	2005
ASSETS
Cash and cash equivalents	$11,040,756	$117,342
Investments in real estate
Land	16,310,000
Buildings and improvements, net	18,416,106	—
Intangible lease assets, net	1,331,124	—
	36,057,230	—
Deferred acquisition costs and deposits	1,599,155	—
Deferred financing costs, net	696,667	—
Receivable from related parties	—	14,500
Other assets, net	618,289	92,557
Total assets	$50,012,097	$224,399
LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities:
Notes payable	$20,180,000	$—
Accounts payable and accrued liabilities	518,893	113,591
Payable to related parties	1,954,522	3,788
Prepaid rent and security deposits	202,213	—
Intangible lease liability, net	110,698	—
Distribution payable	145,761	—
Total liabilities	23,112,087	117,379
Minority interest	180,524	200,350
Commitments and contingencies (Note 10)
Stockholders’ equity (deficit):
Preferred stock, $.001 par value; 10,000,000 shares authorized; no shares were issued or outstanding at December 31, 2006 and 2005	—	—
Common stock, $.001 par value; 290,000,000 shares authorized; 4,328,186 and 125 shares issued and outstanding at December 31, 2006 and 2005, respectively	4,328	—
Additional paid-in capital	28,114,871	1,000
Accumulated deficit	(1,399,713)	(94,330)
Total stockholders’ equity (deficit)	26,719,486	(93,330)
Total liabilities, minority interest and stockholders’ equity (deficit)	$50,012,097	$224,399

The accompanying notes are an integral part of these consolidated financial statements.

CORNERSTONE CORE PROPERTIES REIT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2006, 2005
and Period From October 22, 2004 (date of inception) to December 31, 2004

	Year ended December 31,		October 22, (date of inception)
	2006	2005	to December 31,2004
Revenues:
Rental revenues	$404,460	$—	$—
	404,460	—	—
Expenses:
Property operating and maintenance	102,398	—	—
General and administrative	1,331,698	95,134
Depreciation and amortization	99,066	—
	1,533,162	95,134	—
Operating loss	(1,128,702)	(95,134)	—
Interest Income	203,123	1,154
Interest Expense	(391,275)	—
Loss before minority interest	(1,316,854)	(93,980)	—
Minority interest	11,471	(350)
Net loss	$(1,305,383)	$(94,330)	$—
Loss per share - basic and diluted	$(1.58)	$(754.64)	$—
Weighted average number of common shares	827,147	125	125

The accompanying notes are an integral part of these consolidated financial statements.

CORNERSTONE CORE PROPERTIES REIT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY (DEFICIT)
For the Year Ended December 31, 2006, 2005
and Period From October 22, 2004 (date of inception) to December 31, 2004

	Preferred Stock		Common Stock
	Number of Shares	Preferred Stock Par Value	Number of Shares	Common Stock Par Value	Additional Paid-In Capital	Accumulated Deficit	Total
BALANCE—October 22, 2004 (date of inception)	—	$—	—	$—	$—	$—	$—

Issuance of common stock	—	—	125	—	1,000	—	1,000
BALANCE—December 31, 2004			125	—	1,000	—	1,000

Net loss	—	—	—	—	—	(94,330)	(94,330)

BALANCE—December 31, 2005	—	—	125	—	1,000	(94,330)	(93,330)
Issuance of common stock			4,328,061	4,328	34,608,622		34,612,950
Stock-based compensation expense					2,200	—	2,200
Offering costs	—	—	—	—	(5,910,621)	—	(5,910,621)
Dividends declared			—	—	(586,330)	—	(586,330)
Net loss	—	—	—	—	—	(1,305,383)	(1,305,383)
BALANCE—December 31, 2006	—	$—	4,328,186	$4,328	$28,114,871	$(1,399,713)	$26,719,486

The accompanying notes are an integral part of these consolidated financial statements.

CORNERSTONE CORE PROPERTIES REIT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2006, 2005
and Period From October 22, 2004 (date of inception) to December 31, 2004

	Year Ended December 31,		October 22, (date of inception) to December 31,
	2006	2005	2004
Cash flows from operating activities:
Net loss	$(1,305,383)	$(94,330)	$—
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of deferred financing costs	237,600	—	—
Depreciation and amortization	99,066	—	—
Straight line rents and amortization of acquired above/below market lease intangibles	(5,256)	—	—
Stock-based compensation expense	2,200	—	—
Minority interest	(11,471)	350	—
Change in operating assets and liabilities:
Accounts receivables	(73,239)	—	—
Receivable from and paybles to related parties	621,446	(10,713)	—
Other assets	(101,421)	(92,557)	—
Accounts payable, accrued expenses and other	396,945	113,592	—
Net cash used in operating activities	(139,513)	(83,658)	—

Cash flows from investing activities:
Real estate acquisitions	(35,763,186)	—	—
Additions to real estate	(84,848)	—	—
Deferred acquisition costs and fees	(349,155)	—	—
Escrow deposits	(1,250,000)	—	—
Net cash used in investing activities	(37,447,189)	—	—

Cash flows from financing activities
Issuance of common stock	34,391,478	—	1,000
Issuance of operating partnership units	—	200,000	—
Proceeds from notes payable	20,180,000	—	—
Other receivables	(341,166)	—	—
Offering costs	(4,566,832)	—	—
Distribution paid	(219,097)	—	—
Deferred financing costs	(934,267)	—	—
Net cash provided by financing activities	48,510,116	200,000	1,000

Net Increase in Cash and Cash Equivalents	10,923,414	116,342	1,000
Cash and Cash Equivalents - beginning of period	117,342	1,000	—
Cash and Cash Equivalents- end of period	$11,040,756	$117,342	$1,000

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$116,596	—	—
Supplemental Disclosure of Noncash Activities:
Distributions declared not paid	137,405	—	—
Distributions reinvested	221,472	—	—
Payables to related parties	1,343,789	—	—
Accrued dividend to minority interest	8,356	—	—
Security deposits assumed upon acquisition of real estate	202,213	—	—

The accompanying notes are an integral part of these consolidated financial statements.

CORNERSTONE CORE PROPERTIES REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Year Ended December 31, 2006, 2005
and Period From October 22, 2004 (date of inception)—December 31, 2004

1. Organization

Cornerstone Core Properties REIT, Inc., a Maryland corporation , was formed on October 22, 2004 under the General Corporation Law of Maryland for the purpose of engaging in the business of investing in and owning commercial real estate. We are newly formed and are subject to the general risks associated with a start-up enterprise, including the risk of business failure. Subject to certain restrictions and limitations, our business is managed by an affiliate, Cornerstone Realty Advisors, LLC, a Delaware limited liability company that was formed on November 30, 2004 (the “advisor”) pursuant to an advisory agreement.

On November 9, 2004, Terry G. Roussel, an affiliate of the advisor, purchased 125 shares of common stock for $1,000 and became our initial stockholder. Our articles of incorporation authorize 290,000,000 shares of common stock with a par value of $.001 and 10,000,000 shares of preferred stock with a par value of $.001.

Cornerstone Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”) was formed on November 30, 2004. At December 31, 2006, we owned 99.37% general partner interest in the Operating Partnership while the advisor owned a 0.63% limited partnership interest. We anticipates that we will conduct all or a portion of our operations through the Operating Partnership. Our financial statements and the financial statements of the Operating Partnership are consolidated in the accompanying condensed consolidated financial statements. All significant intercompany accounts and transactions have been eliminated in consolidation.

2. Public Offering

On January 6, 2006, we commenced a public offering of a minimum of 125,000 shares and a maximum of 55,400,000 shares of our common stock, consisting of 44,400,000 shares for sale to the public (the “Primary Offering”) and 11,000,000 shares for sale pursuant to our distribution reinvestment plan (collectively, the “Offering”). We retained Pacific Cornerstone Capital, Inc. (“PCC”), an affiliate of the advisor, to serve as the dealer manager for the Offering. PCC is responsible for marketing our shares being offered pursuant to the Offering. On February 28, 2006, offering proceeds exceeded the $1,000,000 offering minimum and proceeds were released to us from escrow.

We intend to invest the net proceeds from the Offering primarily in investment real estate including multi-tenant industrial real estate located in major metropolitan markets in the United States. As of December 31, 2006, a total of 4.3 million shares of our common stock had been sold for aggregate gross proceeds of $34.4 million.

3. Summary of Significant Accounting Policies

The summary of significant accounting policies presented below is designed to assist in understanding our consolidated financial statements. Such financial statements and accompanying notes are the representations of our management, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, or GAAP, in all material respects, and have been consistently applied in preparing the accompanying consolidated financial statements.

Cash and Cash Equivalents

We consider all short-term, highly liquid investments that are readily convertible to cash with a maturity of three months or less at the time of purchase to be cash equivalents.

Real Estate

We account for all acquisitions in accordance with Financial Accounting Standards Board’s (“FASB”) Statement of Financial Accounting Standard (“SFAS”) No. 141, “Business Combinations” (“FAS 141”). The results of operations of acquired properties are included in our Consolidated Statements of Operation after the date of acquisition. Upon acquisition of a property, we allocate the purchase price of the property based upon the fair value of the assets acquired, which generally consist of land, buildings, tenant improvements, leasing commissions and intangible assets including in-place leases and above market and below market leases. We allocate the purchase price to the fair value of the tangible assets of an acquired property by valuing the property as if it were vacant. The value of the building is depreciated over an estimated useful life of 39 years. The value of tenants improvements is depreciated generally the shorter of lease term or useful life.

The purchase price is further allocated to in-place lease values based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with the respective tenant. The value of in-place lease intangibles, which is included as a component of investments in real estate, is amortized to expense over the remaining lease term.

Acquired above and below market leases are valued based on the present value of the difference between prevailing market rates and the in-place rates over the remaining lease term. The value of acquired above and below market leases is amortized over the remaining non-cancelable terms of the respective leases as an adjustment to rental revenue on our condensed consolidated statements of operations.

We amortize the value of in-place leases and above and below market leases over the initial term of the respective leases. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and above or below market lease value would be charged to expense. The estimated useful lives for lease intangibles range from 1 month to 5 years.

Amortization associated with the lease intangible assets and liabilities for the years ended December 31, 2006, 2005 and 2004 were $27,846, $0 and $0, respectively

Anticipated amortization for each of the five following years ended December 31, 2006 is as follows:

Lease Intangibles
2007	$274,616
2008	238,962
2009	236,440
2010	238,976
2011	216,428

As of December 31, 2006, cost and accumulated depreciation and amortization related to real estate assets and related lease intangibles were as follows:

	Buildings and Improvements	In-Place Lease	Acquired Above Market Leases	Acquired Below Market Leases
Cost	$18,491,975	$397,415	$971,528	$(120,671)
Accumulated depreciation and amortization	(75,869)	(20,627)	(17,192)	9,973
Net	$18,416,106	$376,788	$954,336	$(110,698)

Impairment of Real Estate Assets

Management continually monitors events and changes in circumstances that could indicate that the carrying amounts of our real estate assets, including those held through joint ventures may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of real estate assets may not be recoverable, we will assess the recoverability of the real estate assets by determining whether the carrying value of the real estate assets will be recovered through the undiscounted future operating cash flows expected from the use of the asset and its eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, we will adjust the real estate assets to the fair value and recognize an impairment loss.

Projections of expected future cash flows require us to estimate future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, discount rates, the number of months it takes to re-lease the property and the number of years the property is held for investment. The use of certain assumptions in the future cash flows analysis would result in an incorrect assessment of the property’s future cash flows and fair value and could result in the overstatement of the carrying value of our real estate assets and net income if those assumptions ultimately prove to be incorrect.

Other Assets

Other assets consisted primarily of accounts receivable from amounts held back by HSH Nordbank to facilitate the debt financing of two properties. Other assets also includes interest receivable from cash invested in government backed securities and investment-grade short-term instruments.

Deferred Financing Costs

Deferred financing costs consist of direct costs incurred in connection with a credit agreement. As of December 31, 2006, we had incurred approximately $934,000 of deferred financing costs which were capitalized and will be amortized over the term of the credit facility. For the year ended December 31, 2006, approximately $237,600 has been amortized to expense. No deferred financing costs where incurred or expensed in 2005 and 2004.

Consolidation Considerations for Our Investments in Joint Ventures

The FASB issued Interpretation No. 46 (“FIN 46R”) (revised December 2003), “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51” (“ARB 51”), which addresses how a business enterprise should evaluate whether it has a controlling interest in an entity through means other than voting rights and accordingly should consolidate the entity. Before concluding that it is appropriate to apply the ARB 51 voting interest consolidation model to an entity, an enterprise must first determine that the entity is not a variable interest entity (VIE). We evaluate, as appropriate, our interests, if any, in joint ventures and other arrangements to determine if consolidation is appropriate.

Revenue Recognition and Valuation of Receivables

Our revenues, which comprised largely of rental income, include rents reported on a straight-line basis over the initial term of the lease. Since our leases provide for rental increases at specified intervals, we are required to straight-line the recognition of revenue, which results in the recording of a receivable for rent not yet due under the lease terms.

Depreciation of Real Property Assets

We are required to make subjective assessments as to the useful lives of our depreciable assets. We consider the period of future benefit of the asset to determine the appropriate useful lives.

Depreciation of our assets is being charged to expense on a straight-line basis over the assigned useful lives.

Organizational and Offering Costs

The advisor funds organization and offering costs on our behalf. We are required to reimburse the advisor for such organization and offering costs up to 3.5% of the cumulative capital raised in the Primary Offering. Organization and offering costs include items such as legal and accounting fees, marketing, due diligence, promotional and printing costs and amounts to reimburse our advisor for all costs and expenses such as salaries and direct expenses of employees of our advisor and its affiliates in connection with registering and marketing our shares. All offering costs are recorded as an offset to additional paid-in capital, and all organization costs are recorded as an expense at the time we become liable for the payment of these amounts.

Minority Interest in Consolidated Subsidiary

Due to our control through our general partnership interest in the Operating Partnership and our majority ownership, the Operating Partnership is consolidated with us and the limited partner interest is reflected as minority interest in the accompanying balance sheets.

Income Taxes

We will be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code) beginning with its taxable year ending December 31, 2006. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of the REIT’s ordinary taxable income to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service granted us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we believe that we will be organized and operate in such a manner as to qualify for treatment as a REIT and intend to operate in the foreseeable future in such a manner so that we will remain qualified as a REIT for federal income tax purposes.

During the year ended December 31, 2006, we generated a deferred tax asset of approximately $447,730. Because we intend to qualify as a REIT in 2006 which would not allow for the realization of the deferred tax asset, a valuation allowance of a like amount was recorded.

Due to the early stage of our operations, during 2006, all distributions constituted the return of capital.

Concentration of Credit Risk

Financial instruments that potentially subject us to a concentration of credit risk are primarily cash investments. Cash is generally invested in government backed securities and investment-grade short-term instruments and the amount of credit exposure to any one commercial issuer is limited. We have cash in financial institutions which is insured by the Federal Deposit Insurance Corporation, or FDIC, up to $100,000 per institution. At December 31, 2006, we had cash accounts in excess of FDIC insured limits.

One of our properties, Goldenwest Circle, is occupied by a single tenant under a lease which will expire on April 30, 2008. This tenant accounted for approximately 30% of our 2006 annualized based rental revenue.

As of December 31, 2006, we owned three properties in state of California (Southern California) and one property in the state of Arizona (North Tempe). Accordingly, there is a geographic concentration of risk subject to fluctuations in each State’s economy.

Fair Value of Financial Instruments

The SFAS No. 107, Disclosures About Fair Value of Financial Instruments, whether or not recognized on the face of the balance sheet, for which it is practical to estimate that value. SFAS 107 defines fair value as the quoted market prices for those instruments that are actively traded in financial markets. In cases where quoted market prices are not available, fair values are estimated using present value or other valuation techniques such as discounted cash flow analysis. The fair value estimates are made at the end of each year based on available market information and judgments about the financial instrument, such as estimates of timing and amount of expected future cash flows. Such estimates do not reflect any premium or discount that could result from offering for sale at one time our entire holdings of a particular financial instrument, nor do they consider that tax impact of the realization of unrealized gains or losses. In many cases, the fair value estimates cannot be substantiated by comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the instrument.

Our consolidated balance sheets include the following financial instruments: cash and cash equivalents, deferred acquisition costs and deposits, other assets, prepaid rent, security deposits, amounts due from/to related parties, accounts payable and accrued expenses and notes payable. We consider the carrying values of cash and cash equivalents, deferred acquisition costs and deposits, other assets, due from/to related parties, accounts payable, accrued expenses, prepaid rent and security deposits, and notes payable to approximate fair value for these financial instruments because of the short period of time between origination of the instruments and their expected realization as well as the variable interest rate for notes payable.

Per Share Data

We report earnings per share pursuant to SFAS No. 128, “Earnings Per Share.” Basic earnings per share attributable for all periods presented are computed by dividing the net loss by the weighted average number of shares outstanding during the period. Diluted earnings per share are computed based on the weighted average number of shares and all potentially dilutive securities, if any.

Net loss per share is calculated as follows:

	Year Ended December 31, 2006	Year Ended December 31, 2005
Net loss	$(1,305,383)	$(94,330)
Net loss per share—basic and diluted	$(1.58)	$(754.64)
Weighted average number of shares outstanding—basic and diluted	827,147	125

We follow SFAS No. 123(R), Share-Based Payment, to account for our stock compensation pursuant to our 2006 Employee and Director Incentive Stock Plan. See Note 7, Stockholders’ Equity.

Use of Estimates

The preparation of our financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the reporting period. Actual results could materially differ from those estimates.

Segment Disclosure

We internally evaluate all of our properties as one industry segment and, accordingly, do not report segment information.

Recently Issued Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, (“FIN 48”), which clarifies the relevant criteria and approach for the recognition, derecognition, and measurement of uncertain tax positions. FIN 48 is effective for fiscal years beginning after December 15, 2006. We are currently in the process of assessing the provisions of FIN 48; however, we do not expect the adoption of this interpretation in the first quarter of 2007 to have a material impact on our consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”), which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal periods beginning after November 15, 2007 (our fiscal year beginning January 1, 2008), and interim periods within those fiscal years. We are currently evaluating the impact of adopting SFAS No. 157 on the consolidated financial statements.

In September 2006, the Securities and Exchange Commission, or the SEC, released Staff Accounting Bulletin, or SAB, No. 108, Considering the Effects of Prior Year Misstatements When Quantifying Current Year Misstatements, or SAB No. 108, to address diversity in practice regarding consideration of the effects of prior year errors when quantifying misstatements in current year financial statements. The SEC staff concluded that registrants should quantify financial statement errors using both a balance sheet approach and an income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. SAB No. 108 states that if correcting an error in the current year materially affects the current year’s income statement, the prior period financial statements must be restated. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB No. 108 in the fourth quarter of 2006 did not have a material impact on our consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS 159 is for fiscal years begining after November 15, 2007. We are currently evaluating the impact of adopting SFAS No. 159 in the first quarter of 2008 on our consolidated financial statements.

4. Investments in Real Estate

On June 1, 2006 we purchased an existing multi-tenant industrial property known as 2111 South Industrial Park located in Phoenix, Arizona for approximately $2.1 million. The property contains a total of 26,800 leasable square feet. We purchased this property for all cash, without debt financing.

On June 28, 2006 we purchased an existing multi-tenant industrial property known as the Shoemaker Industrial Buildings located in Santa Fe Springs, California for approximately $2.5 million. The property contains a total of 18,921 leasable square feet in four single-story buildings. We purchased this property for all cash, without debt financing.

On December 1, 2006, we purchased an 116,223 square foot industrial property known as 20100 Western Avenue, located in Torrance, California, for approximately $19.7 million and a 102,000 square foot industrial property known as 15172 Goldenwest Circle located in Westminster, California for approximately $11.2 million. The purchase price of the properties was funded with net proceeds raised from our public offering and $20.2 million of borrowings under our credit agreement with HSH Nordbank AG, New York Branch.

5. Receivable from and Payable to Related Parties

Receivable from related parties at December 31, 2005, resulted from payments made by us for services received that were accounted for as deferred organization and offering costs by an affiliate of the advisor. Accordingly, these amounts were reimbursed by the advisor.

Accounts payable at December 31, 2006 to related parties consists of organizational and offering costs and acquisition fees payable to the advisor and broker dealer fees payable to PCC.

6. Minority Interests

Minority interests relate to our advisor’s equity interest in the earnings/losses of the Operating Partnership.

7. Stockholders’ Equity

Common Stock

Our articles of incorporation authorize 290,000,000 additional shares of common stock with a par value of $.001 and 10,000,000 shares of preferred stock with a par value of $.001. As of December 31, 2006, we have issued approximately 4.3 million shares of common stock for a total of approximately $34.4 million of gross proceeds.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan that allow our stockholders to have dividends and other distributions otherwise distributable to them invested in additional shares of our common stock. We have registered 11,000,000 shares of our common stock for sale pursuant to the distribution reinvestment plan. The purchase price per share is 95% of the price paid by the purchaser for our common stock, but not less than $7.60 per share. At December 31, 2006, approximately 29,000 shares had been issued under the distribution reinvestment plan. We may amend or terminate the distribution reinvestment plan for any reason at any time upon 10 days prior written notice to participants.

Employee and Director Incentive Stock Plan

We have adopted an Employee and Director Incentive Stock Plan (“the Plan”) which provides for the grant of awards to our directors and full-time employees, as well as other eligible participants that provide services to us. We have no employees, and we do not intend to grant awards under the Plan to persons who are not directors of ours. Awards granted under the Plan may consist of nonqualified stock options, incentive stock options, restricted stock, share appreciation rights, and dividend equivalent rights. The term of the Plan is 10 years. The total number of shares of common stock reserved for issuance under the Plan is equal to 10% of our outstanding shares of stock at any time.

Effective January 1, 2006, the we adopted the provisions of Statement of Financial Accounting Standards No. 123R (“SFAS 123R”), “Share-Based Payment,” which requires the measurement and recognition of compensation expense for all share-based payment awards to employees and directors based on estimated fair values. On May 10, 2006, we granted our nonemployee directors nonqualified stock options to purchase an aggregate of 40,000 shares of common stock at an exercise price of $8.00 per share. Outstanding stock options became immediately exercisable in full on the grant date, expire in ten years after the grant date, and have no intrinsic value as of December 31, 2006. For the year ended December 31, 2006, we amortized approximately $2,200, of related non-cash compensation expense. There was no related compensation expense for the years ended December 31, 2005 and 2004. Such amounts are included in general and administrative expenses in the accompanying condensed consolidated statements of operations

We record compensation expense for nonemployee stock options based on the estimated fair value of the options on the date of grant using the Black-Scholes option-pricing model. These assumptions include the risk-free interest rate, the expected life of the options, the expected stock price volatility over the expected life of the options, and the expected dividend yield. Compensation expense for employee stock options is recognized ratably over the vesting term. The assumptions used to estimate the fair value of options granted during year ended December 31, 2006 using the Black-Scholes option-pricing model were 5% dividend yield, a 4.99% risk-free interest rate based on the 10-year U.S. Treasury Bond, an expected life of 5 years, and a volatility rate of 1.02%. No stock options were exercised or canceled during the year ended December 31, 2006. There were no stock options granted during 2005 or 2004.

The expected life of the options is based on evaluations of expected future exercise behavior. The risk free interest rate is based on the U.S. Treasury yield curve at the date of grant with maturity dates approximately equal to the expected term of the options at the date of the grant. Volatility is based on historical volatility of our stock. The valuation model applied in this calculation utilizes highly subjective assumptions that could potentially change over time, including the expected stock price volatility and the expected life of an option. Therefore, the estimated fair value of an option does not necessarily represent the value that will ultimately be realized by a nonemployee director.

Equity Compensation Plan Information

Our equity compensation plan information as of December 31, 2006 is as follows:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	40,000	$8.00	See footnote(1)
Equity compensation plans not approved by security holders	—	—	—
Total	40,000	$8.00	See footnote(1)

(1)           Our Employee and Director Incentive Stock Plan was approved by our security holders and provides that the total number of shares issuable under the plan is a number of shares equal to ten percent (10%) of our outstanding common stock. The maximum number of shares that may be granted under the plan with respect to “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code is 5,000,000. As of December 31, 2006, there were 4,328,186 shares of our common stock issued and outstanding.

8. Related Party Transactions

Our company has no employees. Our advisor is primarily responsible for managing our business affairs and carrying out the directives of our board of directors. We have an advisory agreement with the advisor and a dealer manager agreement with PCC which entitle the advisor and PCC to specified fees upon the provision of certain services with regard to the Offering and investment of funds in real estate projects, among other services, as well as reimbursement for organizational and offering costs incurred by the advisor and PCC on our behalf and reimbursement of certain costs and expenses incurred by the advisor in providing services to us.

Advisory Agreement

Under the terms of the advisory agreement, our advisor will use commercially reasonable efforts to present to us investment opportunities to provide a continuing and suitable investment program consistent with the investment policies and objectives adopted by our board of directors. The advisory agreement calls for our advisor to provide for our day-to-day management and to retain property managers and leasing agents, subject to the authority of our board of directors, and to perform other duties.

The fees and expense reimbursements payable to our advisor under the advisory agreement are described below.

Organizational and Offering Costs. Organizational and offering costs of the Offering are being paid by the advisor on our behalf and will be reimbursed to the advisor from the proceeds of the Offering. Organizational and offering costs consist of all expenses (other than sales commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and other accountable offering expenses, including, but not limited to, (i) amounts to reimburse our advisor for all marketing related costs and expenses such as salaries and direct expenses of employees of or advisor and its affiliates in connection with registering and marketing our shares (ii) technology costs associated with the offering of our shares; (iii) our costs of conducting our training and education meetings; (iv) our costs of attending retail seminars conducted by participating broker-dealers; and (v) payment or reimbursement of bona fide due diligence expenses. In no event will we have any obligation to reimburse the advisor for organizational and offering costs totaling in excess of 3.5% of the gross proceeds from the Primary Offering. As of December 31, 2006, the advisor and its affiliates had incurred on our behalf organizational and offering costs totaling approximately $2.6 million (unaudited), including approximately $110,000 of organizational costs that have been expensed and approximately $2.5 million of offering costs which reduce net proceeds of our offering.

Acquisition Fees and Expenses.  The advisory agreement requires us to pay the advisor acquisition fees in an amount equal to 2% of the gross proceeds of the Primary Offering. We will pay the acquisition fees upon receipt of the gross proceeds from the Offering. However, if the advisory agreement is terminated or not renewed, the advisor must return acquisition fees not yet allocated to one of our investments. In addition, we are required to reimburse the advisor for direct costs the advisor incurs and amounts the advisor pays to third parties in connection with the selection and acquisition of a property, whether or not ultimately acquired. For the year ended 2006, the advisor earned approximately $690,000 of acquisition fees, which are to be capitalized as part of the cost of real estate investment. No acquisition fees were earned in 2005 or 2004.

Management Fees.  The advisory agreement requires us to pay the advisor a monthly asset management fee of one-twelfth of 1.0% of the sum of the aggregate basis book carrying values of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, calculated in accordance with generally accepted accounting principals in the United States of America (GAAP). In addition, we will reimburse the advisor for the direct costs and expenses incurred by the advisor in providing asset management services to us. These fees and expenses are in addition to management fees that we expect to pay to third party property managers. For the year ended 2006, the advisor earned approximately $38,000 of asset management fees, which were expensed. No asset management fees were paid to the advisor in 2005 or 2004.

Operating Expenses.  The advisory agreement provides for reimbursement of our advisor’s direct and indirect costs of providing administrative and management services to us. For years ended December 31, 2006, approximately $529,200 of such costs were reimbursed. No such costs were reimbursed in 2005 or 2004. The advisor must pay or reimburse us the amount by which our aggregate annual operating expenses exceed the greater of 2% of our average invested assets or 25% of our net income unless a majority of our independent directors determine that such excess expenses were justified based on unusual and non-recurring factors.

Disposition Fee.  The advisory agreement provides that if the advisor or its affiliate provides a substantial amount of the services (as determined by a majority of our directors, including a majority of our independent directors) in connection with the sale of one or more properties, we will pay the advisor or such affiliate shall receive at closing a disposition fee up to 3% of the sales price of such property or properties. This disposition fee may be paid in addition to real estate commissions paid to non-affiliates, provided that the total real estate commissions (including such disposition fee) paid to all persons by us for each property shall not exceed an amount equal to the lesser of (i) 6% of the aggregate contract sales price of each property or (ii) the competitive real estate commission for each property. We will pay the disposition fees for a property at the time the property is sold.

Subordinated Participation Provisions. The advisor is entitled to receive a subordinated participation upon the sale of our properties, listing of our common stock or termination of the advisor, as follows:

•                                          After stockholders have received cumulative distributions equal to $8 per share (less any returns of capital) plus cumulative, non-compounded annual returns on net invested capital, the advisor will be paid a subordinated participation in net sale proceeds ranging from a low of 5% of net sales provided investors have earned annualized returns of 6% to a high of 15% of net sales proceeds if investors have earned annualized returns of 10% or more.

•                                          Upon termination of the advisory agreement, the advisor will receive the subordinated performance fee due upon termination. This fee ranges from a low of 5% of the amount by which the sum of the appraised value of our assets minus our liabilities on the date the advisory agreement is terminated plus total dividends (other than stock dividends) paid prior to termination of the advisory agreement exceeds the amount of invested capital plus annualized returns of 6%, to a high of 15% of the amount by which the sum of the appraised value of our assets minus its liabilities plus all prior dividends (other than stock dividends) exceeds the amount of invested capital plus annualized returns of 10% or more.

•                                          In the event we list our stock for trading, the advisor will receive a subordinated incentive listing fee instead of a subordinated participation in net sales proceeds. This fee ranges from a low of 5% of the amount by which the market value of our common stock plus all prior dividends (other than stock dividends) exceeds the amount of invested capital plus annualized returns of 6%, to a high of 15% of the amount by which the sum of the market value of our stock plus all prior dividends (other than stock dividends) exceeds the amount of invested capital plus annualized returns of 10% or more.

Dealer Manager Agreement

PCC, as dealer manager, is entitled to receive a sales commission of up to 7% of gross proceeds from sales in the Primary Offering. PCC, as Dealer Manager, is also entitled to receive a dealer manager fee equal to up to 3% of gross proceeds from sales in the Primary Offering. The Dealer Manager is also entitled to receive a reimbursement of bona fide due diligence expenses up to 0.5% of the gross proceeds from sales in the Primary Offering. The advisory agreement requires the advisor to reimburse us to the extent that offering expenses including sales commissions, dealer manager fees and organization and offering expenses (but excluding acquisition fees and acquisition expenses discussed above) to the extent are in excess of 13.5% of gross proceeds from the Offering. During the year ended December 31, 2006, we incurred approximately $3.4 million payable to PCC for dealer manager fees and sales commissions. Much of this amount was reallowed by PCC to third party broker dealers. No such dealer manager fees or sales commissions were incurred in 2005 or 2004. Dealer manager fees and sales commissions paid to PCC are a cost of capital raised and, as such, are included as a reduction of additional paid in capital in the accompanying consolidated balance sheets.

9.                                      Credit Facility

On June 30, 2006, we entered into a Credit Agreement with HSH Nordbank AG, New York Branch, for a temporary credit facility that we will use during the offering period to facilitate our acquisitions of properties in anticipation of the receipt of offering proceeds. At December 31, 2006, we had borrowed $20,180,000 under the credit agreement

The Credit Agreement permits us to borrow up to $50,000,000 secured by real property at a borrowing rate based on LIBOR plus a margin ranging from 1.15% to 1.35% and requires payment of a usage premium of up to 0.15% and an annual administrative fee. We may use the entire credit facility to acquire real estate investments and we may use up to 10% of the credit facility for working capital. We are entitled to prepay the borrowings under the credit facility at any time without penalty. The principal balance is due on June 30, 2008. The repayment of obligations under the Credit Agreement may be accelerated in the event of a default, as defined in the Credit Agreement. The facility contains various covenants including financial covenants with respect to consolidated interest and fixed charge coverage and secured debt to secured asset value. As of December 31, 2006, we were in compliance with all these financial covenants.  During 2006, we incurred and paid approximately $116,600 of interest expense related to the Credit Agreement.

In connection with documentation and closing the Credit Agreement, we have incurred financing costs totaling approximately $934,000. These financing costs have been capitalized and are being amortized over the life of the agreement For the year ended December 31, 2006, $237,600 of deferred financing costs were amortized and included in interest expense in the consolidated statements of operations.

Consistent with our borrowing policies, during our Primary Offering, we will borrow periodically to acquire properties and for working capital. We will determine whether to use the proceeds of our Offering to repay amounts borrowed under the Credit Agreement depending on a number of factors, including the investments that are available to us for purchase at the time and the cost of the credit facility. Following the closing of our Primary Offering, we will endeavor to repay all amounts owing under the Credit Agreement or that are secured by our properties and which have not previously been paid. To the extent sufficient proceeds from our Offering are unavailable to repay the indebtedness secured by properties within a reasonable time following the closing of our Primary Offering as determined by our board of directors, we may sell properties or raise equity capital to repay the secured debt, so that we will own our properties with no permanent acquisition financing.

10.                               Commitments and Contingencies

Commitment

We have entered into a definitive agreement (the “Mack Agreement”) to purchase an existing multi-tenant industrial park, known as Mack Deer Valley, for a purchase price of approximately $23.2 million. As of May 15, 2006, our right to terminate the agreement without penalty expired, and our initial deposit became non-refundable. The property is newly constructed and consists of approximately 180,985 square feet of leasable space in two single-story buildings located in Phoenix, Arizona. In connection with the Mack Agreement, as of December 31, 2006, we have paid a $1.25 million deposit to an escrow agent, and we are obligated to pay an additional escrow deposit of $250,000 in January 2007. Under the terms of the Mack Agreement, in addition to the investment described above, we are obligated to pay certain closing costs, including, but not limited to attorney fees, certain title insurance premiums, survey costs, recording costs and one-half of the escrow charges.

Environment Matters

We monitor our properties for the presence of hazardous or toxic substances. While there can be no assurance that a material environment liability does not exist, we  are not currently aware of any environmental liability with respect to the properties that would have a material effect on our financial condition, results of operations and cash flows. Further, we are not aware of any environmental liability or any unasserted claim or assessment with respect to an environmental liability that we believe would require additional disclosure or the recording of a loss contingency.

Other

Our commitments and contingencies include the usual obligations of real estate owners and operators in the normal course of business. In the opinion of management, these matters are not expected to have a material impact on our consolidated financial position and results of operations. We are not presently subject to any material litigation nor, to our knowledge, is any material litigation threatened against the Company which if determined unfavorably to us would have a material adverse effect on our cash flows, financial condition or results of operations.

11.          Selected Quarterly Data (unaudited)

Set forth below is certain unaudited quarterly financial information. We believe that all necessary adjustments, consisting only of normal recurring adjustments, have been included in the amounts stated below to present fairly, and in accordance with generally accepted accounting principles, the selected quarterly information when read in conjunction with the consolidated financial statements.

	Quarters Ended
	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006
Revenues	$292,235	$95,566	$16,659	$—
Expenses	521,709	390,984	304,627	315,842
Operating loss	(229,474)	(295,418)	(287,968)	(315,842)
Net loss	$(384,608)	$(360,020)	$(250,266)	$(310,489)
Loss per share—basic and diluted	$(0.13)	$(0.23)	$(0.36)	$(3.29)

Weighted average shares	2,963,521	1,556,451	693,711	94,396

	Quarters Ended
	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005
Expenses	$89,679	$5,455	$—	$—
Operating loss	(89,679)	(5,455)	—	—

Net loss	$(89,213)	$(5,117)	$—	$—
(Loss) per share—basic and diluted	$(713.70)	$(40.94)	$—	$—

Weighted average shares	125	125	—	—

12.                               Pro Forma Financial Information (Unaudited)

During the year ended December 31, 2006 we acquired four properties, for a total investment of approximately $36.0 million. The following unaudited pro forma information for the years ended December 31, 2006 and 2005 has been prepared to reflect the incremental effect of the acquisition as if such transactions had occurred on January 1, 2005. As these acquisitions are assumed to have been made on January 1, 2005, the shares outstanding as of December 31, 2006 are assumed to have been sold and outstanding as of January 1, 2005 for purposes of calculating per share data.

	Year Ended December 31, 2006	Year Ended December 31, 2005
Revenues	$2,410,496	$2,415,253
Depreciation and amortization	647,270	617,515
Net loss	$(1,564,165)	$(210,291)
Loss per share—basic and diluted	$(0.61)	$(0.08)
Shares outstanding—Basic and diluted	2,578,664	2,578,664

13.                               Subsequent Events

On January 22, 2007, we completed the purchase of  the Mack Deer Valley property described in Note 10. The purchase price of the property was funded with net proceeds raised from our public offering and $16.4 million of borrowings under our credit agreement with HSH Nordbank AG, New York Branch.

In 2007 through March 16, 2007, we sold an additional 1,075,235 shares of our stock for gross offering proceeds of approximately $8.6 million.

CORNERSTONE CORE PROPERTIES REIT, INC. AND SUBSIDIARY

Schedule III

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2006

												Life on which
				Costs Capitalized								Depreciation
				Subsequent to								in Latest
		Initial Cost to Fund		Acquisition		Gross Amount Invested						Income
	Encum-		Building and		Carry		Building and		Accumulated	Date of	Date	Statement is
Description	brance	Land	Improvements	Improvements	Costs	Land	Improvements	Total	Depreciation	Construction	Acquired	Computed
2111 South Industrial Park, Tempe, Arizona	—	$590,000	$1,481,709	—	—	$590,000	$1,481,709	$2,071,709	$22,130	1974	06/01/06	39 years
Shoemaker Industrial Building, Santa Fe Spring, California	—	950,000	1,518,306	—	—	950,000	1,518,306	2,468,306	19,575	2001	06/30/06	39 years
15172 Goldenwest Circle, Westminister, California	—	7,100,000	4,272,361	—	—	7,100,000	4,272,361	11,372,361	9,129	1968	12/01/06	39 years
20100 Western Avenue, Torrance, California	—	7,670,000	11,134,751	84,848	—	7,670,000	11,219,599	18,889,599	25,036	2001	12/01/06	39 years
Totals	—	$16,310,000	$18,407,127	$84,848	—	$16,310,000	$18,491,975	$34,801,975	$75,869

		Accumulated
	Cost	Depreciation
Balance at December 31, 2005	$—	$—
2006 Additions	34,801,975	75,869
Balance at December 31, 2006	$34,801,975	$75,869

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Cornerstone Core Properties REIT, Inc
Irvine, CA

We have audited the accompanying statement of revenues and certain expenses, (the “Historical Summary”) of the property located at 10320 & 10321 72nd Street North, Largo, Florida (the “Marathon Center” or “Property”) for the year ended December 31, 2006. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Cornerstone Core Properties REIT, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenue and expenses.

In our opinion, the statement of revenues and certain expenses of the Property presents fairly, in all material respects, the revenues and certain expenses described in Note 1 to the Historical Summary of the property located at 10320 & 10321 72nd Street North, Largo, Florida for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
May 16, 2007

MARATHON CENTER

STATEMENTS OF REVENUES AND CERTAIN EXPENSES

For the Year Ended December 31, 2006 and for the
Period from January 1, 2007 to March 31, 2007 (Unaudited)

	Year ended	Three Months Ended
	December 31, 2006	March 30, 2007
		(Unaudited)
Revenues
Rental revenue	$370,000	$84,000
Tenant reimbursements	108,000	27,000
Other	1,000	—
Total revenues	479,000	111,000

Certain expenses
Property operating and maintenance	62,000	19,000
Property taxes	53,000	13,000
Insurance	18,000	5,000
Total certain expenses	133,000	37,000

Revenues in excess of certain expenses	$346,000	$74,000

See accompanying notes to statements of revenues and certain expenses.

MARATHON CENTER
NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

1.                                      Organization and Summary of Significant Accounting Policies

Organization

The accompanying statements of revenues and certain expenses include operations of 10320 and 10321 72nd Street North, Largo, Florida, (the “Property” or “Marathon Center “) which was acquired in a joint venture between Cornerstone Core Properties REIT, Inc (the “Company”), and JBK Capital LLC, (the “Venture”) from a nonaffiliated third party. The Property was acquired on April 2, 2007 for approximately $4.7 million, including estimated closing costs, and has 52,050 leasable square feet on approximately 4.8 acres of land (unaudited).

Basis of Presentation

The statements of revenues and certain operating expenses (the “Historical Summary”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property. Material amounts that would not be directly attributable to future operating results of the Property are excluded, and the Historical Summary is not intended to be a complete presentation of the Property’s revenues and expenses. Items excluded consist of depreciation, interest expense and federal and state income taxes.

The accompanying statements are not representative of the actual operations for the periods presented, as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Property have been excluded. The statement of revenues and certain expenses for the period from January 1, 2007 to March 31, 2007 is unaudited and reflects all adjustments (consisting only of normal recurring adjustments), which are, in the opinion of management, necessary for a fair presentation of the operating results for the interim period presented. The results of operations for the period from January 1, 2007 to March 31, 2007 (unaudited) are not necessarily indicative of the results for the entire fiscal year ending December 31, 2007.

Revenue Recognition

Rental revenue is recognized on an accrual basis as it is earned over the lives of the respective tenant leases on a straight-line basis. Rental receivables are periodically evaluated for collectibility.

Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ materially from the estimates in the near term.

2.                                      Leases

The aggregate annual future minimum lease payments to be received under existing operating leases as of December 31, 2006, are as follows:

2007	$298,000
2008	289,000
2009	221,000
2010	202,000
2011	208,000
2012 and thereafter	187,000
$1,405,000

The Property is generally leased to tenants under lease terms that provide for the tenants to pay increases in operating expenses in excess of specified amounts. The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

3.                                      Commitments and Contingencies

Litigation

The Venture may be subject to legal claims in the ordinary course of business as a property owner. The Company believes that the ultimate settlement of any potential claims will not have a material impact on the Property’s results of operations.

Environmental Matters

In connection with the ownership and operation of real estate, the Venture may be potentially liable for costs and damages related to environmental matters. The Venture has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Venture is not aware of any other environmental condition that it believes will have a material adverse effect on the Property’s results of operations.

CORNERSTONE CORE PROPERTIES REIT, INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following Unaudited Pro Forma Condensed Consolidated Statements of Operations of Cornerstone Core Properties REIT, Inc (the “Company”) for year ended December 31, 2006 and for the three months ended March 31, 2007 have been prepared as if the acquisition of the Marathon Center property (the “Property”) had occurred as of the beginning of the periods presented. The unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2007 has been prepared as if the acquisition of the Property had occurred on March 31, 2007.

Such Unaudited Pro Forma Financial Information is based in part upon (i) the Audited Financial Statements of the Company for the year ended December 31, 2006 filed herewith; (ii) the Unaudited Financial Statements of the Company as of and for the three months ended March 31, 2007 filed herewith; and (iii) the Historical Statements of Revenues and Certain Expenses of the Property for the year ended December 31, 2006 and for the three months ended March 31, 2007 (unaudited) filed herewith.

The Unaudited Pro Forma Financial Information is presented for information purposes only and is not necessarily indicative of the results of operations of the Company that would have occurred if the acquisition of the Property had been completed on the dates indicated, nor does it purport to be indicative of future results of operations. In the opinion of the Company’s management, all material adjustments necessary to reflect the effect of this transaction have been made.

CORNERSTONE CORE PROPERTIES REIT, INC.

UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of March 31, 2007

	March 31, 2007(A)	Recent Acquisition(B)	Proforma March 31, 2007
ASSETS
Assets:
Cash and cash equivalents	$14,531,000	$(4,269,000)	$10,262,000
Investment in real estate
Land	22,512,000	980,000	23,492,000
Buildings and Improvements, net	34,951,000	3,633,000	38,584,000
Identified intangible assets, net	1,964,000	111,000	2,075,000
	59,427,000	4,724,000	64,151,000
Deferred costs, deposits and account receivables	1,247,000	(100,000)	1,147,000
Other assets, net	663,000	3,000	666,000
Total assets	$75,868,000	$358,000	$76,226,000
LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Liabilities:
Notes payable	$36,580,000	$—	$36,580,000
Accounts payable and accrued liabilities	224,000	42,000	266,000
Payable to related parties	1,936,000	108,000	2,044,000
Real estate taxes payable	152,000	13,000	165,000
Tenant prepaids and security deposits	345,000	16,000	361,000
Intangible lease liability, net	340,000	34,000	374,000
Dividend payable	205,000	—	205,000
Total liabilities	39,782,000	213,000	39,995,000
Minority interest	177,000	145,000	322,000
Stockholders’ equity:
Common stock, $.01 par value; 290,000,000 shares authorized; 5,773,666 shares issued and outstanding at March 31, 2007	6,000	—	6,000
Additional paid-in capital	37,829,000	—	37,829,000
Accumulated deficit	(1,926,000)	—	(1,926,000)
Total stockholders’ equity	35,909,000	—	35,909,000
Total liabilities, minority interest and stockholders’ equity	$75,868,000	$358,000	$76,226,000

(A)         Derived from the unaudited financial statements of the Company as of March 31, 2007.

(B)           Represents adjustment for the acquisition of the Property. Acquisition costs, including estimated closing costs, have been allocated to land ($980,000), buildings ($3,633,000), in-place leases ($111,000) and to below market rent ($34,000). The Company obtained an independent, third-party appraisal as the basis for this allocation in accordance with Financial Accounting Standards Board Statement No. 141, Business Combinations (“FAS 141”). Under FAS 141, the acquisition cost is allocated to a property’s tangible (primarily land and building) and intangible (in-place leases and above or below market rent) assets at their estimated fair value.

CORNERSTONE CORE PROPERTIES REIT, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2006

	Historical(A)	Recent Acquisition(B)	Pro Forma
Revenues:
Rental revenues	$404,000	$480,000	$884,000
	404,000	480,000	884,000
Expenses:
Property operating and maintenance	102,000	132,000	234,000
General and administrative expenses	1,332,000	—	1,332,000
Depreciation and amortization	99,000	120,000	219,000
	1,533,000	252,000	1,785,000
Operating (loss) income	(1,129,000)	228,000	(901,000)

Other income (expense):
Interest income	203,000	—	203,000
Interest expense	(391,000)	—	(391,000)

(Loss) income before minority interest	(1,317,000)	228,000	(1,089,000)
Minority interest	11,000	(2,000)	9,000
Net (loss) income	$(1,306,000)	$226,000	$(1,080,000)

(Loss) income per share—basic and diluted	$(1.58)	$0.33	$(0.72)

Weighted average number of common shares	827,147	681,655	1,508,802

(A)         Represents the historical results of operations of the Company for the year ended  December 31, 2006.

(B)           Represents adjustment for the acquisition of the Property, based on historical operating results. Property taxes, included in property operating and maintenance expenses, are based on the purchase price of the property. Depreciation is based on an allocation of the acquisition cost to land ($980,000) and buildings ($3,633,000) with buildings depreciated on a straight-line method over a 39-year period. The amortization of in-place leases is based on an allocation of ($111,000) to in-place leases, and the amortization of below market rent is based on an allocation of ($34,000) to below market rent, both of which are amortized through 2012. The amortization of above market rent decreases historical rental revenue. The Company obtained an independent, third-party appraisal as the basis for this allocation in accordance with Financial Accounting Standards Board Statement No. 141, Business Combinations (“FAS 141”). Under FAS 141, the purchase price is allocated to a property’s tangible (primarily land and building) and intangible assets at their estimated fair value. The adjustment to the weighted average number of common shares outstanding represents the purchase of the Property.

CORNERSTONE CORE PROPERTIES REIT, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2007

	Historical(A)	Recent Acquisition(B)	Pro Forma
Revenues:
Rental revenues	$1,071,000	$111,000	$1,182,000
	1,071,000	111,000	1,182,000
Expenses:
Property operating and maintenance	231,000	37,000	268,000
General and administrative expenses	555,000	—	555,000
Depreciation and amortization	253,000	30,000	283,000
	1,039,000	67,000	1,106,000
Operating (loss) income	32,000	44,000	76,000

Other income (expense):
Interest income	110,000	—	110,000
Interest expense	(669,000)	—	(669,000)

(Loss) income before minority interest	(527,000)	44,000	(483,000)
Minority interest	1,000	—	1,000
Net (loss) income	$(526,000)	$44,000	$(482,000)

(Loss) income per share—basic and diluted	$(0.11)	$0.06	$(0.09)

Weighted average number of common shares	4,814,342	681,655	5,495,997

(A)         Represents the historical results of operations of the Company for the nine months ended March 31, 2007.

(B)           Represents adjustment for the acquisition of the Property, based on historical operating results. Property taxes, included in property operating and maintenance expenses, are based on the purchase price of the property. Depreciation is based on an allocation of the acquisition cost to land ($980,000) and buildings ($3,633,000) with buildings depreciated on a straight-line method over a 39-year period. The amortization of in-place leases is based on an allocation of ($111,000) to in-place leases, and the amortization of below market rent is based on an allocation of ($34,000) to below market rent, both of which are amortized through 2012. The amortization of above market rent decreases historical rental revenue. The Company obtained an independent, third-party appraisal as the basis for this allocation in accordance with Financial Accounting Standards Board Statement No. 141, Business Combinations (“FAS 141”). Under FAS 141, the purchase price is allocated to a property’s tangible (primarily land and building) and intangible assets at their estimated fair value. The adjustment to the weighted average number of common shares outstanding represents the purchase of the Property.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Cornerstone Core Properties REIT, Inc
Irvine, CA

We have audited the accompanying statement of revenues and certain expenses, (the “Historical Summary”) of the property located at 21420 and 21430 North 15th Lane, Phoenix, Arizona  (the “Mack Deer Valley” or “Property”) for the year ended December 31, 2006. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Cornerstone Core Properties REIT, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenue and expenses.

In our opinion, the statement of revenues and certain expenses of the Property presents fairly, in all material respects, the revenues and certain expenses described in Note 1 to the Historical Summary of the property located at 21420 and 21430 North 15th Lane, Phoenix, Arizona  for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
February 19, 2007

MACK DEER VALLEY
STATEMENTS OF REVENUES AND CERTAIN EXPENSES

For the Year Ended December 31, 2006 and for the
Period from January 1, 2006 to September 30, 2006 (Unaudited)

	Year ended December 31, 2006	Nine Months Ended September 30, 2006
		(Unaudited)
Revenues
Rental revenue	$763,224	$428,090
Tenant reimbursements	110,294	61,139
Other	1,000	—
Total revenues	874,518	489,229
Certain expenses
Property operating and maintenance	88,633	59,575
Property taxes	38,933	29,200
Insurance	32,577	24,433
Total certain expenses	160,143	113,208
Revenues in excess of certain expenses	$714,375	$376,021

See accompanying notes to statements of revenues and certain expenses.

MACK DEER VALLEY , PHOENIX, ARIZONA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

1. Organization and Summary of Significant Accounting Policies

Organization

The accompanying statements of revenues and certain expenses include operations of 21420 and 21430 North 15th Lane, Phoenix, Arizona, (the “Property” or “Mack Deer Valley”) which was acquired by Cornerstone Core Properties REIT, Inc (the “Company”), from a nonaffiliated third party. The property was acquired on January 22, 2007 for approximately $23.2 million, including estimated closing costs, and has 180,985 leasable square feet on approximately 11.7 acres of land (unaudited).

Basis of Presentation

The statements of revenues and certain operating expenses (the “Historical Summary”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of the property , exclusive of items which may not be comparable to the proposed future operations of the Property. Material amounts that would not be directly attributable to future operating results of the Property are excluded, and the Historical Summary is not intended to be a complete presentation of the property’s revenues and expenses. Items excluded consist of depreciation, interest expense and federal and state income taxes.

The accompanying statements are not representative of the actual operations for the periods presented, as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the property have been excluded. The statement of revenues and certain expenses for the period from January 1, 2006 to September 30, 2006 is unaudited and reflects all adjustments (consisting only of normal recurring adjustments), which are, in the opinion of management, necessary for a fair presentation of the operating results for the interim period presented. The results of operations for the period from January 1, 2006 to September 30, 2006 (unaudited) are not necessarily indicative of the results for the entire fiscal year ending December 31, 2006.

Revenue Recognition

Rental revenue is recognized on an accrual basis as it is earned over the lives of the respective tenant leases on a straight-line basis. Rental receivables are periodically evaluated for collectibility.

Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ materially from the estimates in the near term.

2.        Leases

The aggregate annual future minimum lease payments to be received under existing operating leases as of December 31, 2006, are as follows:

2007	$1,455,468
2008	1,548,581
2009	1,548,405
2010	1,571,952
2011	1,260,967
2012 and thereafter	964,335
$8,349,708

The property was completed in January of 2006, with majority of tenants moving in the second half of 2006. The property is generally leased to tenants under lease terms that provide for the tenants to pay increases in operating expenses in excess of specified amounts. The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

3. Commitments and Contingencies

Litigation

The Company may be subject to legal claims in the ordinary course of business as a property owner. The Company believes that the ultimate settlement of any potential claims will not have a material impact on the property’s results of operations.

Environmental Matters

In connection with the ownership and operation of real estate, the Company may be potentially liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that it believes will have a material adverse effect on the property’s results of operations.

CORNERSTONE CORE PROPERTIES REIT, INC.
(MACK DEER VALLEY)
UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following Unaudited Pro Forma Condensed Consolidated Statements of Operations of Cornerstone Core Properties REIT, Inc (the “Company”) for nine months ended September 30, 2006 has been prepared as if the acquisition of the Mack Deer Valley property (the “Property”) had occurred as of the beginning of the period presented. The unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2006 has been prepared as if the acquisition of the Mack Deer Valley property had occurred on September 30, 2006.

Such Unaudited Pro Forma Financial Information is based in part upon (i) the Unaudited Financial Statements of the Company as of and for the nine months ended September 30, 2006 included in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2006; and (ii) the Historical Statements of Revenues and Certain Expenses of the Property for the year ended December 31, 2006 and for the nine months ended September 30, 2006 (unaudited) filed herewith.

The Unaudited Pro Forma Financial Information is presented for information purposes only and is not necessarily indicative of the results of operations of the Company that would have occurred if the acquisition of the Mack Deer Valley property had been completed on the dates indicated, nor does it purport to be indicative of future results of operations. In the opinion of the Company’s management, all material adjustments necessary to reflect the effect of this transaction have been made.

CORNERSTONE CORE PROPERTIES REIT, INC.(MACK DEER VALLEY)
UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2006

	Proforma
	September 30,	Recent	September 30,
	2006(A)	Acquisition(B)	2006
ASSETS
Assets:
Cash and cash equivalents	$7,896,586	$(6,000,000)	$1,896,586
Investment in real estate
Land	1,540,000	4,380,000	5,920,000
Buildings and Improvements, net	2,983,980	19,169,249	22,153,229
Identified intangible assets, net	34,306	498,363	532,669
	4,558,286	24,047,612	28,605,898
Deferred costs and deposits	2,233,321	(777,104)	1,456,217
Other assets, net	36,629	163,090	199,719
Total assets	$14,724,822	$17,433,598	$32,158,420

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Liabilities:
Line of Credit and Notes Payable	$—	$16,400,000	$16,400,000
Accounts payable and accrued liabilities	371,090	37,000	408,090
Payable to related parties	2,061,863	162,464	2,224,327
Real Estate taxes payable	25,131	—	25,131
Tenant prepaids and security deposits	35,503	213,083	248,586
Intangible lease liability, net	7,742	621,051	628,793
Dividend Payable	68,824	—	68,824
Total liabilities	2,570,153	17,433,598	20,003,751
Minority interest	189,458	—	189,458
Stockholders’ equity:
Common stock, $.01 par value; 290,000,000 shares authorized; 2,127,587 shares issued and outstanding at September 30, 2006	2,128		2,128
Additional paid-in capital	12,978,187		12,978,187
Accumulated deficit	(1,015,104)	—	(1,015,104)
Total stockholders’ equity	11,965,211	—	11,965,211
Total liabilities, minority interest and stockholders’ equity	$14,724,822	$17,433,598	$32,158,420

(A)         Derived from the unaudited financial statements of the Company as of September 30, 2006.

(B)           Represents adjustment for the acquisition of the Mack Deer Valley property. Acquisition costs, including estimated closing costs, have been allocated to land ($4,380,000), buildings ($19,169,249), in-place leases ($498,363) and to below market rent ($621,051). The Company obtained an independent, third-party appraisal as the basis for this allocation in accordance with Financial Accounting Standards Board Statement No. 141, Business Combinations (“FAS 141”). Under FAS 141, the acquisition cost is allocated to a property’s tangible (primarily land and building) and intangible (in-place leases and above or below market rent) assets at their estimated fair value.

CORNERSTONE CORE PROPERTIES REIT, INC.
(MACK DEER VALLEY)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2006

	Historical(A)	Recent Acquisition(B)	Pro Forma
Revenues:
Rental revenues	$112,226	$584,305	$696,531
	112,226	584,305	696,531
Expenses:
Property operating and maintenance	30,537	292,358	322,895
General and administrative expenses	952,415	—	952,415
Depreciation and amortization	28,500	442,779	471,279
	1,011,452	735,137	1,746,589
Operating (loss) income	(899,226)	(150,832)	(1,050,058)

Interest income	89,250	—	89,250
Interest expense	(121,690)	(817,101)	(938,791)
Loss before minority interest	(931,666)	(967,933)	(1,899,599)
Minority interest	10,892	14,151	25,043
Net loss	$(920,774)	$(953,782)	$(1,874,556)

Loss per share — basic and diluted	$(1.76)	$(0.97)	$(1.24)

Weighted average number of common shares	522,319	985,044	1,507,363

(A)         Represents the historical results of operations of the Company for the nine months ended September 30, 2006.

(B)           Represents adjustment for the acquisition of the Mack Deer Valley property, based on historical operating results. Property taxes, included in property operating and maintenance expenses, are based on the purchase price of the property. Depreciation is based on an allocation of the acquisition cost to land ($4,380,000) and buildings ($19,169,249) with buildings depreciated on a straight-line method over a 39-year period. The amortization of in-place leases is based on an allocation of $493,363 to in-place leases, and the amortization of below market rent is based on an allocation of $621,051 to below market rent, both of which are amortized through 2016. The amortization of above market rent decreases historical rental revenue. The Company obtained an independent, third-party appraisal as the basis for this allocation in accordance with Financial Accounting Standards Board Statement No. 141, Business Combinations (“FAS 141”). Under FAS 141, the purchase price is allocated to a property’s tangible (primarily land and building) and intangible assets at their estimated fair value. Interest expense is calculated based on the acquisition borrowing and historical LIBOR at the time of purchase. The adjustment to the weighted average number of common shares outstanding represents the purchase of the Mack Deer Valley property.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Cornerstone Core Properties REIT, Inc
Irvine, CA

We have audited the accompanying statement of revenues and certain expenses, (the “Historical Summary”) of the property located at 20100 Western Avenue, Torrance, California (the “Property”) for the year ended December 31, 2005. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Cornerstone Core Properties REIT, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenue and expenses.

In our opinion, the statement of revenues and certain expenses of the Property presents fairly, in all material respects, the revenues and certain expenses described in Note 1 to the Historical Summary of the property located at 20100 Western Avenue, Torrance, California for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
January 29, 2007

20100 WESTERN AVENUE

STATEMENTS OF REVENUES AND CERTAIN EXPENSES

For the Year Ended December 31, 2005 and for the
Period from January 1, 2006 to September 30, 2006 (Unaudited)

	Year ended December 31, 2005	Nine Months Ended September 30, 2006
		(Unaudited)
Revenues
Rental revenue	$1,248,332	$798,764
Tenant reimbursements	233,354	191,767
Other	4,983	3,115
Total revenues	1,486,669	993,646

Certain expenses
Property operating and maintenance	87,605	59,900
Property taxes	128,851	108,900
Insurance	40,348	31,948
Total certain expenses	256,804	200,748

Revenues in excess of certain expenses	$1,229,865	$792,898

See accompanying notes to statements of revenues and certain expenses.

20100 WESTERN AVENUE
NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

1.                                      Organization and Summary of Significant Accounting Policies

Organization

The accompanying statements of revenues and certain expenses include operations of  20100 Western Avenue located  in Torrance, California, (the “Property”) which was acquired by Cornerstone Core Properties REIT, Inc (the “Company”), from a nonaffiliated third party. The Property was acquired on December 1, 2006 for approximately $20 million, including estimated closing costs, and has 116,223 leasable square feet on approximately 6.3 acres of land (unaudited).

Basis of Presentation

The statements of revenues and certain operating expenses (the “Historical Summary”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of the Property , exclusive of items which may not be comparable to the proposed future operations of the Property. Material amounts that would not be directly comparable to future operating results of the Property are excluded, and the Historical Summary is not intended to be a complete presentation of the Property’s revenues and expenses. Items excluded consist of depreciation, interest expense and federal and state income taxes.

The accompanying statements are not representative of the actual operations for the periods presented, as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Property have been excluded. The statement of revenues and certain expenses for the period from January 1, 2006 to September 30, 2006 is unaudited and reflects all adjustments (consisting only of normal recurring adjustments), which are, in the opinion of management, necessary for a fair presentation of the operating results for the interim period presented. The results of operations for the period from January 1, 2006 to September 30, 2006 (unaudited) are not necessarily indicative of the results for the entire fiscal year ending December 31, 2006.

Revenue Recognition

Rental revenue is recognized on an accrual basis as it is earned over the lives of the respective tenant leases on a straight-line basis. Rental receivables are periodically evaluated for collectibility.

Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ materially from the estimates in the near term.

20100 WESTERN AVENUE
NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES (Continued)

2.                                      Leases

The aggregate annual future minimum lease payments to be received under existing operating leases as of December 31, 2005, are as follows:

2006	$1,082,537
2007	1,226,475
2008	1,207,095
2009	1,084,840
2010	1,084,472
Thereafter	1,007,450
$6,692,869

The Property is generally leased to tenants under lease terms that provide for the tenants to pay increases in operating expenses in excess of specified amounts. The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

3.                                      Commitments and Contingencies

Litigation

The Company may be subject to legal claims in the ordinary course of business as a property owner. The Company believes that the ultimate settlement of any potential claims will not have a material impact on the Property’s results of operations.

Environmental Matters

In connection with the ownership and operation of real estate, the Company may be potentially liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that it believes will have a material adverse effect on the Property’s results of operations.

PRO FORMA FINANCIAL INFORMATION OF CORNERSTONE CORE PROPERTIES REIT, INC.
(20100 WESTERN AVENUE)

The following Unaudited Pro Forma Condensed Consolidated Statements of Operations of Cornerstone Core Properties REIT, Inc (the “Company”) for the year ended December 31, 2005 and for the nine months ended September 30, 2006 have been prepared as if the acquisition of 20100 Western Avenue, Torrance, Califronia (“Property”) had occurred as of the beginning of the periods presented. The unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2006 has been prepared as if the acquisition of the Property had occurred on September 30, 2006.

Such Unaudited Pro Forma Financial Information is based in part upon (i) the Audited Financial Statements of the Company for the year ended December 31, 2005 filed herewith; (ii) the Unaudited Financial Statements of the Company as of and for the nine months ended September 30, 2006 included in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2006; and (iii) the Historical Statements of Revenues and Certain Expenses of the Property for the year ended December 31, 2005 and for the nine months ended September 30, 2006 (unaudited) filed herewith.

The Unaudited Pro Forma Financial Information is presented for information purposes only and is not necessarily indicative of the results of operations of the Company that would have occurred if the acquisition of the Property had been completed on the dates indicated, nor does it purport to be indicative of future results of operations. In the opinion of the Company’s management, all material adjustments necessary to reflect the effect of this transaction have been made.

CORNERSTONE CORE PROPERTIES REIT, INC.
(20100 WESTERN AVENUE)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2006

	September 30, 2006(A)	Recent Acquisition(B)	Proforma September 30 2006,
ASSETS
Assets:
Cash and cash equivalents	$7,896,586	$(5,759,282)	$2,137,304
Investment in real estate
Land	1,540,000	7,670,000	9,210,000
Buildings and Improvements, net	2,983,980	11,135,709	14,119,689
Identified intangible assets, net	34,306	1,145,240	1,179,546
	4,558,286	19,950,949	24,509,235
Deferred costs and deposits	2,233,321	(665,788)	1,567,533
Other assets, net	36,629	146,532	183,161
Total assets	$14,724,822	$13,672,411	$28,397,233
LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Liabilities:
Line of Credit and Notes Payable	$—	$13,400,000	$13,400,000
Accounts payable and accrued liabilities	371,090	168,000	539,090
Payable to related parties	2,061,863	—	2,061,863
Real Estate taxes payable	25,131	—	25,131
Tenant prepaids and security deposits	35,503	104,411	139,914
Intangible lease liability, net	7,742	—	7,742
Dividend Payable	68,824	—	68,824
Total liabilities	2,570,153	13,672,411	16,242,564
Minority interest	189,458	—	189,458
Stockholders’ equity:
Common stock, $.01 par value; 290,000,000 shares authorized; 2,127,587 shares issued and outstanding at September 30, 2006	2,128	—	2,128
Additional paid-in capital	12,978,187	—	12,978,187
Accumulated deficit	(1,015,104)	—	(1,015,104)
Total stockholders’ equity	11,965,211	—	11,965,211
Total liabilities, minority interest and stockholders’ equity	$14,724,822	$13,672,411	$28,397,233

(A)   Derived from the unaudited financial statements of the Company as of September 30, 2006.

(B)    Represents adjustment for the acquisition of the 20100 Western Avenue property. Acquisition costs, including estimated closing costs, have been allocated to land ($7,670,000), buildings ($11,135,709), in-place leases ($272,516) and to above market rent ($872,724). The Company obtained an independent, third-party appraisal as the basis for this allocation in accordance with Financial Accounting Standards Board Statement No. 141, Business Combinations (“FAS 141”). Under FAS 141, the acquisition cost is allocated to a property’s tangible (primarily land and building) and intangible (in-place leases and above or below market rent) assets at their estimated fair value.

CORNERSTONE CORE PROPERTIES REIT, INC
(20100 WESTERN AVENUE)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2005

	Historical(A)	Recent Acquisition(B)	Pro Forma
Revenues:
Rental revenues	$—	$1,339,851	$1,339,851
	—	1,339,851	1,339,851
Expenses:
Property operating and maintenance	—	355,101	355,101
General and administrative expenses	95,134	—	95,134
Depreciation and amortization	—	353,333	353,333
	95,134	708,434	803,568
Operating (loss) income	(95,134)	631,417	536,283

Interest income	1,154	—	1,154
Interest expense	—	(880,095)	(880,095)

Loss before minority interest	(93,980)	(248,678)	(342,658)
Minority interest	(350)	7,487	7,137
Net loss	$(94,330)	$(241,191)	$(335,521)

Loss per share—basic and diluted	$(754.64)	$(0.26)	$(0.36)

Weighted average number of common shares	125	936,279	936,404

(A)   Represents the historical results of operations of the Company for the year ended December 31, 2005.

(B)   Represents adjustment for the acquisition of the 20100 Western Avenue property, based on historical operating results. Property taxes, included in property operating and maintenance expenses, are based on the purchase price of the property. Depreciation is based on an allocation of the acquisition price to land ($7,670,000) and buildings ($11,135,709) with buildings depreciated on a straight-line method over a 39-year period. The amortization of in-place leases is based on an allocation of $272,516 to in-place leases, and the amortization of above market rent is based on an allocation of $872,724 to above market rent, both of which are amortized through 2012. The amortization of above market rent decreases historical rental revenue. The Company obtained an independent, third-party appraisal as the basis for this allocation in accordance with Financial Accounting Standards Board Statement No. 141, Business Combinations (“FAS 141”). Under FAS 141, the purchase price is allocated to a property’s tangible (primarily land and building) and intangible assets at their estimated fair value. Interest expense is calculated based on the acquisition borrowing and historical LIBOR at the time of purchase. The adjustment to the weighted average number of common shares outstanding represents the purchase of the 20100 Western Avenue property.

CORNERSTONE CORE PROPERTIES REIT, INC.
(20100 WESTERN AVENUE)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2006

	Historical(A)	Recent Acquisition(B)	Pro Forma
Revenues:
Rental revenues	$112,226	$883,981	$996,207
	112,226	883,981	996,207
Expenses:
Property operating and maintenance	30,537	262,209	292,746
General and administrative expenses	952,415	—	952,415
Depreciation and amortization	28,500	266,024	294,524
	1,011,452	528,233	1,539,685
Operating (loss) income	(899,226)	355,748	(543,478)

Interest income	89,250	—	89,250
Interest expense	(121,690)	(658,263)	(779,953)

Loss before minority interest	(931,666)	(302,515)	(1,234,181)
Minority interest	10,892	5,895	16,787
Net loss	$(920,774)	$(296,620)	$(1,217,394)

Loss per share—basic and diluted	$(1.76)	$(0.32)	$(0.83)

Weighted average number of common shares	522,319	936,279	1,458,598

(A)   Represents the historical results of operations of the Company for the nine months ended September 30, 2006.

(B)   Represents adjustment for the acquisition of the 20100 Western Avenue property, based on historical operating results. Property taxes, included in property operating and maintenance expenses, are based on the purchase price of the property. Depreciation is based on an allocation of the acquisition cost to land ($7,670,000) and buildings ($11,135,709) with buildings depreciated on a straight-line method over a 39-year period. The amortization of in-place leases is based on an allocation of $272,516 to in-place leases, and the amortization of above market rent is based on an allocation of $872,724 to above market rent, both of which are amortized through 2012. The amortization of above market rent decreases historical rental revenue. The Company obtained an independent, third-party appraisal as the basis for this allocation in accordance with Financial Accounting Standards Board Statement No. 141, Business Combinations (“FAS 141”). Under FAS 141, the purchase price is allocated to a property’s tangible (primarily land and building) and intangible assets at their estimated fair value. Interest expense is calculated based on the acquisition borrowing and historical LIBOR at the time of purchase. The adjustment to the weighted average number of common shares outstanding represents the purchase of the 20100 Western Avenue property.

UNAUDITED SUMMARIZED TENANT FINANCIAL DATA

15172 Goldenwest Circle
Westminster, California

The 15172 Goldenwest Circle property, which was acquired by Cornerstone Core Properties REIT, Inc. (the “Company”) on December 1, 2006, is leased to a single tenant. The lease expires on April 30, 2008, and is renewable at the option of the tenant for one additional five year period at an annual rate that is the greater of $7.63 per square foot or 90% of the market rental value of the property, with a 7.5% increase in the 30th month. Since the property is leased to a single tenant under a net lease that transfers substantially all of the operating costs to the tenant, the Company’s management believes that the financial condition and results of operations of the tenant is more relevant than financial statements of the property acquired. Such unaudited summarized financial data, provided by the tenant, is presented below.

	Year Ended December 31, 2005	Year Ended December 31, 2004
	(in thousands )
Operating Revenue	$27,754	$24,244
Operating Income	3,419	2,824
Net Income	3,185	2,743

	December 31, 2005	December 31, 2004
	(in thousands )
Assets	$12,092	$11,872
Liabilities	4,419	4,835
Shareholders Equity	$7,673	$7,037

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Cornerstone Core Properties REIT, Inc
Irvine, CA

We have audited the accompanying statement of revenues and certain expenses, (the “Historical Summary”) of the property located at 14912-14938 Shoemaker Avenue, Santa Fe Springs, California (the “Property”) for the year ended December 31, 2005. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-11 of Cornerstone Core Properties REIT, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenue and expenses.

In our opinion, the statement of revenues and certain expenses of the Property presents fairly, in all material respects, the revenues and certain expenses described in Note 1 to the Historical Summary of the property located at 14912-14938 Shoemaker Avenue, Santa Fe Springs, California for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
September 8, 2006

14912-14938 SHOEMAKER AVENUE, SANTA FE SPRINGS, CALIFORNIA

STATEMENTS OF REVENUES AND CERTAIN EXPENSES

For the Year Ended December 31, 2005 and for the
Period from January 1, 2006 to June 28, 2006 (Date of Acquisition) (Unaudited)

	Year ended December 31, 2005	Period from January 1, 2006 to June 28, 2006 (Date of Acquisition)
		{unaudited}
Revenues
Rental revenue	$151,682	$77,628
Tenant reimbursements	21,707	8,077
Other	3,132	1,087
Total revenues	176,521	86,792

Certain Expenses
Property operating and maintenance	24,980	7,186
Property taxes	12,952	6,531
Insurance	1,405	659
Total certain expenses	39,337	14,376

Revenues in excess of certain expenses	$137,184	$72,416

See accompanying notes to statements of revenues and certain expenses.

14912-14938 SHOEMAKER AVENUE, SANTA FE SPRINGS, CALIFORNIA
NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

1.                                      Organization and Summary of Significant Accounting Policies

Organization

The accompanying statements of revenues and certain expenses include the operations of the Shoemaker Industrial Buildings located at 14912—14938 Shoemaker Avenue, Santa Fe Springs, California, (the “Property”) which were acquired by Cornerstone Core Properties REIT, Inc (the “Company”), from a nonaffiliated third party. The Property was acquired on June 28, 2006 for $2,500,000 and has 18,921 leasable square feet on approximately one acre of land (unaudited).

Basis of Presentation

The statements of revenues and certain operating expenses (the “Historical Summary”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of the Shoemaker Industrial Buildings property, exclusive of items which may not be comparable to the proposed future operations of the Property. Material amounts that would not be directly attributable to future operating results of the Property are excluded, and the Historical Summary is not intended to be a complete presentation of the Shoemaker Industrial Buildings property’s revenues and expenses. Items excluded consist of depreciation, interest expense and federal and state income taxes.

The accompanying statements are not representative of the actual operations for the periods presented, as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Property have been excluded. The statement of revenues and certain expenses for the period from January 1, 2006 to June 28, 2006 (“Date of Acquisition”) is unaudited and reflects all adjustments (consisting only of normal recurring adjustments), which are, in the opinion of management, necessary for a fair presentation of the operating results for the interim period presented. The results of operations for the period from January 1, 2006 to June 28, 2006 (“Date of Acquisition”) (unaudited) are not necessarily indicative of the results for the entire fiscal year ending December 31, 2006.

Revenue Recognition

Rental revenue is recognized on an accrual basis as it is earned over the lives of the respective tenant leases on a straight-line basis. Rental receivables are periodically evaluated for collectibility.

Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ materially from the estimates in the near term.

14912-14938 SHOEMAKER AVENUE, SANTA FE SPRINGS, CALIFORNIA
NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES (Continued)

2.                                      Leases

The aggregate annual future minimum lease payments to be received under existing operating leases as of December 31, 2005, are as follow:

2006	$147,692
2007	120,475
2008	96,315
2009	73,977
2010	21,380
$459,839

Industrial space in the Property is generally leased to tenants under lease terms that provide for the tenants to pay increases in operating expenses in excess of specified amounts. The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

3.                                      Commitments and Contingencies

Litigation

The Shoemaker Industrial Buildings property may be subject to legal claims in the ordinary course of business as a property owner. The Company believes that the ultimate settlement of any potential claims will not have a material impact on the Shoemaker Industrial Buildings property’s results of operations.

Environmental Matters

In connection with the ownership and operation of real estate, the Shoemaker Industrial Buildings property may be potentially liable for costs and damages related to environmental matters. The Shoemaker Industrial Buildings property has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that they believe will have a material adverse effect on the Shoemaker Industrial Buildings property’s results of operations.

CORNERSTONE CORE PROPERTIES REIT, INC.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following Unaudited Pro Forma Condensed Statements of Operations of Cornerstone Core Properties REIT, Inc (the “Company”) for the year ended December 31, 2005 and for the six months ended June 30, 2006 have been prepared as if the acquisition of the Shoemaker Industrial Buildings located at 14912-14938 Shoemaker Avenue, Santa Fe Springs, California had occurred as of the beginning of the periods presented.

Such Unaudited Pro Forma Financial Information is based in part upon (i) the Audited Financial Statements of the Company for the year ended December 31, 2005 ’Form -December filed herewith; (ii) the Unaudited Financial Statements of the Company as of and for the six months ended June 30, 2006 included in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2006; and (iii) the Historical Statements of Revenues and Certain Expenses of the Shoemaker Industrial Buildings located at 14912-14938 Shoemaker Avenue, Santa Fe Springs, California for the year ended December 31, 2005 and for the six months ended June 30, 2006 (unaudited) filed herewith.

The Unaudited Pro Forma Financial Information is presented for information purposes only and is not necessarily indicative of the results of operations of the Company that would have occurred if the acquisition of the Shoemaker Industrial Buildings located at 14912-14938 Shoemaker Avenue, Santa Fe Springs, California had been completed on the dates indicated, nor does it purport to be indicative of future results of operations. In the opinion of the Company’s management, all material adjustments necessary to reflect the effect of this transaction have been made.

CORNERSTONE CORE PROPERTIES REIT, INC.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2005

	Historical(A)	Recent Acquisition(B)	Pro Forma
Revenues	$—	$175,344	$175,344

Expenses
Property operating and maintenance	—	24,980	24,980
Property taxes	—	12,952	12,952
General and administrative expenses	95,134	1,405	96,539
Depreciation and amortization	—	47,412	47,412
	95,134	86,749	181,883
Operating income (loss)	(95,134)	88,595	(6,539)
Other income
Interest income	1,154	—	1,154
(Loss) Income before minority interest	(93,980)	88,595	(5,385)
Minority interest	(350)	(6,469)	(6,819)
Net (loss) income	$(94,330)	$82,126	$(12,204)
Loss per share—basic and diluted	$(755)	$0.22	$(0.03)
Weighted average number of common shares	125	368,882	369,007

(A)         Represents the historical results of operations of the Company for the year ended December 31, 2005.

(B)           Represents adjustment for the acquisition of the Shoemaker Industrial Buildings, based on historical operating results. Depreciation is based on an allocation of the purchase price to land ($950,000) and buildings ($1,520,420) with buildings depreciated on a straight-line method over a 39-year period. The amortization of in-place leases is based on an allocation of $25,022 to in-place leases, and the amortization of above market rent is based on an allocation of $3,414 to above market rent, both of which are amortized through 2010. The Company obtained an independent, third-party appraisal as the basis for this allocation in accordance with Financial Accounting Standards Board Statement No. 141, Business Combinations (“FAS 141”). Under FAS 141, the purchase price is allocated to a property’s tangible (primarily land and building) and intangible assets at its estimated fair value. The adjustment to the weighted average number of common shares outstanding represents the purchase of Shoemaker Industrial Buildings.

CORNERSTONE CORE PROPERTIES REIT, INC.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2006

	Historical(A)	Recent Acquisition(B)	Pro Forma
Revenues	$16,659	$85,747	$102,406

Expenses
Property operating and maintenance	2,119	7,186	9,305
Property taxes	2,110	6,531	8,641
General and administrative expenses	611,860	659	612,519
Depreciation and amortization	4,378	23,830	28,208
	620,467	38,206	658,673
Operating (loss) income	(603,808)	47,541	(556,267)
Other income
Interest income	36,074	—	36,074
(Loss) Income before minority interest	(567,734)	47,541	(520,193)
Minority interest	6,980	(1,495)	8,475
Net (loss) income	$(560,754)	$46,046	$(511,718)
Loss per share—basic and diluted	$(2.00)	$0.12	$(0.79)
Weighted average number of common shares	280,021	368,882	648,903

(A)         Represents the historical unaudited results of operations of the Company for the six months ended June 30, 2006.

(B)           Represents adjustment for the acquisition of the Shoemaker Industrial Buildings, based on historical operating results. Depreciation is based on an allocation of the purchase price to land ($950,000) and buildings ($1,520,420) with buildings depreciated on a straight-line method over a 39-year period. The amortization of in-place leases is based on an allocation of $25,022 to in-place leases, and the amortization of above market rent is based on an allocation of $3,414 to above market rent, both of which are amortized through 2010. The Company obtained an independent, third-party appraisal as the basis for this allocation in accordance with Financial Accounting Standards Board Statement No. 141, Business Combinations (“FAS 141”). Under FAS 141, the purchase price is allocated to a property’s tangible (primarily land and building) and intangible assets at its estimated fair value. The adjustment to the weighted average number of common shares outstanding represents the purchase of Shoemaker Industrial Buildings.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Cornerstone Core Properties REIT, Inc.
Irvine, California

We have audited the accompanying statement of revenues and certain expenses, (the “Historical Summary”) of 2111 South Industrial Park, Phoenix (the “Property”) for the year ended December 31, 2005. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-11 of Cornerstone Core Properties REIT, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenue and expenses.

In our opinion, the statement of revenues and certain expenses of the Property presents fairly, in all material respects, the revenues and certain expenses described in Note 1 to the Historical Summary of the property located at 2111 South Industrial Park, Phoenix for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
August 10, 2006

2111 SOUTH INDUSTRIAL PARK

STATEMENTS OF REVENUES AND CERTAIN EXPENSES

For the Year Ended December 31, 2005 and for the
Three Months ended March 31, 2006

	Year ended December 31, 2005	Three months ended March 31, 2006
		(Unaudited)
Revenues
Rental revenue	$160,444	$43,736
Tenant reimbursements	4,752	1,177
Other	4,854	621
Total revenues	170,050	45,534

Certain Expenses
Property operating and maintenance	43,108	13,190
Property taxes	25,325	6,331
Insurance	4,709	1,268
Total certain expenses	73,142	20,789

Revenues in excess of certain expenses	$96,908	$24,745

See accompanying notes to statements of revenues and certain expenses.

2111 SOUTH INDUSTRIAL PARK
NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

1. Organization and Summary of Significant Accounting Policies

Organization

The accompanying statements of revenues and certain expenses include the operations of 2111 South Industrial Park (the “Property”) located in Phoenix, Arizona, which was acquired by Cornerstone Core Properties REIT, Inc (the “Company”), from a nonaffiliated third party. The Property was acquired on June 1, 2006 for $1,975,000 and has 26,800 leasable square feet on approximately 1.5 acres of land (unaudited).

Basis of Presentation

The statements of revenues and certain operating expenses (the “Historical Summary”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of the 2111 South Industrial Park property, exclusive of items which may not be comparable to the proposed future operations of the Property. Material amounts that would not be directly attributable to future operating results of the Property are excluded, and the Historical Summary is not intended to be a complete presentation of the 2111 South Industrial Park property’s revenues and expenses. Items excluded consist of depreciation, interest expense and federal and state income taxes.

The accompanying statements are not representative of the actual operations for the periods presented, as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Property have been excluded. The statement of revenues and certain expenses for the three months ended March 31, is unaudited and reflects all adjustments (consisting only of normal recurring adjustments), which are, in the opinion of management, necessary for a fair presentation of the operating results for the interim period presented. The results of operations for the three months ended March 31, 2006 (unaudited) are not necessarily indicative of the results for the entire fiscal year ending December 31, 2006.

Revenue Recognition

Rental revenue is recognized on an accrual basis as it is earned over the lives of the respective tenant leases on a straight-line basis. Rental receivables are periodically evaluated for collectibility.

Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ materially from the estimates in the near term.

2111 SOUTH INDUSTRIAL PARK
NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES (Continued)

2. Leases

The aggregate annual future minimum lease payments to be received under existing operating leases as of December 31, 2005, are as follows:

2006	$57,452
2007	49,810
2008	1,857
$109,119

Industrial space in the Property is generally leased to tenants under lease terms, which provide for the tenants to pay increases in operating expenses in excess of specified amounts. The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

3. Commitments and Contingencies

Litigation

The 2111 South Industrial Park property may be subject to legal claims in the ordinary course of business as a property owner. The Company believes that the ultimate settlement of any potential claims will not have a material impact on the 2111 South Industrial Park property’s results of operations.

Environmental Matters

In connection with the ownership and operation of real estate, the 2111 South Industrial Park property may be potentially liable for costs and damages related to environmental matters. The 2111 South Industrial Park property has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that they believe will have a material adverse effect on the 2111 South Industrial Park property’s results of operations.

CORNERSTONE CORE PROPERTIES REIT, INC.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following Unaudited Pro Forma Condensed Statements of Operations of Cornerstone Core Properties REIT, Inc (the “Company”) for the year ended December 31, 2005 and for the six months ended June 30, 2006 have been prepared as if the acquisition of 2111 South Industrial Park had occurred at the beginning of each period presented.

Such Unaudited Pro Forma Financial Information is based in part upon (i) the Audited Financial Statements of the Company for the year ended December 31, 2005 filed herewith; (ii) the Unaudited Financial Statements of the Company as of and for the six months ended June 30, 2006 included in the Company’s  Quarterly Report on Form 10-Q for the six months ended June 30, 2006; and (iii) the Historical Statements of Revenues and Certain Expenses of 2111 South Industrial Park for the year ended December 31, 2005 and for the three months ended March 31, 2006 (unaudited) filed herewith.

The Unaudited Pro Forma Financial Information is presented for information purposes only and is not necessarily indicative of the financial position or results of operations of the Company that would have occurred if the acquisition of 2111 South Industrial Park had been completed on the dates indicated, nor does it purport to be indicative of future financial position or results of operations. In the opinion of the Company’s management, all material adjustments necessary to reflect the effect of this transaction have been made.

CORNERSTONE CORE PROPERTIES REIT, INC
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2005

	Historical(A)	Recent Acquisition(B)	Pro Forma
Rental revenues	$—	$177,824	$177,824
Expenses	—
Property operating and maintenance	—	43,108	43,108
Property taxes	—	25,325	25,325
General and administrative	95,134	4,709	99,843
Depreciation and amortization	—	45,409	45,409
	95,134	118,551	213,685
Operating (loss) income	(95,134)	59,273	(35,861)
Other income
Interest income	1,154	—	1,154
(Loss) Income before minority interest	(93,980)	59,273	(34,707)
Minority interest	(350)	(5,341)	(5,691)
Net (loss) income	$(94,330)	$53,932	$(40,398)
Income (loss) per share—basic and diluted	$(755)	$0.18	$(0.14)
Weighted average number of common shares	125	293,402	293,527

(A)         Represents the historical results of operations of the Company for the year ended December 31, 2005.

(B)           Represents adjustment for the acquisition of the 2111 South Industrial Park, based on historical operating results. Depreciation is based on an allocation of the purchase price to land ($590,000) and buildings ($1,465,222) with buildings depreciated on a straight-line method over a 39-year period. The amortization of in-place leases is based on an allocation of $12,308 to in-place leases, and the amortization of below market rent is based on an allocation of $10,914 to below market rent, both of which are amortized through 2008.  The Company obtained an independent, third-party appraisal as the basis for this allocation in accordance with Financial Accounting Standards Board Statement No. 141, Business Combinations (“FAS 141”). Under FAS 141, the purchase price is allocated to a property’s tangible (primarily land and building) and intangible assets at its estimated fair value. The adjustment to the weighted average number of common shares outstanding represents the purchase of 2111 South Industrial Park.

CORNERSTONE CORE PROPERTIES REIT, INC.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2006

	Historical(A)	Recent Acquisition(B)	Pro Forma
Rental revenues	$16,659	$79,059	$95,718
Expenses
Property operating and maintenance	2,119	19,665	21,784
Property taxes	2,110	10,353	12,463
General and administrative	611,860	—	611,860
Depreciation and amortization	4,378	19,480	23,858
	620,467	49,498	669,965
Operating (loss) income	(603,808)	29,561	(574,247)
Other income
Interest income	36,074	—	36,074
(Loss) Income before minority interest	(567,734)	29,561	(538,173)
Minority interest	6,980	(1,012)	5,968
Net (loss) income	$(560,754)	$28,549	$(532,205)
Per share amounts:
Income (loss) per share basic and diluted	$(2.00)	$0.10	$(0.93)
Weighted average number of common shares	280,021	293,402	573,423

(A)         Represents the historical unaudited results of operations of the Company for the six months ended June 30, 2006.

(B)           Represents adjustment for the acquisition of the 2111 South Industrial Park, based on historical operating results. Depreciation is based on an allocation of the purchase price to land ($590,000) and buildings ($1,465,222) with buildings depreciated on a straight-line method over a 39-year period. The amortization of in-place leases is based on an allocation of $12,308 to in-place leases and the amortization of below market rent is based on an allocation of $10,914 to below market rent, both of which are amortized through 2008. The Company obtained an independent, third-party appraisal as the basis for this allocation in accordance with Financial Accounting Standards Board Statement No. 141, Business Combinations (“FAS 141”). Under FAS 141, the purchase price is allocated to a property’s tangible (primarily land and building) and intangible assets at its estimated fair value. The adjustment to the weighted average number of common shares outstanding represents the purchase of 2111 South Industrial Park.

PRIOR PERFORMANCE TABLES

The prior performance tables that follow present information regarding private placement programs previously sponsored by affiliates of the advisor. The information presented in the tables represents unaudited historical experience of eight private real estate programs organized and managed by affiliates of the advisor. The prior private programs used substantial amounts of acquisition debt and had investment policies and objectives different than ours. This information should not be considered as indicative of the results to be obtained by any investment in our company. The information contained in these tables does not relate to any properties our company may acquire and the purchase of the units will not create any ownership interest in the programs included in these tables.

Our company is designed for all cash property purchases to generate maximum cash flow from operations, with returns also anticipated from property value appreciation. Our company does not have significant tax shelter features. The prior private placement programs of the affiliates were oriented more towards capital growth with a modest near-term emphasis on cash flow.

The tables described below contain information on the prior programs, but none of the information in the tables is covered by the report of an independent certified public accountant. The purpose of the Tables is to provide information from the prior performance of the affiliates of the advisor. For a narrative summary of the prior performance of the affiliates of the advisor, see “Prior Performance” in the text of the prospectus.

Table I—Experience in Raising and Investing Funds

Table I summarizes information of the previous performance of the affiliates of our advisor in raising funds through programs the offering of which closed during the years 2004 through 2006.

Table II—Compensation to Sponsor and Affiliates

Table II summarizes the compensation paid to affiliates of our advisor during the years 2004 through 2006 for all programs, the offering of which closed during such period.

Table III—Operating Results from Prior Programs

Table III summarizes the operating results for programs the offerings of which were closed during the years 2002 through 2006. The basis for accounting is indicated on each program report. Generally, the information is presented on a Generally Accepted Accounting Principles (GAAP) basis. The information in Table III is unaudited.

Table IV—Results of Completed Programs

Table IV summarizes the operating and disposition results of programs that have completed operations (no longer hold properties) during the years 2002 through 2006. The information in Table IV is unaudited.

Table V—Results of Completed Programs

Table V sets forth information about completed programs sponsored by affiliates of our advisor from 1999 through 2006. The information in Table V is unaudited.

Table VI—General Information of Projects

Table VI provides general information of the nature and location of the properties of prior programs that were acquired during the years 2004 through 2006.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

January 1, 2004 through December 31, 2006

(Unaudited)

This Table sets forth a summary of the experience of the sponsor of Prior Real Estate Programs that have closed offerings since January 1, 2004 and that have similar or identical investment objectives to Cornerstone Core Properties REIT, Inc. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2006.

	Cornerstone Realty Fund, LLC
Dollar amount offered	$50,000,000
Dollar amount raised (100%)	$50,000,000
Less offering expenses:
Selling commissions and discounts	3,581,138	(1)
Marketing support fee	940,000
Expenses reimbursed to dealer manager	500,000
Due diligence expense allowance fee	250,000
Other organizational and offering expenses	2,000,000
Reserves	—
Amount Available for Investment	$42,728,862
Acquisition costs:
Prepaid items and fees related to purchase of property
Cash down payment	39,313,242
Acquisition fees	—
Total acquisition costs	39,313,242
Percent leverage (mortgage financing divided by total acquisition cost)	0.00%
Date offering began	August 7, 2001
Length of offering (in months)	48 months
Months to invest 90% of amount available for investment	59 months

(1)             Substantially all of this amount was paid to unaffiliated broker dealers.

TABLE II
COMPENSATION TO SPONSOR
January 1, 2004 through December 31, 2006
(Unaudited)

This Table sets forth the compensation received by affiliates of Cornerstone Core Properties REIT, Inc., including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations, for Prior Real Estate Programs that have closed offerings since January 1, 2004 and that have similar or identical investment objectives to Cornerstone Core Properties REIT, Inc. All figures are as of December 31, 2006.

Type of Compensation	Cornerstone Realty Fund, LLC
Date offering commenced	August 7, 2001

Dollar amount raised	$50,000,000

Amount paid to sponsor from proceeds of offering:
Underwriting fees	$3,581,138
Marketing support fee	940,000
Non-accountable expense allowance	500,000
Due diligence fees	250,000
$5,271,138
Dollar amount of cash generated from operations before deducting payments to sponsor	$3,894,552

Amount paid to sponsor from operations:
Property management fees	$—
Partnership management fees	—
Reimbursements	—
Lease commissions	—
Other (identify and quantify)	—
$—
Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	—
Notes	—
—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—
Incentive fees	—

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS

This Table sets forth the annual operating results of Prior Real Estate Programs that have closed offerings since January 1, 2002 and that have similar or identical investment objectives to Cornerstone Core Properties REIT, Inc.  All results are through December 31, 2006.

CORNERSTONE REALTY FUND, LLC

	2002	2003	2004	2005	2006
Gross Revenues	$131,335	$887,690	$1,285,180	$2,131,135	$3,674,256
Profit on sale of properties	—	—	—	—	—
Other Income	51,777	25,542	39,095	290,841	303,791
Less: Operating expenses	252,217	472,958	731,247	1,337,393	2,123,841
Interest expense	8,358	3,993	—	—	—
Depreciation & amortization	16,333	115,063	227,454	456,308	980,419
Net Income—GAAP Basis	$(93,796)	$321,218	$365,574	$628,275	$873,786
Taxable Income (Loss)
—from operations	$(93,796)	$321,218	$365,574	$628,275	$873,786
—from gain on sale (ordinary income)	—	—	—	—	—
—from gain on sale (capital gain)	—	—	—	—	—
Cash generated from operations	(77,463)	436,281	711,938	1,325,355	1,809,558
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—
Cash generated from operations, sales and refinancing	(77,463)	436,281	711,938	1,325,355	1,809,558

Less: Cash distributions to investors
—from operating cash flow	—	353,590	711,938	1,325,355	1,809,558
—from sales and refinancing	—	—	—	—	—
—capital contribution from managing member		174,103	—	412,035	—
—from return of capital	—	—	235,611	75,555	690,192
	—	527,693	947,549	1,812,945	2,499,750
Cash generated (deficiency) after cash distributions	(77,463)	(91,412)	(235,611)	(487,590)	(690,192)
Special items:
—Net proceeds from offering	5,313,958	6,692,090	11,668,875	18,266,507	—
—Capital contribution from managing member, net	—	174,103	—	412,035	—
—Advances from (Repayments to) Managing Member	(187,480)	(134,040)	59,839	—	—
—Purchases of Office Equipment	—	—	—	—	—
—Deferred Offering Costs	(237,500)	(299,020)	(520,180)	(819,580)	—
—Change in Working Capital	214,051	44,334	(405,539)	449,074	(40,440)
—Property acquisitions and improvements	(6,455,692)	(5,984,796)	(237,768)	(16,125,283)	(10,509,703)
—Decrease in borrowings secured by property	—	—	—	—	—
Cash generated (deficiency) after cash distributions and special items	$(1,430,126)	$401,259	$10,329,616	$1,695,163	$(11,240,335)
Tax and Distribution Data per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
—from operations	$(16.15)	$26.49	$16.67	$14.94	$17.48
—from 1231 gain	0.00	0.00	0.00	0.00	0.00
Capital gain (loss)	0.00	0.00	0.00	0.00	0.00
Cash Distributions to Investors
Source (on GAAP basis)
—Investment income	0.00	29.15	32.47	31.51	36.19
—Return of capital	0.00	0.00	10.74	1.80	13.80
—Other	0.00	14.36	0.00	9.80	0.00
Source (on cash basis)
—Operations	0.00	29.15	32.47	31.51	36.19
—Refinancing	0.00	0.00	0.00	0.00	0.00
—Sales	0.00	0.00	0.00	0.00	0.00
—Other	0.00	14.36	10.74	11.59	13.80
Amount remaining invested at the end of the period (expressed as a percentage of the amount originally invested in the property)	100%	100%	100%	100%	100%

Prior performance is not indicative of future results.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

For the Period January 1, 2002 - December 31, 2006

(Unaudited)

This table sets forth summary information on the results of Prior Real Estate Programs that completed operations from January 1, 2002 to December 31, 2006 that have similar investment objective to the Cornerstone Core Properties REIT, Inc.

	Carson Industrial Partners Phase II		White Star I
Dollar amount raised	2,223,323		3,524,603
Number of properties purchased	Seven		Thirteen
Date of closing of offering	4/14/1997		2/4/1999
Date of first sale of property	7/21/2000		9/20/1999
Date of final sale of property	4/26/2002		12/20/2002
Tax and distribution data per $1,000 investment
Federal income tax results:
Ordinary income (loss):
From operations	(128.1)		(36.9)
From recapture or holding period	0.0		765.7
Gross capital gain	1,796.4		227.2
Deferred gain:	0.0		0.0
Cash distributions to investors:
Source (on GAAP basis)
Investment income	1,869.8		956.4
Return of capital	1,000.0		1,000.0
Source (cash basis):
Sales	2,709.9	(1)	1,992.9 (1)
Refinancing	0.0		0.0
Operations	159.9		(36.5)
Other	0.0		0.0

Receivable on net purchase money financing	0.0		0.0

(1)

This program was included with other programs that were reported by a single partnership entity. All of the programs were financed by an umbrella loan. Upon disposition of properties the lender may have required a pay down on the umbrella loan in an amount.

Prior performance is not indicative of future results.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

January 1, 1999 Through December 31, 2006

(Unaudited)

				Average	Total
				Holding	Acquisition and			Sales	Annualized
		Date	Date of	Period	Improvement	Net Sales	Profit from	Profit	Sales Profit
Project Name		Acquired	Final Sale	(Years)	Cost ($)(1)	Price ($)(2)	Sales ($)	(%)(3)	(%)(4)
1	White Star I	2/5/1999	12/20/2002	2.5	11,943,610	15,250,855	3,307,245	27.7%	11.08%
2	White Star Phase II	2/5/1999	9/17/1999	0.6	4,462,458	4,570,830	108,372	2.4%	3.96%
3	Carson Phase II	8/15/1997	4/26/2002	3.9	6,474,508	10,093,703	3,619,195	56.5%	14.90%
4	The Park	11/22/1993	2/8/2001	6.5	3,204,187	4,797,947	1,593,760	50.2%	7.84%
5	Tamarack	4/4/1993	12/13/2000	6.7	1,240,796	1,649,848	409,052	34.8%	5.21%
6	Van Buren	5/31/1995	2/4/2000	4.1	1,854,165	2,999,903	1,145,738	61.7%	15.36%
7	Torrance Amapola Partners	12/15/1995	1/7/2000	4.1	4,795,045	6,597,929	1,802,884	37.6%	9.25%
8	Walnut II	7/2/1992	4/9/1999	6.8	530,248	697,893	167,645	31.6%	4.67%
9	Westlake II	12/22/1993	10/13/1999	5.7	1,380,423	2,260,409	879,986	63.8%	11.15%
10	Baldwin Business Park	12/5/1996	8/30/1999	2.7	6,945,313	8,420,579	1,475,266	21.2%	7.77%
	Totals			4.4	42,830,753	57,339,896	14,509,143	33.9%	7.70%

Notes:

(1)	Total Acquisition and Improvement Costs ($) includes total acquisition costs, capital improvements, closing and soft costs, but does not include carrying costs of mortgage financing on the properties.

(2)	The Net Sales Price ($) is the sales price of the properties less all escrow closing costs, including sales commissions, title insurance and escrow fees.

(3)	Sales Profit (%) is Profit from Sales ($) divided by the Total Acquisition and Improvement Cost ($).

(4)

Annualized Sales Profit (%) represents gains on sales of properties, which is in addition to cash flow from rental operations. The Annualized Sales Profit (%) is the Sales Profit (%) divided by the Average Holding Period (Years).

Prior performance is not indicative of furture results.

TABLE VI
ACQUISITIONS OF PROPERTIES BY PROGRAMS
For the Period January 1, 2004 Through December 31, 2006
(Unaudited)

CORNERSTONE REALTY FUND, LLC

Name	Zenith Drive Centre	Paramount Business Center	Interstate Commerce Center	Shoemaker Industrial Park
Location	Glenview, IL	Paramount, CA	Tempe, AZ	Santa Fe Springs, CA
Property type	Multi-tenant industrial park	Multi-tenant industrial park	Multi-tenant industrial park	Multi-tenant industrial park
Gross leasable square feet	38,088	30,157	83,205	86,000
Date of purchase	1/25/05	4/28/05	9/30/05	6/28/06
Mortgage financing at date of purchase	None	None	None	None
Cash down payment	$5,200,000	$3,100,000	$7,385,000	$9,900,000
Contract purchase price	$5,200,000	$3,100,000	$7,385,000	$9,900,000
Acquisition fee	None	None	None	None
Other cash expenditures expensed	None	None	None	None
Other cash expenditures capitalized	$52,000	$55,000	$172,341	$46,433
Total acquistion cost	$5,252,000	$3,155,000	$7,557,341	$9,946,433

Prior performance is not indicative of future results.

APPENDIX A

SUBSCRIPTION AGREEMENT (SAMPLE)
WITH INSTRUCTIONS

Cornerstone Core Properties REIT, Inc.
1920 Main Street, Suite 400
Irvine, California 92614

Ladies and Gentlemen:

The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number of shares of common stock (“Shares”) of Cornerstone Core Properties REIT, Inc., a Maryland corporation (the “Company”), set forth on such Subscription Agreement Signature Page. Payment for the Shares is hereby made by check payable to “Cornerstone Core Properties REIT, Inc.”

I hereby acknowledge receipt of the Prospectus of the Company dated                    , 2007 (the “Prospectus”). I agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. I agree that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. SALE OF SHARES PURSUANT TO THIS SUBSCRIPTION AGREEMENT WILL NOT BE EFFECTIVE UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE AN INVESTOR HAS RECEIVED A FINAL PROSPECTUS AND UNTIL THE INVESTOR HAS RECEIVED A CONFIRMATION OF PURCHASE.

Prospective investors should be aware that:

(a)           The assignability and transferability of the Shares is restricted and will be governed by the Company’s Articles of Incorporation, as amended, and Bylaws and all applicable laws as described in the Prospectus.

(b)           Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

(c)           There is no public market for the Shares and, accordingly, it may not be possible to readily liquidate an investment in the Company.

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY—CONDITIONS RESTRICTING TRANSFER OF SHARES. The exceptions for secondary trading available under Corporations Code §25104(h) have been withheld, but there may be other exceptions to cover private sales of the Shares by the bona fide owner for his own account without advertising and without being effected by or through a broker dealer in a public offering.

REGISTRATION OF SHARES

The following requirements have been established for the various types of ownership in which Shares may be held and registered. Subscription Agreements must be executed and supporting material must be provided in accordance with these requirements.

1.             INDIVIDUAL OWNER: One signature required.

2.             JOINT TENANTS WITH RIGHT OF SURVIVORSHIP: Each joint tenant must sign.

3.             TENANTS IN COMMON: Each tenant in common must sign.

4.             COMMUNITY PROPERTY: Only one investor must sign.

5.             PENSION OR PROFIT SHARING PLANS: The trustee must sign the Signature Page.

6.             TRUST: The trustee must sign. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

7.             CORPORATION: An authorized officer must sign. The Subscription Agreement must be accompanied by a certified copy of the resolution of the Board of Directors designating the executing officer as the person authorized to sign on behalf of the corporation and a certified copy of the Board’s resolution authorizing the investment.

8.             PARTNERSHIP: Identify whether the entity is a general or limited partnership. Each general partner must be identified and must sign the Subscription Agreement Signature Page. In the case of an investment by a general partnership, all partners must sign.

9.             LIMITED LIABILITY COMPANY: Identify whether the entity is manager managed or member managed. Each manager must be identifies and must sign the Subscription Agreement Signature Page.

10.           IRAS, IRA ROLLOVERS AND KEOGHS: The officer (or other authorized signer) of the bank, trust company, or other fiduciary of the account must sign. The address of the bank, trust company or other fiduciary must be provided in order to receive checks and other pertinent information regarding the investment.

INSTRUCTIONS TO SIGNATURE PAGE

Please refer to the following instructions in completing the Signature Page contained below. Failure to follow these instructions may result in the rejection of your subscription.

1.             INVESTMENT. A minimum investment of $2,000 (250 Shares) [$1,000 (125 Shares) for IRAs, Keoghs and Tax Qualified Plans] is required, except for certain states, which require a higher minimum investment. A CHECK FOR THE FULL PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR SHOULD BE MADE PAYABLE TO THE ORDER OF “CORNERSTONE CORE PROPERTIES REIT, INC.” The Company will not accept cash, starter or counter checks, money orders or travelers checks due to anti-money laundering considerations. Please indicate the state in which the sale was made.

2.             ADDITIONAL INVESTMENTS. Please check the box if you intend to make additional investments.

3.             TYPE OF OWNERSHIP. Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

4.             REGISTRATION NAME AND ADDRESS. Please enter the exact name in which the Shares are to be held. For joint tenants with right of survivorship or tenants in common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 4, the investor is certifying that the taxpayer or social security number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee. Indicate the birth date and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.

5.             INVESTOR NAME AND ADDRESS. Complete this Section only if the investor’s name and address is different from the registration name and address provided in Section 4. If the Shares are registered in the name of a trust, enter the name, address, telephone number, social security number, birth date and occupation of the beneficial owner of the trust.

6.             SUITABILITY. Only persons meeting the standards set forth under the Section of the Prospectus entitled “Suitability Standards” may purchase Shares. Please complete this Section so that the Company and your Broker-Dealer can assess whether your subscription is suitable given your financial condition and investment objective. The investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement Page in writing if at any time he/she fails to meet the applicable suitability standards or he/she is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement.

7.             CONSENT TO ELECTRONIC DELIVERY OF DOCUMENTS. Please initial where indicated if you consent to receiving documents from the Company electronically.

8.             SUBSCRIBER SIGNATURES. Please separately initial each representation made by the investor where indicated. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. Each investor must sign and date this Section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign. PLEASE NOTE THAT THESE SIGNATURES ARE NOT REQUIRED TO BE NOTARIZED.

9.             DISTRIBUTION REINVESTMENT PLAN. By electing the Distribution Reinvestment Plan, the investor elects to reinvest 100% of cash distributions otherwise payable to such investor in Shares of the Company. The investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement. If cash distributions are to be sent to an address other than that provided in Section 4 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.

10.           BROKER-DEALER OR INDEPENDENT INVESTMENT ADVISER. Who must sign this Section. If the investment is made through an investment adviser unaffiliated with a broker-dealer (“Independent Investment Adviser”), this Section 10 must be signed by an authorized representative of the Investment Adviser. Otherwise, this section must be signed by an authorized representative of the participating Broker-Dealer.

Required Representations. By signing this section, the Broker-Dealer or Independent Investment Adviser represents that it has made every reasonable effort to determine that the purchase of Shares in this offering is a suitable and appropriate investment for each investor based on information provided by the investor regarding the investor’s financial situation and investment objectives. In making this determination, the Broker-Dealer or Independent Investment Adviser ascertained that the prospective stockholder:

•  meets the minimum income and net worth standards set forth in the Prospectus at “Suitability Standards”;

•  can reasonably benefit from an investment in the stock based on the prospective stockholder’s overall investment objectives and portfolio structure;

•  is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation; and

•  has apparent understanding of:

•   the fundamental risks of the investment;

•   the risk that the stockholder may lose the entire investment;

•   the lack of liquidity of the stock;

•   the restrictions on transferability of the stock;

•   the background and qualifications of our advisor and its affiliates; and

•   the tax consequences of the investment.

Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective stockholder, as well as any other pertinent factors. The Broker-Dealer or Independent Investment Adviser agrees to maintain records of the information used to determine that an investment in stock is suitable and appropriate for the stockholder for a period of six years.

In addition, the registered representative of a Broker-Dealer represents that he or she and the Broker-Dealer are duly licensed to offer the stock in the state where the investment was made and in the state of the investor’s address set forth in Section 1 of the Subscription Agreement Signature Page. An Independent Investment Adviser represents that such adviser is either registered under the Investment Advisers Act of 1940 or exempt from registration.

Regular Commission or Deferred Commission Option. Broker-Dealers should select either the regular commission structure or the deferred commission option. “Full commission” may not be selected if the investment is made through an Independent Investment Advisor compensated on a fee-for-service basis in connection with the sale or if the purchase is for a Broker-Dealer, its retirement plan or its representative (or the retirement plan or family members of its representative).

SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE. The Subscription Agreement Signature Page, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer. Only original, completed copies of Subscription Agreements may be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Company.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT SIGNATURE PAGE, PLEASE CALL (949) 852-1007

[LOGO TO COME]

Subscription Agreement Signature Page

(See the Prospectus for Subscription Agreement with Instructions)

1. INVESTMENT

# of Shares	Total $ Invested (# Shares × $8 = $ Invested) Minimum Purchase: $2,000 ($1,000 for IRAs, Keoghs or Qualified Plans)	Primary State of Residence

☐                                    Initial Investment                 ☐ Additional Investment (minimum $100)

☐                                    Check this box to elect the Deferred Commission Option, as described in the Prospectus. (Broker-Dealer listed below must agree to this election.)

☐                                    Check this box if you are purchasing Shares from a registered investment advisor in a fee only account (NAV purchase). Advisor listed below must agree to this election in Section 10.

2. ADDITIONAL INVESTMENTS

☐              Check this box to indicate your agreement to notify the company in writing prior to making additional investments in the company if you fail to meet the suitability standards or are unable to make the representations in Section 6 at the time of each additional investment. If addition investments are made, please include social security number on your check. The minimum additional investment is $100.

3. TYPE OF OWNERSHIP

See “Registration of Shares” in the Subscription Agreement for a description of ownership types.

☐	Individual	☐	Keogh(1,2)	☐	Trust/Trust Type(2)
(provide copies of first and last pages)
☐	Joint Tenant with Right of Survivorship(1)	☐	Qualified Pension Plan(1,2) (provide a copy of the plan)

☐	Tenants in Common(1)	☐	Qualified Profit Sharing	☐	Limited Liability Company
			Plan(1,2) (provide a copy of the plan)		(provide a copy of Corporate Resolution)

☐	Community Property(1)	☐	Corporation	☐	Partnership/Type
			(provide a copy of Corporate Resolution)		(provide a copy of Partnership Agreement)

☐	IRA(1,2)	☐	Transfer on Death (Can be chosen in conjunction with other ownership types. Not allowed by all states.)

(1)    Two names and signatures required in Section 8

(2)    Complete both Sections 4 and 5 and provide supporting documentation

4. REGISTRATION NAME AND ADDRESS (Custodian, Trust or Individual)

Please print name(s) in which shares are to be registered. Include trust name if applicable

Name (include Mr., Mrs., Dr. etc.):			Tax I.D. Number

Name (include Mr., Mrs., Dr., etc.)			Tax I.D. Number

Street Address			Suite

City	State	Zip	Date of Birth

E-mail Address

Home Phone Number		Business Phone Number	Social Security Number (if applicable)	Custodian Account # (if applicable)

5. INVESTOR NAME AND ADDRESS (COMPLETE ONLY IF DIFFERENT FROM REGISTRATION NAME AND ADDRESS)

Name (include Mr., Mrs., Dr. etc.):			Social Security Number

Street Address			Suite

City	State	Zip	Date of Birth

Home Phone Number		Business Phone Number	Email Address	Tax I.D. Number (if applicable)

6. SUITABILITY

Occupation	Annual Income	Net Worth

Investment Objectives

Nature of Other Investments or Securities Holdings

7. CONSENT TO ELECTRONIC DELIVERY OF DOCUMENTS

(a)           I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification of the availability of a document in electronic format. The notification e-mail may or may not contain the actual document. If not, the notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer.

(b)           I acknowledge documents distributed electronically may be distributed in Adobe’s Portable Document Format (PDF). The Adobe Acrobat Reader software is required to view documents in PDF format. The Reader software is available free of charge from Adobe’s web site at www.adobe.com. The

Reader software must be correctly installed on my system before I will be able to view documents in PDF format.

(c)           I acknowledge that I may receive at no cost from the deliverer(s) a paper copy of any documents delivered electronically if I contact the deliverer by regular mail (1920 Main Street, Suite 400, Irvine, California 92614).

(d)           For the above named issuer the documents will be maintained for a minimum of 6 months (unless the document earlier superseded by subsequent document) and a maximum of 12 months from the date of posting to the web site. Specific cancellation dates will be noted on the documents themselves.

(e)           I understand that I will be provided with a paper copy of any document intended to be delivered electronically, if we are made aware that electronic delivery has failed.

(f)            I understand that my consent may be revoked or changed, including any change in electronic mail address to which documents are delivered at any time by notifying the deliverer of such revised or revoked consent by regular mail (1920 Main Street, Suite 400, Irvine, California 92614).

(g)           I understand that I am not required to consent to electronic delivery.

I have read and understand this “Consent to Electronic Delivery of Documents”
Initials	Initials

and consent to the electronic delivery of the documents that the deliverer elects to deliver to me electronically, all in accordance with my instructions above or otherwise in writing. This includes documents filed with the Securities and Exchange Commission including but not limited to prospectus supplements, 10Ks, 10Qs, 8Ks, and proxy statements as well as press releases, regular distribution reports, 1099s and other documents provided to the company’s stockholders generally.

8. SUBSCRIBER SIGNATURES

Please separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

I have received the Prospectus at least 5 days prior to the date I am signing this
Initials	Initials	Subscription Agreement.

I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more; or (ii) a net worth (as described above) of at least $45,000 and had during the last year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or if my primary residence is in Arizona, California, Iowa, Kansas, Maine, Massachusetts, Michigan, New Mexico, North Carolina, Pennsylvania or Tennessee that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards” and specifically acknowledged by me on the appendix to this Subscription Agreement.

Initials	Initials

If I am a California resident or if the Person to whom I subsequently propose to assign or transfer any Shares is a California resident, I may not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration therefore, without the prior written consent of the Commissioner of the Department of Corporations of the State of California, except as permitted in the Commissioner’s Rules, and I understand that my Shares, or any document evidencing my Shares, will bear a legend reflecting the substance of the foregoing understanding.

Initials	Initials

I am purchasing the Shares for my own account and acknowledge that the investment is not liquid.
Initials	Initials
		I am a citizen of the United States.	OR			I am not a citizen of the United States
Initials	Initials			Initials	Initials

I declare that the information supplied above is true and correct and may be relied upon by the Company in connection with my investment in the Company. Under penalties of perjury, by signing this Subscription Agreement Signature Page, I hereby certify that (a) I have provided my correct Taxpayer Identification Number, and (b) I am not subject to back-up withholding as a result of a failure to report all interest and dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.

Signature of Investor, Trustee, Custodian or	Signature of Investor, Trustee, Custodian,	Date
Administrator	Administrator

Notice to Subscribers. The sale of shares pursuant to this Subscription Agreement will not be effective until at least five business days after the date the subscriber has received a final prospectus and until the subscriber has received a confirmation of purchase.

9. DISTRIBUTIONS

☐

Check this box to participate in the Distribution Reinvestment Plan. By checking this box, you agree to notify the company in writing if at any time you fail to meet the suitability standards or are unable to make the representations in Section 6. If additional investments are made, please include social security number or your check. The minimum additional investment is $100.

☐	Check this box and complete Distribution Authorization Form ONLY to direct distributions to a party other than registered owner.

Name (include Mr., Mrs., Dr. etc.):	Street Address

Account Number	City	State	Zip

10. BROKER-DEALER (TO BE COMPLETED BY THE REGISTERED REPRESENTATIVE)

The Broker-Dealer or authorized representative must sign below to complete the order. Broker-Dealer or authorized representative warrants that it is a duly licensed Broker-Dealer and may lawfully offer shares in the state designated as the investor’s address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he has reasonable grounds to believe this investment is suitable as defined in Section 3(b) of the Rules of Fair Practice of the NASD Manual and that he has informed the subscriber of all aspects of liquidity and marketability of this investment as required by Section 4 of such Rules of Fair Practice.

Broker/Dealer Name	Broker Dealer Street Address

Broker/Dealer Phone Number	City	State	Zip

Registered Rep Name	Rep Street Address

Rep Phone Number	City	State	Zip

Rep Email Address

☐	Check this box to agree to an Advisor Fee only account (NAV).	☐	Check this box to agree to a regular commission structure.
		☐	Check this box to agree to a Deferred Commission Option

Registered Representative Signature	Broker/Dealer Signature, if Required	Date

11. SUITABILITY STANDARDS

For Arizona Residents
Initials	Initials	I acknowledge that purchasers of the first $125,000,000 of stock sold in this offering will receive a special 10% stock dividend; and
I meet one of the following suitability standards:
(1) a net worth of at least $225,000; or
(2) gross annual income of at least $60,000 and a net worth of at least $60,000.
For California, Iowa, Michigan and New Mexico Residents
Initials	Initials	I meet one of the following suitability standards:
(1) a net worth of at least $225,000; or
(2) gross annual income of at least $60,000 and a net worth of at least $60,000.
For Kansas Residents
Initials	Initials	I understand that it is recommended that Kansas investors should invest no more than 10% of their liquid net worth in stock of Issuer and securities of other real estate investment trusts.
For Maine Residents
Initials	Initials	I meet one of the following suitability standards:
(1) a net worth of at least $200,000 (not including home, furnishings and personal automobiles); or
(2) gross annual income of at least $50,000 and a net worth of at least $50,000 (not including home, furnishings, and personal automobiles).
For Massachusetts residents
Initials	Initials

My investment in this program and all other Cornerstone programs does not exceed 10% of my net worth (not including home, home furnishings and automobiles) and I meet one of the following suitability standards:

(1) a net worth of at least $450,000 (not including home, furnishings, and automobiles); or
(2) gross annual income of $150,000 and a net worth of at least $150,000 (not including home, furnishings, and automobiles).

Each Massachusetts resident has the right, within ten (10) days of the date, the Massachusetts resident signs the Subscription Agreement, to demand and obtain a full refund of the Massachusetts investor’s subscription for shares.

For North Carolina Residents
Initials	Initials	I meet one of the following suitability standards:
(1) a net worth of at least $250,000 (not including home, home furnishings and automobiles); or
(2) gross annual income of at least $70,000 and a net worth of at least $70,000, (not including home, home furnishings and automobiles).

Each North Carolina resident has the right, within ten (10) days of the date the North Carolina resident signs the Subscription Agreement, to demand and obtain a full refund of the North Carolina investor’s subscription for shares

For Pennsylvania Residents
Initials	Initials	I meet both of the following suitability standards:
(1) I am not investing more than 10% of my net worth, excluding home, furnishings and automobiles; and
(2) I possess a net worth of $1 million or more.

For Tennessee Residents
Initials	Initials	My investment in the shares does not exceed 10% of my net worth (exclusive of home, furnishings and automobiles) and I meet one of the following suitability standards:
(1) a net worth of at least $250,000 (not including home, furnishings, and personal automobiles); or
(2) gross annual income of at least $75,000 and a net worth of at least $75,000 (not including home, furnishings, and personal automobile).

Each Tennessee resident has the right, within ten (10) days of the date the Tennessee resident signs the Subscription Agreement, to demand and obtain a full refund of the Tennessee investor’s subscription for shares.

12. PAYMENT AND MAILING

SUBMISSION INSTRUCTIONS

Mail completed subscription agreement with all signatures and check made payable to:

Cornerstone Core Properties REIT, Inc.
c/o Phoenix American Financial Services, Inc.
2401 Kerner Boulevard
San Rafael, CA 94901

Wiring Instructions:

Ref: Cornerstone Core Properties REIT, Inc.

Bank of the West
ABA: 121100782
A/C : 748-012572

Contact Information

(877) 805-3333

(949) 852-1007 Phone

(949) 852-2729 Fax

info@CornerstoneRealEstateFunds.com

13. ACCEPTANCE

Authorized Signature	Date

© 2005 Cornerstone Real Estate Funds, Securities Offered Through Pacific Cornerstone Capital, Inc. Member NASD and SPIC.

C-CB 01

APPENDIX B

DISTRIBUTION REINVESTMENT PLAN

Cornerstone Core Properties REIT, Inc., a Maryland corporation (the “Company”), has adopted a distribution reinvestment plan (the “DRIP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s Charter unless otherwise defined herein.

1.             Distribution Reinvestment. As agent for the stockholders (“Stockholders”) of the Company who (i) purchase shares of the Company’s common stock (the “Shares”) pursuant to the Company’s Initial Public Offering, or (ii) purchase Shares pursuant to any future offering of the Company (a “Future Offering”), and who elect to participate in the DRIP, the Company will apply all distributions declared and paid in respect of the Shares held by each participating Stockholder (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the DRIP, to the purchase of the Shares for such participating Stockholders directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the participating Stockholder’s state of residence.

Additionally, as agent for the holders of limited partnership interests (the “OP Interests”) of Cornerstone Operating Partnership, L.P. (the “Partnership”) who (i) acquire such interest in the Partnership pursuant to the Partnership’s private placement of its limited partnership units (the “Private Placement”), or (ii) pursuant to any other transactions of the Partnership, and who elect to participate in the DRIP (together with the participating Stockholders, the “Participants”), the Partnership will apply all distributions declared and paid in respect of the OP Interests held by each Participant (also referred to as “Distributions” for purposes of this DRIP), including Distributions paid with respect to any full or fractional OP Interests acquired, to the purchase of the Shares for such Participant directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence.

2.             Effective Date. The DRIP will become effective on the effective date of the Company’s initial public offering. Any amendment to the DRIP shall be effective as provided in Section 9.

3.             Procedure for Participation. Any Stockholder or holder of OP Interests, who purchases Shares pursuant to the Initial Public Offering or any Future Offering, or OP Interests pursuant to the Private Placement or other Partnership transaction and who has received a prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Partnership, the Dealer Manager or Soliciting Dealer. Participation in the DRIP will begin with the next Distribution payable after receipt of a Participant’s accepted subscription, enrollment or authorization. Shares will be purchased under the DRIP on the date that Distributions are paid by the Company or the Partnership, as the case may be. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on Nasdaq National Market, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

4.             Purchase of Shares. Participants may acquire up to 11,000,000 DRIP Shares from the Company at a purchase price equal to the higher of $7.60 per share or 95% of the fair market value of a share of our common stock as estimated by our board of directors or a firm chosen by our board of directors, until the earliest of (i) the date that all of the DRIP Shares registered have been issued or (ii) all offerings terminate and the Company elects to deregister with the SEC the unsold DRIP Shares. Participants in the DRIP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However,

B-1

a Participant will not be able to acquire DRIP Shares to the extent that any such purchase would cause such Participant to exceed the Ownership Limit as set forth in the Charter or otherwise would cause a violation of the share ownership restrictions set forth in the Charter.

Shares to be distributed by the Company in connection with the DRIP may (but are not required to) be supplied from: (a) the DRIP Shares registered with the SEC in connection with the Company’s Initial Public Offering, (b) Shares to be registered with the SEC in a Future Offering for use in the DRIP (a “Future Registration”), or (c) Shares of the Company’s common stock purchased by the Company for the DRIP in a secondary market (if available) or on a national stock exchange or Nasdaq National Market (if listed) (collectively, the “Secondary Market”).

Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be used for purposes of issuing Shares in the DRIP. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the DRIP may be at prices lower or higher than the Share price which will be paid for the DRIP Shares pursuant to the Initial Public Offering.

If the Company acquires Shares in any Secondary Market for use in the DRIP, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRIP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the DRIP, the Company is in no way obligated to do either, in its sole discretion.

5.             Taxation of Distributions. The reinvestment of Distributions in the DRIP does not relieve Participants of any taxes which may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this Plan.

6.             Stock Certificates. The ownership of the Shares purchased through the DRIP will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

7.             Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distribution payments and amounts of Distributions paid during the prior fiscal year.

8.             Termination by Participant. A Participant may terminate participation in the DRIP at any time, without penalty by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or Nasdaq National Market, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRIP with respect to the transferred Shares. Any transfer of OP Interests by a Participant to a non-Participant at any time will terminate participation in the DRIP with respect to the transferred OP Interests. Upon termination of DRIP participation for any reason, Distributions paid subsequent to termination will be distributed to the Stockholder or holder OP Interests in cash.

9.             Amendment or Termination of DRIP by the Company. The Board of Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the DRIP for any reason upon 10 days’ written notice to the Participants.

10.           Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

B-2

Until August 28, 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Our shares are not FDIC insured, may lose value and are not bank guaranteed. See “Risk Factors” beginning on page 14 to read about risks you should consider before buying shares of our stock.

Maximum Offering of
$438,800,000—
55,400,000 Shares
of Common Stock

Minimum Offering of
$1,000,000—
125,000 Shares
of Common Stock

PROSPECTUS

Pacific Cornerstone Capital, Inc.

May 30, 2007

SUPPLEMENT NO. 6

DATED DECEMBER 21, 2007

TO THE PROSPECTUS DATED MAY 30, 2007

OF CORNERSTONE CORE PROPERTIES REIT, INC.

We are providing this Supplement No. 6 to you in order to supplement our prospectus.

Status of the Offering

As of December 17, 2007, we have received gross proceeds of approximately $76.5 million from the sale of common stock in our initial public offering.

Extension of the Offering Period

We did not raise the maximum offering proceeds of $355,200,000 in our primary offering prior to September 21, 2007.  We therefore have extended the offering period until the earlier of September 21, 2008 or until the maximum primary offering amount is raised, although we reserve the right to extend the offering for an additional period of up to one year if necessary in order to sell any remaining unsold securities covered by the registration statement.  Accordingly, when you are reading the Prospectus, please disregard the last sentence on the Prospectus cover and elsewhere stating “We may continue to offer shares in the primary offering until the earlier of September 21, 2007, or until the maximum primary offering amount is raised” which statement is hereby replaced with “We may continue to offer shares in the primary offering until the earlier of September 21, 2008 or until the maximum primary offering amount is raised, although we reserve the right to extend the offering for an additional period of up to one year.’’

Liquidation Strategy

The extension of the offering will not affect our liquidation strategy or the timing of our implementation of that strategy.  On or before September 21, 2012, our board of directors will take one or more of the following actions to provide enhanced liquidity for our stockholders:

•                  modify our stock repurchase program to allow us to use proceeds from the sale of our properties to redeem shares;

•                  seek stockholder approval to begin an orderly liquidation of our assets and distribute the available proceeds of such sales to our stockholders;

•                  list our stock for trading on a national securities exchange; or

•                  seek stockholder approval of another liquidity event such as a sale of our assets or a merger with another entity.

Accordingly, when you are reading the Prospectus, please replace the phase “Within five years from the closing of this offering” with “On or before September 21, 2012” under the heading “Our Liquidity Strategy” on page 4,   “Questions and Answers About This Offering—What is your term or expected life?” on page 12 and “Investment Objectives and Acquisition Policies—Investment Objectives” on page 62.

Recent Developments Involving Our Affiliated Dealer Manager

FINRA has commenced an investigation of our dealer manager which is in the preliminary stage. We cannot predict the outcome of the investigation. Some potential outcomes could adversely affect our ability to raise proceeds in this offering and the investigation itself could distract our management or the management of our advisor, either of which could increase the risk that you would suffer a loss on your investment.

Our advisor has informed us that the Financial Industry Regulatory Authority (“FINRA”) (formerly, NASD) is conducting a non-public investigation of our affiliated dealer manager that is, we understand, focused on the private placements conducted by our dealer manager during the period from January 1, 2004 through October 31, 2007.  The investigation is in the preliminary stage. FINRA’s correspondence requesting document production states, “This inquiry should not be construed as an indication that the Enforcement Department or its staff has determined that any violations of federal securities laws or NASD, NYSE or MSRB rules have occurred.”  We have been advised that our dealer manager is responding to FINRA’s request for information and intends to continue to cooperate in the investigation.

Although we cannot, at this time, assess either the duration or the likely outcome or consequences of this investigation, FINRA has the authority to impose sanctions on our dealer manager that could adversely affect its effectiveness in that capacity.  Due to our dependence on our dealer manager to raise funds in this offering, and due to the importance of substantial fundraising in order to invest in a diversified portfolio of assets and to reduce our fixed operating expenses as a percentage of gross income, any FINRA action that adversely affects our dealer manager’s ability to raise funds in this offering could also adversely affect the value of your investment.  In addition, to the extent that the FINRA investigation distracts our management or the management of our advisor from pursuing our business plan, our results and the value of your investment could be adversely affected.

Acquisition of Pinnacle Park Business Center

On October 2, 2007, we  purchased an existing multi-tenant industrial property known as Pinnacle Park Business Center from LaPour Partners, a non-related party, for a purchase price of approximately $20.1 million, including closing costs (which are not fully determinable at this time).  The purchase price of the property was funded with net proceeds raised from our public offering and approximately $11.0 million of borrowings under our credit agreement with HSH Nordbank AG, New York Branch.  Our credit agreement with HSH Nordbank AG is a temporary credit facility used during the offering period to facilitate our acquisitions of properties in anticipation of the receipt of offering proceeds.  The credit agreement permits us to borrow up to $50 million secured by real property at a LIBOR-based rate that varies depending on the loan to cost ratio.  The principal balance is due on June 30, 2008, and we are entitled to prepay the borrowings under the credit facility at any time without penalty.

Pinnacle Park Business Center consists of approximately 159,661 square feet of leaseable space in three single-story buildings located on approximately 11.9 acres of land in Phoenix, Arizona.  The property is currently 96% leased at an average annual rent of $9.07 per square foot to seven tenants whose spaces range in size from approximately 6,200 square feet to approximately 57,800 square feet.  Tenants of the property are engaged in varying businesses including light manufacturing, warehouse distribution and service related businesses. One tenant, operating an  assembly and distribution of military equipment business occupies 36.2% of the property, and another tenant, operating a pet furniture distribution business, occupies 31.9% of the property.

Pinnacle Park Business Center is located with immediate access to downtown Phoenix and Scottsdale, just minutes from the key transportation hub of Deer Valley Airport.   The Deer Valley submarket is located at the intersection of the I-17 and Loop 101 freeway, providing excellent access for tenants, their employees and customers.  The area is characterized by increasing demand and rental growth along with significant barriers to entry that will limit new development.  Built in 2006, Pinnacle Park Business Center features 24 foot clear, tilt-up construction, and truck well and grade-level loading.

According to Grubb & Ellis, the Phoenix market is experiencing favorable economic conditions including an unemployment rate below three percent and a vacancy  rate below eight percent.  According to Cushman & Wakefield,  average asking rental rates have risen approximately nine percent compared to mid-2006 in the Phoenix area.  Strong tenant demand, low vacancy and higher land and construction costs are all keeping upward pressure on average lease rates.

The Phoenix region’s relatively low cost of living, its young and educated workforce, established and expanding modern transportation infrastructure and vital concentration of amenities make it an attractive location for companies that are seeking competitive space.

The following table sets forth lease expiration information for the next ten years.

Year Ending December 31	No of Leases Expiring	Approximate Amount of Expiring Leases (Sq. Feet)	Base Rent of Expiring Leases (Annual $)	Percent of Total Leaseable Area Expiring %	Percent of Total Annual Base Rent Expiring
2007	—	—	—	—	—
2008	—	—	—	—	—
2009	—	—	—	—	—
2010	1	6,439	56,406	4.2%	4.1%
2011	1	13,709	116,847	8.9%	8.4%
2012	1	57,846	444,252	37.7%	31.9%
2013	2	11,721	91,424	7.6%	6.6%
2014	2	63,738	683,004	41.5%	49.1%
2015 and thereafter	—	—	—	—	—

The property was completed in August of 2006, with majority of tenants moving in the fourth quarter of  2006. The average annual lease rate and occupancy percentage for 2006 were $7.87 per square foot and 53%, respectively.  Five tenants leasing approximately 63,102 square feet of space have options to renew their leases for five years at fair rental value.  One tenant leasing approximately 8,725 square feet of space has an option to renew its leases for three years at fair rental value.

In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of net rental income, location, demographics, physical condition, tenant mix, quality of tenants, length of leases, price per square foot and occupancy and analyzed how the property compares to comparable properties in its market.

For federal income tax purposes, the depreciable basis of the property is estimated at approximately $14.5 million which is subject to final adjustment.  The depreciation expense will be calculated using the straight-line method based upon an estimated useful life of 39 years for the building improvement costs and the related lease term for the tenant improvements.  Leasing commissions will be amortized over the initial term of the related leases.  The real estate tax rate is 0.73%, and annual real estate taxes are projected to be approximately $146,000 for the initial year subsequent to the purchase.

Acquisition of Orlando Small Bay

On November 15, 2007, we closed the purchase of a portfolio of existing multi-tenant industrial properties known as Orlando Small Bay from Small Bay Partners, LLC, a non-related party, for a purchase price of approximately $37.1 million, plus closing costs and acquisition fees (which are not fully determinable at this time).  The purchase price of the property was funded with net proceeds raised from our public offering and approximately $22.4 million of borrowings under an agreement with Wachovia Bank, National Association. As of November 15, 2007, we had raised approximately $73.6 million in our equity offering.

Located in the metropolitan Orlando, Florida area, Orlando Small Bay consists of four industrial business parks comprised of 18 buildings, with 92 units providing 394,471 leaseable square feet of space on approximately 34 acres of land. All four parks are well positioned to capitalize on their in-fill locations, access, and visibility.

Metropolitan Orlando’s central location offers almost equidistant access to the state’s other major metropolitan centers, positioning the region as a hub with quick, easy access to air, land and water transportation routes. This network of air routes, rail systems and interstate highways as well as nearby deep-water ports are attractive to manufacturing, warehouse and distribution sector businesses.

Scarcity of available industrial land in Central Florida combined with rising construction costs have made it difficult for developers to get a foothold in the Orlando industrial market. According to Torto Wheaton Research, the overall vacancy rate for the Orlando industrial market was only 6.7% at the end of the third quarter 2007.

The following table sets forth certain information with respect to the properties.

Property	City/State	Rentable Square Feet	Year Completed	Number of Buildings	% Leased
Monroe South	Sanford, FL	172,500	2005	8	92%
Carter	Winter Garden, FL	49,125	2002	2	89%
Hanging Moss	Orlando, FL	94,200	2005	5	100%
Goldenrod	Orlando, FL	78,646	2005	3	100%

Orlando Small Bay is approximately 95% leased currently at an average annual rent of $7.27 per square foot to 87 tenants whose spaces range in size from approximately 1,200 square feet to approximately 22,500 square feet. Currently, one tenant, a building material distributor, occupies approximately 47,500 square feet of space or approximately 12.6% of Orlando Small Bay. Tenants of Orlando Small Bay are engaged in varying businesses including light manufacturing, warehouse distribution and service related businesses.

The following table sets forth lease expiration information for the next ten years.

		Approx.		Percent of	Percent of
	No. of	Amount of	Base Rent of	Total Leaseable	Total
Year Ending	Leases	Expiring Leases	Expiring Leases	Area Expiring	Annual Base
December 31,	Expiring	(Sq. Feet)	(Annual $ )%		Rent Expiring
2007	—	—	—	—%	—%
2008	16	89,355	562,775	23.8%	20.5%
2009	10	51,091	366,647	13.6%	13.3%
2010	29	96,737	779,423	25.8%	28.3%
2011	27	105,397	809,603	28.1%	29.4%
2012	2	18,706	124,865	5.0%	4.5%
2013	1	3,360	24,462	0.9%	0.9%
2014	—	—	—	—%	—%
2015	1	6,200	54,747	1.7%	2.0%
2016	1	4,000	30,282	1.1%	1.1%

In evaluating Orlando Small Bay as a potential acquisition and determining the appropriate amount of consideration to be paid, we considered a variety of factors including overall valuation of net rental income, location, demographics, physical condition, tenant mix, quality of tenants, length of leases, price per square foot and occupancy and analyzed how the properties compare to comparable properties in the market.

We do not intend to make significant renovations or improvements to the Orlando Small Bay portfolio.  Our management believes that Orlando Small Bay is adequately insured.

For federal income tax purposes, the depreciable basis of the property is estimated at approximately $31.4 million, which is subject to final adjustment.  The depreciation expense will be calculated using the straight-line method based upon an estimated useful life of 39 years for the building and 15 years for the site improvements.  Leasing commissions will be amortized over the initial term of the related leases.  The real estate tax rate is approximately 1.70%, and annual real estate taxes are projected to be approximately $378,000 for the initial year subsequent to the purchase.

Loan Agreement with Wachovia Bank

On November 13, 2007, we entered into a loan agreement with Wachovia Bank, National Association to facilitate the acquisition of properties during our offering period.  Pursuant to the terms of the loan, we may borrow

$22.4 million at an interest rate 140 basis points over 30-day LIBOR, secured by specified real estate properties.  The loan has a maturity date of November 13, 2009, and may be prepaid without penalty.   In connection with documentation and closing the loan agreement, we paid and expect to pay fees and expenses totaling approximately $150,000.  The entire $22.4 million available under the terms of the loan was used to finance an acquisition of properties that closed on November 15, 2007.

Consistent with our borrowing policies, during our offering, we will borrow periodically to acquire properties and for working capital.  We will determine whether to use the proceeds of the offering to repay amounts borrowed under the loan agreement depending on a number of factors including the investments that are available to us for purchase at the time and the cost of the credit facility.  On or before the closing of the offering, we will endeavor to repay all amounts owing under the loan agreement that have not previously been paid and at that time we will own our properties all-cash, with no permanent acquisition financing.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following “Management’s Discussion and Analysis of Financial Condition and Results of Operations” should be read in conjunction with our financial statements and notes thereto contained elsewhere in this supplement.

This section contains forward-looking statements, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based. These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Overview

We were incorporated on October 22, 2004 for the purpose of engaging in the business of investing in and owning commercial real estate. Prior to commencing our initial public offering on January 6, 2006, we had approximately $200,000 in assets and no real estate operations. In February 2006, we received the minimum offering amount of $1,000,000 and in June 2006, we began acquiring real estate assets.

At September 30, 2007, we raised approximately $68.2 million of gross proceeds from the sale of approximately 8.5 million shares of our common stock and had acquired six properties. We acquired two properties in June 2006, two properties in December 2006, one property at the end of January 2007 and one property in April 2007. Accordingly, our results of operations for the quarters and nine months ended September 30, 2007 and September 30, 2006 are not comparable.

Our results of operations for the three and nine months ended September 30, 2007 and 2006 are not indicative of those expected in future periods as we expect that rental income, tenant reimbursements, operating expenses, asset management fees, depreciation, amortization, and net income will each increase in future periods as a result of anticipated future acquisitions of real estate assets.

We have no paid employees and are externally advised and managed by Cornerstone Realty Advisors, LLC.

Critical Accounting Policies

The complete listing of our Critical Accounting Policies is disclosed in our 2006 Annual Report as included in our prospectus dated May 30, 2007.

Results of Operations

 Three months ended September 30, 2007 and 2006

We owned six properties for the three months ended September 30, 2007 and two properties for the comparable period of 2006. As a result of the acquisitions, total revenues increased to $1,376,000 million from $96,000, property operating and maintenance expenses increased to $335,000 from $26,000, asset management fees increased to $158,000 from $13,000 and depreciation and amortization increased to $329,000 from $24,000 from the comparable 2006 period.

General and administrative expenses increased to $411,000 for the three months ended September 30, 2007 from $328,000 for the comparable period of 2006. The increase is due primarily to additional professional fees and advisor administration expense reimbursements resulting from a higher level of activity in 2007 quarter.

Interest income of $238,000 in the third quarter of 2007 compares to $50,000 in the third quarter of 2006. The increase is due to higher cash balances available for investment from net proceeds of our Offering. Interest expense increased to $711,000 in the third quarter of 2007 from $119,000 in the comparable period of 2006. The increase is due to higher borrowing on our credit facility arrangement as the result of acquisitions financed in late 2006 and early 2007.

Nine months ended September 30, 2007 and 2006

As a result of the four properties acquired in the fourth quarter of 2006 and the first half of 2007, operations increased during the nine months ended September 30, 2007 versus the comparable period in 2006. As such, total revenues increased to $3,682,000 from $112,000, property operating and maintenance expenses increased to $891,000 from $30,000, asset management fees increased to $457,000 from $15,000 and depreciation and amortization increased to $906,000 from $28,000, from the comparable period of 2006. General and administrative expenses increased to $1,265,000 in the first nine months of 2007 from $938,000 in the comparable 2006 period. The increase is due primarily to additional professional fees, advisor administrative expense reimbursements and abandoned project costs associated with the increase in operating of activity during 2007. The increase in general and administrative expense was partially offset by organization cost incurred in the 2006 that did not recur in the 2007 period.

Interest income of $508,000 in the first nine months of 2007 compares to $89,000 in the comparable period of 2006. The increase is due to higher cash balances available for investment from net proceeds of our Offering in the 2007 period. Interest expense increased to $2,109,000 in the first nine months of 2007 from $122,000 in the comparable period of 2006. The increase in expense is due to higher credit facility borrowing as the result of acquisitions financed in late 2006 and early 2007.

 Liquidity and Capital Resources

We expect that primary sources of capital over the long term will include net proceeds from the sale of our common stock and net cash flows from operations. We expect that our primary uses of capital will be for property acquisitions, for the payment of tenant improvements and leasing commissions, for the payment of operating expenses, including interest expense on any outstanding indebtedness, for the payment of distributions and for the repayment of notes payable.

As of September 30, 2007 a total of approximately 8.5 million shares of our common stock had been sold in our Offering for aggregate gross proceeds of approximately $68.2 million.   Because we did not raise the maximum offering proceeds of $355.2 million in our initial public offering prior to the previously scheduled September 21, 2007 offering termination date, we have extended the offering period until the earlier of September 21, 2008 or until the maximum primary offering amount is raised, and we reserve the right to further extend the offering for an additional period of up to one year.

As of September 30, 2007, we had approximately $15.9 million in cash and cash equivalents on hand and approximately $16.2 million available under our acquisition credit facility with HSH Nordbank. Our liquidity will increase as additional subscriptions are accepted and decrease as net offering proceeds are expended in connection with the acquisition and operation of properties.

There may be a delay between the sale of our shares and the purchase of properties. During this period, net offering proceeds will be temporarily invested in short-term, liquid investments that could yield lower returns than investment in real estate.

Generally, cash needs for items other than property acquisitions will be met from operations, and cash needs for property acquisitions will be met from public offerings of our shares or from borrowings on our credit facility.

Until proceeds from our Offering are invested and generating operating cash flow sufficient to make distributions to stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of our offering or from borrowings in anticipation of future cash flow.

 We are currently dependent on our advisor to fund a portion of our organization and offering activities because the amount we can spend on organization and offering expenses is limited by our charter. At September 30, 2007, our advisor had incurred $3.2 million of organization and offering costs on our behalf. Of this amount, $2.4 million had been reimbursed to our advisor. Our advisor advances us money for these organization and offering expenses or pays these expenses on our behalf. Our advisor will not charge us interest on these advances. We will repay these advances and reimburse our advisor for expenses paid on our behalf using the gross proceeds of our initial public offering, but in no event will we have any obligation to reimburse our advisor for these costs totaling in excess of 3.5% of the gross proceeds from our primary offering. Our advisor will pay all of our organization and offering expenses described above that are in excess this 3.5% limitation. In addition, our advisor will pay all of our organization and offering expenses that, when combined with the sales commissions and dealer manager fees that we incur exceed 13.5% of the gross proceeds from our initial public offering.

 We will not rely on advances from our advisor to acquire properties but our advisor and its affiliates may loan funds to special purposes entities that may acquire properties on our behalf pending our raising sufficient proceeds from our initial public offering to purchase the properties from the special purpose entity.

 Our advisor is newly formed, has limited capitalization, has incurred losses since its inception and is continuing to incur losses. Our advisor must obtain financial support from its affiliates or sole member or raise funds through the sale of its own debt or equity securities to obtain the cash necessary to provide these advances. There can be no assurance as to the amount or timing of our advisor’s receipt of funds. If our advisor’s financial condition affects the amount of funds available to us for offering and organizational activities, our ability to raise funds in our initial public offering could be adversely affected. Cornerstone Industrial Properties, LLC, the sole member of our advisor, has limited capitalization, has incurred significant losses since its inception and is continuing to incur significant losses.

We will endeavor to repay any temporary acquisition debt financing promptly upon receipt of proceeds in our initial public offering. To the extent sufficient proceeds from our offering are unavailable to repay such debt financing within a reasonable time as determined by our board of directors, we will endeavor to raise additional equity or sell properties to repay such debt so that we will own our properties all-cash with no permanent financing. In the event that our initial public offering is not fully sold, our ability to diversify our investments may be diminished.

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, which it anticipates may have a material impact on either capital resources or the revenues or income to be derived from the operation of real estate properties.

Contractual Obligations

The following table reflects our contractual obligations as of September 30, 2007, specifically our obligations under long-term debt agreements and purchase obligations:

	Payment due by period
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long-Term Debt Obligations	$33,790,000	$33,790,000	$—	$—	$—
Purchase Obligations (1), (2) and (3)	$40,100,000	$40,100,000	$—	$—	$—
Interest Expense related to long term debt (4)	$1,600,000	$1,600,000	$—	$—	$—

(1)          As of May 1, 2007, we had an agreement to purchase a newly constructed multi-tenant industrial property known Classic Business Park from CP215 Business Park, LLC for a purchase price of $9.8 million. The acquisition is expected to close during first quarter of 2008.

(2)          As of May 18, 2007. we had an agreement to purchase a newly constructed industrial show room building and three free-standing industrial buildings in Classic Pacific Business Park from CP215 Business Park, LLC, a non-related party, for a purchase price of $10.2 million. The acquisition is expected to close during the second quarter of 2008.

(3)          As of September 11, 2007, we had an agreement to purchase an existing multi-tenant industrial property known as the Pinnacle Park Business Center for a purchase price of approximately $20.1 million. The acquisition closed in October 2007.

(4)          Interest expense is calculated based on the loan balance outstanding at September 30, 2007, one month LIBOR at September 30, 2007 plus margin of 1.15%.

INDEX TO FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

Financial Statements of Pinnacle Park Business Center

Pro Forma Financial Information of Cornerstone Core Properties REIT, Inc.  (Pinnacle Park Business Center)

Summary of Unaudited Pro Forma Financial Information	F-6
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2007	F-7
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2006	F-8
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2007	F-9

Financial Statements of Orlando Small Bay

Pro Forma Financial Information of Cornerstone Core Properties REIT, Inc.  (Orlando Small Bay)

Summary of Unaudited Pro Forma Financial Information	F-14
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2007	F-15
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2006	F-16
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2007	F-17

Unaudited Condensed Consolidated Financial Statements of Cornerstone Core Properties REIT, Inc.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Cornerstone Core Properties REIT, Inc.

Irvine, CA

We have audited the accompanying statement of revenues and certain expenses, (the “Historical Summary”) of the property located at 23040 North 11th Avenue, Phoenix, Arizona, (the “Property” or “Pinnacle Park Business Center”) for the year ended December 31, 2006. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Supplement No. 6 to the Prospectus of Cornerstone Core Properties REIT, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenue and expenses.

In our opinion, the statement of revenues and certain expenses of the Property presents fairly, in all material respects, the revenues and certain expenses described in Note 1 to the Historical Summary of the property located at 23404 North 11th Avenue, Phoenix, Arizona, for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

December 11, 2007

F-2

PINNACLE PARK BUSINESS CENTER

STATEMENTS OF REVENUES AND CERTAIN EXPENSES

For the Year Ended December 31, 2006 and for the

Nine Months Ended September 30, 2007 (Unaudited)

	Nine Months Ended	Year ended
	September 30, 2007	December 31, 2006
	(Unaudited)

Revenues
Rental revenue	$806,000	$121,000
Tenant reimbursements	130,000	28,000
Total revenues	936,000	149,000

Certain expenses
Property operating and maintenance	129,000	19,000
Property taxes	25,000	5,000
Insurance	16,000	4,000
Total certain expenses	170,000	28,000

Revenues in excess of certain expenses	$766,000	$121,000

See accompanying notes to statements of revenues and certain expenses.

F-3

PINNACLE PARK BUSINESS CENTER , PHOENIX,  ARIZONA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

1.             Organization and Summary of Significant Accounting Policies

Organization

The accompanying statements of revenues and certain expenses include operations of  23040 Noth 11th Avenue, Phoenix, Arizona, (the “Property” or “Pinnacle Park”) which was acquired by Cornerstone Core Properties REIT, Inc (the “Company”), from a nonaffiliated third party. The Property was acquired on October 2, 2007 for approximately $20.1 million, including closing costs, and has 159,661 leasable square feet located on approximately 11.9 acres of land (unaudited).

Basis of Presentation

The statements of revenues and certain operating expenses (the “Historical Summary”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property. Material amounts that would not be directly attributable to future operating results of the Property are excluded, and the Historical Summary is not intended to be a complete presentation of the Property’s revenues and expenses. Items excluded consist of depreciation, interest expense and federal and state income taxes.

The accompanying statements are not representative of the actual operations for the periods presented, as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Property have been excluded.  The Property was under development during the majority of 2006 and only became ready for rental operations and tenants move-ins in September 2006.  Accordingly, the statement of revenues and certain expenses for the year ended December 31, 2006 only reflect partial operations and very low occupancy.   The statement of revenues and certain expenses for nine months ended September 30, 2007 is unaudited and reflects all adjustments (consisting only of normal recurring adjustments), which are, in the opinion of management, necessary for a fair presentation of the operating results for the interim period presented. The results of operations for the nine months ended September 30, 2007 (unaudited) are not necessarily indicative of the results for the entire fiscal year ending December 31, 2007.

Revenue Recognition

Rental revenue is recognized on an accrual basis as it is earned over the lives of the respective tenant leases on a straight-line basis. Rental receivables are periodically evaluated for collectibility.

Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ materially from the estimates in the near term.

F-4

2.             Leases

The aggregate annual future minimum lease payments to be received under existing operating leases as of December 31, 2006, are as follows:

2007	$889,885
2008	1,270,725
2009	1,307,867
2010	1,321,730
2011	1,290,566
2012 and thereafter	1,717,566
$7,798,339

The Property was completed in August of 2006, with 84,386 square feet of space, or approximately 53% leased and occupied at December 31, 2006. The Property is generally leased to tenants under lease terms that provide for the tenants to pay increases in operating expenses in excess of specified amounts.  The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

3.             Commitments and Contingencies

Litigation

The Company may be subject to legal claims in the ordinary course of business as a property owner. The Company believes that the ultimate settlement of any potential claims will not have a material impact on the Property’s results of operations.

Environmental Matters

In connection with the ownership and operation of real estate, the Company may be potentially liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that it believes will have a material adverse effect on the Property’s results of operations.

F-5

CORNERSTONE CORE PROPERTIES REIT, INC.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following Unaudited Pro Forma Condensed Consolidated Statements of Operations of Cornerstone Core Properties REIT, Inc (the “Company”) for the year ended December 31, 2006 and for the nine months ended September 30, 2007 have been prepared as if the acquisition of the Property had occurred as of the beginning of the periods presented.  The unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2007 has been prepared as if the acquisition of the Pinnacle Park property had occurred on September 30, 2007.

Such Unaudited Pro Forma Financial Information is based in part upon (i) the Audited Financial Statements of the Company for the year ended December 31, 2006 as included in this registration statement; (ii) the Unaudited Financial Statements of the Company as of and for the nine months ended September 30, 2007 as included in this registration statement; and (iii) the Historical Statements of Revenues and Certain Expenses of the Pinnacle Park property for the year ended December 31, 2006 and for the nine months ended September  30, 2007 (unaudited) filed herewith.

The Unaudited Pro Forma Financial Information is presented for information purposes only and is not necessarily indicative of the results of operations of the Company that would have occurred if the acquisition of the Pinnacle Park property had been completed on the dates indicated, nor does it purport to be indicative of future results of operations. In the opinion of the Company’s management, all material adjustments necessary to reflect the effect of this transaction have been made.

F-6

CORNERSTONE CORE PROPERTIES REIT, INC.

UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of September 30, 2007

	September 30, 2007 (A)	Pinnacle Park Acquisition (B)	Proforma September 30, 2007
ASSETS
Assets:
Cash and cash equivalents	$15,883,000	$159,000	$16,042,000
Investment in real estate
Land	23,491,000	6,460,000	29,951,000
Buildings and improvements, net	37,989,000	13,099,000	51,088,000
Identified intangible assets, net	1,799,000	801,000	2,600,000
	63,279,000	20,360,000	83,639,000
Deferred acquisition costs and deposits	10,748,000	(9,182,000)	1,566,000
Deferred financing costs, net	398,000	11,000	409,000
Tenants and other receivable	489,000	—	489,000
Other assets, net	311,000	—	311,000
Total assets	$91,108,000	$11,348,000	$102,456,000

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY

Liabilities:
Line of credit and notes payable	$33,790,000	$10,989,000	$44,779,000
Accounts payable and accrued liabilities	707,000	41,000	748,000
Payable to related parties	1,023,000	—	1,023,000
Real estate taxes payable	343,000	8,000	351,000
Tenant prepaids and security deposits	360,000	294,000	654,000
Intangible lease liability, net	317,000	16,000	333,000
Dividend payable	308,000	—	308,000
Total liabilities	36,848,000	11,348,000	48,196,000
Minority interest	316,000	—	316,000
Stockholders’ equity:
Common stock, $0.01 par value; 290,000,000 shares authorized; 8,695,016 shares issued and outstanding at September 30, 2007	9,000		9,000
Additional paid-in capital	56,772,000		56,772,000
Accumulated deficit	(2,837,000)	—	(2,837,000)
Total stockholders’ equity	53,944,000	—	53,944,000
Total liabilities, minority interest and stockholders’ equity	$91,108,000	$11,348,000	$102,456,000

(A)         Derived from the unaudited financial statements as of September 30, 2007.

(B)           Represents adjustment for the acquisition of  the Pinnacle Park property. Acquisition costs, including estimated closing costs, have been allocated to land ($6,460,000), buildings ($13,099,000), in-place leases ($522,000), above market rent ($279,000) and below market rent ($16,000).  The Company allocates the purchase price in accordance with Financial Accounting Standards Board Statement No. 141, Business Combinations (“FAS 141”). Under FAS 141, the acquisition cost is allocated to a property’s tangible (primarily land and building) and intangible (in-place leases and above or below market rent) assets at their estimated fair value.

F-7

CORNERSTONE CORE PROPERTIES REIT, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2006

	Historical (A)	Pinnacle Park Acquisition (B)	Pro Forma
Revenues:
Rental revenues	$404,000	$165,000	$569,000
	404,000	165,000	569,000
Expenses:
Property operating and maintenance	102,000	189,000	291,000
General and administrative expenses	1,332,000	—	1,332,000
Depreciation and amortization	99,000	145,000	244,000
	1,533,000	334,000	1,867,000
Operating loss	(1,129,000)	(169,000)	(1,298,000)

Interest income	203,000	—	203,000
Interest expense	(391,000)	(234,000)	(625,000)

Loss before minority interest	(1,317,000)	(403,000)	(1,720,000)
Minority interest	11,000	2,000	13,000
Net loss	$(1,306,000)	$(401,000)	$(1,707,000)

Loss per share - basic and diluted	$(1.58)	$(0.30)	$(0.79)

Weighted average number of common shares	827,147	1,330,016	2,157,163

(A)         Represents the historical results of operations of the Company for the year ended December 31, 2006.

(B)           Represents adjustment for the acquisition of the Pinnacle Park property, based on historical operating results. Property taxes, included in property operating and maintenance expenses, are based on the purchase price of the property. Depreciation is based on an allocation of the acquisition cost to land ($6,460,000) and buildings ($13,099,000) with buildings depreciated on a straight-line method over a 39-year period. The amortization of in-place leases is based on an allocation of $522,000 to in-place leases, and the amortization of above and below market rent is based on an allocations of $16,000 to below market rent and $279,000 to above market rent which are amortized through 2014.  The Company allocates the purchase price in accordance with Financial Accounting Standards Board Statement No. 141, Business Combinations (“FAS 141”). Under FAS 141, the purchase price is allocated to a property’s tangible (primarily land and building) and intangible assets at their estimated fair value. Interest expense is calculated based on the acquisition borrowing and historical LIBOR at the time of purchase. The adjustment to the weighted average number of common shares outstanding represents the purchase of the Pinnacle Park property.

F-8

CORNERSTONE CORE PROPERTIES REIT, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2007

	Historical (A)	Pinnacle Park Acquisition (B)	Pro Forma
Revenues:
Rental revenues	$3,682,000	$971,000	$4,653,000
	3,682,000	971,000	4,653,000
Expenses:
Property operating and maintenance	891,000	270,000	1,161,000
General and administrative expenses	1,265,000	—	1,265,000
Asset Management Fee	457,000	—	457,000
Depreciation and amortization	906,000	326,000	1,232,000
	3,519,000	596,000	4,115,000
Operating income	163,000	375,000	538,000

Interest income	508,000	—	508,000
Interest expense	(2,109,000)	(523,000)	(2,632,000)

Loss before minority interest	(1,438,000)	(148,000)	(1,586,000)
Minority interest	1,000	—	1,000
Net loss	$(1,437,000)	$(148,000)	$(1,585,000)

Loss per share - basic and diluted	$(0.24)	$(0.11)	$(0.22)

Weighted average number of common shares	5,932,556	1,330,016	7,262,572

(A)         Represents the historical results of operations of the Company for the nine months ended September 30, 2007.

(B)           Represents adjustment for the acquisition of the Pinnacle Park property, based on historical operating results. Property taxes, included in property operating and maintenance expenses, are based on the purchase price of the property. Depreciation is based on an allocation of the acquisition cost to land ($6,460,000) and buildings ($13,099,000) with buildings depreciated on a straight-line method over a 39-year period. The amortization of in-place leases is based on an allocation of $522,000 to in-place leases, and the amortization of above and below market rent is based on an allocations of $16,000 to below market rent and $279,000 to above market rent which are amortized through 2014.  The Company allocates the purchase price in accordance with Financial Accounting Standards Board Statement No. 141, Business Combinations (“FAS 141”). Under FAS 141, the purchase price is allocated to a property’s tangible (primarily land and building) and intangible assets at their estimated fair value. Interest expense is calculated based on the acquisition borrowing and historical LIBOR at the time of purchase. The adjustment to the weighted average number of common shares outstanding represents the purchase of the Pinnacle Park property.

F-9

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Cornerstone Core Properties REIT, Inc.

Irvine, CA

We have audited the accompanying statement of revenues and certain expenses, (the “Historical Summary”) of the property known as Orlando Small Bay, located in metropolitan Orlando, Florida (the “Property”) for the year ended December 31, 2006. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Supplement No. 6 to the Prospectus of Cornerstone Core Properties REIT, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenue and expenses.

In our opinion, the statement of revenues and certain expenses of the Property presents fairly, in all material respects, the revenues and certain expenses described in Note 1 to the Historical Summary of the property located in metropolitan Orlando, Florida for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

December 21, 2007

F-10

ORLANDO SMALL BAY

STATEMENTS OF REVENUES AND CERTAIN EXPENSES

For the Year Ended December 31, 2006 and for the

Nine Months Ended September 30, 2007 (Unaudited)

	Nine Months Ended	Year ended
	September 30, 2007	December 31, 2006
	(Unaudited)

Revenues
Rental revenue	$2,107,000	$2,418,000
Tenant reimbursements	473,000	433,000
Other income	3,000	3,000
Total revenues	2,583,000	2,854,000

Certain expenses
Property operating and maintenance	369,000	441,000
Property taxes	215,000	221,000
Insurance	81,000	82,000
Total certain expenses	665,000	744,000

Revenues in excess of certain expenses	$1,918,000	$2,110,000

See accompanying notes to statements of revenues and certain expenses.

F-11

ORLANDO SMALL BAY, FLORIDA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

1.             Organization and Summary of Significant Accounting Policies

Organization

The accompanying statements of revenues and certain expenses include operations of  Orlando Small Bay, Orlando, Florida (the “Property” or “Orlando Small Bay”) which was acquired by Cornerstone Core Properties REIT, Inc (the “Company”), from a nonaffiliated third party. The Property was acquired on November 15, 2007 for approximately $37.1 million, plus closing costs and acquisition fees (which are not determinable at this time) and has 394,471leasable square feet located on approximately 34 acres of land (unaudited).

Basis of Presentation

The statements of revenues and certain operating expenses (the “Historical Summary”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property. Material amounts that would not be directly attributable to future operating results of the Property are excluded, and the Historical Summary is not intended to be a complete presentation of the Property’s revenues and expenses. Items excluded consist of depreciation, interest expense and federal and state income taxes.

The accompanying statements are not representative of the actual operations for the periods presented, as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Property have been excluded.  The statement of revenues and certain expenses for the period from January 1, 2007 to September 30, 2007 is unaudited and reflects all adjustments (consisting only of normal recurring adjustments), which are, in the opinion of management, necessary for a fair presentation of the operating results for the interim period presented. The results of operations for the period from January 1, 2007 to September 30, 2007 (unaudited) are not necessarily indicative of the results for the entire fiscal year ending December 31, 2007.

Revenue Recognition

Rental revenue is recognized on an accrual basis as it is earned over the lives of the respective tenant leases on a straight-line basis. Rental receivables are periodically evaluated for collectibility.

Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ materially from the estimates in the near term.

F-12

2.             Leases

The aggregate annual future minimum lease payments to be received under existing operating leases as of December 31, 2006, are as follows:

2007	$2,710,000
2008	2,560,000
2009	2,099,000
2010	1,667,000
2011	863,000
2012 and thereafter	504,000
$10,403,000

The Property is generally leased to tenants under lease terms that provide for the tenants to pay increases in operating expenses in excess of specified amounts.  The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

3.             Commitments and Contingencies

Litigation

The Company may be subject to legal claims in the ordinary course of business as a property owner. The Company believes that the ultimate settlement of any potential claims will not have a material impact on the Property’s results of operations.

Environmental Matters

In connection with the ownership and operation of real estate, the Company may be potentially liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that it believes will have a material adverse effect on the Property’s results of operations.

F-13

CORNERSTONE CORE PROPERTIES REIT, INC.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following Unaudited Pro Forma Condensed Consolidated Statements of Operations of Cornerstone Core Properties REIT, Inc (the “Company”) for the year ended December 31, 2006 and for the nine months ended September 30, 2007 have been prepared as if the acquisition of the Orlando Small Bay property had occurred as of the beginning of the periods presented.  The unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2007 has been prepared as if the acquisition of the Orlando Small Bay property had occurred on September 30, 2007.

Such Unaudited Pro Forma Financial Information is based in part upon (i) the Audited Financial Statements of the Company for the year ended December 31, 2006 as included in this registration statement; (ii) the Unaudited Financial Statements of the Company as of and for the nine months ended September 30, 2007 as included in this registration statement; and (iii) the Historical Statements of Revenues and Certain Expenses of the Orlando Small Bay property for the year ended December 31, 2006 and for the nine months ended September  30, 2007 (unaudited) filed herewith.

The Unaudited Pro Forma Financial Information is presented for information purposes only and is not necessarily indicative of the results of operations of the Company that would have occurred if the acquisition of the Orlando Small Bay property had been completed on the dates indicated, nor does it purport to be indicative of future results of operations. In the opinion of the Company’s management, all material adjustments necessary to reflect the effect of this transaction have been made.

F-14

CORNERSTONE CORE PROPERTIES REIT, INC.

UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of September 30, 2007

	September 30,	Orlando Small Bay	Proforma September 30,
	2007 (A)	Acquisition (B)	2007
ASSETS
Assets:
Cash and cash equivalents	$15,883,000	$(14,464,000)	$1,419,000
Investment in real estate
Land	23,491,000	6,350,000	29,841,000
Buildings and improvements, net	37,989,000	30,790,000	68,779,000
Identified intangible assets, net	1,799,000	947,000	2,746,000
	63,279,000	38,087,000	101,366,000
Deferred acquisition costs and deposits	10,748,000	(628,000)	10,120,000
Deferred financing costs, net	398,000	101,000	499,000
Tenants and other receivable	489,000	—	489,000
Other assets, net	311,000	38,000	349,000
Total assets	$91,108,000	$23,134,000	$114,242,000

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY

Liabilities:
Line of credit and notes payable	$33,790,000	$22,421,000	$56,211,000
Accounts payable and accrued liabilities	707,000	101,000	808,000
Payable to related parties	1,023,000	—	1,023,000
Real estate taxes payable	343,000	—	343,000
Tenant prepaids and security deposits	360,000	346,000	706,000
Intangible lease liability, net	317,000	266,000	583,000
Dividend payable	308,000	—	308,000
Total liabilities	36,848,000	23,134,000	59,982,000
Minority interest	316,000	—	316,000
Stockholders’ equity:
Common stock, $0.01 par value; 290,000,000 shares authorized; 8,695,016 shares issued and outstanding at September 30, 2007	9,000		9,000
Additional paid-in capital	56,772,000		56,772,000
Accumulated deficit	(2,837,000)	—	(2,837,000)
Total stockholders’ equity	53,944,000	—	53,944,000
Total liabilities, minority interest and stockholders’ equity	$91,108,000	$23,134,000	$114,242,000

(A)         Derived from the unaudited financial statements as of September 30, 2007.

(B)           Represents adjustment for the acquisition of Orlando Small Bay Property. Acquisition costs, including estimated closing costs, have been allocated to land ($6,350,000), buildings and improvements ($30,790,000), in-place leases ($614,000), above market rent ($333,000) and below market rent ($266,000).  The Company allocates the purchase price in accordance with Financial Accounting Standards Board Statement No. 141, Business Combinations (“FAS 141”). Under FAS 141, the acquisition cost is allocated to a property’s tangible (primarily land and building) and intangible (in-place leases and above or below market rent) assets at their estimated fair value.

F-15

CORNERSTONE CORE PROPERTIES REIT, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2006

	Historical (A)	Orlando Small Bay Acquisition (B)	Pro Forma
Revenues:
Rental revenues	$404,000	$2,886,000	$3,290,000
	404,000	2,886,000	3,290,000
Expenses:
Property operating and maintenance	102,000	901,000	1,003,000
General and administrative expenses	1,332,000	—	1,332,000
Depreciation and amortization	99,000	1,252,000	1,351,000
	1,533,000	2,153,000	3,686,000
Operating (loss) income	(1,129,000)	733,000	(396,000)

Interest income	203,000	—	203,000
Interest expense	(391,000)	(1,384,000)	(1,775,000)

Loss before minority interest	(1,317,000)	(651,000)	(1,968,000)
Minority interest	11,000	3,000	14,000
Net loss	$(1,306,000)	$(648,000)	$(1,954,000)

Loss per share - basic and diluted	$(1.58)	$(0.30)	$(0.65)

Weighted average number of common shares	827,147	2,186,709	3,013,856

(A)         Represents the historical results of operations of the Company for the year ended December 31, 2006.

(B)           Represents adjustment for the acquisition of the Orlando Small Bay property, based on historical operating results. Property taxes, included in property operating and maintenance expenses, are based on the purchase price of the property. Depreciation is based on an allocation of the acquisition cost to land ($6,350,000) and buildings and improvements ($30,790,000) with buildings depreciated on a straight-line method over a 39-year period and site improvements depreciated on a straight-line method over a 15-year period. The amortization of in-place leases is based on an allocation of $614,000 to in-place leases, and the amortization of above and below market rent is based on an allocations of $266,000 to below market rent and $333,000 to above market rent which are amortized through 2016.  The Company allocates the purchase price in accordance with Financial Accounting Standards Board Statement No. 141, Business Combinations (“FAS 141”). Under FAS 141, the purchase price is allocated to a property’s tangible (primarily land and building and improvements) and intangible assets at their estimated fair value. Interest expense is calculated based on the acquisition borrowing and historical LIBOR at the time of purchase. The adjustment to the weighted average number of common shares outstanding represents the purchase of the Orlando Small Bay property.

F-16

CORNERSTONE CORE PROPERTIES REIT, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2007

	Historical (A)	Orlando Small Bay Acquisition (B)	Pro Forma
Revenues:
Rental revenues	$3,682,000	$2,612,000	$6,294,000
	3,682,000	2,612,000	6,294,000
Expenses:
Property operating and maintenance	891,000	733,000	1,624,000
General and administrative expenses	1,265,000	—	1,265,000
Asset Management Fee	457,000	—	457,000
Depreciation and amortization	906,000	943,000	1,849,000
	3,519,000	1,676,000	5,195,000
Operating (loss) income	163,000	936,000	1,009,000

Interest income	508,000	—	508,000
Interest expense	(2,109,000)	(1,035,000)	(3,144,000)

Loss before minority interest	(1,438,000)	(99,000)	(1,537,000)
Minority interest	(1,000)	—	(1,000)
Net loss	$(1,437,000)	$(99,000)	$(1,536,000)

Loss per share - basic and diluted	$(0.24)	$(0.05)	$(0.19)

Weighted average number of common shares	5,932,556	2,186,709	8,119,265

(A)         Represents the historical results of operations of the Company for the nine months ended September 30, 2007.

(B)           Represents adjustment for the acquisition of the Orlando Small Bay property, based on historical operating results. Property taxes, included in property operating and maintenance expenses, are based on the purchase price of the property. Depreciation is based on an allocation of the acquisition cost to land ($6,350,000) and buildings and improvements ($30,790,000) with buildings depreciated on a straight-line method over a 39-year period and site improvements depreciated on a straight-line method over a 15-year period. The amortization of in-place leases is based on an allocation of $614,000 to in-place leases, and the amortization of above and below market rent is based on an allocations of $266,000 to below market rent and $333,000 to above market rent which are amortized through 2016.  The Company allocates the purchase price in accordance with Financial Accounting Standards Board Statement No. 141, Business Combinations (“FAS 141”). Under FAS 141, the purchase price is allocated to a property’s tangible (primarily land and building and improvements) and intangible assets at their estimated fair value. Interest expense is calculated based on the acquisition borrowing and historical LIBOR at the time of purchase. The adjustment to the weighted average number of common shares outstanding represents the purchase of the Orlando Small Bay property.

F-17

CORNERSTONE CORE PROPERTIES REIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	September 30, 2007	December 31, 2006
ASSETS
Cash and cash equivalents	$15,883,000	$11,041,000
Investments in real estate
Land	23,491,000	16,310,000
Buildings and improvements, net	37,989,000	18,416,000
Intangible lease assets, net	1,799,000	1,331,000
	63,279,000	36,057,000
Deferred acquisition costs and deposits	10,748,000	1,599,000
Deferred financing costs, net	398,000	697,000
Tenant and other receivables, net	489,000	206,000
Other assets, net	311,000	412,000
Total assets	$91,108,000	$50,012,000

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Liabilities
Notes payable	$33,790,000	$20,180,000
Accounts payable and accrued liabilities	707,000	505,000
Payable to related parties	1,023,000	1,955,000
Prepaid rent and security deposits	360,000	202,000
Property taxes payable	343,000	13,000
Intangible lease liability, net	317,000	111,000
Distribution payable	308,000	146,000
Total liabilities	36,848,000	23,112,000

Minority interests	316,000	181,000

Commitments and contingencies	—	—

Stockholders’ equity
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares were issued or outstanding at September 30, 2007 and December 31, 2006	—	—
Common stock, $0.001 par value; 290,000,000 shares authorized; 8,695,016 and 4,328,186 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	9,000	4,000
Additional paid-in capital	56,772,000	28,115,000
Accumulated deficit	(2,837,000)	(1,400,000)
Total stockholders’ equity	53,944,000	26,719,000
Total liabilities, minority interests and stockholders’ equity	$91,108,000	$50,012,000

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-18

CORNERSTONE CORE PROPERTIES REIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues
Rental revenues	$1,071,000	$91,000	$3,011,000	$107,000
Tenant reimbursements and other income	305,000	5,000	671,000	5,000
	1,376,000	96,000	3,682,000	112,000
Expenses
Property operating and maintenance	335,000	26,000	891,000	30,000
General and administrative	411,000	328,000	1,265,000	938,000
Asset management fees	158,000	13,000	457,000	15,000
Depreciation and amortization	329,000	24,000	906,000	28,000
	1,233,000	391,000	3,519,000	1,011,000
Operating income (loss)	143,000	(295,000)	163,000	(899,000)

Interest income	238,000	50,000	508,000	89,000
Interest expense	(711,000)	(119,000)	(2,109,000)	(122,000)
Loss before minority interests	(330,000)	(364,000)	(1,438,000)	(932,000)
Minority interests	—	(4,000)	(1,000)	(11,000)
Net loss	$(330,000)	$(360,000)	$(1,437,000)	$(921,000)

Loss per share — basic and diluted	$(0.04)	$(0.23)	$(0.24)	$(1.76)

Weighted average number of common shares	8,057,934	1,556,451	5,932,556	522,319

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-19

CORNERSTONE CORE PROPERTIES REIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

For the Nine Months Ended September 30, 2007

(Unaudited)

	Common Stock
	Number of Shares	Common Stock Par Value	Additional Paid- In Capital	Accumulated Deficit	Total
Balance — December 31, 2006	4,328,186	$4,000	$28,115,000	$(1,400,000)	$26,719,000
Issuance of common stock	4,381,830	5,000	34,991,000	—	34,996,000
Offering costs	—	—	(4,066,000)	—	(4,066,000)
Redeemed shares	(15,000)	—	(110,000)	—	(110,000)
Distributions declared	—	—	(2,158,000)	—	(2,158,000)
Net loss	—	—	—	(1,437,000)	(1,437,000)
Balance — September 30, 2007	8,695,016	$9,000	$56,772,000	$(2,837,000)	$53,944,000

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-20

CORNERSTONE CORE PROPERTIES REIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2007	2006
Cash flows from operating activities
Net loss	$(1,437,000)	$(921,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of deferred financing costs	361,000	119,000
Depreciation and amortization	906,000	29,000
Amortization of acquired above (below) market leases	89,000	(2,000)
Stockbased compensation expense	—	2,000
Minority interests	(1,000)	(11,000)
Change in operating assets and liabilities:
Tenant and other receivables	(307,000)	(12,000)
Other assets	(143,000)	82,000
Accounts payable, accrued liabilities and property tax payable	532,000	99,000
Payable to related parties	(517,000)	2,000
Prepaid rents and security deposits	13,000	—
Net cash used in operating activities	(504,000)	(613,000)

Cash flows from investing activities
Net cash used in real estate acquisitions	(26,424,000)	(4,576,000)
Deferred acquisition costs and deposits	(694,000)	(277,000)
Escrow deposits	(9,962,000)	(1,150,000)
Net cash used investing activities	(37,080,000)	(6,003,000)

Cash flows from financing activities
Issuance of common stock	33,872,000	16,926,000
Redeemed shares	(110,000)	—
Net proceeds from notes payable	13,740,000	—
Offering costs	(4,488,000)	(1,717,000)
Deferred financing costs	(63,000)	(707,000)
Minority interest contribution	145,000	—
Other receivable	211,000	—
Distributions paid to stockholders	(872,000)	(107,000)
Distributions paid to minority interests	(9,000)	—
Net cash provided by financing activities	42,426,000	14,395,000
Net increase in cash and cash equivalents	4,842,000	7,779,000
Cash and cash equivalents — beginning of period	11,041,000	117,000
Cash and cash equivalents — end of period	$15,883,000	$7,896,000

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,556,000	$—
Supplemental disclosure of non-cash financing and investing activities:
Distribution declared not paid	$308,000	$69,000
Deferred financing costs payable	$—	$219,000
Distribution reinvested	$1,123,000	$89,000
Payable to related party	$814,000	$2,056,000
Security deposits assumed upon acquisition of real estate	$145,000	$—

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-21

CORNERSTONE CORE PROPERTIES REIT, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2007

UNAUDITED

1.           Organization

Cornerstone Core Properties REIT, Inc., a Maryland corporation, was formed on October 22, 2004 under the General Corporation Law of Maryland for the purpose of engaging in the business of investing in and owning commercial real estate.  As used in this report, “we” “us” and “our” refer to Cornerstone Core Properties REIT, Inc. Subject to certain restrictions and limitations, our business is managed by an affiliate, Cornerstone Realty Advisors, LLC, a Delaware limited liability company that was formed on November 30, 2004 (the “advisor”), pursuant to an advisory agreement.

On November 9, 2004, Terry G. Roussel, an affiliate of the advisor, purchased 125 shares of common stock for $1,000 and became our initial stockholder.  Our articles of incorporation authorize 290,000,000 shares of common stock with a par value of $0.001 and 10,000,000 shares of preferred stock with a par value of $0.001.

Cornerstone Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”) was formed on November 30, 2004.  At September 30, 2007, we owned a 99.71% general partner interest in the Operating Partnership while the advisor owned a 0.29% limited partnership interest.  We anticipate that we will conduct all or a portion of our operations through the Operating Partnership. Our financial statements and the financial statements of the Operating Partnership are consolidated in the accompanying condensed consolidated financial statements.  All significant intercompany accounts and transactions have been eliminated in consolidation.

2.          Public Offering

On January 6, 2006, we commenced a public offering of a minimum of 125,000 shares and a maximum of 55,400,000 shares of our common stock, consisting of 44,400,000 shares for sale to the public (the “Primary Offering”) and 11,000,000 shares for sale pursuant to our distribution reinvestment plan (collectively, the “Offering”).  We retained Pacific Cornerstone Capital, Inc. (“PCC”), an affiliate of the advisor, to serve as the dealer manager for the Offering.  PCC is responsible for marketing our shares being offered pursuant to the Offering.  On February 28, 2006, offering proceeds exceeded the $1,000,000 offering minimum and proceeds were released to us from escrow.

We intend to invest the net proceeds from the Offering primarily in investment real estate including multi-tenant industrial real estate located in major metropolitan markets in the United States.  As of September 30, 2007, a total of approximately 8.5 million shares of our common stock had been sold for aggregate gross proceeds of approximately $68.2 million.

3.          Summary of Significant Accounting Policies

The summary of significant accounting policies presented below is designed to assist in understanding our consolidated financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America, or GAAP, in all material respects, and have been consistently applied in preparing the accompanying consolidated financial statements. Such financial statements and accompanying notes are the representations of our management, who is responsible for their integrity and objectivity.

Interim Financial Information

The accompanying interim condensed financial statements have been prepared by our management in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and in conjunction with the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures required for annual financial statements have been condensed or excluded pursuant to SEC rules and regulations. Accordingly, the interim condensed financial statements do not include all of the information and footnotes require by GAAP for complete financial statements. The accompanying financial information reflects all adjustments, which are, in the opinion of our management, of a normal recurring nature and necessary for a fair presentation of our financial position, results of operations and cash flows for the interim periods.  Interim results of operations are not necessarily indicative of the results to be expected for the full year. The accompanying condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements

F-22

and the notes thereto included in the 2006 Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Operating results for the three and nine months ended September 30, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007.

Cash and Cash Equivalents

We consider all short-term, highly liquid investments that are readily convertible to cash with a maturity of three months or less at the time of purchase to be cash equivalents.

Real Estate Purchase Price Allocation

We account for all acquisitions in accordance with Financial Accounting Standards Board’s (“FASB”) Statement of Financial Accounting Standard (“SFAS”) No. 141, “Business Combinations” (“FAS 141”).  The results of operations of acquired properties are included in our Consolidated Statements of Operation after the date of acquisition. Upon acquisition of a property, we allocate the purchase price of the property based upon the fair value of the assets acquired, which generally consist of land, buildings, tenant improvements, leasing commissions and intangible assets including in-place leases and above market and below market leases.  We allocate the purchase price to the fair value of the tangible assets of an acquired property by valuing the property as if it were vacant. The value of the building is depreciated over an estimated useful life of 39 years.

The purchase price is further allocated to in-place lease values based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with the respective tenant.  The value of in-place lease intangibles, which is included as a component of investments in real estate, is amortized to expense over the remaining lease term.

Acquired above and below market leases are valued based on the present value of the difference between prevailing market rates and the in-place rates over the remaining lease term. The value of acquired above and below market leases is amortized over the remaining non-cancelable terms of the respective leases as an adjustment to rental revenue on our condensed consolidated statements of operations. Should a tenant terminate its lease, the unamortized portion of the above or below market lease value will be charged to revenue. If a lease is terminated prior to its expiration, the unamortized portion of the tenant improvements, leasing commissions, intangible lease assets or liabilities and the in-place lease value will be immediately charged to expense.

The estimated useful lives for lease intangibles range from 1 month to 10 years.

Amortization associated with the lease intangible assets and liabilities for the three and nine months ended September 30, 2007 were $97,000 and $281,000 respectively. Amortization associated with the lease intangible assets and liabilities for three and nine months ended September 30, 2006 were $3,000 and $3,000 respectively.

Anticipated net amortization of in-place and net market lease intangibles from October 1, 2007 through December 31, 2007 and for each of the four following years after December 31, 2007 is as follows:

Lease Intangibles
October 1, 2007 to December 31, 2007	$96,000
2008	347,000
2009	332,000
2010	330,000
2011	290,000

As of September 30, 2007, cost and accumulated depreciation and amortization related to real estate assets and related lease intangibles were as follows:

	Buildings and Improvements	In-Place Lease Value	Acquired Above- Market Leases	Acquired Below-Market Leases
Cost	$38,764,000	$994,000	$1,198,000	$(408,000)
Accumulated depreciation and amortization	(775,000)	(205,000)	(188,000)	91,000
Net	$37,989,000	$789,000	$1,010,000	$(317,000)

F-23

As of December 31, 2006, cost and accumulated depreciation and amortization related to real estate assets and related lease intangibles were as follows:

	Buildings and Improvements	In-Place Lease	Acquired Above Market Leases	Acquired Below Market Leases
Cost	$18,492,000	$397,000	$971,000	$(121,000)
Accumulated depreciation and amortization	(76,000)	(20,000)	(17,000)	10,000
Net	$18,416,000	$377,000	$954,000	$(111,000)

Impairment of Real Estate Assets

Management continually monitors events and changes in circumstances that could indicate that the carrying amounts of our real estate assets, including those held through joint ventures may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of real estate assets may not be recoverable, we will assess the recoverability of the real estate assets by determining whether the carrying value of the real estate assets will be recovered through the undiscounted future operating cash flows expected from the use of the asset and its eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, we will adjust the real estate assets to the fair value and recognize an impairment loss.

Projections of expected future cash flows require us to estimate future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, discount rates, the number of months it takes to re-lease the property and the number of years the property is held for investment. The use of certain assumptions in the future cash flows analysis would result in an incorrect assessment of the property’s future cash flows and fair value and could result in the overstatement of the carrying value of our real estate assets and net income if those assumptions ultimately prove to be incorrect. As of September 30, 2007, we have not recorded any impairment losses.

Other Assets

As of December 31, 2006, other assets consisted primarily of amounts receivable from a lender in connection with the financing of three properties. As of September 30, 2007, other assets include net leasing commissions, prepaid insurance and interest receivable.

Deferred Financing Costs

Deferred financing costs consist of direct costs incurred in connection with a credit agreement. At September 30, 2007 and December 31, 2006, deferred financing costs amounted to approximately $997,000 and $934,000, respectively. Such costs are amortized over the term of the credit facility. For the three and nine months ended September 30, 2007, approximately $123,000 and $361,000 was amortized to interest expense respectively.

Consolidation Considerations for the Company’s Investments in Joint Ventures

The FASB issued Interpretation No. 46 (“FIN 46R”) (revised December 2003), “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51” (“ARB 51”), which addresses how a business enterprise should evaluate whether it has a controlling interest in an entity through means other than voting rights and accordingly should consolidate the entity.  Before concluding that it is appropriate to apply the ARB 51 voting interest consolidation model to an entity, an enterprise must first determine that the entity is not a variable interest entity (VIE).  We evaluate, as appropriate, our interests, if any, in joint ventures and other arrangements to determine if consolidation is appropriate. If consolidation is not appropriate, we will account for our interests using the equity method of accounting.

Revenue Recognition and Valuation of Receivables

Our revenues, which comprised largely of rental income, include rents reported on a straight-line basis over the initial term of the lease.  When our leases provide for free rent, lease incentives or other rental increases at specified intervals, we are required to straight-line the recognition of revenue, which results in the recording of a receivable for rent not yet due under the lease terms.

F-24

Depreciation of Real Property Assets

We are required to make subjective assessments as to the useful lives of our depreciable assets.  We consider the period of future benefit of the asset to determine the appropriate useful lives. Depreciation of our assets is expected to be charged to expense on a straight-line basis over the assigned useful lives.

Organizational and Offering Costs

The advisor funds organization and offering costs on our behalf. We are required to reimburse the advisor for such organization and offering costs up to 3.5% of the cumulative capital raised in the Primary Offering. Organization and offering costs include items such as legal and accounting fees, marketing, due diligence, promotional and printing costs and amounts to reimburse our advisor for all costs and expenses such as salaries and direct expenses of employees of our advisor and its affiliates in connection with registering and marketing our shares. All offering costs are recorded as an offset to additional paid-in capital, and all organization costs were recorded as an expense at the time we become liable for the payment of these amounts.

Minority Interests

Minority interests relate to the interest in the consolidated entities that are not wholly-owned by us.

Income Taxes

We have elected to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) beginning with our taxable year ending December 31, 2006.  To qualify as a REIT, we must continue to meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of the REIT’s ordinary taxable income to stockholders.  As a REIT, we generally are not subject to federal income tax on taxable income that we distribute to our stockholders.  If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service granted us relief under certain statutory provisions.  Such an event could materially adversely affect our net income and net cash available for distribution to stockholders.  However, we believe that we will be organized and operate in such a manner as to qualify for treatment as a REIT and intend to operate in the foreseeable future in such a manner so that we will remain qualified as a REIT for federal income tax purposes. In May 2007, we filed our 2006 tax return and qualified for REIT status.

Concentration of Credit Risk

Financial instruments that potentially subject us to a concentration of credit risk are primarily cash investments. Cash is generally invested in government backed securities and investment-grade short-term instruments and the amount of credit exposure to any one commercial issuer is limited. We have cash in financial institutions which is insured by the Federal Deposit Insurance Corporation, or FDIC, up to $100,000 per institution. At September 30, 2007, we had cash accounts in excess of FDIC insured limits.

As of September 30, 2007, we have two tenants each of whom accounted more than 10% of annualized rental revenue. One tenant accounted for 12.1% of annualized rental revenue while the other tenant accounted for 17.4% of annualized rental revenue.

As of September 30, 2007, we owned three properties in the State of California (Southern California), two properties in the State of Arizona (North Tempe) and one property in the State of Florida (Tampa Bay). Accordingly, there is a geographic concentration of risk subject to fluctuations in each State’s economy.

Fair Value of Financial Instruments

The SFAS No. 107, Disclosures About Fair Value of Financial Instruments, requires the disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. SFAS No.107 defines fair value as the quoted market prices for those instruments that are actively traded in financial markets. In cases where quoted market prices are not available, fair values are estimated using present value or other valuation techniques such as discounted cash flow analysis. The fair value estimates are made at the end of each year based on available market information and judgments about the financial instrument, such as estimates of timing and amount of expected future cash flows. Such estimates do not reflect any premium or discount that could result from offering for sale at one time our entire holdings of a particular financial instrument, nor do they consider that tax impact of the realization of unrealized gains or losses. In many cases, the

F-25

fair value estimates cannot be substantiated by comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the instrument.  Our condensed consolidated balance sheets include the following financial instruments: cash and cash equivalents, deferred acquisition costs and deposits, other assets, prepaid rent and security deposits, amounts payable to related parties, accounts payable and accrued liabilities, property taxes payable and notes payable. We consider the carrying values of cash and cash equivalents, deferred acquisition costs and deposits, other assets, payable to related parties, accounts payable and accrued liabilities, prepaid rent and security deposits, and notes payable to approximate fair value for these financial instruments because of the short period of time between origination of the instruments and their expected realization as well as the variable interest rate for notes payable.

Per Share Data

We report earnings per share pursuant to SFAS No. 128, Earnings Per Share. Basic earnings per share attributable for all periods presented are computed by dividing the net loss by the weighted average number of shares outstanding during the period. Diluted earnings per share are computed based on the weighted average number of shares and all potentially dilutive securities, if any.

Stock Based Compensation

We follow SFAS No. 123(R), Share-Based Payment, to account for our stock compensation pursuant to our 2006 Employee and Director Incentive Stock Plan. See Note 7, Stockholders’ Equity.

Use of Estimates

The preparation of our financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the reporting period. Actual results could materially differ from those estimates.

Segment Disclosure

We internally evaluate all of our properties as one industry segment and, accordingly, do not report segment information.

Recently Issued Accounting Pronouncements

In June 2007, the American Institute of Certified Public Accountants  (AICPA) issued Statement of Position (SOP) 07-1, Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting for Parent Companies and Equity Method Investors for Investments in Investment Companies. This SOP provides guidance for determining whether an entity is within the scope of the AICPA Audit and Accounting Guide Investment Companies (the Guide). Entities that are within the scope of the Guide are required, among other things, to carry their investments at fair value, with changes in fair value included in earnings. The effective date of this SOP has been deferred.

In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, (“FIN 48”), which clarifies the relevant criteria and approach for the recognition, derecognition, and measurement of uncertain tax positions. FIN 48 is effective for fiscal years beginning after December 15, 2006.  The adoption of this interpretation in the first quarter of 2007 did not have a material impact on our consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. In February 2007, the FASB issued SFAS No. 159, The Fair Value Options for Financial Assets and Financial Liabilities. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 157 and No. 159 are effective for financial statements issued for fiscal periods beginning after November 15, 2007 (our fiscal year beginning January 1, 2008), and interim periods within those fiscal years. Management is currently evaluating the impact of adopting SFAS No. 157 and SFAS No. 159 will have on the consolidated financial statements.

F-26

4.            Investments in Real Estate

On January 22, 2007, we purchased Mack Deer Valley, a multi-tenant industrial property located in Phoenix, Arizona, for approximately $23.2 million, including estimated closing costs The purchase price of the property was funded with net proceeds raised from our public offering and $16.4 million of borrowings under our credit agreement with HSH Nordbank AG, New York Branch.

On April 2, 2007, we acquired an existing multi-tenant industrial property known as Marathon Center located near Tampa Bay, Florida for a purchase price of $4.5 million.  We acquired the property in a joint venture with JBK Capital, LLC.  We are the managing partner of the venture and own a 97% interest in the venture.  The property was purchased with no debt financing.

5.            Payable to Related Parties

The payable to related parties at September 30, 2007 and December 31, 2006 consists of organizational and offering costs and acquisition fees and expense reimbursements payable to the advisor and broker dealer fees payable to PCC.

6.            Minority Interests

As of September 30, 2007, minority interests relate to the advisor’s equity interest of 0.29% in the earnings/losses of the Operating Partnership and JBK Capital, LLC’s equity interest of 3% in the earnings/losses of Marathon Center.

7.            Stockholders’ Equity

Common Stock

Our articles of incorporation authorize the issuance of 290 million shares of common stock with a par value of $0.001 and 10 million shares of preferred stock with a par value of $0.001.  As of September 30, 2007, we have issued approximately 8.7 million shares of common stock for a total gross value of approximately $69.5 million.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan (the “DRIP”) that allows our stockholders to have distributions and other distributions otherwise distributable to them invested in additional shares of our common stock.   We have registered 11 million shares of our common stock for sale pursuant to the distribution reinvestment plan.  The purchase price per share is 95% of the price paid by the purchaser for our common stock, but not less than $7.60 per share.  At September 30, 2007, approximately 177,000 shares had been issued under the distribution reinvestment plan. We may amend or terminate the distribution reinvestment plan for any reason at any time upon 10 days prior written notice to participants.

Stock Repurchase Program

We have adopted a share redemption program for investors who have held theirs shares for at lease one year, unless the shares are being redeemed in connection with a stockholder’s death. Under our current stock repurchase program, the repurchase price will vary depending on the purchase price paid by the stockholder and the number of years the shares were held. During our offering and each  of the first five years following the closing of our offering, we do not intend to redeem more than the lesser of (i) the number of shares that could be redeemed using the proceeds from our distribution reinvestment plan or (ii) 5% of the number of shares outstanding at the end of the prior calendar year. Beginning five years after termination of the Offering, the number of shares that we redeem under the stock repurchase program is not expected to exceed 10% of the number outstanding at the end of the prior year. Our board of directors may modify our stock repurchase program so that we can redeem stock using the proceeds from the sale of our real estate investments or other sources. At September 30, 2007, 15,000 shares had been redeemed under the stock repurchase program.

Employee and Director Incentive Stock Plan

We have adopted an Employee and Director Incentive Stock Plan (“the Plan”) which provides for the grant of awards to our directors and full-time employees, as well as other eligible participants that provide services to us. We have no employees, and we do not intend to grant awards under the Plan to persons who are not directors of ours. Awards granted under the Plan may consist of nonqualified stock options, incentive stock options, restricted stock, share appreciation rights, and distribution equivalent rights. The term of the Plan is 10 years. The total number of shares of common stock reserved for issuance under the Plan is equal to 10% of our outstanding shares of stock at any time.

F-27

Effective January 1, 2006, we adopted the provisions of Statement of Financial Accounting Standards No. 123R (“SFAS 123R”), “Share-Based Payment,” which requires the measurement and recognition of compensation expense for all share-based payment awards to employees and directors based on estimated fair values. On May 10, 2006 and August 8, 2007, we granted our nonemployee directors nonqualified stock options to purchase an aggregate of 40,000 and 20,000 shares of common stock, respectively, at an exercise price of $8.00 per share. Outstanding stock options became immediately exercisable in full on the grant date, expire in ten years after the grant date, and have no intrinsic value as of September 30, 2007. For the three and nine months ended September 30, 2007, we did not incur any non-cash compensation expenses. For the three and nine months ended September 30, 2006, we incurred $2,000 of non-cash compensation expenses.

We record compensation expense for nonemployee stock options based on the estimated fair value of the options on the date of grant using the Black-Scholes option-pricing model. These assumptions include the risk-free interest rate, the expected life of the options, the expected stock price volatility over the expected life of the options, and the expected distribution yield. Compensation expense for employee stock options is recognized ratably over the vesting term. The assumptions used to estimate the fair value of options granted during the year ended December 31, 2006 using the Black-Scholes option-pricing model were 5% distribution yield, a 4.99% risk-free interest rate based on the 10-year U.S. Treasury Bond, an expected life of 5 years, and a volatility rate of 1.02%. The assumptions used to estimate the fair value of options granted during the nine months ended September 30, 2007 using the Black-Scholes option-pricing model were 5.5% distribution yield, a 4.86% risk-free interest rate based on the 10-year U.S. Treasury Bond, an expected life of 5 years and a volatility rate of 1.02%. No stock options were exercised or canceled during the nine months September 30, 2007.

The expected life of the options is based on evaluations of expected future exercise behavior. The risk free interest rate is based on the U.S. Treasury yield curve at the date of grant with maturity dates approximately equal to the expected term of the options at the date of the grant. Volatility is based on historical volatility of our stock. The valuation model applied in this calculation utilizes highly subjective assumptions that could potentially change over time, including the expected stock price volatility and the expected life of an option. Therefore, the estimated fair value of an option does not necessarily represent the value that will ultimately be realized by a nonemployee director.

8.            Related Party Transactions

We have no employees. Our advisor is primarily responsible for managing our business affairs and carrying out the directives of our board of directors. We have an advisory agreement with the advisor and a dealer manager agreement with PCC which entitle the advisor and PCC to specified fees upon the provision of certain services with regard to the Offering and investment of funds in real estate projects, among other services, as well as reimbursement for organizational and offering costs incurred by the advisor and PCC on our behalf and reimbursement of certain costs and expenses incurred by the advisor in providing services to us.

Advisory Agreement

Under the terms of the advisory agreement, our advisor will use commercially reasonable efforts to present to us investment opportunities to provide a continuing and suitable investment program consistent with the investment policies and objectives adopted by our board of directors. The advisory agreement calls for our advisor to provide for our day-to-day management and to retain property managers and leasing agents, subject to the authority of our board of directors, and to perform other duties.

The fees and expense reimbursements payable to our advisor under the advisory agreement are described below.

Organizational and Offering Costs. Organizational and offering costs of the Offering are being paid by the advisor on our behalf and will be reimbursed to the advisor from the proceeds of the Offering.  Organizational and offering costs consist of all expenses (other than sales commissions and the dealer manager fee) to be paid by us in connection with the Offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and other accountable offering expenses, including, but not limited to, (i) amounts to reimburse our advisor for all marketing related costs and expenses such as salaries and direct expenses of employees of the advisor and its affiliates in connection with registering and marketing our shares (ii) technology costs associated with the offering of our shares; (iii) our costs of conducting our training and education meetings; (iv) our costs of attending retail seminars conducted by participating broker-dealers; and (v) payment or reimbursement of bona fide due diligence expenses.  In no event will we have any obligation to reimburse the advisor for organizational and offering costs totaling in excess of 3.5% of the gross proceeds from the Primary Offering. As of September 30, 2007 and December 31, 2006, the advisor and its affiliates had incurred on our behalf offering costs of approximately $3.2 million and $2.5 million respectively, which we have recorded as an offset to additional paid in capital. For the three and nine months ended September 30, 2007 and 2006, we did not expense any organization costs.

F-28

Acquisition Fees and Expenses. The advisory agreement requires us to pay the advisor acquisition fees in an amount equal to 2% of the gross proceeds of the Primary Offering.  We will pay the acquisition fees upon receipt of the gross proceeds from the Offering.  However, if the advisory agreement is terminated or not renewed, the advisor must return acquisition fees not yet allocated to one of our investments.  In addition, we are required to reimburse the advisor for direct costs the advisor incurs and amounts the advisor pays to third parties in connection with the selection and acquisition of a property, whether or not ultimately acquired.  As of September 30, 2007 and December 31, 2006, the advisor earned approximately $1.4 million and $0.7 million respectively, of acquisition fees, which have been or are to be capitalized as part of the cost of real estate investment.

Management Fees. The advisory agreement requires us to pay the advisor a monthly asset management fee of one-twelfth of 1.0% of the sum of the aggregate basis book carrying values of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, calculated in accordance with generally accepted accounting principals in the United States of America (GAAP).  In addition, we will reimburse the advisor for the direct costs and expenses incurred by the advisor in providing asset management services to us.  These fees and expenses are in addition to management fees that we expect to pay to third party property managers.  For the three and nine months ended September 30, 2007, the advisor earned approximately $158,000 and $457,000 respectively of asset management fees, which were expensed. For three and nine months ended September 30, 2006, $13,000 of asset management fees were expensed.

Operating Expenses. The advisory agreement provides for reimbursement of our advisor’s direct and indirect costs of providing administrative and management services to us. For three and nine months ended September 30, 2007, approximately $90,000 and $443,000 of such costs respectively, were reimbursed. For three and nine months ended September 30, 2006 approximately $175,000 and $371,000 of such costs respectively, were reimbursed. The advisor must pay or reimburse us the amount by which our aggregate annual operating expenses exceed the greater of 2% of our average invested assets or 25% of our net income unless a majority of our independent directors determine that such excess expenses were justified based on unusual and non-recurring factors.

Disposition Fee. The advisory agreement provides that if the advisor or its affiliate provides a substantial amount of the services (as determined by a majority of our directors, including a majority of our independent directors) in connection with the sale of one or more properties, we will pay the advisor or such affiliate shall receive at closing a disposition fee up to 3% of the sales price of such property or properties.  This disposition fee may be paid in addition to real estate commissions paid to non-affiliates, provided that the total real estate commissions (including such disposition fee) paid to all persons by us for each property shall not exceed an amount equal to the lesser of (i) 6% of the aggregate contract sales price of each property or (ii) the competitive real estate commission for each property.  We will pay the disposition fees for a property at the time the property is sold.

Subordinated Participation Provisions. The advisor is entitled to receive a subordinated participation upon the sale of our properties, listing of our common stock or termination of the advisor, as follows:

•      After stockholders have received cumulative distributions equal to $8 per share (less any returns of capital) plus cumulative, non-compounded annual returns on net invested capital, the advisor will be paid a subordinated participation in net sale proceeds ranging from a low of 5% of net sales provided investors have earned annualized returns of 6% to a high of 15% of net sales proceeds if investors have earned annualized returns of 10% or more.

•      Upon termination of the advisory agreement, the advisor will receive the subordinated performance fee due upon termination. This fee ranges from a low of 5% of the amount by which the sum of the appraised value of our assets minus our liabilities on the date the advisory agreement is terminated plus total distributions (other than stock distributions) paid prior to termination of the advisory agreement exceeds the amount of invested capital plus annualized returns of 6%, to a high of 15% of the amount by which the sum of the appraised value of our assets minus its liabilities plus all prior distributions (other than stock distributions) exceeds the amount of invested capital plus annualized returns of 10% or more.

•      In the event we list our stock for trading, the advisor will receive a subordinated incentive listing fee instead of a subordinated participation in net sales proceeds. This fee ranges from a low of 5% of the amount by which the market value of our common stock plus all prior distributions (other than stock distributions) exceeds the amount of invested capital plus annualized returns of 6%, to a high of 15% of the amount by which the sum of the market value of our stock plus all prior distributions (other than stock distributions) exceeds the amount of invested capital plus annualized returns of 10% or more.

F-29

Dealer Manager Agreement

PCC, as dealer manager, is entitled to receive a sales commission of up to 7% of gross proceeds from sales in the Primary Offering.  PCC, as Dealer Manager, is also entitled to receive a dealer manager fee equal to up to 3% of gross proceeds from sales in the Primary Offering.  The Dealer Manager is also entitled to receive a reimbursement of bona fide due diligence expenses up to 0.5% of the gross proceeds from sales in the Primary Offering.  The advisory agreement requires the advisor to reimburse us to the extent that offering expenses including sales commissions, dealer manager fees and organization and offering expenses (but excluding acquisition fees and acquisition expenses discussed above) to the extent are in excess of 13.5% of gross proceeds from the Offering. As of September 30, 2007 and December 31, 2006, we had incurred approximately $6.7 million and $3.4 million respectively, to PCC for dealer manager fees and sales commissions, respectively. Much of this amount was reallowed by PCC to third party broker dealers. Dealer manager fees and sales commissions paid to PCC are a cost of capital raised and, as such, are included as a reduction of additional paid in capital in the accompanying condensed consolidated balance sheets.

9.           Credit Facility

On June 30, 2006, we entered into a Credit Agreement with HSH Nordbank AG, New York Branch, for a temporary credit facility that we will use during the Offering period to facilitate our acquisitions of properties in anticipation of the receipt of Offering proceeds. As of September 30, 2007 and December 31, 2006, we had borrowed $33.8 million and $20.2 million respectively, under the credit agreement.

The Credit Agreement permits us to borrow up to $50 million secured by real property at a borrowing rate based on LIBOR plus a margin ranging from 1.15% to 1.35% and requires payment of a usage premium of up to 0.15% and an annual administrative fee. We may use the entire credit facility to acquire real estate investments and we may use up to 10% of the credit facility for working capital. We are entitled to prepay the borrowings under the credit facility at any time without penalty. The principal balance is due on June 30, 2008. The repayment of obligations under the Credit Agreement may be accelerated in the event of a default, as defined in the Credit Agreement. The facility contains various covenants including financial covenants with respect to consolidated interest and fixed charge coverage and secured debt to secured asset value.  As of September 30, 2007, we are in compliance with all these covenants.

During the three and nine months ended September 30, 2007, we incurred and paid approximately $0.7 million and $2.1 million of interest expense related to the Credit Agreement.

Consistent with our borrowing policies, during our Primary Offering, we will borrow periodically to acquire properties and for working capital.  We will determine whether to use the proceeds of our Offering to repay amounts borrowed under the Credit Agreement depending on a number of factors, including the investments that are available to us for purchase at the time and the cost of the credit facility.  Following the closing of our Primary Offering, we will endeavor to repay all amounts owing under the Credit Agreement or that are secured by our properties and which have not previously been paid.  To the extent sufficient proceeds from our Offering are unavailable to repay the indebtedness secured by properties within a reasonable time following the closing of our Primary Offering as determined by our board of directors, we may sell properties or raise equity capital to repay the secured debt, so that we will own our properties with no permanent acquisition financing.

10.          Commitments and Contingencies

Commitments

On March 16, 2007, we entered into a definitive agreement to purchase a newly constructed multi-tenant industrial property known Classic Business Park from CP215 Business Park, LLC, a non-related party, for a purchase price of $9.8 million.  As of May 1, 2007, our right to terminate the agreement without penalty expired and our initial deposits of $500,000 became non-refundable. The property will consist of approximately 79,042 square feet of leasable space in two single-story buildings located on approximately 4.9 acres of land in Perris, California.  The property is currently under development and expected to be completed and ready for occupancy in the first quarter of 2008, at which time the purchase is expected to close.

                On May 2, 2007, we entered into a different definitive agreement to purchase newly constructed industrial show room building and three free-standing industrial buildings in Classic Pacific Business Park from CP215 Business Park, LLC, a non-related party, for a purchase price of $10.2 million.  As of May 18, 2007, our right to terminate the Agreement without penalty expired and our deposits of $250,000 became non-refundable.  The property is currently under development and expected to be completed and ready for occupancy by the second quarter of 2008, at which time the purchase is expected to close.

F-30

Environment Matters

We follow the policy of monitoring our properties for the presence of hazardous or toxic substances. While there can be no assurance that a material environment liability does not exist, we are not currently aware of any environmental liability with respect to the properties that would have a material effect on our financial condition, results of operations and cash flows. Further, we are not aware of any environmental liability or any unasserted claim or assessment with respect to an environmental liability that we believe would require additional disclosure or the recording of a loss contingency.

Other

Our Advisor has informed us that the Financial Industry Regulatory Authority (“FINRA”, formerly, NASD) is conducting a non-public investigation of Pacific Cornerstone Capital, Inc. (“PCC”), our affiliated dealer manager, that is, we understand, focused on the private placements conducted by PCC during the period from January 1, 2004 through October 31, 2007. The investigation is in the preliminary stage. FINRA’s correspondence requesting document production states, “This inquiry should not be construed as an indication that the Enforcement Department or its staff has determined that any violations of federal securities laws or NASD, NYSE or MSRB rules have occurred.”  We have been advised that PCC is responding to FINRA’s request for information and intends to continue to cooperate in the investigation. Although we cannot, at this time, assess either the duration or the likely outcome or consequences of this investigation, FINRA has the authority to impose sanctions on PCC that could adversely affect its effectiveness and ability to raise funds in this offering.

Other commitments and contingencies include the usual obligations of real estate owners and operators in the normal course of business. In the opinion of management, these matters are not expected to have a material impact on our consolidated financial position and results of operations.

11.          Subsequent Events

Status of our Offering

As of November 2, 2007, we had received and accepted subscriptions in our Offering for 8,997,069 shares of our common stock, or approximately $71.9 million, excluding shares issued under the DRIP.

On October 2, 2007, we purchased an existing multi-tenant industrial property known as Pinnacle Park Business Center located in Phoenix, Arizona, for a purchase price of approximately $20.1 million, including closing costs (which are not fully determinable at this time). The purchase price of the Property was funded with net proceeds raised from our public offering and $11.0 million of borrowings under our credit facility.

F-31

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered. All amounts are estimated except the SEC registration fee and the NASD filing fee.

Item	Amount
SEC registration fee	$51,648
NASD filing fee	30,500
Legal fees and expenses	1,025,000
Blue sky fees and expenses	150,000
Accounting fees and expenses	200,000
Sales and advertising expenses	1,800,000
Printing	1,000,000
Postage and delivery of materials	500,000
Expense reimbursement for education and training meetings	45,000
Advisor employee costs	1,900,000
Retail seminars—sponsor	300,000
IT systems and equipment	250,000
Due diligence	328,000
Order processing and escrow	120,000
Miscellaneous expenses	570,852
Total	$8,271,000

Item 32.  Sales to Special Parties

Not applicable.

Item 33.  Recent Sales of Unregistered Securities

Not applicable.

Item 34.  Indemnification of Directors and Officers

Subject to the significant conditions set forth below, the Company’s charter provides that the Company shall indemnify a director, officer or the advisor or any of its affiliates (each an “Indemnitee”) against any and all losses or liabilities reasonably incurred by such Indemnitee (other than when sued by or in right of the Company) in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity unless:

•	such Indemnitee’s act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	such Indemnitee actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, such Indemnitee had reasonable cause to believe that the act or omission was unlawful.

In addition, under the Company’s charter, the Company shall not exonerate from liability or indemnify an Indemnitee for any liability or loss suffered by an Indemnitee, unless all of the following conditions are met: (i) an Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the Indemnitee was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of (A) negligence or misconduct by the Indemnitee, excluding an Independent Director; or (B) gross negligence or willful misconduct by an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from its stockholders. Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

The charter provides that the advancement of Company funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnitee undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such Indemnitee is found not to be entitled to indemnification.

It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

The Company also has purchased and maintains insurance on behalf of all of its Directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Item 35. Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36. Exhibits and Financial Statement Schedules

(a)                                  The following financial statements are filed as part of the registration statement

Unaudited Interim Financial Statements
Condensed Consolidated Balance Sheets at March 31, 2007 and December 31, 2006 (unaudited)	F-3
Condensed Consolidated Statements of Operations for the Three Months ended March 31, 2007 and March 31, 2006 (unaudited)	F-4
Condensed Consolidated Statement of Stockholders’ Equity for the Three Months ended March 31, 2007 (unaudited)	F-5
Condensed Consolidated Statements of Cash Flows for the Three Months ended March 31, 2007 and March 31, 2006 (unaudited)	F-6
Notes to Condensed Consolidated Financial Statements (unaudited)	F-7

Audited Annual Financial Statements
Report of Independent Registered Public Accounting Firm	F-18
Consolidated Balance Sheets at December 31, 2006 and 2005	F-19
Consolidated Statements of Operations for the year ended December 31, 2006 and 2005 and for the period from October 22, 2004 (date of inception) through December 31, 2004	F-20
Consolidated Statement of Stockholder’s Equity for the year ended December 31, 2006 and 2005 and for the period from October 22, 2004 (date of inception) through December 31, 2004	F-21
Consolidated Statement of Cash Flows for the year ended December 31, 2006 and 2005 and for the period from October 22, 2004 (date of inception) through December 31, 2004	F-22
Notes to Consolidated Financial Statements	F-23
Schedule III	F-36

Financial Statements Relating to Acquired Properties and Pro Forma Financial Information

Financial Statements of Marathon Center
Report of Independent Registered Public Accounting Firm	F-37
Statements of Revenues and Certain Expenses for the Year Ended December 31, 2006 and for the Period from January 1, 2007 to March 31, 2007 (Unaudited)	F-38
Notes to Statements of Revenues and Certain Expenses	F-39

Pro Forma Financial Information of Cornerstone Core Properties REIT, Inc. (Marathon Center)
Summary of Unaudited Pro Forma Financial Information	F-41
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2007	F-42
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2006	F-43
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Three Months Ended March 31, 2007	F-44

Financial Statements of Mack Deer Valley
Report of Independent Registered Public Accounting Firm	F-45
Statements of Revenues and Certain Expenses for the Year Ended December 31, 2006 and for the Period from January 1, 2006 to September 30, 2006 (Unaudited)	F-46
Notes to Statements of Revenues and Certain Expenses	F-47

Pro Forma Financial Information of Cornerstone Core Properties REIT, Inc. (Mack Deer Valley)
Summary of Unaudited Pro Forma Financial Information	F-49
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2006	F-50
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2006	F-51

Financial Statements of 20100 Western Avenue
Report of Independent Registered Public Accounting Firm	F-52
Statements of Revenues and Certain Expenses for the Year Ended December 31, 2005 and for the Period from January 1, 2006 to September 30, 2006 (Unaudited)	F-53
Notes to Statements of Revenues and Certain Expenses	F-54

Pro Forma Financial Information of Cornerstone Core Properties REIT, Inc. (20100 Western Avenue)
Summary of Unaudited Pro Forma Financial Information	F-56
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2006	F-57
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2005	F-58

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2006	F-59

Unaudited Summarized Tenant Financial Data for 15172 Goldenwest Circle	F-60

Financial Statements of Shoemaker Industrial Buildings
Report of Independent Registered Public Accounting Firm	F-61
Statements of Revenues and Certain Expenses for the Year Ended December 31, 2005 and for the period from January 1, 2006 to June 28, 2006 (Date of Acquisition) (Unaudited)	F-62
Notes to Statements of Revenues and Certain Expenses	F-63

Pro Forma Financial Information of Cornerstone Properties REIT, Inc. (Shoemaker Industrial Buildings)
Summary of Unaudited Pro Forma Financial Information	F-65
Unaudited Pro Forma Condensed Statement of Operations for the Year Ended December 31, 2005	F-66
Unaudited Pro Forma Condensed Statement of Operations for the Six Months Ended June 30, 2006	F-67

Financial Statements of 2111 South Industrial Park
Report of Independent Registered Public Accounting Firm	F-68
Statements of Revenue and Certain Expenses for the Year Ended December 31, 2005 and the Three Months Ended March 31, 2006 (unaudited)	F-69
Notes to Statements of Revenues and Certain Expenses	F-70

Pro Forma Financial Information of Cornerstone Properties REIT, Inc. (2111 South Industrial Park)
Summary of Unaudited Pro Forma Financial Information	F-72
Unaudited Pro Forma Condensed Statement of Operations for the Year Ended December 31, 2005	F-73
Unaudited Pro Forma Condensed Statement of Operations for the Six Months Ended June 30, 2006	F-74

Prior Performance Tables	P-1

Schedule II—Valuation and Qualifying Accounts has been omitted because of the absence of the conditions under which it is required or because the information required by such omitted schedule is set forth in the financial statements or the notes thereto.

(b)           The following exhibits are filed as part of this registration statement:

Ex.	Description
1.1

Amended and Restated Dealer Manager Agreement (incorporated by reference to Exhibit 1.1 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 (No. 333-121238) filed on December 23, 2005 (“Post-Effective Amendment No. 1”)

1.2	Form of Participating Broker Agreement (incorporated by reference to Exhibit 1.2 to Post-Effective Amendment No. 1)Form
3.1	Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (No. 333-121238) filed on May 25, 2005)
3.2	Amendment and Restatement of Articles of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed on March 24, 2006)
3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 to Post-Effective Amendment No. 1)
4.1

Subscription Agreement (incorporated by reference to Appendix A to the prospectus included on Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 (No. 333-121238) filed on February 28, 2007)

4.2

Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates) (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-11 (No. 333-121238) filed on December 14, 2004)

4.3	Distribution Reinvestment Plan (incorporated by reference to Appendix B to the prospectus included on Post-Effective Amendment No. 1)
4.4

Escrow Agreement between registrant and U.S. Bank, N.A. (incorporated by reference to Exhibit 4.4 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (No. 333-121238) filed on May 25, 2005)Form

5.1	Opinion of Venable LLP re legality (incorporated by reference to Exhibit 5.1 to Post-Effective Amendment No. 1)
8.1	Opinion of Preston Gates & Ellis LLP re tax matters (incorporated by reference to Exhibit 8.1 to Post-Effective Amendment No. 1)

10.1	Amended and Restated Advisory Agreement (incorporated by reference to Exhibit 10.1 to Post-Effective Amendment No. 1)
10.2

Agreement of Limited Partnership of Cornerstone Operating Partnership, L.P. (incorporated by reference to Exhibit 10.2 to Pre-Effective Amendment No. 4 to the Registration Statement on Form S-11 (No. 333-121238) filed on August 30, 2005)

10.3

Form of Employee and Director Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (No. 333-121238) filed on May 25, 2005)Form

10.4

Purchase and Sale Agreement, dated April 28, 2006, by and between Cornerstone Operating Partnership, L.P. and Mack Deer Valley Phase II, LLC (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on May 18, 2006).

10.5

Purchase and Sale Agreement, dated April 6, 2006, as amended as of May 23, 2006, by and between Cornerstone Operating Partnership, L.P., Squamar Limited Partnership and IPM, Inc. (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on May 26, 2006).

10.6

Purchase and Sale Agreement, dated June 16, 2006, by and between Cornerstone Operating Partnership, L.P. and First Industrial Harrisburg, LP (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on June 29, 2006).

10.7

Amendment to Agreement of Purchase and Sale, dated June 19, 2006, by and between Cornerstone Operating Partnership, L.P. and First Industrial Harrisburg, LP (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed on June 29, 2006).

10.8

Credit Agreement, dated as of June 30, 2006, among Cornerstone Operating Partnership, L.P., Cornerstone Core Properties REIT, Inc., Cornerstone Realty Advisors, LLC, and HSH Nordbank AG, New York Branch (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on July 7, 2006).

10.9

Purchase and Sale Agreement by and between Cornerstone Operating Partnership, L.P. and See Myin & Ock Ja Kymm Family Trust dated August 17, 2006 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on October 13, 2006).

10.10

Amendment to Agreement of Purchase and Sale by and between Cornerstone Operating Partnership, L.P. and Myin & Ock Ja Kymm Family Trust, dated September 18, 2006 (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed on October 13, 2006).

10.11

Purchase and Sale Agreement by and between the registrant and WESCO Harbor Gateway, L.P. dated November 1, 2006 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on November 21, 2006).

10.12	15172 Goldenwest Circle Lease (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on December 1, 2006).
10.13

Purchase and Sale Agreement, as amended, by and between Cornerstone Operating Partnership, L.P. and CP 215 Business Park, LLC dated March 16, 2007 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 4, 2007).

10.14

Purchase and Sale Agreement (Building M-1) by and between Cornerstone Operating Partnership, L.P. and CP 215 Business Park, LLC, a California limited Liability company, dated May 2, 2007 (incorporated by reference to the Registrant’s Current Report of Form 8-K filed on May 23, 2007).

10.15

Purchase and Sale Agreement (Buildings W-4, W-5 and W-6) by and between Cornerstone Operating Partnership, L.P. and CP 215 Business Park, LLC, a California limited Liability company, dated May 2, 2007 (incorporated by reference to the Registrant’s Current Report of Form 8-K filed on May 23, 2007).

10.16

Purchase and Sale Agreement, as amended, by and between Cornerstone Operating Partnership, L.P. and LaPour Deer Valley North, LLC, an Arizona limited liability company dated August 10, 2007 (incorporated by reference to Exhibit 99.1 to the Registrants Current Report on Form 8-K filed on September 14, 2007)

10.17

Agreement of Purchase and Sale between Cornerstone Operating Partnership and Small Bay Partners, LLC dated September 14, 2007 (incorporated by reference to Exhibit 99.1 to the Registrants Current Report on Form 8-K filed on November 21, 2007)

10.18

Second Amendment to Agreement of Purchase and Sale between Cornerstone Operating Partnership and Small Bay Partners, LLC dated October 24, 2007 (incorporated by reference to Exhibit 99.2 to the Registrants Current Report on Form 8-K filed on November 21, 2007)

23.1	Consent of Preston Gates & Ellis LLP (incorporated by reference to Exhibit 23.1 to Post-Effective Amendment No. 1)
23.2	Consent of Venable LLP (included in Exhibit 5.1)
23.3*	Consent of Deloitte & Touche LLP
24.1	Power of Attorney (included in signature page to Pre-Effective Amendment No. 4 to the Registration Statement on Form S-11 (No. 333-121238) filed on August 30, 2005)

*       Filed herewith

Item 37.  Undertakings

(a)           The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b)           The Registrant undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c)           The Registrant undertakes that, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d)           For the purpose of determining liability of the Registrant under the Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by an undersigned Registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(e)           The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f)            The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders; each sticker supplement should disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition; the post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(g)           The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h)           The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(i)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j)            The Registrant undertakes to provide to the dealer manager at the closings specified in the dealer manager agreement the following: (i) if the securities are certificated, certificates in such denominations and registered in such names as required by the dealer manager to permit prompt delivery to each purchaser or (ii) if the securities are not certificated, a written statement of the information required on certificates which is required to be delivered to stockholders to permit prompt delivery to each purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this post-effective amendment no. 8 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on December 21, 2007.

CORNERSTONE CORE PROPERTIES REIT, INC.

By	/s/ TERRY G. ROUSSEL
Terry G. Roussel
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on December 21, 2007:

	Name	Title

	/s/ TERRY G. ROUSSEL	Chief Executive Officer and Director
	Terry G. Roussel	(Principal Executive Officer)

	/s/ SHARON C. KAISER	Chief Financial Officer (Principal
	Sharon C. Kaiser	Financial and Accounting Officer)

	*	Director
Paul Danchik

	*	Director
Joseph H. Holland

	*	Director
Daniel L. Johnson

	*	Director
Lee Powell Stedman

*By	/s/ TERRY G. ROUSSEL
Terry G. Roussel
Attorney-in-Fact